                                               Filed Pursuant to Rule 424(b)(3)
                                               Registration File No.: 333-118765

[redherring]
The information in this prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. The securities offered hereby may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdictions where the offer or sale is not permitted.
[end redherring]

                  SUBJECT TO COMPLETION, DATED JANUARY 17, 2005

PROSPECTUS SUPPLEMENT
DATED [              , 20    ] (TO PROSPECTUS DATED JANUARY 17, 2005)

              US$[ ] CLASS A-1 MORTGAGE BACKED FLOATING RATE NOTES
             (EURO)[ ] CLASS A-3 MORTGAGE BACKED FLOATING RATE NOTES

                         MEDALLION TRUST SERIES 2005-1G

                            [MEDALLION LOGO OMITTED]

        SECURITISATION ADVISORY SERVICES PTY LIMITED (ABN 88 064 133 946)
                                     Manager

               COMMONWEALTH BANK OF AUSTRALIA (ABN 48 123 123 124)
                          As a Seller and the Servicer

                    HOMEPATH PTY LIMITED (ABN 35 081 986 530)
                                   As a Seller

             PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007)
        in its capacity as trustee of the Medallion Trust Series 2005-1G
                                 Issuer Trustee

                            ------------------------

         The Class A-1 notes and the Class A-3 notes offered by this prospectus supplement will be collateralized by a pool of housing loans secured by properties located in Australia. The Medallion Trust Series 2005-1G will be governed by the laws of New South Wales, Australia.

         The Class A-1 notes and the Class A-3 notes offered by this prospectus supplement are not deposits and neither the notes nor the underlying housing loans are insured or guaranteed by any governmental agency or instrumentality.
The Class A-1 notes and the Class A-3 notes offered by this prospectus supplement represent obligations of the issuer trustee in its capacity as trustee of the Medallion Trust Series 2005-1G only and do not represent obligations of or interests in, and are not guaranteed by, Securitisation
Advisory Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty
Limited, Perpetual Trustee Company Limited or the underwriters.

         Application will be made to the Irish Stock Exchange for the Class A-1 notes and the Class A-3 notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offered notes on the closing date is not conditioned on the listing of such Offered notes on the Irish Stock Exchange.

         INVESTING IN THE CLASS A-1 NOTES AND THE CLASS A-3 NOTES INVOLVES
RISKS. SEE "RISK FACTORS" ON PAGE S-30.

                                                                                          UNDERWRITING
                            INITIAL                INITIAL                               DISCOUNTS AND           PROCEEDS
                       PRINCIPAL BALANCE        INTEREST RATE     PRICE TO PUBLIC         COMMISSION        TO ISSUER TRUSTEE
                       -----------------        -------------     ---------------         ----------        -----------------

Class A-1 Notes...........    US$[        ]     LIBOR + [   ]%       $[      ]          US$[        ]           US$[        ]
Class A-3 Notes...........(euro)$[        ]     EURIBOR + [   ]%     $[      ]      (euro)$[        ]       (euro)$[        ]

            This prospectus supplement and the related prospectus may be used by
Commonwealth Bank, an affiliate of the manager, in connection with the offers and sales related to secondary market transactions in the Class A-1 notes and the Class A-3 notes. Commonwealth Bank may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING
PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    JOINT LEAD MANAGERS AND JOINT BOOKRUNNERS

     CREDIT SUISSE FIRST BOSTON                      DEUTSCHE BANK SECURITIES
                               JOINT LEAD MANAGERS
BARCLAYS CAPITAL                                  COMMONWEALTH BANK OF AUSTRALIA

                                                                                   PAGE

Important Notice About Information Presented in this Prospectus

    Selected Housing Loan Pool Data as of the Commencement of

    Determination of Available Income Amount on or prior to each
    Monthly Distribution Date ..................................................   S-25
    Distribution of Available Income Amount on a Monthly Distribution Date
    (which is not also a Quarterly Distribution Date) ..........................   S-26
    Determination of Available Principal Amount prior to each Monthly
    Distribution Date or Quarterly Distribution Date ...........................   S-28
    Distribution of Available Principal Amount on a Monthly Distribution Date

    Distribution of the Available Income Amount on a Monthly Distribution
    Date (which is not also a Quarterly Distribution Date) .....................   S-51
    Distribution of the Available Income Amount on a Quarterly Distribution Date   S-53

                                       S-2

                                       S-3

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

            For the purposes of this prospectus supplement and the accompanying prospectus, the Class A-1 notes and the Class A-3 notes are being offered by this prospectus supplement and the accompanying prospectus while the Class A-2 notes, the Class B notes and the redraw notes (if any) are not being so offered by this prospectus supplement or the accompanying prospectus.

            The Class A-1 notes and the Class A-3 notes are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to this series of Class A-1 notes and Class A-3 notes and (2) this prospectus supplement, which describes the specific terms of this series of Class A-1 notes and Class A-3 notes and may be different from the information in the accompanying prospectus.

            IF THE DESCRIPTION OF THE TERMS OF THE CLASS A-1 NOTES AND THE CLASS
A-3 NOTES VARIES BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING
PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

            Neither this prospectus supplement nor the accompanying prospectus contains all of the information included in the registration statement. The registration statement also includes copies of the various contracts and documents referred to in this prospectus supplement and the accompanying prospectus. You may obtain copies of these documents for review. See "Available
Information" in the accompanying prospectus.

            If you require additional information, the mailing address of the
Manager's office in the United States is Securitisation Advisory Services Pty
Limited, C/- Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New
York 10022, Attention: Executive Vice President Head of North America.

            Definitions of capitalized terms used in this prospectus supplement and the accompanying prospectus are under the caption "Glossary" in this prospectus supplement and in the accompanying prospectus.

                                      S-4

             DISCLAIMERS WITH RESPECT TO SALES TO NON-U.S. INVESTORS

            This section applies only to the offering of the Offered notes in countries other than the United States of America. In this section of this prospectus supplement entitled "Disclaimers with Respect to Sales to Non-U.S.
Investors", references to Perpetual Trustee Company Limited are to that company in its capacity as trustee of the Medallion Trust Series 2005-1G, and not its personal capacity. Securitisation Advisory Services Pty Limited is responsible and liable for this prospectus supplement and accompanying prospectus in the
United States of America.

            Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offered notes in any country or jurisdiction. The Offered notes may be offered non-publicly in other jurisdictions. The Offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus, nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter has agreed to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Offered notes or possesses or distributes this prospectus supplement and accompanying prospectus or any other offering material. The distribution of this prospectus supplement and accompanying prospectus and the offer or sale of the Offered notes may be restricted in some jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and accompanying prospectus and the offer and sale of the Offered notes in Australia, the United Kingdom, Spain,
Italy and in the United States of America. You should inform yourself about and observe any of these restrictions. For a description of further restrictions on offers and sales of the Offered notes, see "Plan of Distribution--Underwriting"
in this prospectus supplement.

            This prospectus supplement and accompanying prospectus do not and are not intended to constitute an offer to sell or a solicitation of any offer to buy any of the Offered notes by or on behalf of Perpetual Trustee Company
Limited or Securitisation Advisory Services Pty Limited in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction.

            Securitisation Advisory Services Pty Limited accepts responsibility for the information contained in this prospectus supplement and in the accompanying prospectus other than the information for which Commonwealth Bank of Australia, Perpetual Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs. To the best of the knowledge and belief of Securitisation Advisory Services Pty Limited, which has taken all reasonable care to ensure that such is the case, the information contained in this prospectus supplement and accompanying prospectus, other than the information for which Commonwealth Bank of Australia, Perpetual
Trustee Company Limited and The Bank of New York take responsibility for as described in the following three paragraphs, is in accordance with the facts and does not omit anything likely to affect the import of that information.

            Commonwealth Bank of Australia, for itself and on behalf of Homepath
Pty Limited, accepts responsibility for the information contained in "The Issuer
Trustee, Commonwealth Bank of Australia and the Manager--Commonwealth Bank of
Australia" and "--The Manager", "Description of the Assets of a Trust--The
Housing Loans", "Commonwealth Bank Residential

                                      S-5

Loan Program" and "The Servicer" in the accompanying prospectus and "Summary of the Notes" and "The Housing Loan Pool--Selected Housing Loan Pool Data as of the
Commencement of Business on [January 13, 2005]", "The Sellers", "Description of
the Pool of Housing Loans--Homepath Residential Loan Program", "--Features of
the Housing Loans", "--Homepath Housing Loan Product Types", "--Homepath Housing
Loan Features", "--Commonwealth Bank Residential Loan Program", "--Details of
the Housing Loan Pool" and "Appendix A", in this prospectus supplement. To the best of the knowledge and belief of Commonwealth Bank of Australia, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

            Perpetual Trustee Company Limited accepts responsibility for the information contained in "The Issuer Trustee, Commonwealth Bank of Australia and
the Manager--The Issuer Trustee" in the accompanying prospectus and "Description of the Trustees and the Manager--The Issuer Trustee" and "Description of the
Trustees and the Manager--The Security Trustee" in this prospectus supplement.
To the best of the knowledge and belief of Perpetual Trustee Company Limited, which has taken all reasonable care to ensure that such is the case, the information contained in that section is in accordance with the facts and does not omit anything likely to affect the import of that information.

            The Bank of New York accepts responsibility for the information contained in "Description of the Offered Notes--The Note Trustee--Appointment of
Note Trustee" in the accompanying prospectus and "Description of the Offered
Notes--Form of the Offered Notes--US Dollar Note Registrar and Euro Note
Registrar" and "Description of the Trustees and the Manager--The Note
Trustee--General" in this prospectus supplement. To the best of the knowledge and belief of The Bank of New York, which has taken all reasonable care to ensure that such is the case, the information contained in those sections is in accordance with the facts and does not omit anything likely to affect the import of that information.

            Except with respect to the information for which it accepts responsibility in the preceding four paragraphs, none of Securitisation Advisory
Services Pty Limited, Commonwealth Bank of Australia, Homepath Pty Limited,
Perpetual Trustee Company Limited, P.T. Limited or The Bank of New York accepts any responsibility for any information contained in this prospectus supplement and accompanying prospectus and has not separately verified the information contained in this prospectus supplement and accompanying prospectus and makes no representation, warranty or undertaking, express or implied, as to the accuracy or completeness of any information contained in this prospectus supplement and accompanying prospectus or any other information supplied in connection with the
Offered notes.

            Commonwealth Bank of Australia, Homepath Pty Limited, Perpetual
Trustee Company Limited, Securitisation Advisory Services Pty Limited, P.T.
Limited, The Bank of New York and the underwriters do not recommend that any person should purchase any of the Offered notes and do not, except as described in the preceding five paragraphs, accept any responsibility or make any representation as to the tax consequences of investing in the Offered notes.

                                      S-6

            Each person receiving this prospectus supplement and accompanying prospectus:

            o    acknowledges that he or she has not relied on the entities listed in the preceding paragraph nor on any person affiliated with any of them in connection with his or her investigation of the accuracy of the information in this prospectus supplement and accompanying prospectus or his or her investment decisions;

            o    acknowledges that this prospectus supplement and accompanying prospectus and any other information supplied in connection with the Offered notes is not intended to provide the basis of any credit or other evaluation;

            o    acknowledges that the underwriters have expressly not
                 undertaken to review the financial condition or affairs of the trust or any party named in this prospectus supplement and accompanying prospectus during the life of the Offered notes;

            o    should make their own independent investigation of the trust and the Offered notes; and

            o    should seek their own tax, accounting and legal advice as to the consequences of investing in any of the Offered notes.

            No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement and accompanying prospectus in connection with the issue or sale of the Offered notes. If such information or representation is given or received, it must not be relied upon as having been authorized by Perpetual Trustee Company Limited,
Securitisation Advisory Services Pty Limited or any of the underwriters.

            Neither the delivery of this prospectus supplement and accompanying prospectus nor any sale made in connection with this prospectus supplement and accompanying prospectus shall, under any circumstances, create any implication that:

            o    there has been no material change in the affairs of the trust or any party named in this prospectus supplement and
                 accompanying prospectus since the date of this prospectus
                 supplement and accompanying prospectus; or

            o    any other information supplied in connection with the Offered notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

            Perpetual Trustee Company Limited's liability to make payments of interest and principal on the Offered notes is limited to the assets of the trust available to be applied towards those payments in accordance with the transaction documents. All claims against Perpetual Trustee Company Limited in relation to the Offered notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

            Application will be made on the Irish Stock Exchange for the Offered notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of
Offered notes on the closing date is not conditioned on the listing of such
Offered notes on the Irish Stock Exchange. So long as the Offered notes are

                                      S-7

listed on the Irish Stock Exchange, listed Offered notes will be freely transferable and negotiable in accordance with the rules of the Irish Stock
Exchange.

            THIS DOCUMENT MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER
THAN TO PERSONS HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO
INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19, OR
PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49, OF THE FINANCIAL
SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2001, AS AMENDED, OR
TO ANY OTHER PERSON TO WHOM THIS DOCUMENT MAY OTHERWISE LAWFULLY BE COMMUNICATED
OR CAUSED TO BE COMMUNICATED NOR MAY ANY NOTES BE OFFERED OR SOLD IN THE UNITED
KINGDOM EXCEPT TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING,
HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE
PURPOSES OF THEIR BUSINESS OR WHO IT IS REASONABLE TO EXPECT WILL ACQUIRE, HOLD,
MANAGE OR DISPOSE OF INVESTMENTS, AS PRINCIPAL OR AGENT, FOR THE PURPOSES OF
THEIR BUSINESS OR OTHERWISE IN CIRCUMSTANCES THAT DO NOT RESULT IN AN OFFER TO
THE PUBLIC WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS
1995, AS AMENDED. THIS DOCUMENT IS NOT AVAILABLE TO OTHER CATEGORIES OF PERSONS
IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE THE CATEGORIES STATED ABOVE IS
ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS DOCUMENT. THE
TRANSMISSION OF THIS DOCUMENT TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE
CATEGORIES STATED ABOVE IS UNAUTHORIZED AND MAY CONTRAVENE THE FINANCIAL
SERVICES AND MARKETS ACT 2000.

                                      S-8

                             AUSTRALIAN DISCLAIMERS

o           The Class A-1 notes and the Class A-3 notes do not represent deposits or other liabilities of Commonwealth Bank of Australia,
            Homepath Pty Limited or the respective associates of Commonwealth
            Bank of Australia or Homepath Pty Limited and are subject to investment risk, including possible delays in repayment and loss of income and principal invested.

o           None of Commonwealth Bank of Australia or Homepath Pty Limited, any
            associate of Commonwealth Bank of Australia or Homepath Pty Limited,
            Perpetual Trustee Company Limited, P.T. Limited, AIB/BNY Fund
            Management (Ireland) Limited, The Bank of New York or any
            underwriter in any way stands behind the capital value or the performance of the Class A-1 notes and the Class A-3 notes or the assets of the trust except to the limited extent provided in the transaction documents for the trust.

o           None of Commonwealth Bank of Australia, Homepath Pty Limited,
            Perpetual Trustee Company Limited, Securitisation Advisory Services
            Pty Limited, P.T. Limited, AIB/BNY Fund Management (Ireland)
            Limited, The Bank of New York or any of the underwriters guarantees the payment of interest or the repayment of principal due on the
            Class A-1 notes and the Class A-3 notes.

o           None of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust, or Securitisation Advisory
            Services Pty Limited, as manager, is guaranteed in any way by
            Commonwealth Bank of Australia or Homepath Pty Limited or any
            associate of Commonwealth Bank of Australia or Homepath Pty Limited
            or by Perpetual Trustee Company Limited or any associate of
            Perpetual Trustee Company Limited.

                                      S-9

                                     SUMMARY

            This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement.

SUMMARY OF THE PARTIES TO THE TRANSACTION

TRUST: ............................. Medallion Trust Series 2005-1G

ISSUER TRUSTEE:..................... Perpetual Trustee Company Limited (ABN 42
                                     000 001 007), in its capacity as trustee of
                                     the trust

MANAGER:............................ Securitisation Advisory Services Pty
                                     Limited (ABN 88 064 133 946), Level 7, 48
                                     Martin Place, Sydney, NSW 2000
                                     Telephone no.: (612) 9378 2323

NOTE TRUSTEE:....................... The Bank of New York

SECURITY TRUSTEE:................... P.T. Limited (ABN 67 004 454 666)

SELLERS:............................ Commonwealth Bank of Australia

                                     (ABN 48 123 123 124)

                                     Homepath Pty Limited

                                     (ABN 35 081 986 530)

SERVICER: .......................... Commonwealth Bank of Australia

PRINCIPAL PAYING AGENT: ............ The Bank of New York

AGENT BANK: ........................ The Bank of New York

US DOLLAR NOTE REGISTRAR: .......... The Bank of New York

EURO NOTE REGISTRAR: ............... The Bank of New York, London Branch

IRISH LISTING AGENT:................ The Bank of New York

IRISH PAYING AGENT:................. AIB/BNY Fund Management (Ireland) Limited

INCOME UNITHOLDER: ................. Commonwealth Bank of Australia

CLASS A CAPITAL UNITHOLDER: ........ CU Securitisation Services Pty Limited

CLASS B CAPITAL UNITHOLDER: ........ Commonwealth Bank of Australia

                                      S-10

UNDERWRITERS: ...................... Credit Suisse First Boston LLC
                                     Deutsche Bank Securities Inc.
                                     Barclays Capital Inc.
                                     Barclays Bank PLC
                                     Commonwealth Bank of Australia

LIQUIDITY FACILITY PROVIDER:........ Commonwealth Bank of Australia

STANDBY REDRAW FACILITY

PROVIDER:........................... Commonwealth Bank of Australia

MORTGAGE INSURERS:.................. GE Mortgage Insurance Company Pty Ltd
                                     (ABN 60 106 974 305)
                                     PMI Mortgage Insurance Ltd
                                     (ABN 70 000 511 071)

FIXED RATE SWAP PROVIDER:........... Commonwealth Bank of Australia

BASIS SWAP PROVIDER:................ Commonwealth Bank of Australia

CURRENCY SWAP PROVIDER:............. Commonwealth Bank of Australia

RATING AGENCIES:.................... Moody's Investors Service, Inc.
                                     Standard & Poor's (Australia) Pty Ltd

                                      S-11

                               STRUCTURAL DIAGRAM

                            -----------------     --------------------
                                 SELLER                 SELLER
                              Homepath Pty           Commonwealth
                                Limited            Bank of Australia
-----------------------     -----------------     --------------------
       MANAGER                                  |
Securitisation Advisory      Payments from the  | Equitable assignment
 Services Pty Limited          housing loans    |   of housing loans
-----------------------                         |
                                                |
                                                V
-----------------------         ---------------------------------
       SERVICER
  Commonwealth Bank of                    ISSUER TRUSTEE
      Australia                 Perpetual Trustee Company Limited                           ----------------------
-----------------------                                            Floating charge over        SECURITY TRUSTEE
                                                                  ------------------------>       P.T.Limited
                                ---------------------------------  the assets of the trust  ----------------------
-----------------------           Medallion Trust Series 2005-1G
    STANDBY REDRAW              ---------------------------------                           ----------------------
   FACILITY PROVIDER                                                   Payments from
     Commonwealth                                                        mortgage                  MORTGAGE
  Bank of Australia                                                -----------------------         INSURERS
-----------------------         ---------------------------------   insurance policies
                                         A$ Payments on the                                 GE Mortgage Insurance
                                      Class A-1 notes and the    \                              Company Pty Ltd
-----------------------                   Class A-3 notes         \
  LIQUIDITY FACILITY                            |             \    \                        PMI Mortgage Insurance
       PROVIDER                                 |              \    \                                Ltd
     Commonwealth                               |               \    \
  Bank of Australia                             |                \    \
-----------------------                         |                 \    \
                                                |                  \    \
                                                V                   \    \                  ----------------------
-----------------------  --------------- --------------------       A$ Payments on the
   FIXED RATE SWAP         BASIS SWAP     CURRENCY SWAP              Class A-2 notes        ----------------------
       PROVIDER             PROVIDER        PROVIDER              and the Class B notes             INCOME
     Commonwealth         Commonwealth                                 |    \  \                  UNITHOLDER
  Bank of Australia     Bank of Australia                              |     \  \            Commonwealth Bank of
----------------------- -----------------  Commonwealth Bank of        |      \  \                Australia
                                               Australia               |       \  - - - -
                                                                       |        \           ----------------------
                                                                       |         \
                                         ---------------------         |          \         ----------------------
                                         ---------------------         |           \            CLASS B CAPITAL
                                           PRINCIPAL PAYING            |            \             UNITHOLDER
                                                 AGENT                 |             \- -    Commonwealth Bank of
                                         The Bank of New York          |             |\           Australia
                                                                       |             | \    ----------------------
                                         ---------------------         |             |  \
                                                  |                    |             |   \  ----------------------
                                                  |                    |             |          CLASS A CAPITAL
                                                  V                    |             |            UNITHOLDER
                                        -----------------------        |             |        CU Securitisation
                                            CLEARING SYSTEMS           |             |       Services Pty Limited
                                         The Depository Trust          |             |      ----------------------
                                          Company/Euroclear/   \       |             |
                                        Clearstream, Luxembourg \      \             |      ----------------------
                                        -----------------------  \      \            |            AUSTRALIAN
                                                  |               \      \           |              DOLLAR
                                                  |                \      \          |           NOTEHOLDERS
                                                  V                 \      \         |----  Class A-2 noteholders
                                        -----------------------      \      \                Class B noteholders
                                                OFFERED               \      \              ----------------------
                                              NOTEHOLDERS              \      \
                                         Class A-1 noteholders          \      \            ----------------------
                                         Class A-3 noteholders           \      ------------     OFFERED NOTES
                                        -----------------------           \                    Class A-1 notes
                                                                           -----------------   Class A-3 notes
                                                                                            ----------------------
                                                                                                       |
                                                                                            ----------------------    --------------
                                                                                                 OFFERED NOTE           EURO NOTE
                                                                                                   TRUSTEE              REGISTRAR
                                                                                                                  ---- The Bank of
                                                                                             The Bank of New York       New York,
                                                                                            ----------------------    London Branch
                                                                                                       |              --------------
                                                                                            ----------------------
                                                                                                  US DOLLAR
                                                                                                NOTE REGISTRAR
                                                                                             The Bank of New York
                                                                                            ----------------------

                                      S-12

                              SUMMARY OF THE NOTES

            In addition to the Offered notes, the issuer trustee will also issue
Class A-2 notes and Class B notes collateralized by the same pool of housing loans. The issuer trustee may in certain circumstances after the closing date also issue redraw bonds collateralized by the same pool of housing loans. The
Class A-2 notes, the Class B notes and the redraw bonds, if any, have not been, and will not be, registered in the United States. Application will be made on the Irish Stock Exchange for the Class A-2 notes and the Offered notes (in respect to the Offered notes, see "Listing on the Irish Stock Exchange") to be admitted to the Daily Official List. The Class B notes and the redraw bonds, if any, have not been, and will not be, admitted to listing or to trading on the
Irish Stock Exchange. The Class A-2 notes, the Class B notes and the redraw bonds, if any, are not being offered by this prospectus supplement or the accompanying prospectus.

            Unless otherwise specified, the term "Offered notes" will mean the
Class A-1 notes and Class A-3 notes. The term "Non-offered notes" will mean the
Class A-2 notes and the Class B notes and any redraw bonds issued after the closing date. The term "notes" will mean both the Offered notes and the
Non-offered notes.

--------------------------------------------------------------------------------------------------------------

                                                                     CLASS A-1               CLASS A-2
--------------------------------------------------------------------------------------------------------------
  Initial Principal Balance................................     US$[     ]             A$[     ]
--------------------------------------------------------------------------------------------------------------
  % of Total...............................................     [     ]%               [     ]%
--------------------------------------------------------------------------------------------------------------
  Anticipated Ratings:
  Moody's Investors Service Inc............................     Aaa                    Aaa
  Standard & Poor's (Australia) Pty. Ltd...................     AAA                    AAA
--------------------------------------------------------------------------------------------------------------
                                                                                       One-month Australian
                                                                Three-month LIBOR      Bank Bill Rate plus
  Interest rate up to but excluding the Step-Up Date.......     plus [   ]%            [   ]%
--------------------------------------------------------------------------------------------------------------
  Interest rate on or after the Step-Up Date; provided
  that if the issuer trustee (i) proposes to redeem the
  notes and redraw bonds for an amount equal to the
  outstanding  principal balance of the notes and redraw
  bonds as reduced by losses, plus accrued interest on the
  outstanding principal balance of the notes and the
  redraw bonds, and (ii) fails to obtain the approval of
  noteholders and redraw bondholders owning at least 75%
  of the aggregate outstanding principal balance of notes
  and redraw bonds  owned by the noteholders and redraw
  bondholders present at a meeting of voting secured
  creditors, then the interest rate with respect to each
  subsequent Monthly Distribution Date or Quarterly                                    One-month Australian
  Distribution Date (as appropriate) will be the rate           Three-month LIBOR      Bank Bill Rate plus
  specified in the line above..............................     plus [   ]%            [   ]%
--------------------------------------------------------------------------------------------------------------

  Interest Accrual Method..................................     actual/360             actual/365 (fixed)
--------------------------------------------------------------------------------------------------------------
                                                                [10th] day of each calendar month commencing
  Monthly Distribution Dates...............................     on [March 10,] 2005 or, if such day is not a
                                                                Business Day, the next Business Day.
--------------------------------------------------------------------------------------------------------------
                                                                [10th] day of each [February, May, August and
                                                                November] commencing on [May 10,] 2005 (or if
  Quarterly Distribution Dates.............................     such day is not a Business Day, then the next
                                                                Business Day).
--------------------------------------------------------------------------------------------------------------
                                                                On each Quarterly         On each
  Interest payable.........................................     Distribution Date         Monthly
                                                                                       Distribution
                                                                                           Date
--------------------------------------------------------------------------------------------------------------
                                                                DTC/Euroclear/          Offered in
  Clearance/Settlement.....................................     Clearstream           Australia only
                                                                  Luxembourg
--------------------------------------------------------------------------------------------------------------
  Cut-Off Date.............................................     Commencement of business [January 25], 2005
--------------------------------------------------------------------------------------------------------------
  Closing Date.............................................         On or about [February 1], 2005
--------------------------------------------------------------------------------------------------------------
                                                                The relevant Monthly Distribution Date and
  Final Maturity Date......................................     Quarterly Distribution Date falling in [May,
                                                                2036]
--------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------

                                                                     CLASS A-3                CLASS B
---------------------------------------------------------------------------------------------------------------

  Initial Principal Balance................................     (euro)[     ]               A$[     ]
---------------------------------------------------------------------------------------------------------------
  % of Total...............................................     [     ]%               [     ]%
---------------------------------------------------------------------------------------------------------------
  Anticipated Ratings:
  Moody's Investors Service Inc............................     Aaa                    Not rated
  Standard & Poor's (Australia) Pty. Ltd...................     AAA                    AA
---------------------------------------------------------------------------------------------------------------
                                                                                       Three-month
                                                                Three-month EURIBOR    Australian Bank Bill
  Interest rate up to but excluding the Step-Up Date.......     plus [   ]%            Rate plus [   ]%
---------------------------------------------------------------------------------------------------------------
  Interest rate on or after the Step-Up Date; provided
  that if the issuer trustee (i) proposes to redeem the
  notes and redraw bonds for an amount equal to the
  outstanding  principal balance of the notes and redraw
  bonds as reduced by losses, plus accrued interest on the
  outstanding principal balance of the notes and the
  redraw bonds, and (ii) fails to obtain the approval of
  noteholders and redraw bondholders owning at least 75%
  of the aggregate outstanding principal balance of notes
  and redraw bonds  owned by the noteholders and redraw
  bondholders present at a meeting of voting secured
  creditors, then the interest rate with respect to each
  subsequent Monthly Distribution Date or Quarterly
  Distribution Date (as appropriate) will be the rate           Three-month EURIBOR
  specified in the line above..............................     plus [   ]%            As above
---------------------------------------------------------------------------------------------------------------
                                                                actual/360             actual/365 (fixed)
  Interest Accrual Method..................................
---------------------------------------------------------------------------------------------------------------
                                                                [10th] day of each calendar month commencing
  Monthly Distribution Dates...............................     on [March 10,] 2005 or, if such day is not a
                                                                Business Day, the next Business Day.
---------------------------------------------------------------------------------------------------------------
                                                                [10th] day of each [February, May, August and
                                                                November] commencing on [May 10,] 2005 (or if
  Quarterly Distribution Dates.............................     such day is not a Business Day, then the next
                                                                Business Day).
---------------------------------------------------------------------------------------------------------------
                                                                On each Quarterly          On each Quarterly
  Interest payable.........................................     Distribution Date          Distribution Date

---------------------------------------------------------------------------------------------------------------
                                                                Euroclear/Clearstream      Offered in Australia
  Clearance/Settlement.....................................          Luxembourg                    only

---------------------------------------------------------------------------------------------------------------
  Cut-Off Date.............................................       Commencement of business [January 25], 2005
---------------------------------------------------------------------------------------------------------------
  Closing Date.............................................              On or about [February 1], 2005
---------------------------------------------------------------------------------------------------------------
  Final Maturity Date......................................     The relevant Monthly Distribution Date and
                                                                Quarterly Distribution Date falling in [May,
                                                                2036]
---------------------------------------------------------------------------------------------------------------

                                      S-13

STRUCTURAL OVERVIEW

MEDALLION SECURITIZATION PROGRAM

            Commonwealth Bank of Australia established the Medallion Program pursuant to a master trust deed dated October 8, 1997 between Securitisation
Advisory Services Pty. Limited as manager and Perpetual Trustee Company Limited as issuer trustee, as amended from time to time. The master trust deed provides the general terms and structure for securitization under the program. For a description of the Medallion Program, see "Description of the Trusts" in the
accompanying prospectus.

            Under the Medallion Program, approximately A$15.1 billion (or equivalent) of mortgage-backed securities have been issued into the Australian domestic market and global market through 2 Australian domestic securitization transactions and 6 global securitization transactions. The aggregate outstanding principal amount of housing loans under management in the Medallion Program is currently approximately A$6.4 billion.

MEDALLION TRUST SERIES 2005-1G

            To establish the Medallion Trust Series 2005-1G, the issuer trustee, the manager and Commonwealth Bank of Australia as the servicer and seller, and
Homepath Pty Limited as a seller will execute a series supplement and the manager will settle A$100 on the issuer trustee.

            Except for the transactions described in this prospectus supplement relating to the issuance of the notes, as at the date of this prospectus supplement, the Medallion Trust Series 2005-1G has not engaged in any other business and no financial statements relating to the Medallion Trust Series
2005-1G have been prepared. The Medallion Trust Series 2005-1G is governed by the laws of the State of New South Wales, Australia. The series supplement sets out the specific details of the Medallion Trust Series 2005-1G, which may vary from the terms set forth in the master trust deed. Each securitization under the
Medallion Program is a separate transaction with a separate trust. The assets of the Medallion Trust Series 2005-1G will not be available to pay the obligations of any other trust, and the assets of other trusts will not be available to pay the obligations of the Medallion Trust Series 2005-1G. See "Description of the
Trusts" in the accompanying prospectus.

            The Medallion Trust Series 2005-1G involves the securitization of housing loans originated by Commonwealth Bank of Australia and Homepath Pty
Limited and secured by mortgages on residential property located in Australia.
Each of Commonwealth Bank of Australia and Homepath Pty Limited will equitably assign the housing loans to the trust, which will in turn issue the Offered notes, along with the Class A-2 notes and the Class B notes, to fund the acquisition of the housing loans.

            Perpetual Trustee Company Limited, as issuer trustee, will grant a floating charge over all of the assets of the trust under the security trust deed in favor of P.T. Limited, as security trustee, to secure the trust's payment obligations on the notes and any redraw bonds and to its other creditors. The floating charge is a first ranking charge over the assets of the trust subject only to a prior interest in favor of the issuer trustee to secure payment of certain expenses of the trust. A floating charge is a security interest on a class of assets, but does not attach to specific assets unless or until it crystallizes, which means it becomes a fixed charge. The charge will crystallize if an event of default occurs under the security trust deed (but in some cases will crystallize only over the assets affected by the event of default). While the charge is a floating charge, the

                                      S-14

issuer trustee may deal with the assets of the trust in accordance with the transaction documents and, if it acts contrary to its duties, may be able to deal with the assets of the trust in such a way as to prejudice the security trustee's interest in the assets in breach of the transaction documents. Once the floating charge crystallizes, the issuer trustee will no longer be able to dispose of or create interests in the assets of the trust except in accordance with the transaction documents. For a description of floating charges and crystallization see "Description of the Transaction Documents--The Security
Trust Deed--Nature of the Charge" in the accompanying prospectus.

            Payments of interest and principal on the notes and any redraw bonds will come only from the housing loans and other assets of the trust. The assets of the parties to the transaction are not available to meet the payments of interest and principal on the notes and any redraw bonds. If there are losses on the housing loans, the trust may not have sufficient assets to repay the notes and any redraw bonds.

CREDIT ENHANCEMENTS

            Payments of interest and principal on the notes and any redraw bonds will be supported by the following forms of credit enhancement:

SUBORDINATION AND ALLOCATION OF LOSSES

            The Class B notes will always be subordinated to the Class A notes in their right to receive interest payments.

            Prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be subordinated to the Class A notes in their right to receive principal payments only in the circumstances and to the extent described in "Description of the Offered
Notes--Allocation of Principal to the Notes" in this prospectus supplement.
Following the occurrence of an event of default and enforcement of the charge under the security trust deed, the Class B notes will be fully subordinated to the Class A notes in their right to receive principal payments.

            The Class B notes will bear all losses on the housing loans before the Class A notes as described in "Description of the Offered Notes--Principal
Charge-Offs" in this prospectus supplement. Any losses allocated to the Class A notes will be allocated rateably between the Class A-1 notes, the Class A-2 notes and the Class A-3 notes as described in "Description of the Offered
Notes--Principal Charge-Offs--Application of Principal Charge-Offs" in this prospectus supplement. The support provided by the Class B notes is intended to enhance the likelihood that the Class A notes will receive expected payments of interest and principal. The following chart describes the initial support provided by the Class B notes:

                                 CREDIT                INITIAL SUPPORT
        CLASS                    SUPPORT                 PERCENTAGE
        -----                    -------                 ----------
          A                   Class B notes                 1.3%

            The initial support percentage in the preceding table is the initial balance of the Class B notes, as a percentage of the aggregate invested amount of the notes to be issued on the closing date.

            In certain circumstances, the issuer trustee may issue redraw bonds as described in "Description of the Offered Notes--Redraws and Further
Advances--Issue of Redraw Bonds" in this prospectus supplement. If issued, redraw bonds will, prior to the occurrence of an event of default and enforcement of the charge under the security trust deed, rank equally with the
Class A notes in their right to receive interest payments and will rank in priority to the Class A notes in their right to receive

                                      S-15

principal payments. Any losses allocated to the Class A notes and the redraw bonds will be allocated rateably between the Class A notes and the redraw bonds.
Following the occurrence of an event of default and enforcement of the charge under the security trust deed, redraw bonds will rank equally with the Class A notes in their right to receive both interest and principal payments.

MORTGAGE INSURANCE POLICIES

            A master mortgage insurance policy issued by GE Mortgage Insurance
Company Pty Ltd will provide full coverage for all principal due on certain of the housing loans which are generally those which had a loan to value ratio greater than 80% at the time of origination.

            A master mortgage insurance policy issued by PMI Mortgage Insurance
Ltd will provide full coverage for all principal due on the balance of the housing loans.

EXCESS AVAILABLE INCOME

            Any interest collections on the housing loans and Other Income of the trust remaining after payments of interest on the notes and any redraw bonds and the trust's expenses and reimbursement of any unreimbursed Principal Draws will be available to cover any losses on the housing loans that are not covered by the mortgage insurance policies.

            See "Description of the Offered Notes--Principal
Charge-Offs--Reimbursements of Principal Charge-Offs" in this prospectus supplement.

LIQUIDITY ENHANCEMENTS

            Payments of interest on the notes and any redraw bonds will be supported by the following forms of liquidity enhancement.

LIQUIDITY FACILITY

            To cover possible liquidity shortfalls in the payments of interest on the notes and any redraw bonds and other expenses of the trust, the issuer trustee will, in certain circumstances, be able to borrow funds under a liquidity facility to be provided by Commonwealth Bank of Australia.

PRINCIPAL DRAWS

            To cover possible liquidity shortfalls in the payments of interest on the notes and any redraw bonds and the other expenses of the trust, where the liquidity facility has been fully utilized, the manager will direct the issuer trustee to allocate Principal Collections on the housing loans and other principal receipts of the trust towards meeting the shortfall.

REDRAWS AND FURTHER ADVANCES

            Under the terms of each variable rate housing loan, a borrower may, subject to certain conditions, redraw previously prepaid principal. A borrower may redraw an amount equal to the difference between the scheduled principal balance, being its principal balance if no amount had been prepaid, of his or her loan and the current principal balance of the loan. Commonwealth Bank of
Australia or Homepath Pty Limited may also agree to make further advances to a borrower in excess of the scheduled principal balance of his or her loan.
Commonwealth Bank of Australia or Homepath Pty Limited, as appropriate, will be reimbursed for any redraws, and for any further advances which exceed the scheduled principal balance of a housing loan by no more than one scheduled monthly installment on the housing loan, that it advances to borrowers from
Principal Collections on the housing loans. Thus, the trust will have less funds available to pay principal to the notes on the next Monthly Distribution Date or
Quarterly Distribution Date (as appropriate), but will have a corresponding greater amount of assets with which to make future payments.

                                      S-16

            Where Commonwealth Bank of Australia or Homepath Pty Limited makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank of
Australia or Homepath Pty Limited, as appropriate, will repurchase the loan from the pool.

            See "Commonwealth Bank Residential Loan Program", "Homepath
Residential Loan Program", "Description of the Transaction Documents--The
Standby Redraw Facility" in the accompanying prospectus and "Description of the
Offered notes --Redraws and Further Advances" in this prospectus supplement.

HEDGING ARRANGEMENTS

            The issuer trustee will enter into swaps to hedge the following risks:

o           the basis risk between the interest rate on the housing loans which accrue interest at a discretionary variable rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps;

o           the basis risk between the interest rate on the housing loans which accrue interest at a fixed rate of interest and the floating rate obligations of the trust, including the issuer trustee's payment obligations under the currency swaps; and

o           the currency risk and the basis risk between the collections on the housing loans and the amounts received by the issuer trustee under the swaps which hedge the above basis risks, which are denominated in Australian dollars and calculated by reference to the relevant
            Australian bank bill rate, and the obligation of the trust to pay

            o    interest and principal on the Class A-1 notes, which are
                 denominated in US dollars and, in the case of interest,
                 calculated by reference to quarterly LIBOR; and

            o    interest and principal on the Class A-3 notes, which are
                 denominated in Euro and, in the case of interest, calculated by reference to quarterly EURIBOR.

OPTIONAL REDEMPTION

            The issuer trustee will, if the manager directs it to do so (at the manager's option), redeem all of the notes and any redraw bonds on any Quarterly
Distribution Date falling on or after the date on which the total outstanding principal balance of the housing loans on that date is less than 10% of the total outstanding principal balance of the housing loans as at [January 25,
2005].

            If the issuer trustee redeems the Offered notes, pursuant to the prior sentence the noteholders will receive a payment equal to the outstanding principal balance of the Offered notes plus any interest accrued on the outstanding principal balance of the Offered notes, unless noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and redraw bondholders present at a meeting of voting secured creditors consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds.

STEP-UP

            The interest rate on the Class A notes from the second Quarterly
Distribution Date after the date on which the above optional

                                      S-17

redemption can occur, this date being the Step-Up Date (see "Description of the
Offered Notes--Interest on the Notes"), will be three-month LIBOR plus [ ] %, in the case of the Class A-1 notes, one-month Bank Bill Rate plus [ ]%, in the case of the Class A-2 notes, and three-month EURIBOR plus [ ] %, in the case of the
Class A-3 notes.

            If the issuer trustee attempts but is unable to obtain the approval of noteholders and redraw bondholders owning at least 75% of the aggregate outstanding principal balance of the notes and redraw bonds owned by noteholders and the redraw bondholders present at a meeting of voting secured creditors to redeem the notes and redraw bonds for an amount equal to the outstanding principal balance as reduced by the amount of losses, if any, allocated to the notes and redraw bonds, then the interest rate on the Class A notes will remain at, or return to, as applicable, three-month LIBOR plus [ ]%, in the case of the
Class A-1 notes, one-month Bank Bill Rate plus [ ]%, in the case of the Class
A-2 notes, and three-month EURIBOR plus [ ]%, in the case of the Class A-3 notes.

                                      S-18

                              THE HOUSING LOAN POOL

            The housing loan pool will consist of fixed rate and variable rate residential housing loans secured by mortgages on owner occupied and non-owner occupied one-to-four family residential properties. The housing loans will have terms to stated maturity as of the cut-off date of no more than 30 years.
Commonwealth Bank of Australia expects the pool of housing loans to have characteristics similar to the following:

                      SELECTED HOUSING LOAN POOL DATA AS OF
               THE COMMENCEMENT OF BUSINESS ON [JANUARY 13, 2005]

Number of Housing Loans.........................................16,343
Housing Loan Pool Size..........................................A$2,830,652,062
Average Housing Loan Balance....................................A$173,203
Maximum Housing Loan Balance....................................A$750,000
Minimum Housing Loan Balance....................................A$50,191
Total Valuation of the Properties...............................A$5,074,013,249
Maximum Remaining Term to Maturity in Months....................356
Maximum Current Loan-to-Value Ratio.............................95.00%
Weighted Average Seasoning in Months............................14
Weighted Average Remaining Term to Maturity in Months...........327
Weighted Average Original Loan-to-Value Ratio...................66.48%
Weighted Average Current Loan-to-Value Ratio....................64.04%

        The original loan-to-value ratio of a housing loan is calculated by comparing the initial principal amount of the housing loan to the valuation of the property that is currently securing the housing loan at the time the housing loan was originated unless the property has been revalued in the limited circumstances described below. There will be no revaluation of the properties specifically for the purposes of the issue of the notes. Revaluations are only conducted in circumstances where a borrower under a housing loan seeks additional funding, or seeks to partially discharge an existing security, or where a borrower is in default and Commonwealth Bank of Australia or Homepath
Pty Limited is considering enforcement action. Thus, if collateral has been released from the mortgage securing a housing loan or if the property securing the housing loan has reduced in value, the original loan-to-value ratio at the cut-off date may not reflect the loan-to-value ratio at the origination of that housing loan.

        Before the issuance of the notes, housing loans may be added to or removed from the housing loan pool. This addition or removal of housing loans may result in changes in the housing loan pool characteristics shown in the preceding table and could affect the weighted average lives and yields of the notes. Neither Commonwealth Bank of Australia nor Homepath Pty Limited will add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in the above table, other than a change in the Number of Housing
Loans, the Housing Loan Pool Size or Total Valuation of the Properties where the change is due to adding or removing housing loans due to a fluctuation in the
A$/US$ exchange rate or the A$/(euro) exchange rate, unless a revised prospectus supplement is delivered to prospective investors. See Appendix A for additional information regarding the housing loan pool.

        Each seller will select housing loans from its pool of eligible loans based on its selection criteria.

                                      S-19

AUSTRALIAN WITHHOLDING TAX

            Payments of principal and interest on the Offered notes will be reduced by any applicable withholding taxes. The issuer trustee is not obliged to pay any additional amounts to the holders of the Offered notes to cover any withholding taxes. Under present Australian law, the Offered notes will not be subject to Australian withholding tax if they are issued in accordance with certain prescribed conditions. The issuer trustee will seek to issue the Offered notes in a manner which will satisfy the conditions for an exemption from
Australian withholding tax. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that an Offered note, or an interest in a Offered note, was being, or would later be, acquired directly or indirectly by certain associates of the issuer trustee, Commonwealth Bank of
Australia or Homepath Pty Limited. Accordingly, persons who are associates of the issuer trustee, Commonwealth Bank of Australia or Homepath, for the purposes of the Australian Income Tax Assessment Act 1936, should not acquire Offered notes unless they satisfy the exemption from the limitation regarding associates. See "Australian Tax Matters" in the accompanying prospectus and "The
Housing Loan Pool--Australian Withholding Tax" in this prospectus supplement for a more detailed description of the exemptions available to associates and the conditions that must be satisfied in order for the issue of the Offered notes to qualify for an exemption from Australian withholding tax.

            If, by virtue of a change in law:

            o      the issuer trustee will be required to withhold or deduct
                   amounts from payment of principal or interest to any class of noteholders or redraw bondholders due to taxes, duties,
                   assessments or governmental charges; or

            o      the issuer trustee ceases to receive the total amount of
                   interest payable by borrowers on the housing loans due to
                   taxes, duties, assessments or other governmental charges,

the manager may, at its sole option, direct the issuer trustee to redeem all of the notes and any redraw bonds. If the issuer trustee redeems the Offered notes, the holders of the Offered notes will receive a payment equal to the outstanding principal balance of the Offered notes plus accrued interest on the outstanding principal balance of the Offered notes, unless noteholders and redraw bondholders owning 75% of the aggregate outstanding principal balance of the notes and redraw bonds consent to receiving the outstanding principal balance of the notes and redraw bonds, as reduced by losses allocated against the notes and redraw bonds, plus accrued interest on the outstanding principal balance of the notes and redraw bonds. However, if the withholding or deduction relates only to the Offered notes, holders owning 75% of the aggregate outstanding principal balance of the Offered notes may direct the issuer trustee not to redeem the notes and redraw bonds. See "Description of the Offered Notes--Redemption of the
Notes for Taxation or Other Reasons" in the accompanying prospectus.

            If the holder of an Offered note is an Australian resident or a non-resident that holds the Offered note at or through a permanent establishment in Australia, withholding tax of 48.5% must be deducted, unless the holder supplies the issuer trustee with their Australian Business Number or Tax File
Number or proof of appropriate exemption to quote such numbers.

                                      S-20

U.S. TAX STATUS

            In the opinion of Mayer, Brown, Rowe & Maw LLP, special tax counsel for the manager, the Offered notes will be characterized as debt for U.S.
federal income tax purposes. Each holder of an Offered note, by acceptance of an
Offered note, agrees to treat the Offered notes as indebtedness. See "United
States Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT

            The Offered notes will not constitute "mortgage-related securities"
for the purposes of the Secondary Mortgage Market Enhancement Act of 1984 under
United States federal law. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by regulatory authorities. You are urged to consult your own legal advisors concerning the status of the Offered notes as legal investments for you. See "Legal Investment Considerations" in the
accompanying prospectus.

ERISA CONSIDERATIONS

            In general, subject to the restrictions described in "ERISA
Considerations" in this prospectus supplement and in the accompanying prospectus, the Offered notes will be eligible for purchase by retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended,
ERISA, or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended
(the "Code"). Investors should consult their counsel with respect to the consequences under ERISA and the Code of the plan's acquisition and ownership of the Offered notes.

BOOK-ENTRY REGISTRATION

The Offered notes will be initially issued in book-entry form only. Persons acquiring beneficial ownership of interests in the Class A-1 notes will hold their interests through The Depository Trust Company in the United States or
Clearstream, Luxembourg or Euroclear outside of the United States. Persons acquiring beneficial interests in the Class A-3 notes will hold their interests through Clearstream, Luxembourg or Euroclear.

            Transfers within The Depository Trust Company, Clearstream,
Luxembourg or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers of Class A notes between persons holding directly or indirectly through The Depository Trust
Company, on the one hand, and persons holding directly or indirectly through
Clearstream, Luxembourg or Euroclear, on the other hand, will take place in The
Depository Trust Company through the relevant depositories of Clearstream,
Luxembourg or Euroclear.

LISTING ON THE IRISH STOCK EXCHANGE

            Application will be made to the Irish Stock Exchange for each class of Offered notes to be admitted to the Daily Official List. There can be no assurance that any such listing will be obtained. The issuance and settlement of each class of Offered notes on the closing date is not conditional on listing of such Offered notes on the Irish Stock Exchange. See "Listing on the Irish Stock
Exchange".

COLLECTIONS

            The issuer trustee will receive for each Collection Period amounts, which are known as collections, which include:

            o    payments of interest, principal, fees and other amounts under the housing loans, excluding any

                                      S-21

                 insurance premiums and related charges payable to Commonwealth
                 Bank of Australia or Homepath Pty Limited;

            o    proceeds from the enforcement of the housing loans and
                 mortgages and other securities relating to those housing loans;

            o    amounts received under mortgage insurance policies;

            o    amounts received from Commonwealth Bank of Australia, either as seller or servicer, or Homepath Pty Limited, for breaches of representations or undertakings; and

            o    interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized
                 Short--Term Investments of the trust.

            Collections will be allocated between income and principal.
Collections attributable to interest, plus some other amounts, are known as the
Available Income Amount. The collections attributable to principal, plus some other amounts, are known as the Available Principal Amount.

            The Available Income Amount is used to pay certain fees and expenses of the trust and interest on the notes and any redraw bonds. The Available
Principal Amount is used to pay, among other things, principal on the notes and any redraw bonds. If there is an excess of Available Income Amount after the payment of such fees, expenses and interest on the notes, any redraw bonds and the standby redraw facility, the excess income will be used to first reimburse any Principal Draws second to reduce rateably any principal charge-offs on the
Class A notes and any redraw bonds and the standby redraw facility and lastly to reduce any principal charge-offs on the Class B notes. Any remaining excess will be used to pay the manager's arranging fee with the balance distributed to the income unitholder.

INTEREST ON THE NOTES AND REDRAW BONDS

            Interest on the Class A-1 notes, the Class A-3 notes and the Class B notes is payable in arrears on each Quarterly Distribution Date. Interest on the
Class A-2 notes and any redraw bonds is payable in arrears on each Monthly
Distribution Date. Interest will be paid on the Class B notes only after the payments of interest on the Class A notes and any redraw bonds are made.

            On each Monthly Distribution Date which is not also a Quarterly
Distribution Date, interest will be paid on the Class A-2 notes and any redraw bonds only if the aggregate of the Available Income Amount and unutilized amounts available under the liquidity facility would also be sufficient to cover the accrued interest entitlement of the Class A-1 notes and the Class A-3 notes.

            On each Quarterly Distribution Date, the amount available to pay interest on the Class A notes and any redraw bonds will be allocated rateably among the Class A notes and the redraw bonds.

            On each Quarterly Distribution Date:

            o    the A$ Class A-1 Floating Amount will be payable by the issuer trustee to the currency swap provider under the Class A-1
                 currency swap and the currency swap provider will in turn pay to the principal paying agent the interest to be paid on the
                 Class A-1 notes;

            o    the Class A-2 interest amount will be payable by the issuer

                                      S-22

                 trustee to the Class A-2 noteholders;

            o    the A$Class A-3 Floating Amount will be payable by the issuer trustee to the currency swap provider under the Class A-3
                 currency swap and the currency swap provider will in turn pay to the principal paying agent the interest to be paid on the
                 Class A-3 notes; and

            o    interest will be paid on the Class B notes only if there are sufficient funds available to make payments of interest on the
                 Class A notes and the redraw bonds.

            Interest on each class of notes and any redraw bonds is calculated for each monthly or quarterly Accrual Period (as appropriate) as follows:

            o    at the note's or redraw bond's interest rate;

            o    on the outstanding principal balance of that note or redraw bond at the beginning of that monthly or quarterly Accrual
                 Period (as appropriate); and

            o    on the basis of the actual number of days in the relevant
                 monthly or quarterly Accrual Period (as appropriate) and a year of 360 days for the Offered notes or a year of 365 days for the
                 Class A-2 notes, the Class B notes and the redraw bonds.

PRINCIPAL ON THE NOTES AND REDRAW BONDS

            Principal on the Class A-1 notes, the Class A-3 notes and the Class
B notes is payable on each Quarterly Distribution Date with a monthly allocation being provided for on each Monthly Distribution Date which is not also a
Quarterly Distribution Date. Principal on the Class A-2 notes and any redraw bonds will be payable on each Monthly Distribution Date.

            On each Monthly Distribution Date, the amount available to be paid in respect of principal on the notes and redraw bonds will be paid first to redraw bondholders with priority given to redraw bonds with earlier issue dates until the outstanding principal balance of the redraw bonds, as reduced by losses allocated against the redraw bonds, is reduced to zero.

            After payments in respect of the redraw bonds, the available principal up to a specified maximum amount will be allocated rateably among the
Class A notes as follows:

            o    on each Monthly Distribution Date which is not also a Quarterly
                 Distribution Date, the balance of the principal amount
                 available and so allocated to the Class A-1 notes will be
                 retained in the collections account or invested in Authorized
                 Short-Term Investments for distribution on the next Quarterly
                 Distribution Date;

            o    on each Quarterly Distribution Date the principal amount
                 available and so allocated to the Class A-1 notes will be paid by the issuer trustee to the currency swap provider under the
                 Class A-1 currency swap; and the currency swap provider will in turn pay to the principal paying agent the amount of principal to be repaid on the Class A-1 notes;

            o    on each Monthly Distribution Date, the principal amount
                 available and so allocated to the Class A-2 notes will be paid by the issuer trustee to the Class A-2 noteholders;

                                      S-23

            o    on each Monthly Distribution Date which is not also a Quarterly
                 Distribution Date, the balance of the principal amount
                 available and so allocated to the Class A-3 notes will be
                 retained in the collections account or invested in Authorized
                 Short-Term Investments for distribution on the next Quarterly
                 Distribution Date; and

            o    on each Quarterly Distribution Date, the principal amount
                 available and so allocated to the Class A-3 notes will be paid by the issuer trustee to the currency swap provider under the
                 Class A-3 currency swap, and the currency swap provider will in turn pay to the principal paying agent the amount of principal to be repaid on the Class A-3 notes,

            until the outstanding principal balance of the Class A notes, as reduced by losses allocated against the Class A notes, is reduced to zero.

            The specified maximum amount to be applied to make repayments of principal on the notes will vary in accordance with the Stepdown Conditions, with the result that, in some circumstances, to a limited extent, the Class B notes will receive principal rateably with the Class A notes.

            The balance of the available amount of principal will be paid on a
Quarterly Distribution Date to Class B noteholders in respect of principal on the Class B notes until the outstanding principal balance of the Class B notes, as reduced by losses allocated against the Class B notes, is reduced to zero.

            On each Monthly Distribution Date or Quarterly Distribution Date (as
appropriate), the outstanding principal balance of each note and any redraw bond will be reduced by the amount of the principal payment made on that date on that note or redraw bond. The outstanding principal balance of each note and any redraw bond will also be reduced by the amount of principal losses on the housing loans allocated to that note or redraw bond.

            If the security trust deed is enforced after an event of default, the proceeds from the enforcement will be distributed rateably among all of the
Class A notes, converted, in the case of the Class A-1 notes, to US$ and, in the case of the Class A-3 notes, to Euro, in accordance with the exchange rates specified in the security trust deed, and the redraw bonds and prior to any distributions to the Class B notes.

ALLOCATION OF CASH FLOWS

            On each Monthly Distribution Date or Quarterly Distribution Date (as
appropriate), the issuer trustee will allocate interest and principal to each noteholder and any redraw bondholder to the extent of the Available Income
Amount and Available Principal Amount on that distribution date available to be applied for these purposes.

            The charts on the succeeding pages summarize the flow of payments.

                                      S-24

      DETERMINATION OF AVAILABLE INCOME AMOUNT ON OR PRIOR TO EACH MONTHLY
                                DISTRIBUTION DATE

--------------------------------------------------------------------------------
                           FINANCE CHARGE COLLECTIONS
Amounts received by the issuer trustee during the preceding Collection
Period under the housing loans in respect of interest, fees and certain other charges.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                       MORTGAGE INSURANCE INCOME PROCEEDS
Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for in respect of a finance charge loss.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                                  OTHER INCOME
Certain other amounts received by the issuer trustee during the preceding
Collection Period and certain other receipts in the nature of income (as determined by the manager) received by the preceding Determination Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                            INCOME CARRYOVER AMOUNTS
Certain income amounts retained during the preceding Collection Period to provide for payments due on the next Quarterly Distribution Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                           LIQUIDITY FACILITY ADVANCE
Any advance to be made under the liquidity facility on that Monthly
Distribution Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                                 PRINCIPAL DRAW
Any amount of the Available Principal Amount to be allocated to the
Available Income Amount as a Principal Draw on that Monthly Distribution Date.
--------------------------------------------------------------------------------
                                        +
--------------------------------------------------------------------------------
                     OTHER AMOUNTS UNDER SUPPORT FACILITIES
Other amounts received from a Support Facility provider which the manager determines should be included in the Available Income Amount.
--------------------------------------------------------------------------------
                                        =
--------------------------------------------------------------------------------
                             AVAILABLE INCOME AMOUNT
--------------------------------------------------------------------------------

                                      S-25

  DISTRIBUTION OF AVAILABLE INCOME AMOUNT ON A MONTHLY DISTRIBUTION DATE (WHICH
                   IS NOT ALSO A QUARTERLY DISTRIBUTION DATE)
--------------------------------------------------------------------------------
On the first Monthly Distribution Date, pay the Accrued Interest
Adjustment to Commonwealth Bank of Australia and Homepath Pty Limited.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay or make provision for taxes of the trust, if any.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the issuer trustee its monthly fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the security trustee its monthly fee, if any.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the manager its monthly management fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the servicer its monthly fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the liquidity facility provider the monthly commitment fee in relation to the liquidity facility.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay rateably to the Support Facility providers amounts due under Support
Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the relevant basis swap and the relevant fixed rate swap.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay or make provision for all expenses of the trust except those described above or below.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the standby redraw facility provider the monthly commitment fee in relation to the standby redraw facility.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior Monthly Distribution Dates.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay rateably to:

o      the Class A-2 noteholders interest due on the Class A-2 notes for that monthly Accrual Period together with any unpaid interest in relation to the Class A-2 notes;

o      the redraw bondholders interest due on the redraw bonds for that monthly
       Accrual Period together with any unpaid interest in relation to the redraw bonds; and

o      the standby redraw facility provider interest due on the standby redraw facility for that monthly Accrual Period together with any unpaid interest in relation to the standby redraw facility.

--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed Principal Draws to the Available
Principal Amount for distribution.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Retain in the collections account or invest in Authorized Short-Term
Investments any remaining Available Income Amount and this amount will be included in the Income Carryover Amount in the following Collection
Period.
--------------------------------------------------------------------------------

                                      S-26

    DISTRIBUTION OF AVAILABLE INCOME AMOUNT ON A QUARTERLY DISTRIBUTION DATE

--------------------------------------------------------------------------------
Pay or make provision for taxes of the trust, if any.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the issuer trustee its monthly fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the security trustee its monthly fee, if any.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the manager its monthly management fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the servicer its monthly fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the liquidity facility provider the monthly commitment fee in relation to the liquidity facility.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay rateably to the Support Facility providers amounts due under Support
Facilities except those described above or below. These may include interest due on the liquidity facility and payments due under the basis swaps and fixed rate swaps.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay or make provision for all expenses of the trust except those described above or below.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the standby redraw facility provider the monthly commitment fee in relation to the standby redraw facility.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Repay to the liquidity facility provider outstanding advances under the liquidity facility made on prior Quarterly Distribution Dates.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay rateably to:

o      the currency swap provider payment of the A$ Class A-1 Floating Amount under the Class A-1 currency swap relating to interest due on the Class
       A-1 notes together with any unpaid interest in relation to the Class A-1 notes from prior Quarterly Distribution Dates;

o      the Class A-2 noteholders interest due on the Class A-2 notes for that monthly Accrual Period together with any unpaid interest in relation to the Class A-2 notes;

o      the currency swap provider payment of the A$ Class A-3 Floating Amount under the Class A-3 currency swap relating to interest due on the Class
       A-3 notes together with any unpaid interest in relation to the Class A-3 notes from prior Quarterly Distribution Dates;

o      the redraw bondholders interest due on the redraw bonds for that monthly
       Accrual Period together with any unpaid interest in relation to the redraw bonds; and

o      the standby redraw facility provider interest due on the standby redraw facility together with any unpaid interest in relation to the standby redraw facility.

--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to Class B noteholders interest due on the Class B notes for that quarterly
Accrual Period together with any unpaid interest in relation to the Class B notes.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed Principal Draws to the Available
Principal Amount for distribution.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Allocate the amount of any unreimbursed principal charge-offs to the Available
Principal Amount for distribution.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Pay to the manager its monthly arranging fee.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
Distribute any remaining amounts to the income unitholder.
--------------------------------------------------------------------------------

                                      S-27

 DETERMINATION OF AVAILABLE PRINCIPAL AMOUNT PRIOR TO EACH MONTHLY DISTRIBUTION
                      DATE OR QUARTERLY DISTRIBUTION DATE

 -------------------------------------------------------------------------------
                              PRINCIPAL COLLECTIONS

 Amounts received by the issuer trustee during the preceding Collection
 Period under the housing loans in respect of principal other than as described below.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                      MORTGAGE INSURANCE PRINCIPAL PROCEEDS

 Amounts received pursuant to a mortgage insurance policy which the manager determines should be accounted for on the preceding Determination
 Date in respect of a principal loss.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                             OTHER PRINCIPAL AMOUNTS

 Prepayments of principal on the housing loans, amounts rounded down from the relevant preceding Monthly Distribution Date or Quarterly
 Distribution Date, certain other amounts received by the issuer trustee during the preceding Collection Period, certain other receipts in the nature of principal, as determined by the manager, received by the preceding Determination Date and, for the first Monthly Distribution
 Date, the amount, if any, by which the proceeds of issue of the notes exceeds the consideration for the housing loans acquired by the trust.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                       PRINCIPAL CHARGE-OFF REIMBURSEMENT

 The amount allocated from the Available Income Amount on that Quarterly
 Distribution Date towards unreimbursed principal charge-offs.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                               REDRAW BOND AMOUNT

 The proceeds of issue of any redraw bonds during the period ending on and including the preceding Determination Date and commencing on but excluding the Determination Date before that.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                         STANDBY REDRAW FACILITY ADVANCE

 Any advance to be made under the standby redraw facility on the immediately following Monthly Distribution Date.
 -------------------------------------------------------------------------------
                                        +
 -------------------------------------------------------------------------------
                          PRINCIPAL DRAW REIMBURSEMENT

 The amount allocated from the Available Income Amount on that Monthly
 Distribution Date towards unreimbursed Principal Draws.
 -------------------------------------------------------------------------------
                                        =
 -------------------------------------------------------------------------------
                           AVAILABLE PRINCIPAL AMOUNT
 -------------------------------------------------------------------------------

                                      S-28

                  DISTRIBUTION OF AVAILABLE PRINCIPAL AMOUNT ON
          A MONTHLY DISTRIBUTION DATE OR A QUARTERLY DISTRIBUTION DATE

--------------------------------------------------------------------------------
                          REDRAWS AND FURTHER ADVANCES
Repay to the sellers rateably any redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made by the sellers during or prior to the preceding
Collection Period.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                                 PRINCIPAL DRAWS
Allocate an amount equal to the Principal Draw for the Monthly Distribution Date
to the Available Income Amount.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                        STANDBY REDRAW FACILITY PRINCIPAL
Repay to the standby redraw facility provider the principal outstanding under the standby redraw facility as reduced by principal charge-offs or increased by reimbursement of principal charge-offs.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                                  REDRAW BONDS
Repay to the redraw bondholders the Stated Amount of the redraw bonds.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                               CLASS A NOTEHOLDERS
Pay rateably as follows:

o      an amount equal to or greater than the Class A-1 notes proportional share of the remaining Available Principal Amount on that Monthly Distribution
       Date, together with the Class A-1 Principal Carryover Amount, to the currency swap provider under the Class A-1 currency swap in relation to a repayment to the Class A-1 noteholders of the Stated Amount of the Class
       A-1 notes (or if on a Monthly Distribution Date which is not also a
       Quarterly Distribution Date, retain such amount in the collections account or invest such amount in Authorized Short-Term Investments as part of the Class A-1 Principal Carryover Amount);

o      an amount equal to or greater than the Class A-2 notes proportional share of the remaining Available Principal Amount on that Monthly Distribution
       Date to the Class A-2 noteholders; and

o      an amount equal to or greater than the Class A-3 notes proportional share of the remaining Available Principal Amount on that Monthly Distribution
       Date, together with the Class A-3 Principal Carryover Amount, to the currency swap provider under the Class A-3 currency swap in relation to a repayment to the Class A-3 noteholders of the Stated Amount of the Class
       A-3 notes (or if on a Monthly Distribution Date which is not also a
       Quarterly Distribution Date, retain such amount in the collections account or invest such amount in Authorized Short-Term Investments as part of the Class A-3 Principal Carryover Amount), until the Stated
       Amounts of the Class A-1 notes, the Class A-2 notes and the Class A-3 notes are reduced to zero.

--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                               CLASS B NOTEHOLDERS

On a Monthly Distribution Date, pay the Stated Amount of the Class B notes, together with the Class B Principal Carryover Amount, to the Class B noteholders
(or if on a Monthly Distribution Date which is not also a Quarterly Distribution
Date, retain such amount in the collections account or invest such amount in
Authorized Short-Term Investments as part of the Class B Principal Carryover
Amount), until the Stated Amount of the Class B notes is reduced to zero.
--------------------------------------------------------------------------------
                                        |
                                        V
--------------------------------------------------------------------------------
                               CAPITAL UNITHOLDERS
On a Quarterly Distribution Date, distribute any remaining amounts firstly to the Class A Capital unitholder (up to a maximum amount for all such distributions of A$1,000) and secondly to the Class B Capital unitholder.
--------------------------------------------------------------------------------

                                      S-29

                                  RISK FACTORS

            The Offered notes are complex securities issued by a foreign entity and secured by property located in a foreign jurisdiction. You should consider the following risk factors in deciding whether to purchase the Offered notes.
There may be other unforeseen reasons why you might not receive principal or interest on your Offered notes. You should also read the detailed information set out elsewhere in this prospectus supplement and the accompanying prospectus.

THE OFFERED NOTES WILL BE PAID      o   The Offered notes are debt obligations
ONLY FROM THE ASSETS OF THE             of the issuer trustee only in its
TRUST                                   capacity as trustee of the trust. The
                                        Offered notes do not represent an
                                        interest in or obligation of the issuer
                                        trustee in any other capacity or of any
                                        of the other parties to the transaction.
                                        The assets of the trust will be the sole
                                        source of payments on the Offered notes.
                                        The issuer trustee's personal assets
                                        will only be available to make payments
                                        on the Offered notes if the issuer
                                        trustee is negligent, commits fraud or
                                        in some circumstances where the issuer
                                        trustee fails to comply with or breaches
                                        an obligation imposed upon it under the
                                        transaction documents. Therefore, if the
                                        assets of the trust are insufficient to
                                        pay the interest and principal on your
                                        Offered notes when due, there will be no
                                        other source from which to receive these
                                        payments and you may not get back your
                                        entire investment or the yield you
                                        expected to receive.

YOU FACE AN ADDITIONAL              o   Although Commonwealth Bank of Australia
POSSIBILITY OF LOSS BECAUSE             and Homepath Pty Limited could have
THE ISSUER TRUSTEE DOES NOT             legally assigned the title to the
HOLD LEGAL TITLE TO THE                 housing loans to the issuer trustee,
HOUSING LOANS                           initially they will assign only
                                        equitable title to the housing loans to
                                        the issuer trustee. The borrowers will
                                        not be notified of the equitable
                                        assignment. The housing loans will be
                                        legally assigned to the issuer trustee
                                        only upon the occurrence of a perfection
                                        of title event, as described in
                                        "Description of the Assets of a
                                        Trust--Transfer and Assignment of the
                                        Housing Loans" in the accompanying
                                        prospectus. Because the issuer trustee
                                        does not hold legal title to the housing
                                        loans, you will be subject to the
                                        following risks, which may lead to a
                                        failure to receive collections on the
                                        housing loans, delays in receiving the
                                        collections or losses to you:

                                      S-30

                                    o   The issuer trustee's interest in a
                                        housing loan and its related securities
                                        may be impaired by the subsequent
                                        creation of another interest over the
                                        related housing loan or its related
                                        securities by a seller prior to the
                                        issuer trustee acquiring a legal
                                        interest in the housing loans.

                                    o   Until a borrower has notice of the
                                        assignment, that borrower is not bound
                                        to make payments under its housing loan
                                        to anyone other than Commonwealth Bank
                                        of Australia or Homepath Pty Limited, as
                                        appropriate. Until a borrower receives
                                        notice of the assignment, any payments
                                        the borrower makes under his or her
                                        housing loan to Commonwealth Bank of
                                        Australia or Homepath Pty Limited, as
                                        appropriate, will validly discharge the
                                        borrower's obligations under the
                                        borrower's housing loan even if the
                                        issuer trustee does not receive the
                                        payments from Commonwealth Bank of
                                        Australia or Homepath Pty Limited, as
                                        appropriate. Therefore, if Commonwealth
                                        Bank of Australia or Homepath Pty
                                        Limited does not deliver collections to
                                        the issuer trustee, for whatever reason,
                                        neither the issuer trustee nor you will
                                        have any recourse against the related
                                        borrowers for such collections.

                                    o   The issuer trustee may not be able to
                                        initiate any legal proceedings against a
                                        borrower to enforce a housing loan
                                        without the involvement of Commonwealth
                                        Bank of Australia or Homepath Pty
                                        Limited, as appropriate.

A BORROWER'S ABILITY TO OFFSET      o   It is possible that in the event of the
MAY AFFECT THE RETURN ON YOUR           insolvency of Commonwealth Bank of
OFFERED NOTES                           Australia, borrowers may be able to
                                        offset their deposits with Commonwealth
                                        Bank of Australia against their
                                        liability under their housing loans. If
                                        this occurred, the assets of the trust
                                        might be insufficient to pay you
                                        principal and interest in full.

A SELLER AND THE SERVICER MAY       o   Before a seller or the servicer remits
COMMINGLE COLLECTIONS ON THE            collections to the collections account,
HOUSING LOANS WITH THEIR                the collections may be commingled with
ASSETS                                  the assets of that seller or the
                                        servicer. If a seller or the servicer
                                        becomes insolvent, the issuer trustee
                                        may only be able to claim those
                                        collections as an unsecured creditor of
                                        the insolvent company. This could lead
                                        to a failure to receive the collections
                                        on the housing loans, delays in
                                        receiving the collections, or losses to
                                        you.

                                      S-31

THERE IS NO WAY TO PREDICT THE      o   The rate of principal and interest
ACTUAL RATE AND TIMING OF               payments on pools of housing loans
PAYMENTS ON THE HOUSING LOANS           varies among pools, and is influenced by
                                        a variety of economic, demographic,
                                        social, tax, legal and other factors,
                                        including prevailing market interest
                                        rates for housing loans and the
                                        particular terms of the housing loans.
                                        Australian housing loans have features
                                        and options that are different from
                                        housing loans in the United States and
                                        Europe, and thus will have different
                                        rates and timing of payments from
                                        housing loans in the United States and
                                        Europe. There is no guarantee as to the
                                        actual rate of prepayment on the housing
                                        loans, or that the actual rate of
                                        prepayments will conform to any model
                                        described in this prospectus supplement.
                                        The rate and timing of principal and
                                        interest payments and the ability to
                                        redraw principal on the housing loans
                                        will affect the rate and timing of
                                        payments of principal and interest on
                                        your Offered notes. Unexpected
                                        prepayment rates could have the
                                        following negative effects:

                                    o   If you bought your Offered notes for
                                        more than their face amount, the yield
                                        on your Offered notes will drop if
                                        principal payments occur at a faster
                                        rate than you expect.

                                    o   If you bought your Offered notes for
                                        less than their face amount, the yield
                                        on your Offered notes will drop if
                                        principal payments occur at a slower
                                        rate than you expect.

LOSSES AND DELINQUENT PAYMENTS      o   If borrowers fail to make payments of
ON THE HOUSING LOANS MAY                interest and principal under the housing
AFFECT THE RETURN ON YOUR               loans when due and the credit
OFFERED NOTES                           enhancement described in this prospectus
                                        supplement is not enough to protect your
                                        Offered notes from the borrowers'
                                        failure to pay, then the issuer trustee
                                        may not have enough funds to make full
                                        payments of interest and principal due
                                        on your Offered notes. Consequently, the
                                        yield on your Offered notes could be
                                        lower than you expect and you could
                                        suffer losses.

ENFORCEMENT OF THE HOUSING          o   Substantial delays could be encountered
LOANS MAY CAUSE DELAYS IN               in connection with the liquidation of a
PAYMENT AND LOSSES                      housing loan, which may lead to
                                        shortfalls in payments to you to the
                                        extent those shortfalls are not covered
                                        by a mortgage insurance policy.

                                      S-32

                                    o   If the proceeds of the sale of a
                                        mortgaged property, net of preservation
                                        and liquidation expenses, are less than
                                        the amount due under the related housing
                                        loan, the issuer trustee may not have
                                        enough funds to make full payments of
                                        interest and principal due to you,
                                        unless the difference is covered under a
                                        mortgage insurance policy.

PRINCIPAL ON THE REDRAW BONDS       o   If redraw bonds are issued they will
WILL BE PAID BEFORE PRINCIPAL           rank ahead of your Offered notes with
ON YOUR OFFERED NOTES                   respect to payment of principal prior to
                                        enforcement of the charge under the
                                        security trust deed, and you may not
                                        receive full repayment of principal on
                                        your Offered notes.

THE CLASS B NOTES PROVIDE ONLY      o   The amount of credit enhancement
LIMITED PROTECTION AGAINST              provided through the subordination of
LOSSES                                  the Class B notes to the Offered notes
                                        and redraw bonds is limited and could be
                                        depleted prior to the payment in full of
                                        the Offered notes and redraw bonds. If
                                        the principal amount of the Class B
                                        notes is reduced to zero, you may suffer
                                        losses on your Offered notes.

THE MORTGAGE INSURANCE              o   The mortgage insurance policies are
POLICIES MAY NOT BE AVAILABLE           subject to some exclusions from coverage
TO COVER LOSSES ON THE HOUSING          and rights of refusal or reduction of
LOANS                                   claims, some of which are described in
                                        "Description of the Transaction
                                        Documents--The Mortgage Insurance
                                        Policies". Therefore, a borrower's
                                        payments that are expected to be covered
                                        by the mortgage insurance policies may
                                        not be covered because of these
                                        exclusions, refusals or reductions and
                                        the issuer trustee may not have enough
                                        money to make full payments of principal
                                        and interest on your Offered notes.

YOU MAY NOT BE ABLE TO RESELL       o   The underwriters are not required to
YOUR OFFERED NOTES                      assist you in reselling your Offered
                                        notes. A secondary market for your
                                        Offered notes may not develop.

                                    o   If a secondary market does develop, it
                                        might not continue or might not be
                                        sufficiently liquid to allow you to
                                        resell any of your Offered notes readily
                                        or at the price you desire. The market
                                        value of your Offered notes is likely to
                                        fluctuate, which could result in
                                        significant losses to you.

                                      S-33

THE TERMINATION OF ANY OF THE       o   The issuer trustee will exchange the
SWAPS MAY SUBJECT YOU TO                interest payments from the fixed rate
LOSSES FROM INTEREST RATE OR            housing loans for variable rate payments
CURRENCY FLUCTUATIONS                   based upon the one month or three month
                                        Australian bank bill rate (as
                                        appropriate). If a fixed rate swap is
                                        terminated or the fixed rate swap
                                        provider fails to perform its
                                        obligations, you will be exposed to the
                                        risk that the floating rate of interest
                                        payable on the Offered notes will be
                                        greater than the discretionary fixed
                                        rate set by the servicer on the fixed
                                        rate housing loans, which may lead to
                                        losses to you.

                                    o   The issuer trustee will exchange the
                                        interest payments from the variable rate
                                        housing loans for variable rate payments
                                        based upon the one month or three month
                                        Australian bank bill rate (as
                                        appropriate). If a basis swap is
                                        terminated, the manager will direct the
                                        servicer to, subject to applicable laws,
                                        set the rates at which interest set-off
                                        benefits are calculated under the
                                        mortgage interest saver accounts at a
                                        rate low enough to cover the payments
                                        owed by the trust or to zero, and if
                                        that does not produce sufficient income,
                                        to set the interest rates on the
                                        variable rate housing loans at a rate
                                        high enough to cover the payments owed
                                        by the trust. If the rates on the
                                        variable rate housing loans are set
                                        above the market interest rate for
                                        similar variable rate housing loans, the
                                        affected borrowers will have an
                                        incentive to refinance their loans with
                                        another institution, which may lead to
                                        higher rates of principal prepayment
                                        than you initially expected, which will
                                        affect the yield on your Offered notes.

                                    o   The issuer trustee will receive payments
                                        from the borrowers on the housing loans,
                                        the fixed rate swap provider and the
                                        basis swap provider in Australian
                                        dollars calculated, in the case of the
                                        swap providers, by reference to the
                                        relevant Australian bank bill rate, and
                                        make payments to the Class A-1
                                        noteholders in US dollars calculated, in
                                        the case of interest, by reference to
                                        LIBOR, and payments to the Class A-3
                                        noteholders in Euro calculated, in the
                                        case of interest, by reference to
                                        EURIBOR. Under the Class A-1 currency
                                        swap, the currency swap provider will
                                        exchange Australian dollar obligations
                                        for US dollars, and in the case of
                                        interest, amounts calculated by
                                        reference to the relevant Australian
                                        bank bill rate for amounts calculated by
                                        reference to

                                      S-34

                                        LIBOR. Under the Class A-3 currency
                                        swap, the currency swap provider will
                                        exchange Australian dollar obligations
                                        for Euro, and in the case of interest,
                                        amounts calculated by reference to the
                                        relevant Australian bank bill rate for
                                        amounts calculated by reference to
                                        EURIBOR. If the currency swap provider
                                        fails to perform its obligations under
                                        either currency swap or if a currency
                                        swap is terminated, the issuer trustee
                                        might have to exchange its Australian
                                        dollars for US dollars or Euro and its
                                        relevant Australian bank bill rate
                                        obligations for LIBOR or EURIBOR
                                        obligations at rates that do not provide
                                        sufficient US dollars or Euro, as
                                        applicable, to make payments to you in
                                        full.

PREPAYMENTS DURING A                o   If a prepayment is received on a housing
COLLECTION PERIOD MAY RESULT            loan during a Collection Period,
IN YOU NOT RECEIVING YOUR FULL          interest on the housing loan will cease
INTEREST PAYMENTS                       to accrue on that portion of the housing
                                        loan that has been prepaid, starting on
                                        the date of prepayment. The amount
                                        prepaid will be invested in investments,
                                        or will be the subject of interest
                                        payable by the servicer commencing 5
                                        Business Days after receipt by the
                                        servicer, that may earn a rate of
                                        interest lower than that paid on the
                                        housing loan. If it is less, and a basis
                                        swap or a fixed rate swap has been
                                        terminated, the issuer trustee may not
                                        have sufficient funds to pay you the
                                        full amount of interest on the Offered
                                        notes on the next Quarterly Distribution
                                        Date.

PAYMENT HOLIDAYS MAY RESULT IN      o   If a borrower prepays principal on his
YOU NOT RECEIVING YOUR FULL             or her housing loan, the borrower is not
INTEREST PAYMENTS                       required to make any payments, including
                                        interest payments, until the outstanding
                                        principal balance of the housing loan
                                        plus unpaid interest equals the
                                        scheduled principal balance. If a
                                        significant number of borrowers take
                                        advantage of this feature at the same
                                        time and the liquidity facility and any
                                        Principal Draws do not provide enough
                                        funds to cover the interest payments on
                                        the housing loans that are not received,
                                        the issuer trustee may not have
                                        sufficient funds to pay you the full
                                        amount of interest on your Offered notes
                                        on the next Quarterly Distribution Date.

THE PROCEEDS FROM THE               o   If the security trustee enforces the
ENFORCEMENT OF THE SECURITY             security interest on the assets of the
TRUST DEED MAY BE INSUFFICIENT          trust after an event of default under
TO PAY AMOUNTS DUE TO YOU               the security trust deed, there is no
                                        assurance that the market value of the
                                        assets of the trust will be

                                      S-35

                                        equal to or greater than the outstanding
                                        principal and interest due on the
                                        Offered notes and the other secured
                                        obligations that rank ahead of or
                                        equally with the Offered notes, or that
                                        the security trustee will be able to
                                        realize the full value of the assets of
                                        the trust. The issuer trustee, the
                                        security trustee, the note trustee, the
                                        principal paying agent and any receiver,
                                        to the extent they are owed any fees,
                                        the liquidity facility provider to the
                                        extent of any outstanding cash advance
                                        deposit, the fixed rate swap provider
                                        and the basis swap provider in respect
                                        of any collateral lodged by them and the
                                        sellers to the extent of any unpaid
                                        Accrued Interest Adjustment will
                                        generally be entitled to receive the
                                        proceeds of any sale of the assets of
                                        the trust before you. Consequently, the
                                        proceeds from the sale of the assets of
                                        the trust after an event of default
                                        under the security trust deed may be
                                        insufficient to pay you principal and
                                        interest in full.

IF THE MANAGER DIRECTS THE          o   If the manager directs the issuer
ISSUER TRUSTEE TO REDEEM THE            trustee to redeem the notes and any
OFFERED NOTES EARLY, YOU COULD          redraw bonds early as described in
SUFFER LOSSES AND THE YIELD ON          "Description of the Offered
YOUR OFFERED NOTES COULD BE             Notes--Optional Redemption of the Notes"
LOWER THAN EXPECTED                     in this prospectus supplement and
                                        principal charge-offs have occurred,
                                        noteholders and redraw bondholders
                                        owning at least 75% of the aggregate
                                        outstanding amount of the notes and
                                        redraw bonds may consent to receiving an
                                        amount equal to the outstanding
                                        principal amount of the notes and redraw
                                        bonds, less unreimbursed principal
                                        charge-offs, plus accrued interest. As a
                                        result, you may not fully recover your
                                        investment. In addition, the early
                                        retirement of your Offered notes will
                                        shorten their average lives and
                                        potentially lower the yield on your
                                        Offered notes.

                                      S-36

TERMINATION PAYMENTS RELATING       o   If the issuer trustee is required to
TO A CURRENCY SWAP AND A FIXED          make a termination payment to the
RATE SWAP MAY REDUCE PAYMENTS           currency swap provider or the fixed rate
TO YOU                                  swap provider upon the termination of a
                                        currency swap or a fixed rate swap,
                                        respectively, the issuer trustee will
                                        make the termination payment from the
                                        assets of the trust and, prior to
                                        enforcement of the security trust deed,
                                        in priority to payments on the Offered
                                        notes. Thus, if the issuer trustee makes
                                        a termination payment, there may not be
                                        sufficient funds remaining to pay
                                        interest on your Offered notes on the
                                        next Quarterly Distribution Date, and
                                        the principal on your Offered notes may
                                        not be repaid in full.

THE IMPOSITION OF A                 o   If a withholding tax is imposed on
WITHHOLDING TAX WILL REDUCE             payments of interest on your Offered
PAYMENTS TO YOU AND MAY LEAD            notes, you will not be entitled to
TO AN EARLY REDEMPTION OF THE           receive grossed-up amounts to compensate
OFFERED NOTES                           for such withholding tax. Thus, you will
                                        receive less interest than is scheduled
                                        to be paid on your Offered notes.

                                    o   If the option to redeem the notes and
                                        any redraw bonds early, as a result of
                                        the imposition of a withholding or other
                                        tax on any notes or redraw bonds or in
                                        respect of the housing loans, is
                                        exercised and principal charge-offs have
                                        occurred, noteholders and redraw
                                        bondholders owning at least 75% of the
                                        aggregate outstanding amount of the
                                        notes and redraw bonds may consent to
                                        receiving an amount equal to the
                                        outstanding principal amount of the
                                        notes and redraw bonds, less
                                        unreimbursed principal charge-offs, plus
                                        accrued interest. As a result, you may
                                        not fully recover your investment. In
                                        addition, the early retirement of your
                                        Offered notes will shorten their average
                                        lives and potentially lower the yield on
                                        your Offered notes.

THE SERVICER'S ABILITY TO SET       o   The interest rates on the variable rate
THE INTEREST RATE ON VARIABLE           housing loans are not tied to an
RATE HOUSING LOANS MAY LEAD TO          objective interest rate index, but are
INCREASED DELINQUENCIES OR              set at the sole discretion of
PREPAYMENTS                             Commonwealth Bank of Australia as
                                        servicer of the housing loans. If
                                        Commonwealth Bank of Australia increases
                                        the interest rates on the variable rate
                                        housing loans, borrowers may be unable
                                        to make their required payments under
                                        the housing loans, and accordingly, may
                                        become delinquent or may default on
                                        their payments. In addition, if the
                                        interest rates are raised above market
                                        interest rates, borrowers may refinance

                                      S-37

                                        their loans with another lender to
                                        obtain a lower interest rate. This could
                                        cause higher rates of principal
                                        prepayment than you expected and affect
                                        the yield on your Offered notes.

THE FEATURES OF THE HOUSING         o   The features of the housing loans,
LOANS MAY CHANGE, WHICH COULD           including their interest rates, may be
AFFECT THE TIMING AND AMOUNT            changed by Commonwealth Bank of
OF PAYMENTS TO YOU                      Australia or Homepath Pty Limited,
                                        either on its own initiative or at a
                                        borrower's request. Some of these
                                        changes may include the addition of
                                        newly developed features which are not
                                        described in this prospectus supplement
                                        and the accompanying prospectus. As a
                                        result of these changes and borrowers'
                                        payments of principal, the concentration
                                        of housing loans with specific
                                        characteristics is likely to change over
                                        time, which may affect the timing and
                                        amount of payments you receive.

                                    o   If Commonwealth Bank of Australia or
                                        Homepath Pty Limited changes the
                                        features of the housing loans or fails
                                        to offer desirable features offered by
                                        their competitors, borrowers might elect
                                        to refinance their loan with another
                                        lender to obtain more favorable
                                        features. In addition, the housing loans
                                        included in the trust are not permitted
                                        to have some features. If a borrower
                                        opts to add one of these features to his
                                        or her housing loan, in effect the
                                        housing loan will be repaid and a new
                                        housing loan will be written which will
                                        not form part of the assets of the
                                        trust. The refinancing or removal of
                                        housing loans could cause you to
                                        experience higher rates of principal
                                        prepayment than you expected, which
                                        could affect the yield on your Offered
                                        notes.

                                      S-38

THERE ARE LIMITS ON THE AMOUNT      o   If the interest collections during a
OF AVAILABLE LIQUIDITY TO               Collection Period are insufficient to
ENSURE PAYMENTS OF INTEREST TO          cover fees and expenses of the trust and
YOU                                     the interest payments due on the Offered
                                        notes on the next Quarterly Distribution
                                        Date, the issuer trustee will request an
                                        advance under the liquidity facility. If
                                        advances under the liquidity facility
                                        are insufficient for this purpose, funds
                                        may be allocated from the Available
                                        Principal Amount towards meeting such
                                        fees, expenses and interest as a
                                        Principal Draw. In the event that there
                                        is not enough money available under the
                                        liquidity facility or by way of
                                        Principal Draw, you may not receive a
                                        full payment of interest on that
                                        Quarterly Distribution Date, which will
                                        reduce the yield on your Offered notes.

A DECLINE IN AUSTRALIAN             o   If the Australian economy were to
ECONOMIC CONDITIONS MAY LEAD            experience a decline in economic
TO LOSSES ON YOUR OFFERED               conditions, an increase in interest
NOTES                                   rates, a fall in property values or any
                                        combination of these factors,
                                        delinquencies or losses on the housing
                                        loans might increase, which might cause
                                        losses on your Offered notes.

CONSUMER PROTECTION LAWS MAY        o   Some of the borrowers may attempt to
AFFECT THE TIMING OR AMOUNT OF          make a claim to a court requesting
INTEREST OR PRINCIPAL PAYMENTS          changes in the terms and conditions of
TO YOU                                  their housing loans or compensation or
                                        penalties from Commonwealth Bank of
                                        Australia or Homepath Pty Limited for
                                        breaches of any legislation relating to
                                        consumer credit. Any penalties payable
                                        by a seller to a borrower may be set-off
                                        against amounts owing under housing
                                        loans provided by that seller to the
                                        borrower.

                                    o   Any such changes in the housing loan
                                        terms or set-off rights which allow the
                                        borrower to pay less principal or
                                        interest under his or her housing loan
                                        may delay or decrease the amount of
                                        payments to you.

                                    o   In addition, if the issuer trustee
                                        obtains legal title to the housing
                                        loans, the issuer trustee will be
                                        subject to the penalties and
                                        compensation provisions of the
                                        applicable consumer protection laws. To
                                        the extent that the issuer trustee is
                                        unable to recover any such liabilities
                                        under limited indemnities from
                                        Commonwealth Bank of Australia, as
                                        seller and servicer, in respect of such
                                        liabilities, the assets of the trust
                                        will be used to indemnify the issuer
                                        trustee prior

                                      S-39

                                        to payments to you. This may delay or
                                        decrease the amount of collections
                                        available to make payments to you. For
                                        more details you should read the section
                                        titled "Legal Aspects of the Housing
                                        Loans--Australian Consumer Credit Code"
                                        in the accompanying prospectus.

THE USE OF PRINCIPAL                o   If Principal Collections are drawn upon
COLLECTIONS TO COVER LIQUIDITY          to cover shortfalls in interest
SHORTFALLS MAY LEAD TO                  collections and there is insufficient
PRINCIPAL LOSSES                        excess available income in succeeding
                                        Collection Periods to repay those
                                        Principal Draws, you may not receive
                                        full repayment of principal on your
                                        Offered notes.

A CONCENTRATION OF HOUSING          o   To the extent that the trust contains a
LOANS IN SPECIFIC GEOGRAPHIC            high concentration of housing loans
AREAS MAY INCREASE THE                  secured by properties located within a
POSSIBILITY OF LOSS ON YOUR             single state or region within Australia,
OFFERED NOTES                           any deterioration in the real estate
                                        values or the economy of any of those
                                        states or regions could result in higher
                                        rates of delinquencies, foreclosures and
                                        losses than expected on the housing
                                        loans. In addition, these states or
                                        regions may experience natural
                                        disasters, which may not be fully
                                        insured against and which may result in
                                        property damage and losses on the
                                        housing loans. These events may in turn
                                        have a disproportionate impact on funds
                                        available to the trust, which could
                                        cause you to suffer losses.

YOU WILL NOT RECEIVE PHYSICAL       o   You will not receive physical notes,
NOTES REPRESENTING YOUR                 except in limited circumstances. This
OFFERED NOTES, WHICH CAN CAUSE          could:
DELAYS IN RECEIVING
DISTRIBUTIONS AND HAMPER YOUR       o   cause you to experience delays in
ABILITY TO PLEDGE OR RESELL             receiving payments on the Offered notes
YOUR OFFERED NOTES                      because the principal paying agent will
                                        be sending distributions on the Offered
                                        notes to the Depository Trust Company or
                                        Clearstream, Luxembourg or Euroclear, in
                                        the case of the Class A-1 notes, or to
                                        Clearstream, Luxembourg or Euroclear, in
                                        the case of the Class A-3 notes, instead
                                        of directly to you;

                                    o   limit or prevent you from using your
                                        Offered notes as collateral; and

                                    o   hinder your ability to resell the
                                        Offered notes or reduce the price that
                                        you receive for them.

                                      S-40

RATINGS OF THE OFFERED NOTES        o   It is a condition to the issuance of the
DO NOT INSURE THEIR PAYMENT             Offered notes that they be rated:
AND WITHDRAWAL OR DOWNGRADING
OF ANY RATINGS MAY AFFECT THE           o      in respect of the Class A-1
VALUE OF THE OFFERED NOTES                     notes, AAA by Standard & Poor's
                                               and Aaa by Moody's; and

                                        o      in respect of the Class A-3
                                               notes, AAA by Standard & Poor's
                                               and Aaa by Moody's.

                                    o   A rating is a statement of opinion and
                                        is not a statement of fact or a
                                        recommendation to purchase, hold or sell
                                        the Offered notes. A rating does not
                                        address the market price or the
                                        suitability for a particular investor of
                                        a security. The rating of the Offered
                                        notes addresses the likelihood of the
                                        payment of principal and interest on the
                                        Offered notes pursuant to their terms.
                                        There is no assurance that a rating will
                                        remain for any given period of time or
                                        that a rating will not be lowered or
                                        withdrawn entirely by a rating agency,
                                        if in its judgment circumstances in the
                                        future so warrant.

                                    o   A reduction in any rating of the Offered
                                        notes may affect their market value and
                                        may affect your ability to sell them.

SINCE THE MANAGER AND THE           o   Each of Commonwealth Bank of Australia
ISSUER TRUSTEE ARE AUSTRALIAN           and Perpetual Trustee Company Limited is
ENTITIES, THERE REMAINS                 an Australian public company and has
UNCERTAINTY AS TO THE                   agreed to submit to the jurisdiction of
ENFORCEABILITY IN AUSTRALIAN            New York state and federal courts for
COURTS OF JUDGMENTS OBTAINED            purposes of any suit, action or
IN UNITED STATES COURTS BY ANY          proceeding arising out of the offering
OF THE HOLDERS OF THE OFFERED           of the Offered notes. Generally, a final
NOTES                                   and conclusive judgment obtained by
                                        holders of the Offered notes in United
                                        States courts would be recognized and
                                        enforceable against the manager or the
                                        issuer trustee, as the case may be, in
                                        the relevant Australian court without
                                        re-examination of the merits of the
                                        case. However, because of the foreign
                                        location of the manager and the issuer
                                        trustee and their directors, officers
                                        and employees (and their respective
                                        assets), it may be difficult for you to
                                        effect service of process over these
                                        persons or to enforce against them
                                        judgments obtained in United States
                                        courts based upon the civil liability
                                        provisions of the federal securities
                                        laws of the United States. See
                                        "Enforcement of Foreign Judgments in
                                        Australia" in the accompanying
                                        prospectus.

                                      S-41

INABILITY TO FIND A                 o   The redraw facility may be terminated in
REPLACEMENT REDRAW FACILITY             some circumstances. If a replacement
PROVIDER                                redraw facility is not entered into and
                                        redraw notes are not issued the issuer
                                        trustee may be required to reject some
                                        or all requests for redraws made by
                                        borrowers. This may in turn cause
                                        borrowers to refinance or repay their
                                        housing loans, resulting in an early
                                        repayment of principal on your Offered
                                        notes.

EUROPEAN UNION SAVINGS              o   The European Union has adopted a
DIRECTIVE                               directive regarding the taxation of
                                        savings income. Subject to a number of
                                        important conditions being met, it is
                                        proposed that member states will be
                                        required from July 1, 2005 to provide to
                                        the tax authorities of other member
                                        states details of payments of interest
                                        and other similar income paid by a
                                        person to an individual in another
                                        member state. However, Austria, Belgium
                                        and Luxembourg will instead be required
                                        (unless during that period they elect
                                        otherwise) to impose a withholding tax
                                        system in relation to such payments for
                                        a transitional period.

                                      S-42

                                CAPITALIZED TERMS

            The capitalized terms used in this prospectus supplement, unless defined elsewhere in this prospectus supplement, have the meanings set forth in the Glossary starting on page S-110 of this prospectus supplement or in the
Glossary in the accompanying prospectus.

                         US DOLLAR AND EURO PRESENTATION

            In this prospectus supplement, references to "US dollars" and "US$"
are references to US currency, references to "Euro" and "(euro)" are references to the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC treaty and references to "Australian dollars" and "A$" are references to Australian currency. Unless otherwise stated
in this prospectus supplement, any translations of Australian dollars into US dollars have been made at a rate of US$[0.7586] = A$1.00, being the noon buying rate in New York City for cable transfers in Australian dollars as certified for customs purposes by the Federal Reserve Bank of New York on [January 14], 2005
and any translations of Australian dollars into Euro have been made at a rate of
(euro)[0.5791] = A$1.00, the exchange rate as displayed on the Bloomberg Service under EUAD currency HP on [January 14], 2005. Use of such rate is not a representation that Australian dollar amounts actually represent such US dollar amounts or Euro amounts, as the case may be, or could be converted into US dollars or Euro, as the case may be, at that rate.

                                   THE SELLERS

            Commonwealth Bank of Australia, COMMONWEALTH BANK, and Homepath Pty
Limited, HOMEPATH, will be the sellers for the Medallion Trust Series 2005-1G.

COMMONWEALTH BANK

            Commonwealth Bank has a long term credit rating of AA from Fitch,
Aa3 from Moody's and AA- from Standard & Poor's and a short term credit rating of A-1+ from Standard & Poor's, F1+ from Fitch and P-1 from Moody's.

            As at June 30, 2004 Commonwealth Bank and its subsidiaries, on a consolidated basis, had total assets of A$306 billion, deposits of A$163 billion and total regulatory capital of A$17.3 billion and made an operating profit after tax and outside equity interests for the year ended June 30, 2004 of
A$2,572 million.

            The 2004 Annual Report of Commonwealth Bank on Form 20-F was filed with the Securities and Exchange Commission on December 1, 2004. Commonwealth
Bank will provide without charge to each person to whom this prospectus supplement and accompanying prospectus is delivered, on the request of any such person, a copy of the Form 20-F referred to above. Written requests should be directed to: Commonwealth Bank of Australia, 599 Lexington Avenue, New York, NY
10022, Attention: Executive Vice President and General Manager Americas.

HOMEPATH
            For a description of Homepath see "Description of the Assets of a
Trust--Homepath Pty Limited" in the accompanying prospectus.

                                      S-43

                     DESCRIPTION OF THE ASSETS OF THE TRUST

ASSETS OF THE TRUST

            The assets of the trust will include the following:

            o     the pool of housing loans, including all:

                  o    principal payments paid or payable on the housing loans
                       at any time from and after the cut-off date; and

                  o    interest payments and fees payable on the housing loans
                       before or after the cut-off date (other than the Accrued
                       Interest Adjustment which is to be paid on the first
                       Monthly Distribution Date to Commonwealth Bank and
                       Homepath as sellers of the housing loans);

            o     rights under the mortgage insurance policies issued by PMI
                  Mortgage Insurance Ltd and GE Mortgage Insurance Company Pty
                  Ltd and the individual property insurance policies covering the mortgaged properties relating to the housing loans;

            o     rights under the mortgages in relation to the housing loans;

            o     rights under collateral securities appearing on the records of
                  Commonwealth Bank and Homepath as securing the housing loans;

            o     amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in
                  which these amounts are invested; and

            o     the issuer trustee's rights under the transaction documents.

USE OF PROCEEDS
            The net proceeds from the sale of the Class A-1 notes, after being exchanged pursuant to the Class A-1 currency swap at the US$ Exchange Rate, and the Class A-3 notes, after being exchanged pursuant to the Class A-3 currency swap at the Euro Exchange Rate, will amount to A$[ ] and will be used by the issuer trustee, along with the proceeds from the issue of the Class A-2 and the
Class B notes, to acquire from the sellers equitable title to the housing loans and related securities.

                    DESCRIPTION OF THE POOL OF HOUSING LOANS

GENERAL
            The housing loan pool to be assigned to the issuer trustee on the closing date, the HOUSING LOAN POOL, will be selected on the cut-off date from a larger pool of housing loans originated by Commonwealth Bank and Homepath. From that larger pool of housing loans, a SELECTION HOUSING LOAN POOL has been selected that consists of [16,343] housing loans that have an aggregate principal balance outstanding as of [January 13,] 2005 of approximately
A$[2,830,652,062]. Commonwealth Bank and Homepath originated the housing loans in the ordinary course of their businesses.

            Each housing loan will be secured by a registered first ranking mortgage, subject to any statutory charges and any prior charges of a body corporate, service company or equivalent, on properties located in Australia.

                                      S-44

FEATURES OF THE HOUSING LOANS

            The housing loans have the following features.

            o     Interest is calculated daily and charged in arrears.

            o     In respect of Commonwealth Bank housing loans, payments can be on a monthly, bi-weekly or weekly basis. Payments are made by borrowers using a number of different methods, including cash payments at branches, cheques, and in most cases, automatic transfer.

            o     In respect of Homepath housing loans, payments can be on a monthly, bi-weekly or weekly basis. Scheduled repayments can only be made by direct debit to a nominated bank account.
                  Payments in addition to scheduled payments can also be made via electronic funds transfer.

            o     They are governed by the laws of one of the following
                  Australian States or Territories:

                  o    New South Wales;

                  o    Victoria;

                  o    Western Australia;

                  o    Queensland;

                  o    South Australia;

                  o    Northern Territory;

                  o    the Australian Capital Territory; or

                  o    Tasmania.

HOMEPATH HOUSING LOAN FEATURES

            Of the features described in "Homepath Residential Loan Program -
Special Features of the Housing Loans" in the accompanying prospectus, at present only those headed "Substitution of Security", "Redraw and Further
Advances", "Early Repayment", and "Interest Only Periods" are available for
Homepath Loans.

DETAILS OF THE HOUSING LOAN POOL

            The information in Appendix A, attached to this prospectus supplement, sets forth in tabular format various details relating to the selection housing loan pool from which the housing loans proposed to be sold to the trust on the closing date will be selected. The information is provided by
Commonwealth Bank and Homepath as of the commencement of business on [January
13,] 2005. All amounts have been rounded to the nearest Australian dollar. The sum in any column may not equal the total indicated due to rounding.

            Note that these details may not reflect the housing loan pool as of the closing date because a seller may add additional eligible housing loans or remove housing loans.

            The sellers will not add or remove any housing loans prior to the closing date if this would result in a change of more than 5% in any of the characteristics of the pool of housing loans described in "Summary of the Notes"
and "The Housing Loan Pool--Selected Housing Loan Pool Data" in this prospectus supplement other than a change in the Number of Housing Loans, the Housing Loan
Pool Size or Total Valuation of the Properties where the change is due to

                                      S-45

adding or removing housing loans due to a fluctuation in the A$/US$ exchange rate or the A$/(euro) exchange rate, unless a revised prospectus supplement is delivered to prospective investors.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

            Commonwealth Bank will make various representations and warranties to the issuer trustee as of the cut-off date with respect to each housing loan being equitably assigned by each seller to the issuer trustee. For a description of these representations and warranties, see "Description of the Assets of a
Trust--Representations, Warranties and Eligibility Criteria" in the accompanying prospectus.

            For the purposes of the eligibility criteria, the amount outstanding on a housing loan, assuming all due payments have been made by the borrower, will not exceed A$750,000.

            The issuer trustee has not investigated nor made any inquiries regarding the accuracy of these representations and warranties and has no obligation to do so. The issuer trustee is entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL
            The issuer trustee will issue the Offered notes on the closing date pursuant to a direction from the manager to the issuer trustee to issue the
Offered notes and the terms of the master trust deed, the series supplement, the note trust deed and the underwriting agreement. The Offered notes will be governed by the laws of New South Wales, Australia. The following summary, together with the description of the Offered notes in the accompanying prospectus, describes the material terms of the Offered notes. The summary does not purport to be complete and is subject to the terms and conditions of the
Offered notes, which are attached as "Appendix B" to this prospectus supplement, and to the terms and conditions of the note trust deed and the other transaction documents. The holders of the Offered notes are bound by, and deemed to have notice of, all the provisions of the transaction documents. The note trust deed has been duly qualified under the Trust Indenture Act of 1939 of the United
States.

FORM OF THE OFFERED NOTES

     BOOK-ENTRY REGISTRATION OF CLASS A-1 NOTES

            The Class A-1 notes will be issued only in permanent book-entry format in minimum denominations of US$100,000 and multiples of US$1,000 in excess of that amount. While the Class A-1 notes are in book-entry format, all references to actions by the Class A-1 noteholders will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A-1 noteholders will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the
Class A-1 notes in accordance with DTC's procedures. In addition to DTC, interests in Class A-1 notes may be held in Clearstream Banking, societe anonyme, (previously named Cedelbank), CLEARSTREAM, LUXEMBOURG, or the Euroclear
System, EUROCLEAR, in Europe, which in turn hold through DTC, as described in the accompanying prospectus.

            For a description of book-entry registration, see "Description of the Offered Notes--Form of the Offered Notes--Book-Entry Registration" in the
accompanying prospectus.

                                      S-46

BOOK-ENTRY REGISTRATION OF CLASS A-3 NOTES

            The Class A-3 notes will be issued only in permanent book-entry format in minimum denominations of (euro)100,000 and multiples of (euro)1,000 in excess of that amount.

            The Class A-3 notes will be issued to a common depositary for and on behalf of Clearstream, Luxembourg and Euroclear. Investors in the Class A-3
notes may hold their interests in the Class A-3 notes through Clearstream,
Luxembourg or Euroclear.

            While the Class A-3 notes are in book-entry format , all references to actions by the Class A-3 noteholders will refer to actions taken by the common depositary for Clearstream, Luxembourg and Euroclear and all references in this prospectus supplement and accompanying prospectus to distributions, notices, reports and statements to Class A-3 noteholders will refer to distributions, notices, reports and statements to the common depositary, as the registered noteholder, for distribution to Clearstream, Luxembourg and Euroclear and to owners of the Class A-3 notes in accordance with the procedures of
Clearstream, Luxembourg and Euroclear, respectively. Class A-3 notes will not be held through DTC and will not be tradeable through DTC.

            For a description of book entry registration, see "Description of the Offered Notes--Form of the Offered Notes --Book-Entry Registration" in the
accompanying prospectus.

DEFINITIVE NOTES

            Offered notes will be issued as definitive notes, rather than in book entry form to DTC, Euroclear or Clearstream, Luxembourg, as the case may be, or their nominees, only if one of the events described in the accompanying prospectus under "Description of the Offered Notes--Definitive Offered Notes"
occurs.

US DOLLAR NOTE REGISTRAR AND EURO NOTE REGISTRAR

            The Bank of New York is the initial note registrar, in respect of the Class A-1 notes, and its initial specified offices are located at 101
Barclay Street, 21W, New York, New York, 10286 and c/o The Bank of New York,
London Branch, 48th Floor, One Canada Square, London E14 5AL, U.K.

            The Bank of New York, London Branch is the initial note registrar, in respect of the Class A-3 notes, and its initial specified office is 48th
Floor, One Canada Square, London E14 5AL, U.K.

OFFICES, CHARGES AND DUTIES OF NOTE REGISTRARS

            Each note registrar, must at all times have specified offices in
London (in the case of the registrar for the Class A-3 notes) and New York (in the case of the registrar for the Class A-1 notes). Each note registrar will not impose a service charge for any registration of transfer or exchange, but may require payment of an amount sufficient to cover any tax or other governmental charge. Neither note registrar will be required to register the transfer or exchange of Offered notes within the thirty days preceding a Quarterly
Distribution Date or within a period, not exceeding thirty days, specified by the note trustee prior to any meeting which includes holders of Offered notes under the master trust deed or the security trust deed.

DISTRIBUTIONS ON THE NOTES

            Collections in respect of interest and principal will be received during each Collection Period. Collections include the following:

                                      S-47

            o     payments of interest, principal, fees and other amounts under the housing loans, excluding any insurance premiums and
                  related charges payable to Commonwealth Bank or Homepath;

            o     proceeds from the enforcement of the housing loans and
                  mortgages and other securities relating to those housing
                  loans;

            o     amounts received under mortgage insurance policies;

            o     amounts received from Commonwealth Bank or Homepath for
                  breaches of representations or undertakings; and

            o     interest on amounts in the collections account, other than certain excluded amounts, and income received on Authorized
                  Short-Term Investments of the trust, other than certain
                  excluded amounts.

            The issuer trustee will make its payments on a monthly and quarterly basis on each Monthly Distribution Date or Quarterly Distribution Date (as
applicable), including payments to noteholders and any redraw bondholders, from collections received during the preceding Collection Period and from amounts received under Support Facilities on or prior to the relevant Monthly
Distribution Date or Quarterly Distribution Date and accrued amounts retained as carryover amounts within the collections account or invested in Authorized
Short-Term Investments. Certain amounts received by the issuer trustee are not distributed on a Monthly Distribution Date or a Quarterly Distribution Date.
These amounts include cash collateral lodged with the issuer trustee by a
Support Facility provider or Commonwealth Bank and interest on that cash collateral.

KEY DATES AND PERIODS

            The following are the relevant dates and periods for the allocation of cashflows and their payments:

ACCRUAL PERIOD................      Means, in relation to the Class A-1 notes,
                                    the Class A-3 notes and the Class B notes,
                                    each quarterly period commencing on and
                                    including a Quarterly Distribution Date and
                                    ending on but excluding the next Quarterly
                                    Distribution Date, and in relation to the
                                    Class A-2 notes and any redraw bonds, each
                                    monthly period commencing on, and including
                                    a Monthly Distribution Date and ending on
                                    but excluding the next Monthly Distribution
                                    Date. However, the first and last Accrual
                                    Periods are as follows:

                                    o   first: the period from and including the
                                        closing date to but excluding the first
                                        Monthly Distribution Date or Quarterly
                                        Distribution Date (as applicable); and

                                    o   last: the period from and including the
                                        Monthly Distribution Date or Quarterly
                                        Distribution Date (as applicable)
                                        immediately preceding the date upon
                                        which the relevant notes or bonds are
                                        redeemed to but excluding the date upon
                                        which the relevant notes or bonds are
                                        redeemed.

                                      S-48

COLLECTION PERIOD............       With respect to each Determination Date,
                                    means the period commencing on and including
                                    the previous Determination Date and ending
                                    on but excluding that Determination Date.
                                    However, the first Collection Period is the
                                    period from and including the cut-off date
                                    to but excluding the first Determination
                                    Date.

DETERMINATION DATE...........       The first day of each calendar month in
                                    which a Monthly Distribution Date occurs.
                                    The first Determination Date is [March 1],
                                    2005.

MONTHLY DISTRIBUTION DATE....       The [10th] day of each calendar month,
                                    commencing on [March 10,] 2005 (or if any
                                    such day is not a Business Day, the next
                                    Business Day).

QUARTERLY DISTRIBUTION DATE..       The [10]th day of [February, May, August and
                                    November] or, if the [10]th day is not a
                                    Business Day, then the next Business Day.
                                    The first Quarterly Distribution Date is
                                    [May 10], 2005.

EXAMPLE CALENDAR

            The following example calendar for a quarter assumes that all relevant days are Business Days:

            MONTHLY COLLECTION PERIOD:                     May 1 to May 31
            DETERMINATION DATE:                            June 1
            MONTHLY ACCRUAL PERIOD:                        May 10 to June 9
            MONTHLY DISTRIBUTION DATE:                     June 10

            MONTHLY COLLECTION PERIOD:                     June 1 to June 30
            DETERMINATION DATE:                            July 1
            MONTHLY ACCRUAL PERIOD:                        June 10 to July 9
            MONTHLY DISTRIBUTION DATE:                     July 10

            MONTHLY COLLECTION PERIOD:                     July 1 to July 31
            DETERMINATION DATE:                            August 1
            MONTHLY ACCRUAL PERIOD:                        July 10 to August 9
            QUARTERLY ACCRUAL PERIOD:                      May 10 to August 9
            MONTHLY DISTRIBUTION DATE AND
            QUARTERLY DISTRIBUTION DATE:                   August 10

CALCULATION OF AVAILABLE INCOME AMOUNT

            Payments of interest, fees and amounts otherwise of an income nature, including payments of interest on the notes and any redraw bonds, are made from the Available Income Amount.

            The AVAILABLE INCOME AMOUNT for a Determination Date and the
following Monthly Distribution Date or Quarterly Distribution Date means the aggregate of:

                                      S-49

            o     the FINANCE CHARGE COLLECTIONS for the preceding Collection
                  Period which are the following amounts received by or on
                  behalf of the issuer trustee during that Collection Period:

                  o       all amounts received in respect of interest, fees,
                          government charges and other amounts due under the
                          housing loans but not including principal and any
                          insurance premiums and related charges payable to
                          Commonwealth Bank or Homepath;

                  o       all amounts of interest in respect of the housing
                          loans to the extent that the obligation to pay is
                          discharged by a right of set-off or right to combine
                          accounts; and

                  o       break costs, except if the issuer trustee is party to
                          the fixed rate swaps;

            o     the MORTGAGE INSURANCE INCOME PROCEEDS for that Determination
                  Date. These are amounts received by the issuer trustee under a mortgage insurance policy which the manager determines should be accounted for on that Determination Date in respect of a loss of interest, fees, charges and certain property
                  protection and enforcement expenses on a housing loan;

            o     OTHER INCOME for that Collection Period which means:

                  o       certain damages or equivalent, including amounts paid
                          by Commonwealth Bank in respect of breaches of
                          representations or warranties in relation to the
                          housing loans, in respect of interest or fees on the
                          housing loans received from the servicer, Commonwealth
                          Bank or Homepath during the Collection Period;

                  o       other damages received by the issuer trustee during
                          the Collection Period from the servicer, Commonwealth
                          Bank or Homepath or any other person and allocated by
                          the manager as Other Income;

                  o       amounts received upon a sale of the housing loans in
                          respect of interest or fees if the trust terminates as
                          described under "Description of the Offered
                          Notes--Termination of a Trust" in the accompanying
                          prospectus;

                  o       interest, if any, on the collections account, other
                          than interest in respect of cash collateral lodged by
                          a Support Facility provider in the collections
                          account, and amounts, if any, paid by the servicer
                          representing interest on collections retained by the
                          servicer for longer than 5 Business Days after
                          receipt;

                  o       income earned on Authorized Short-Term Investments
                          received during the Collection Period other than
                          interest in respect of cash collateral lodged by a
                          Support Facility provider in an account other than the
                          collections account;

                  o       certain tax credits; and

                  o       other receipts in the nature of income, as determined
                          by the manager, received by the Determination Date;

            o     the Income Carryover Amount from the preceding Monthly
                  Distribution Date to provide for the payment of quarterly
                  expenses on the next Quarterly Distribution Date;

            o     any advance under the liquidity facility due to be made on that Monthly Distribution Date in order to meet a gross income shortfall;

                                      S-50

            o     any Principal Draws due to be made on that Monthly
                  Distribution Date in order to meet a net income shortfall; and

            o     any other amounts received from a Support Facility provider on or prior to that Monthly Distribution Date which the manager determines should be included in the Available Income Amount.

            Based upon the margins payable by Commonwealth Bank on the basis swaps and the fixed rate swaps, and assuming that payments are made when due under the housing loans, it is expected that there will be sufficient Available
Income Amount to cover all the known obligations of the trust on each Monthly
Distribution Date and Quarterly Distribution Date, including interest on the notes, plus a buffer.

LIQUIDITY FACILITY ADVANCE

            If the manager determines on any Determination Date that there is a gross income shortfall, the manager must direct the issuer trustee to make a drawing under the liquidity facility in an amount equal to the lesser of the amount of the gross income shortfall and the unutilized portion of the liquidity limit, if any.

            A gross income shortfall is the amount by which the payments to be made from the Available Income Amount, (excluding on a Monthly Distribution
Date, which is not also a Quarterly Distribution Date the Income Carryover
Amount and, on a Quarterly Distribution Date, excluding reimbursement of
Principal Draws and principal charge-offs, payment of the manager's arranging fee and payment to the income unitholder), exceeds the aggregate of the Finance
Charge Collections, the Mortgage Insurance Income Proceeds, Other Income and
Income Carryover Amount in relation to that Determination Date.

PRINCIPAL DRAW
            If the manager determines on any Determination Date that there is a net income shortfall, the manager must direct the issuer trustee to apply a portion of the Available Principal Amount, to the extent that funds are available as discussed in "Distribution of the Available Principal Amount" below to cover such net income shortfall in an amount equal to the lesser of the net income shortfall and the funds from Available Principal Amount for this purpose.

            A net income shortfall is the amount by which the drawing, if any, available to be made under the liquidity facility on the following Monthly
Distribution Date is insufficient to meet the gross income shortfall.

            Any application of the Available Principal Amount to cover a net income shortfall, a PRINCIPAL DRAW, will be reimbursed out of any Available
Income Amount available for this purpose on subsequent Monthly Distribution
Dates as described in "Distribution of the Available Income Amount" below.

DISTRIBUTION OF THE AVAILABLE INCOME AMOUNT ON A MONTHLY DISTRIBUTION DATE
(WHICH IS NOT ALSO A QUARTERLY DISTRIBUTION DATE)

            Subject to the following, on each Monthly Distribution Date which is not also a Quarterly Distribution Date, the Available Income Amount for that
Monthly Distribution Date is allocated in the following order of priority:

o             first, to payment of any taxes in relation to the trust including government charges paid by the servicer for the issuer trustee;

o             second, payment of the issuer trustee's monthly fee;

o             third, payment of the security trustee's monthly fee;

                                      S-51

o             fourth, payment to the manager of the management monthly fee;

o             fifth, payment of the servicer's monthly fee;

o             sixth, payment of the monthly commitment fee payable under the liquidity facility;

o             seventh, rateably towards payment of any amounts due to a Support
              Facility provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under the relevant fixed rate swap and the relevant basis swap, but not including any payments under support facilities detailed above or below or which are properly payable from the Available
              Principal Amount;

o             eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the trust, other than as detailed above or below or which are payable from the Available Principal
              Amount;

o             ninth, payment of the monthly commitment fee payable under the standby redraw facility;

o             tenth, repayment of any liquidity facility advance made on or prior to the previous Monthly Distribution Date and then
              outstanding;

o             eleventh, while the currency swaps remain in place for the Offered notes and payments are being made under them by the issuer trustee, rateably between:

              o          payment of interest in relation to the Class A-2 notes
                         for the Accrual Period ending immediately prior to that
                         Monthly Distribution Date, including unpaid interest in
                         relation to the Class A-2 notes from prior Monthly
                         Distribution Dates and interest on any unpaid interest;

              o          payment of interest in relation to the redraw bonds for
                         the Accrual Period ending immediately prior to that
                         Monthly Distribution Date and any unpaid interest in
                         relation to the redraw bonds from prior Monthly
                         Distribution Dates and interest on that unpaid
                         interest; and

              o          payment of the interest due on that Monthly
                         Distribution Date under the standby redraw facility and
                         any interest remaining unpaid from prior Monthly
                         Distribution Dates and interest on that unpaid
                         interest;

o             twelfth, while the currency swaps remain in place for the Offered notes and payments are being made under them by the issuer trustee, to reimburse any unreimbursed Principal Draws as an allocation to the Available Principal Amount on that Monthly
              Distribution Date; and

o             thirteenth, any remaining Available Income Amount retained in the collections account or invested in Authorized Short-Term
              Investments to be included in the Income Carryover Amount in the following collection period.

            The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account provided that the issuer trustee must not make any payment under bullet points eleven, twelve or thirteen above if the manager determines that the issuer trustee would have insufficient funds after making such payments to pay the A$ Class A-1 Floating Amounts and the A$ Class
A-3 Floating Amounts (and any unpaid interest on such amounts) owed by the issuer trustee to the currency swap providers under the Class A-1 currency swap and the Class A-3 currency swap on the following Quarterly Distribution Date.

                                      S-52

            On the first Monthly Distribution Date, prior to any allocation or payment described above, the issuer trustee will first apply the Available
Income Amount to pay to each of Commonwealth Bank and Homepath its Accrued
Interest Adjustment.

DISTRIBUTION OF THE AVAILABLE INCOME AMOUNT ON A QUARTERLY DISTRIBUTION DATE
            Subject to the following, on each Quarterly Distribution Date, the
Available Income Amount for that Quarterly Distribution Date is allocated in the following order of priority:

o             first, to payment of any taxes in relation to the Series Trust including government charges paid by the Servicer for the issuer trustee;

o             second, payment of the issuer trustee's monthly fee;

o             third, payment of the security trustee's monthly fee;

o             fourth, payment to the manager of the monthly management fee;

o             fifth, payment of the servicer's monthly fee;

o             sixth, payment of the monthly commitment fee payable under the liquidity facility;

o             seventh, rateably towards payment of any amounts due to a Support
              Facility Provider under a Support Facility, including interest due on advances outstanding under the liquidity facility and payments under all the fixed rate swaps and the basis swaps, but not including any payments under Support Facilities detailed above or below or which are properly payable from the Available Principal
              Amount;

o             eighth, payment of all costs, charges and expenses incurred by the issuer trustee in administering the Series Trust, other than as detailed above or below or which are payable from the Available
              Principal Amount;

o             ninth, payment of the monthly commitment fee payable under the standby redraw facility;

o             tenth, repayment of any liquidity facility advance made on or prior to the previous Monthly Distribution Date and then
              outstanding;

o             eleventh, while the currency swaps remain in place for the Offered notes and payments are being made under them by the issuer trustee, rateably between:

o             payment to the currency swap provider under the Class A-1 currency swap of the A$ Class A-1 Floating Amount in relation to that
              Quarterly Distribution Date and any unpaid A$ Class A-1 Floating
              Amounts from prior Quarterly Distribution Dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A-1 noteholders;

o             payment of interest in relation to the Class A-2 notes for the monthly Accrual Period ending immediately prior to that Quarterly
              Distribution Date, including unpaid interest in relation to the
              Class A-2 notes from prior Monthly Distribution Dates and any interest on unpaid interest; and

o             payment to the currency swap provider under the Class A-3 currency swap of the A$ Class A-3 Floating Amount in relation to that
              Quarterly Distribution Date and any unpaid A$ Class A-3 Floating
              Amounts from prior Quarterly Distribution Dates and interest on those unpaid amounts in return for which the currency swap provider will pay the principal paying agent for distribution to the Class A-3 noteholders;

                                      S-53

o             payment of interest in relation to the redraw bonds for the monthly Accrual Period ending immediately prior to that Quarterly
              Distribution Date and any unpaid interest in relation to the redraw bonds from prior Monthly Distribution Dates and interest on that unpaid interest; and

o             payment of the interest due on the Monthly Distribution Date under the standby redraw facility and any interest remaining unpaid from prior Monthly Distribution Dates and interest on that unpaid interest;

o             twelfth, while the currency swaps remain in place for the Offered notes and payments are being made under them by the issuer trustee, payment of interest in relation to the Class B notes for the quarterly Accrual Period ending immediately prior to that
              Quarterly Distribution Date, including unpaid interest in relation to the Class B notes from prior Quarterly Distribution Dates and interest on any unpaid interest;

o             thirteenth, while the currency swaps remain in place for the
              Offered notes and payments are being made under them by the issuer trustee, to reimburse any unreimbursed Principal Draws as an allocation to the Available Principal Amount on that Quarterly
              Distribution Date;

o             fourteenth, while the currency swaps remain in place for the
              Offered notes and payments are being made under them by the issuer trustee, to reimburse any principal charge-offs as an allocation to the Available Principal Amount on that Quarterly Distribution
              Date;

o             fifteenth, while the currency swaps remain in place for the
              Offered notes and payments are being made under them by the issuer trustee, payment to the Manager of the quarterly arranging fee and any unpaid quarterly arranging fee from prior Quarterly
              Distribution Dates; and

o             sixteenth, while the currency swaps remain in place for the
              Offered notes and payments are being made under them by the issuer trustee, to the income unitholder.

            The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Income Amount remains from which to make the payment after amounts with priority to that payment have been distributed or provided for in the collections account provided that the issuer trustee must not make any payment under bullet points eleven to sixteen (inclusive) above on the relevant Quarterly Distribution Date if the manager determines that the issuer trustee would have insufficient funds after making such payments to pay the A$ Class A-1 Floating Amounts and the A$ Class A-3 Floating Amounts (and any
unpaid interest on such amounts) owed by the issuer trustee to the currency swap providers under the Class A-1 currency swap and the Class A-3 currency swap on that Quarterly Distribution Date.

INTEREST ON THE NOTES

CALCULATION OF INTEREST PAYABLE ON THE NOTES

            The period that any notes or redraw bonds accrue interest is divided into monthly Accrual Periods (for Class A-2 notes and redraw bonds) and quarterly Accrual Periods (for Class A-1 notes, Class A-3 notes and Class B notes). The first Accrual Period in respect of the notes commences on and includes the closing date and ends on but excludes the first Monthly
Distribution Date or Quarterly Distribution Date (as appropriate). Each subsequent Accrual Period commences on and includes a Monthly Distribution Date or Quarterly

                                      S-54

Distribution Date (as appropriate) and ends on but excludes the following
Monthly Distribution Date or Quarterly Distribution Date (as appropriate). The
Offered notes accrue interest from and including the closing date up to but excluding the day upon which the final Accrual Period ends.

            The final quarterly Accrual Period for the Offered notes will end on, but exclude, the earlier of:

            o     the date upon which the Stated Amount of the Offered notes is reduced to zero and all accrued but previously unpaid interest is paid in full;

            o     the date upon which the Offered notes are redeemed, unless upon presentation payment is improperly withheld in which case interest will continue to accrue until the earlier of the day on which the noteholder receives all sums due in respect of the Offered note or the seventh day after notice is given to the noteholder that, where this is required, upon presentation of the Offered note such payment will be made, provided that payment is in fact made; and

            o     the date upon which the Offered notes are deemed to be
                  redeemed.

            Up to, but excluding, the first Quarterly Distribution Date after the Quarterly Distribution Date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on [January 25], 2005, the STEP-UP DATE:

            o     the interest rate for the Class A-1 notes for each quarterly
                  Accrual Period will be equal to LIBOR for that quarterly
                  Accrual Period plus [ ]%. If the issuer trustee has not
                  redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A-1 notes for each quarterly
                  Accrual Period commencing on or after that date will be equal to LIBOR for that quarterly Accrual Period plus [ ]%;

            o     the interest rate for the Class A-2 notes for each monthly
                  Accrual Period will be equal to the Bank Bill Rate for that monthly Accrual Period plus [ ]%. If the issuer trustee has not redeemed or attempted to redeem all of the notes and
                  redraw bonds by the Step-Up Date, then subject to the
                  following, the interest rate for the Class A-2 notes for each monthly Accrual Period commencing on or after that date will be equal to the Bank Bill Rate for that monthly Accrual Period plus [ ]%; and

            o     the interest rate for the Class A-3 notes for each quarterly
                  Accrual Period will be equal to EURIBOR for that quarterly
                  Accrual Period plus [ ]%. If the issuer trustee has not
                  redeemed or attempted to redeem all of the notes and redraw bonds by the Step-Up Date, then subject to the following, the interest rate for the Class A-3 notes for each quarterly
                  Accrual Period commencing on or after that date will be equal to EURIBOR for that quarterly Accrual Period plus [ ]%.

            If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and any redraw bonds on the Monthly
Distribution Date or Quarterly Distribution Date (as appropriate) on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the

                                      S-55

commencement of business on [January 25], 2005 at their Stated Amount rather than their Invested Amount, as described in "Optional Redemption of the Notes"
below, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then:

            o     the interest rate for the Class A-1 notes for each quarterly
                  Accrual Period commencing on or after that Quarterly
                  Distribution Date will be equal to LIBOR for that quarterly
                  Accrual Period plus [ ]%;

            o     the interest rate for the Class A-2 notes for each monthly
                  Accrual Period commencing on or after that Monthly
                  Distribution Date will be equal to the Bank Bill Rate for that monthly Accrual Period plus [ ]%; and

            o     the interest rate for the Class A-3 notes for each quarterly
                  Accrual Period commencing on or after that Quarterly
                  Distribution Date will be equal to EURIBOR for that quarterly
                  Accrual Period plus [ ]%.

            The interest rate for the Class B notes for each quarterly Accrual
Period will be equal to the Bank Bill Rate for that quarterly Accrual Period plus the margin applicable to the Class B notes. If redraw bonds are issued the interest rate applicable to them will be equal to the Bank Bill Rate plus a margin determined at the time of their issue. The interest rates for the Class B notes and the redraw bonds, if any, for each monthly or quarterly Accrual Period
(as applicable) are calculated by the manager.

            With respect to any Monthly Distribution Date or Quarterly
Distribution Date (as appropriate), interest on a note or any redraw bond will be calculated as the product of:

            o     the Invested Amount of that note or redraw bond as of the
                  first day of that Accrual Period, after giving effect to any payments of principal made with respect to such note or redraw bond on such day;

            o     the interest rate for such note or redraw bond for that
                  monthly or quarterly Accrual Period (as appropriate); and

            o     a fraction, the numerator of which is the actual number of days in the monthly or quarterly Accrual Period (as
                  appropriate), and the denominator of which is 360 days for the
                  Offered notes, or 365 days for the Class A-2 notes, the Class
                  B notes and any redraw bonds.

            Interest will accrue on any unpaid interest in relation to a note or redraw bond at the interest rate that applies from time to time to that note or redraw bond until that unpaid interest is paid.

CALCULATION OF LIBOR

            On the second day on which banks are open for business in London and
New York City (other than a Saturday, a Sunday or a public holiday in London and
New York City) before the beginning of each quarterly Accrual Period, the agent bank will determine LIBOR for the next quarterly Accrual Period.

                                      S-56

CALCULATION OF EURIBOR

            On the second TARGET Settlement Day before the beginning of each quarterly Accrual Period, the agent bank will determine EURIBOR for the next quarterly Accrual Period.

DETERMINATION OF THE AVAILABLE PRINCIPAL AMOUNT

            Payments of principal, including repayment of principal on the notes and redraw bonds, are made from the Available Principal Amount. The AVAILABLE
PRINCIPAL AMOUNT for a Determination Date and the following Monthly Distribution
Date means the aggregate of:

            o     the PRINCIPAL COLLECTIONS for the preceding Collection Period which are all amounts received during the Collection Period in respect of principal on the housing loans, except as described below, and includes principal to the extent that an obligation to pay principal on a housing loan is discharged by a right of set-off or right to combine accounts;

            o     the MORTGAGE INSURANCE PRINCIPAL PROCEEDS for the
                  Determination Date which are all amounts received by the
                  issuer trustee under a mortgage insurance policy which the manager determines should be accounted for in respect of a loss of principal and certain property restoration expenses on a housing loan;

            o     OTHER PRINCIPAL AMOUNTS which are amounts received in respect of principal on the housing loans including:

                  o     proceeds of the liquidation of a housing loan following
                        enforcement, other than amounts included in Finance
                        Charge Collections, received during the Collection
                        Period;

                  o     principal prepayments under the housing loans received
                        during the Collection Period;

                  o     certain damages or equivalent, including amounts paid by
                        Commonwealth Bank in respect of breaches of
                        representations or warranties in relation to the housing
                        loans, in respect of principal received from the
                        servicer or Commonwealth Bank or Homepath as a seller
                        during the Collection Period;

                  o     other damages received by the issuer trustee during the
                        Collection Period from the servicer, a seller or any
                        other person and allocated by the manager as Other
                        Principal Amounts;

                  o     amounts received upon a sale of the housing loans in
                        respect of principal if the trust terminates as
                        described under "Description of the Offered
                        Notes--Termination of a Trust" in the accompanying
                        prospectus;

                  o     in relation to the first Determination Date, the amount,
                        if any, by which subscription proceeds of the notes
                        exceed the aggregate of the principal outstanding on the
                        housing loans as at the cut-off date;

                  o     any amount rounded down on payments of principal on the
                        previous Monthly Distribution Date; and

                                      S-57

                  o     any other receipts in the nature of principal as
                        determined by the manager which have been received by
                        the Determination Date;

            o     PRINCIPAL CHARGE-OFF REIMBURSEMENT which is the amount of the
                  Available Income Amount for the Determination Date available to be applied towards unreimbursed principal charge-offs;

            o     PRINCIPAL DRAW REIMBURSEMENT which is the amount of the
                  Available Income Amount for the Determination Date available to be applied towards unreimbursed Principal Draws;

            o     STANDBY REDRAW FACILITY ADVANCE which is any advance to be made under the standby redraw facility on that Monthly
                  Distribution Date; and

            o      REDRAW BOND AMOUNT which is the total subscription proceeds of redraw bonds issued on the Determination Date or during the Collection Period, but after the immediately preceding
                   Determination Date.

DISTRIBUTION OF THE AVAILABLE PRINCIPAL AMOUNT
            On each Monthly Distribution Date or Quarterly Distribution Date,
the Available Principal Amount for that Monthly Distribution Date or Quarterly
Distribution Date is allocated in the following order of priority:

            o     first, repayment to Commonwealth Bank and Homepath of any
                  redraws and further advances under the housing loans, other than further advances which cause the related housing loan to be removed from the trust, made during or prior to the
                  Collection Period then ended and which are then outstanding;

            o     second, to be allocated to the Available Income Amount as a
                  Principal Draw to meet any net income shortfall;

            o     third, repayment to the standby redraw facility provider of the principal outstanding under the standby redraw facility as reduced by any principal charge-offs or increased by any
                  reimbursement of principal charge-offs on or prior to that
                  Monthly Distribution Date;

            o     fourth, equally amongst the redraw bonds in order of their issue until their Stated Amounts are reduced to zero on the basis that a redraw bond receives no principal repayment until the Stated Amount of all earlier issued redraw bonds has been reduced to zero;

            o     fifth:

                  o      while the currency swaps remain in place for the Class
                         A-1 notes and payments are being made under them by the
                         issuer trustee, to the currency swap provider under the
                         Class A-1 currency swap in respect of principal
                         repayments on the Class A-1 notes on that Monthly
                         Distribution Date (or if on a Monthly Distribution Date
                         which is not also a Quarterly Distribution Date, retain
                         such

                                      S-58

                         amount in the collections account or invest such amount
                         in Authorized Short-Term Investments as part of the
                         Class A-1 Principal Carryover Amount);

                  o      amongst the Class A-2 notes in respect of principal
                         repayments on the Class A-2 notes;

                  o      while the currency swaps remain in place for the Class
                         A-3 notes and payments are being made under them by the
                         issuer trustee, to the currency swap provider under the
                         Class A-3 currency swap in respect of principal
                         repayments on the Class A-3 notes on that Monthly
                         Distribution Date (or if on a Monthly Distribution Date
                         which is not also a Quarterly Distribution Date, retain
                         such amount in the collections account or invest such
                         amount in Authorized Short-Term Investments as part of
                         the Class A-3 Principal Carryover Amount); and

                  o      amongst the Class B notes in respect of principal
                         repayments on the Class B notes,

                  in the manner described below under the heading "Allocation of
                  Principal to the Notes" below; and

            o     sixth, while the currency swaps remain in place for the
                  Offered notes and payments are being made under them by the issuer trustee, firstly to the Class A Capital unitholder up to a maximum aggregate amount of A$1,000 for all such
                  distributions and secondly to the Class B Capital unitholder.

The issuer trustee shall only make a payment under the bullet points above to the extent that any Available Principal Amount remains from which to make the payment after amounts with priority to that payment have been distributed provided that the issuer trustee must not make any payment under bullet points four, five or six above on a Quarterly Distribution Date if the manager determines that the issuer trustee would have insufficient funds after making such payments to pay all amounts owed by the issuer trustee to the currency swap providers under the Class A-1 currency swap and the Class A-3 currency swap on that Quarterly Distribution Date.

ALLOCATION OF PRINCIPAL TO THE NOTES

            That part of the Available Principal Amount which is available on a
Monthly Distribution Date for repayment (or, in the case of the Class A-1 notes,
Class A-3 notes and Class B notes, to be retained in the collections account or invested in Authorized Short-Term Investments, on account of repayment, if that
Monthly Distribution Date is not also a Quarterly Distribution Date) of the
Stated Amount of the Class A notes and the Class B notes is applied as follows.

            The amount available for repayment of the Stated Amount of the notes, under the fifth bullet point above, is divided between NET PRINCIPAL
COLLECTIONS and NET UNSCHEDULED PRINCIPAL. The Net Principal Collections are the
remaining Principal Collections available after prior applications in the preceding four bullet points and the Net Unscheduled Principal is the remaining
Mortgage Insurance Principal Proceeds, Other Principal Amounts, Principal
Charge-Off Reimbursement, Standby Redraw Facility Advance, Redraw Bond Amount
and Principal Draw Reimbursement after prior applications in the preceding four bullet points. This is determined on the basis that in applying the Available
Principal Amount, the issuer trustee first applies the Mortgage Insurance
Principal Proceeds, the Other Principal Amounts, the Principal Charge-Off

                                      S-59

Reimbursement, the Standby Redraw Facility Advance, the Redraw Bond Amount and
the Principal Draw Reimbursement and then, only after these have been applied in full, applies the Principal Collections.

            The amount to be applied towards repayment of the Stated Amount of the Class A notes on a Monthly Distribution Date or a Quarterly Distribution
Date (as appropriate) is determined as follows:

            The amount to be applied to repayment is:

             ((NPC+NUP) x SACAN) +  (NUP x SACBN x SP)
                          -----            -----
                           SAN              SAN

            where:

            o     NPC is the Net Principal Collections;

            o     NUP is the Net Unscheduled Principal;

            o     SACAN is the aggregate of:

                  o       the aggregate Adjusted Stated Amount of the Class A-1
                          notes on the preceding Determination Date, converted
                          to Australian dollars at the US$ Exchange Rate;

                  o       the aggregate Stated Amount of the Class A-2 notes on
                          the preceding Determination Date; and

                  o       the aggregate Adjusted Stated Amount of the Class A-3
                          notes on the preceding Determination Date, converted
                          to Australian dollars at the Euro Exchange Rate;

            o     SACBN is the aggregate Adjusted Stated Amount of the Class B notes on the preceding Determination Date;

            o     SAN is the sum of the aggregate Adjusted Stated Amounts of the
                  Class A-1 notes, the Class A-3 notes and the Class B notes and the aggregate Stated Amount of the Class A-2 notes on the
                  preceding Determination Date, converted, in the case of the
                  Class A-1 notes, to Australian dollars at the US$ Exchange
                  Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro Exchange Rate; and

            o     SP is the Stepdown Percentage.

            The effect of the above calculation is that Class A noteholders are allocated their proportional share of the Net Principal Collections and the Net
Unscheduled Principal, based upon the Stated Amounts or Adjusted Stated Amounts
(as appropriate) of the notes, and are also allocated the Stepdown Percentage, which may vary between 0% and 100%, of the Class B noteholders' proportional share of the Net Unscheduled Principal. The remaining part of the Available
Principal Amount is applied towards repayment of the Stated Amount of the Class
B notes on a Quarterly Distribution Date. The effect of using the Adjusted
Stated Amount is to ensure that the relative proportional entitlements of the
Class A notes remain constant notwithstanding that Class A-2 notes receive principal distributions on a monthly rather than quarterly basis.

                                      S-60

            The amount to be applied towards repayment of the Stated Amounts or
Adjusted Stated Amounts (as appropriate) of the Class A notes on the Monthly
Distribution Date is allocated rateably:

            o  (i)     on each Monthly Distribution Date which is not also a
                       Quarterly Distribution Date, to be retained in the
                       collections account or invested in Authorized Short-Term
                       Investments to form part of the Class A-1 Principal
                       Carryover Amount; and

               (ii)    on each Monthly Distribution Date which is also a
                       Quarterly Distribution Date, together with the Class A-1
                       Principal Carryover Amount, to the Currency Swap provider
                       under the Class A-1 currency swap in respect of principal
                       repayments of the Class A-1 notes;

            o          on each Monthly Distribution Date, towards repayment
                       equally amongst the Class A-2 notes in repayment of the
                       Stated Amount of the Class A-2 notes;

            o  (i)     on each Monthly Distribution Date which is not also a
                       Quarterly Distribution Date, to be retained in the
                       collections account or invested in Authorized Short-Term
                       Investments to form part of the Class A-3 Principal
                       Carryover Amount; and

               (ii)    on each Monthly Distribution Date which is also a
                       Quarterly Distribution Date, together with the Class A-3
                       Principal Carryover Amount, to the Currency Swap provider
                       under the Class A-3 currency swap in respect of principal
                       repayments of the Class A-3 notes,

            until the Stated Amount of the Class A notes is reduced to zero.

            The balance of the Net Principal Collections and the Net Unscheduled
Principal, on a Monthly Distribution Date which is not a Quarterly Distribution
Date, is retained in the collections account or invested in Authorized
Short-Term Investments to form part of the Class B Principal Carryover Amount and on a Quarterly Distribution Date is applied together with the Class B
Principal Carryover Amount equally amongst the Class B notes in reduction of the
Stated Amount of the Class B notes until the Stated Amount of the Class B notes is reduced to zero.

REDRAWS AND FURTHER ADVANCES

            Commonwealth Bank and Homepath may each make redraws and further advances to borrowers under the housing loans. Commonwealth Bank and Homepath are entitled to be reimbursed by the issuer trustee for redraws and further advances which exceed the scheduled principal balance of the housing loan by no more than one scheduled monthly installment on the housing loan. Commonwealth
Bank and Homepath, as applicable, will be reimbursed from the Available
Principal Amount including proceeds of advances under the standby redraw facility and proceeds from the issue of redraw bonds.

            Where Commonwealth Bank or Homepath makes further advances which exceed the scheduled principal balance of a housing loan by more than one scheduled monthly installment, then Commonwealth Bank or Homepath, as applicable, will repurchase the housing loan from the pool.

                                      S-61

STANDBY REDRAW FACILITY

            If the manager determines that there is a redraw shortfall on a
Determination Date, the manager may direct the issuer trustee in writing to make a drawing under the standby redraw facility on a Monthly Distribution Date equal to the lesser of the redraw shortfall and the unutilized portion of the redraw limit, if any.

            A redraw shortfall is the amount by which the redraws and further advances to be repaid to the sellers on that Monthly Distribution Date exceed the aggregate of the Principal Collections, the Mortgage Insurance Principal
Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement
and the Principal Draw Reimbursement in relation to that Monthly Distribution
Date less the amount of any Principal Draw on that Monthly Distribution Date.

ISSUE OF REDRAW BONDS

            If prior to a Determination Date the manager considers that the aggregate of the Principal Collections, the Mortgage Insurance Principal
Proceeds, the Other Principal Amounts, the Principal Charge-Off Reimbursement
and the Principal Draw Reimbursement in relation to the Determination Date, less the amount of any Principal Draw on the following Monthly Distribution Date, and the Standby Redraw Facility Advance that will be available to be made with respect to that Monthly Distribution Date are likely to be insufficient to pay in full the manager's estimate of:

            o     the redraws and further advances to be repaid to Commonwealth
                  Bank or Homepath on that Monthly Distribution Date; and

            o     the outstanding principal under the standby redraw facility as reduced by any principal charge-offs or increased by any
                  reimbursement of principal charge-offs prior to that Monthly
                  Distribution Date,

the manager may direct the issuer trustee to issue redraw bonds.

            The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following Monthly Distribution Date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds expected on that Monthly Distribution Date, the aggregate Stated Amount of all redraw bonds will not exceed on that Monthly Distribution Date A$50 million or such other amount agreed between the manager and the rating agencies and notified to the issuer trustee.

            Before issuing any redraw bonds, the issuer trustee must receive written confirmation from each rating agency that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond. The redraw bonds will be denominated in Australian dollars and issued only in Australia.

PRINCIPAL CHARGE-OFFS

            In certain circumstances, amounts which are unrecoverable under a housing loan will be absorbed by reducing the Stated Amount of a note or redraw bond or by reducing the principal outstanding in respect of the standby redraw facility. That reduction of the Stated Amount of a note or redraw bond or the principal outstanding of the standby redraw facility is referred to as a principal charge-off.

                                      S-62

APPLICATION OF PRINCIPAL CHARGE-OFFS

            If on a Determination Date preceding a Quarterly Distribution Date, the manager determines that a principal loss should be accounted for in respect of a housing loan, after taking into account proceeds of enforcement of that housing loan and its securities, any relevant payments under a mortgage insurance policy or damages from the servicer, Commonwealth Bank or Homepath, that principal loss will be allocated in the following order:

            o     first, equally amongst the Class B notes until the Stated
                  Amount of the Class B notes is reduced to zero; and

            o     secondly, rateably as follows amongst the following according to, in the case of the notes or redraw bonds, their Stated
                  Amount converted, in the case of the Class A-1 notes, to
                  Australian dollars at the US$ Exchange Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro
                  Exchange Rate:

                  o      the Class A-1 notes;

                  o      the Class A-2 notes;

                  o      the Class A-3 notes;

                  o      the redraw bonds; and

                  o      the principal outstanding of the standby redraw
                         facility,

            until the Stated Amounts of the Class A notes, the redraw bonds, and the principal outstanding of the standby redraw facility is reduced to zero.

            To the extent allocated, the principal loss will reduce the Stated
Amount of the notes and redraw bonds and will reduce the principal outstanding of the standby redraw facility as from the following Quarterly Distribution
Date. The principal loss allocated is an Australian dollar amount. Where this is allocated to an Offered note, the Stated Amount of the Offered note is reduced by an equivalent US dollar amount converted at the US$ Exchange Rate, in the case of the Class A-1 notes, or an equivalent Euro amount converted at the Euro
Exchange Rate, in the case of the Class A-3 notes.

REIMBURSEMENTS OF PRINCIPAL CHARGE-OFFS

            Principal charge-offs may be reimbursed on a subsequent Quarterly
Distribution Date where there is excess available income after payment of all fees and expenses of the trust and interest on that Quarterly Distribution Date and reimbursement of any unreimbursed Principal Draws. Reimbursement of principal charge-offs will only occur to the extent that there are unreimbursed principal charge-offs and will be allocated in the following order:

            o     first, rateably amongst the following according to their
                  unreimbursed principal charge-offs converted, in the case of the Class A-1 notes, to Australian dollars at the US$ Exchange
                  Rate, and in the case of the Class A-3 notes, to Australian dollars at the Euro Exchange Rate:

                 o      the Class A-1 notes;

                 o      the Class A-2 notes;

                 o      the Class A-3 notes;

                 o      the redraw bonds; and

                                      S-63

                 o      the principal outstanding of the standby redraw
                        facility,

            in reduction of their unreimbursed charge-offs until these are reduced to zero; and

            o     second, equally amongst the Class B notes until the
                  unreimbursed charge-offs of the Class B notes are reduced to zero.

            A reimbursement of a principal charge-off on a note or redraw bond will increase the Stated Amount of that note or redraw bond and a reimbursement of a principal charge-off on the standby redraw facility will increase the principal outstanding of the standby redraw facility but the actual funds allocated in respect of the reimbursement will be distributed as described in
"Distribution of the Available Principal Amount" above.

            The amounts allocated for reimbursement of principal charge-offs are
Australian dollar amounts. Where such an amount is allocated to an Offered note, the Stated Amount of the Offered note is increased by an equivalent US dollar amount converted at the US$ Exchange Rate, in the case of a Class A-1 note, or an equivalent Euro amount converted at the Euro Exchange Rate, in the case of a
Class A-3 note.

OPTIONAL REDEMPTION OF THE NOTES

            The issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and any redraw bonds at their then
Invested Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any Quarterly
Distribution Date falling on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on [January
25], 2005.

            The issuer trustee may redeem the notes and redraw bonds at their
Stated Amounts instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an
Extraordinary Resolution of noteholders and redraw bondholders together.
However, the issuer trustee will not and the manager will not direct the issuer trustee to redeem the notes or redraw bonds unless the issuer trustee is in a position on the relevant Quarterly Distribution Date to repay the then Invested
Amounts or the Stated Amounts, as required, of the notes and the redraw bonds together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or redraw bonds if the charge under the security trust deed were enforced.

            If the issuer trustee, at the direction of the manager, proposes to exercise its option to redeem the notes and redraw bonds on a Quarterly
Distribution Date on or after the date on which the total principal outstanding on the housing loans is less than 10% of the total principal outstanding on the housing loans at the commencement of business on [January 25], 2005 at their
Stated Amounts rather than their Invested Amounts, as described above, but is unable to do so because, following a meeting of noteholders and redraw bondholders convened under the provisions of the security trust deed by the manager for this purpose, the noteholders and redraw bondholders have not approved by an Extraordinary Resolution the redemption of the notes and redraw bonds at their Stated Amounts, then the margins for the Offered notes for each
Accrual Period commencing on or after that Quarterly Distribution Date will remain at, or if that Quarterly Distribution Date is after the Step-Up Date revert to, the margins applying at the closing date.

                                      S-64

            Holders of the Offered notes must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

FINAL MATURITY DATE

            Unless previously redeemed, the issuer trustee must redeem the notes and any redraw bonds by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and redraw bond on or by the Quarterly
Distribution Date falling in [May, 2036]. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days of the due date for payment, other than amounts due to the Class B noteholders, will be an event of default under the security trust deed.

REPORTS TO NOTEHOLDERS
              On the Business Day immediately prior to each Quarterly
Distribution Date, the manager will deliver to the principal paying agent, the note trustee, the issuer trustee and the Offered noteholders, a quarterly servicing report containing the following information for the relevant periods or dates specified in the report:

      o     the Invested Amount and the Stated Amount of each class of notes;

      o     the interest payments and principal distributions on each class of notes;

      o     the Available Income Amount;

      o     the aggregate of all seller advances made during the preceding
            Collection Period;

      o     the redraw shortfall, if any;

      o     the gross income shortfall, if any, and the net income shortfall, if any;

      o     the liquidity facility advances, if any, for that Quarterly
            Distribution Date, together with the outstanding liquidity facility advances as at the preceding Determination Date;

      o     the Principal Draw, if any;

      o     the Available Principal Amount;

      o     the Principal Collections;

      o     the Standby Redraw Facility Advance;

      o     the Redraw Bond Amount;

      o     the principal charge-off in relation to the preceding Determination
            Date;

      o     the Other Principal Amounts;

      o     the Principal Draw Reimbursement, if any;

      o     the Principal Charge-Off Reimbursement, if any;

      o     the principal charge-offs, if any, allocated to each class of notes and the standby redraw facility principal;

      o     the Principal Charge-Off Reimbursement, if any, allocated to each class of notes and the standby redraw facility principal;

      o     the note factor for each class of notes and redraw bonds, which is the aggregate of the Invested Amount of the class of notes or redraw bonds less all principal payments on that class of notes or redraw bonds to be made on that Quarterly Distribution Date,

                                      S-65

            divided by the aggregate initial Invested Amount for that class of notes or redraw bonds;

      o     if relevant, the threshold rate at that Quarterly Distribution Date;

      o     the interest rates on each class of notes and redraw bonds for the related Accrual Period;

      o     scheduled and unscheduled payments of principal on the housing loans;

      o     the aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans; and

      o     delinquency, mortgagee in possession and loss statistics with respect to the housing loans.

              As described in "Description of the Offered Notes--Reports to
Noteholders" in the accompanying prospectus, unless and until definitive Offered notes are issued, beneficial owners of the Offered notes will receive reports and other information provided for under the transaction documents only if, when and to the extent provided by DTC and its participating organizations, in the case of the Class A-1 notes or, Clearstream, Luxembourg or Euroclear and their participating organizations, in the case of the Class A-3 notes.

            For so long as any of the Offered notes are listed on the Irish
Stock Exchange and the rules of the Irish Stock Exchange so require, all notices to Offered noteholders will be filed with the Irish Stock Exchange.

              The manager may also arrange for information in relation to the notes, the trust or the housing loans to be published on the electronic information system made available to subscribers by Bloomberg L.P. or a similar electronic reporting service.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

THE SECURITY TRUST DEED

GENERAL

            The issuer trustee will grant a floating charge, registered with the
Australian Securities and Investments Commission, over all of the trust assets in favor of the security trustee. The floating charge will secure the Secured
Moneys owing to the noteholders, the redraw bondholders, the servicer, the note trustee in its personal capacity and for and on behalf of the holders of the
Offered notes, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider. These secured parties are collectively known as the SECURED CREDITORS.

            The security trustee will act as trustee on behalf of the Secured
Creditors as described in "Description of the Transaction Documents--The
Security Trust Deed" in the accompanying prospectus. Under the security trust deed, if there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors and the interests of the noteholders and redraw bondholders as a whole, the security trustee must give priority to the interests of the noteholders and redraw bondholders. In addition, the security trustee must give priority to the interests of the Class
A noteholders and redraw bondholders if, in the security trustee's opinion, there is a conflict between the interests of Class A noteholders and redraw

                                      S-66

bondholders and the interests of the Class B noteholders or other persons entitled to the benefit of the charge.

VOTING PROCEDURES

            For the purposes of "Description of the Transaction Documents--The
Security Trust Deed--Voting Procedures" in the accompanying prospectus, at any meeting of Voting Secured Creditors a poll is demanded, every person who is present will have one vote for every A$10 of Secured Moneys owing to it, converted, in the case of the Class A-1 noteholders, to Australian dollars at either the US$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-1 currency swap, and in the case of the Class A-3 noteholders, to Australian dollars at either the Euro
Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-3 currency swap, in each case, whichever produces the lowest amount in Australian dollars.

VOTING ENTITLEMENTS

            For the purposes of the definition of "Voting Entitlements" in the accompanying prospectus, Secured Moneys in respect of the Class A-1 note will be converted to Australian dollars at either the US$ Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the
Class A-1 currency swap, and Secured Moneys in respect of the Class A-3 note will be converted to Australian dollars at either the Euro Exchange Rate or the spot rate used for the calculation of amounts payable on the early termination of the Class A-3 currency swap, in each case, whichever produces the lowest amount in Australian dollars.

INDEMNIFICATION

            The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

PRIORITIES UNDER THE SECURITY TRUST DEED

            The proceeds from the enforcement of the charge are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and subject to the application of proceeds of the termination of the currency swap as described in the next paragraph:

            o     first, rateably to pay amounts owing or payable under the
                  security trust deed to indemnify the security trustee, the manager, the note trustee and the receiver against all loss and liability incurred by such parties in acting under the security trust deed, except the receiver's remuneration, and in payment of the Prior Interest;

            o     second, to pay rateably any fees and any liabilities, losses, costs, claims, expenses, actions, damages, demands, charges, stamp duties and other taxes due to the security trustee, the note trustee or any paying agent or note registrar and the receiver's remuneration;

                                      S-67

            o     third, to pay rateably other outgoings and liabilities that the receiver, the security trustee or the note trustee have incurred in acting under the security trust deed, and, in the case of the note trustee, under the note trust deed;

            o     fourth, to pay any security interests over the assets of the trust of which the security trustee is aware having priority to the charge under the security trust deed, other than the
                  Prior Interest, in the order of their priority;

            o     fifth, to pay:

                  o     the Class A-1 noteholders the proceeds, if any, of any
                        termination payment received from the currency swap
                        provider in respect of the Class A-1 currency swap
                        toward satisfaction of any Secured Moneys owing in
                        relation to the Class A-1 notes; and

                  o     the Class A-3 noteholders the proceeds, if any, of any
                        termination payment received from the currency swap
                        provider in respect of the Class A-3 currency swap
                        toward satisfaction of any Secured Moneys owing in
                        relation to the Class A-3 notes;

            o     sixth, to pay rateably:

                  o     the Class A-1 noteholders the balance, if any, of the
                        Class A-1 Principal Carryover Amount toward satisfaction
                        of any Secured Moneys owing in relation to the Class A-1
                        notes; and

                  o     the Class A-3 noteholders the balance, if any, of the
                        Class A-3 Principal Carryover Amount toward satisfaction
                        of any Secured Moneys owing in relation to the Class A-3
                        notes;

            o     seventh, to pay rateably:

                  o     the Class A-1 noteholders the balance, if any, of the
                        Income Carryover Amount as at the Monthly Distribution
                        Date immediately preceding enforcement of the charge
                        towards satisfaction of any accrued but unpaid interest
                        on the Class A-1 notes; and

                  o     the Class A-3 noteholders the balance, if any, of the
                        Income Carryover Amount as at the Monthly Distribution
                        Date immediately preceding enforcement of the charge
                        towards satisfaction of any accrued but unpaid interest
                        on the Class A-3 notes;

            o     eighth, to pay the liquidity facility provider any unutilized cash collateral lodged with the issuer trustee by the
                  liquidity facility provider and any unpaid interest on that cash collateral;

            o     ninth, to pay rateably:

                  o     the sellers any unpaid Accrued Interest Adjustment; and

                                      S-68

                  o     the fixed rate swap provider and the basis swap provider
                        amounts in respect of collateral or prepayments owing
                        under the fixed rate swaps or basis swaps;

            o     tenth, to pay rateably:

                  o     the Class A noteholders and redraw bondholders all other
                        Secured Moneys owing in relation to the Class A notes
                        and redraw bonds to be applied as follows:

                        o     first, rateably towards all unpaid interest on the
                              Class A notes and redraw bonds; and

                        o     second, rateably to reduce the Stated Amount of
                              the Class A notes and redraw bonds;

                  o     any other Secured Moneys owing to the liquidity facility
                        provider;

                  o     any Secured Moneys owing to the standby redraw facility
                        provider provided that for this purpose the Secured
                        Moneys owing in respect of the principal component of
                        the standby redraw facility will exclude unreimbursed
                        principal charge-offs;

                  o     rateably all other Secured Moneys owing to each swap
                        provider; and

                  o     all unpaid redraws and further advances owing to
                        each seller;

            o     eleventh, to pay rateably to the Class A noteholders, the
                  redraw bondholders and the standby redraw facility provider all unreimbursed principal charge-offs constituting remaining
                  Secured Moneys owing in respect of the Class A notes, the
                  redraw bonds and the standby redraw facility;

            o     twelfth, if there are still Secured Moneys owing in respect of the Offered notes, after the application of the preceding
                  paragraphs, to pay the remaining Secured Moneys owing in
                  relation to the Offered notes;

            o     thirteenth, equally to the Class B noteholders in respect of
                  Secured Moneys owing in relation to the Class B notes;

            o     fourteenth, to pay rateably to each Secured Creditor any
                  monetary liabilities owing to that Secured Creditor under any transaction document and not satisfied under the preceding paragraphs;

            o     fifteenth, to pay subsequent security interests over the
                  assets of the trust of which the security trustee is aware, in the order of their priority; and

            o     sixteenth, to pay any surplus to the issuer trustee to be
                  distributed in accordance with the terms of the master trust deed and the series supplement. The surplus will not carry interest as against the security trustee.

                                      S-69

            Any proceeds from the termination of the currency swaps must be applied first in accordance with the fifth bullet point above, with any remaining proceeds to be applied in accordance with the order of priority set out above.

            Payments to Class A-1 noteholders will be effected in US$ obtained by the security trustee either from a US$ termination payment received from the currency swap provider in respect of the Class A-1 currency swap or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate. Payments to Class A-3 noteholders will be effected in Euro obtained by the security trustee either from a Euro termination payment received from the currency swap provider in respect of the Class A-3 currency swap or by converting the A$ available for such payments, based on the priority set out above, at the spot exchange rate.

            For the purpose of bullets points five, six, seven, ten and eleven above, the Secured Moneys owing, in the case of the Class A-1 notes, will be converted from US dollars to Australian dollars at the US$ Exchange Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-1 currency swap and, in the case of the Class A-3 notes, will be converted from Euro to Australian dollars at the Euro Exchange
Rate or the spot exchange rate used for the calculation of any termination payment upon the termination of the Class A-3 currency swap, as determined by the security trustee in each case, which ever rate produces the lesser amount of
Australian dollars.

            Upon enforcement of the security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the noteholders and redraw bondholders. Any claims of the noteholders and redraw bondholders remaining after realization of the security and application of the proceeds shall be extinguished.

THE INTEREST RATE SWAPS

PURPOSE OF THE INTEREST RATE SWAPS

            Collections in respect of interest on the variable rate housing loans will be calculated based on Commonwealth Bank's or Homepath's, as appropriate, administered variable rates. Collections in respect of interest on the fixed rate housing loans will be calculated based on the relevant fixed rates. However, the payment obligations of the issuer trustee on the Class A-2 notes, the Class B notes and under the currency swaps are calculated by reference to the relevant Bank Bill Rate. To hedge these interest rate exposures, the issuer trustee will enter into basis swaps with the basis swap provider and fixed rate swaps with the fixed rate swap provider. The basis swaps and the fixed rate swaps will be governed by a standard form ISDA Master
Agreement, as amended by a supplementary schedule and confirmed by written confirmations in relation to each swap. The initial basis swaps provider and fixed rate swaps provider will be Commonwealth Bank of Australia, Level 7, 48
Martin Place, Sydney NSW 2000, Australia.

BREAK COSTS

            If a borrower prepays a loan subject to a fixed rate of interest, or otherwise terminates a fixed rate period under a housing loan, the issuer trustee will normally be entitled to receive from the borrower a break cost.

            A break cost is currently payable by the borrower to the issuer trustee where the terminated fixed rate under the housing loan is greater than the current equivalent fixed rate product offered by Commonwealth Bank for the remaining term of the housing loan. Under

                                      S-70

Commonwealth Bank's current policies and procedures, prepayments of up to
$10,000 in any 12 month period may be made by a borrower without incurring break costs, see "Commonwealth Bank Residential Loan Program--Special Features of the
Housing Loans--Early Repayment" in the accompanying prospectus.

            The method for calculation of break costs may change from time to time according to the business judgment of the servicer.

SCHEDULED TERMINATION OF INTEREST RATE SWAPS

            The fixed rate swaps are scheduled to terminate on the earlier of the date that all the notes have been redeemed in full and the termination of the trust. The basis swaps are scheduled to terminate on the earlier of the same dates and the date the interest rates on the Class A notes increase following the Step-Up Date, provided that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due. See
"Description of the Transaction Documents--Servicing of the Housing
Loans--Administer Interest Rates" in the accompanying prospectus in relation to the servicer's obligations with respect to interest rates on the variable rate housing loans if the basis swaps are terminated.

TERMINATION BY THE BASIS SWAP AND FIXED RATE SWAP PROVIDERS

            The basis swap provider and fixed rate swap provider will each have the right to terminate the basis swaps and the fixed rate swaps, respectively, in the following circumstances:

            o     if the issuer trustee fails to make a payment under the swap within 10 days after notice of failure is given to the issuer trustee;

            o     if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material
                  provision of the relevant basis swap or fixed rate swap.
                  However, only a swap affected by the illegality may be
                  terminated and each party affected by the illegality must make efforts to transfer its rights and obligations to avoid this illegality; or

            o     in the case of the basis swaps only, at any time at the
                  election of the basis swap provider provided that at the date of termination the weighted average of the variable rates
                  charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the
                  housing loans and the transaction documents, to ensure that the issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

TERMINATION BY THE ISSUER TRUSTEE

            The issuer trustee will have the right to terminate the basis swaps or the fixed rate swaps in the following circumstances:

            o     if the swap provider fails to make a payment within 10 days after notice of failure is given to the swap provider; or

                                      S-71

            o     if due to a change in law it becomes illegal for either party to make or receive payments, perform its obligations under any credit support document or comply with any other material
                  provision of the relevant basis swap or fixed rate swap.
                  However, only a swap affected by the illegality may be
                  terminated and each party affected by the illegality must make certain efforts to transfer its rights and obligations to
                  avoid this illegality.

FIXED RATE SWAP PROVIDER DOWNGRADE

            If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the fixed rate swap provider does not have:

            o     a short term credit rating of at least A-1 by Standard &
                  Poor's; and

            o     either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by Moody's,

               the fixed rate swap provider must where it ceases to have a short term credit rating of at least A-1 from Standard & Poor's or where it ceases to have either a short term credit rating of at least P-1 or a long term credit rating of at least A2 by
                   Moody's:

            o     enter into an agreement novating its rights and obligations under the fixed rate swaps to a replacement counterparty
                  acceptable to the manager and which each rating agency
                  confirms will not result in a reduction or withdrawal of any credit rating assigned by it to the notes or redraw bonds;

            o     lodge cash collateral in an amount determined by the relevant rating agencies or, in certain circumstances, determined under the fixed rate swaps; or

            o     enter into other arrangements satisfactory to the manager
                  which each rating agency confirms will not result in a
                  reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

            The fixed rate swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

BASIS SWAP PROVIDER DOWNGRADE

            If, as a result of the withdrawal or downgrade of its credit rating by any rating agency, on any Determination Date the basis swap provider does not have:

            o     a short term credit rating of at least A-1 by Standard &
                  Poor's; and

            o     a short term credit rating of at least P-1 by Moody's,

the basis swap provider must:

            o     prepay the amount that is expected to be due, as determined by the manager, from the basis swap provider to the issuer
                  trustee on the next Monthly Distribution Date or Quarterly
                  Distribution Date (as appropriate); or

                                      S-72

            o     enter into other arrangements satisfactory to the issuer
                  trustee and the manager which each rating agency confirms will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds.

            The basis swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in either of the above manners as it elects from time to time.

TERMINATION PAYMENTS

            Upon termination of the fixed rate swaps, a termination payment will be due from the issuer trustee to the fixed rate swap provider or from the fixed rate swap provider to the issuer trustee.

            The termination payment in respect of a fixed rate swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of a fixed rate swap.

            No termination payment will be payable in respect of the termination of a basis swap.

            If a basis swap terminates then, unless and until the issuer trustee has entered into a replacement basis swap or other arrangements which the rating agencies have confirmed will not result in a reduction, qualification or withdrawal of the credit ratings assigned to the notes or redraw bonds, the servicer must adjust the rates of interest on the mortgage interest saver accounts and, if necessary, the housing loans as described in "Description of the Transaction Documents--Servicing of the Housing Loans--Administer Interest
Rates" in the accompanying prospectus.

THE CURRENCY SWAPS

PURPOSE OF THE CURRENCY SWAPS

            Collections on the housing loans and receipts under the basis swaps and the fixed rate swaps will be denominated in Australian dollars. However, the payment obligations of the issuer trustee on the Class A-1 notes are denominated in United States dollars and the payment obligations of the issuer trustee on the Class A-3 notes are denominated in Euro. In addition, receipts by the issuer trustee under the basis swaps and the fixed rate swaps are calculated by reference to the relevant Bank Bill Rate but the interest obligations of the issuer trustee with respect to the Class A-1 notes are calculated by reference to LIBOR and the interest obligations of the issuer trustee with respect to the
Class A-3 notes are calculated by reference to EURIBOR. To hedge these currency and interest rate exposures, the issuer trustee will enter into a currency swap in respect of the Class A-1 notes, the CLASS A-1 CURRENCY SWAP, and a currency swap in respect of the Class A-3 notes, the CLASS A-3 CURRENCY SWAP, with the currency swap provider. The Class A-1 currency swap and the Class A-3 currency swap will be governed by a standard form ISDA Master Agreement, as amended by a supplementary schedule and a credit support annex, which together act as a separate agreement in respect of each trust established under the master trust deed, and will each be confirmed by a written confirmation. The initial currency swaps provider will be Commonwealth Bank, Level 7, 48 Martin Place, Sydney NSW
2000, Australia.

                                      S-73

PRINCIPAL PAYMENTS UNDER THE CLASS A-1 CURRENCY SWAP

            On the closing date, the issuer trustee will pay the currency swap provider under the Class A-1 currency swap the US dollar proceeds of issue of the Class A-1 notes. In return, the currency swap provider will pay to the issuer trustee under the Class A-1 currency swap the Australian dollar equivalent of the proceeds of issue of the Class A-1 notes converted at the US$
Exchange Rate.

            On each Quarterly Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A-1 currency swap the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-1 notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the US dollar equivalent of that amount converted at the US$ Exchange Rate for distribution to the Class
A-1 noteholders in accordance with the agency agreement in reduction of the
Stated Amount of the Class A-1 notes.

PRINCIPAL PAYMENTS UNDER THE CLASS A-3 CURRENCY SWAP

            On the closing date, the issuer trustee will pay the currency swap provider under the Class A-3 currency swap the Euro proceeds of issue of the
Class A-3 notes. In return, the currency swap provider will pay to the issuer trustee under the Class A-3 currency swap the Australian dollar equivalent of the proceeds of issue of the Class A-3 notes converted at the Euro Exchange
Rate.

            On each Quarterly Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A-3 currency swap the Australian dollar amount available to be applied towards repayment of the Stated Amount of the Class A-3 notes. In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee the Euro equivalent of that amount converted at the Euro Exchange Rate for distribution to the Class
A-3 noteholders in accordance with the agency agreement in reduction of the
Stated Amount of the Class A-3 notes.

INTEREST PAYMENTS UNDER THE CLASS A-1 CURRENCY SWAP

            On each Quarterly Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A-1 currency swap an aggregate amount, the A$ CLASS A-1 FLOATING AMOUNT, calculated by reference to the
Australian dollar equivalent of the aggregate Invested Amount of the Class A-1 notes as at the preceding Quarterly Distribution Date converted at the US$
Exchange Rate and the relevant Bank Bill Rate plus a margin.

            In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-1 notes on that Quarterly Distribution
Date for distribution to Class A-1 noteholders in accordance with the agency agreement.

            If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment under the Class A-1 currency swap, the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the Class A-1 currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount under the Class A-1 currency swap on a Quarterly
Distribution Date is described in "Description of the

                                      S-74

Offered Notes--Distribution of the Available Income Amount". A failure of the issuer trustee to pay an amount owing under the Class A-1 currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

INTEREST PAYMENTS UNDER THE CLASS A-3 CURRENCY SWAP

            On each Quarterly Distribution Date, the issuer trustee will pay to the currency swap provider under the Class A-3 currency swap an aggregate amount, the A$ CLASS A-3 FLOATING AMOUNT, calculated by reference to the
Australian dollar equivalent of the aggregate Invested Amount of the Class A-3 notes as at the preceding Quarterly Distribution Date converted at the Euro
Exchange Rate and the relevant Bank Bill Rate plus a margin.

            In return, the currency swap provider will pay to the principal paying agent on behalf of the issuer trustee amounts in aggregate equal to the interest due in respect of the Class A-3 notes on that Quarterly Distribution
Date for distribution to Class A-3 noteholders in accordance with the agency agreement.

            If the issuer trustee does not have sufficient funds under the series supplement to pay the full amount owing to the currency swap provider in respect of the above payment under the Class A-3 currency swap, the currency swap provider is not required to make the corresponding payments to the principal paying agent and, after the applicable grace period, the currency swap provider may terminate the Class A-3 currency swap. The manner of determining whether the issuer trustee will have sufficient funds to pay the currency swap provider that amount under the Class A-3 currency swap on a Quarterly
Distribution Date is described in "Description of the Offered
Notes--Distribution of the Available Income Amount". A failure of the issuer trustee to pay an amount owing under the Class A-3 currency swap, if not remedied within the applicable grace period, will be an event of default under the security trust deed.

SCHEDULED TERMINATION OF CURRENCY SWAPS

            The Class A-1 currency swap and the Class A-3 currency swap are scheduled to terminate on the earlier of the date that all the Class A-1 notes or the Class A-3 notes, as applicable, have been redeemed in full and the final maturity date of the Class A-1 notes or the Class A-3 notes, as applicable.

TERMINATION BY THE CURRENCY SWAP PROVIDER

            The currency swap provider will have the right to terminate the currency swaps in the following circumstances:

            o     if the issuer trustee fails to make a payment under the
                  currency swaps within 10 days after notice of failure is given to the issuer trustee;

            o     if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its
                  obligations under any credit support document or comply with any other material provision of the currency swaps. However, if the currency swap provider is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

                                      S-75

            o     if due to any action taken by a taxation authority or a change in tax law the currency swap provider is required to receive payments from which amounts have been withheld or deducted on account of tax. However, the currency swap provider will only have the right to terminate the currency swaps if the note trustee is satisfied that all amounts owing to Offered
                  noteholders will be paid in full on the date on which the
                  Offered notes are to be redeemed. In addition, whether or not the currency swap provider can terminate the currency swaps, following the occurrence of such an event, the currency swap provider may transfer the currency swaps to another
                  counterparty, provided that each rating agency has confirmed that this will not result in there being a reduction,
                  qualification or withdrawal of any credit rating assigned by it to the Offered notes;

            o     if certain bankruptcy related events occur in relation to the issuer trustee; and

            o     if an event of default occurs under the security trust deed and the security trustee has declared the Offered notes
                  immediately due and payable.

TERMINATION BY THE ISSUER TRUSTEE

            The issuer trustee will have the right to terminate the currency swaps in the following circumstances:

            o     if the currency swap provider fails to make a payment under the currency swaps within 10 days after notice of failure is given to the currency swap provider;

            o     if certain bankruptcy related events occur in relation to the currency swap provider;

            o     if the currency swap provider merges with, or otherwise
                  transfers all or substantially all of its assets to, another entity and the new entity does not assume all of the
                  obligations of the currency swap provider under the currency swaps;

            o     if due to a change in or a change in interpretation of law it becomes illegal other than as a result of the introduction of certain exchange controls by an Australian governmental body for either party to make or receive payments, perform its
                  obligations under any credit support document or comply with any other material provision of the currency swaps. However, if the issuer trustee is the party affected by the illegality, it must make efforts to transfer its rights and obligations to avoid this illegality;

            o     if due to any action taken by a taxation authority or a change in tax law the issuer trustee is required to receive payments from which amounts have been withheld or deducted on account of tax;

            o     if as a result of the currency swap provider merging with, or otherwise transferring all or substantially all of its assets to another entity, the issuer trustee is required to receive payments from which a deduction or withholding has been made on account of a non-resident withholding tax liability and no entitlement to a corresponding gross-up arises other than as a result of its failure to perform certain tax covenants, or, in certain circumstances, a breach of its tax representations;

                                      S-76

            o     if the currency swap provider fails to comply with its
                  obligations described in "Currency Swap Provider Downgrade"
                  below following a downgrade of its credit ratings, and that failure is not remedied within 10 Business Days of notice of the failure being given to the currency swap provider or such longer period as the issuer trustee and the manager agree and the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offered notes; and

            o     if an event of default occurs under the security trust deed and the security trustee has declared the Offered notes
                  immediately due and payable.

            The issuer trustee may only terminate the currency swaps with the prior written consent of the note trustee.

TERMINATION BY THE NOTE TRUSTEE

            If following an event that allows the issuer trustee to terminate the currency swaps the issuer trustee does not terminate the currency swaps, the note trustee may terminate the currency swaps.

CURRENCY SWAP PROVIDER DOWNGRADE

            If, as a result of the withdrawal or downgrade of the currency swap provider's credit rating by any rating agency, the currency swap provider does not have:

            o     a short term credit rating of at least A-1+ by Standard &
                  Poor's; and

            o     a long term credit rating of at least A2 by Moody's and a
                  short term credit rating of at least P-1 by Moody's,

the currency swap provider must within:

            o     30 Business Days, if the currency swap provider still has a short term credit rating of at least A-1 by Standard & Poor's, and both a long term credit rating of at least A3 by Moody's and a short term credit rating of at least P-1 by Moody's; or

            o     5 Business Days, in any other case,

or, in either case, such greater period as is agreed to in writing by the relevant rating agency, at their cost and at their election:

            o     if the short term credit rating by Standard & Poor's is
                  greater than or equal to A-1, lodge collateral as determined under the currency swaps and the credit support annex;

            o     enter into an agreement novating the currency swaps to a
                  replacement counterparty acceptable to the manager and which each rating agency has confirmed will not result in there
                  being a reduction, qualification or withdrawal of any credit rating assigned by it to the Offered notes; or

            o     enter into other arrangements which each rating agency has confirmed will not result in there being a reduction,
                  qualification or withdrawal of any credit rating assigned by it to the Offered notes.

                                      S-77

            The currency swap provider may satisfy its obligations following a withdrawal or downgrade of a credit rating in any of the above manners as it elects from time to time.

            If the currency swap provider lodges cash collateral with the issuer trustee, any interest or income on that cash collateral will be paid to the currency swap provider.

TERMINATION PAYMENTS

            Upon termination of the currency swaps, a termination payment will be due from the issuer trustee to the currency swap provider or from the currency swap provider to the issuer trustee in respect of each currency swap.

            The termination payment in respect of each currency swap will be determined, if possible, on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the applicable currency swap.

            If termination payments are due from the currency swap provider to the issuer trustee, they will be denominated in US dollars in respect of the
Class A-1 currency swap and in Euro in respect of the Class A-3 currency swap.

REPLACEMENT OF THE CURRENCY SWAPS

            If the currency swaps are terminated prior to their scheduled termination date, the issuer trustee may, at the direction of the manager, enter into replacement currency swaps on terms and with a counterparty which the rating agencies confirm will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the Offered notes. Any termination payments received by the issuer trustee upon termination of the currency swaps may be applied towards a premium payable to enter into replacement currency swaps and any premium received by the issuer trustee upon entering into a new currency swap may be applied towards a termination payment in respect of the terminated currency swaps.

CURRENCY SWAP PROVIDER

            The currency swap provider will be Commonwealth Bank.

            For a description of The Commonwealth Bank see "The Issuer Trustee,
Commonwealth Bank of Australia and the Manager--Commonwealth Bank of Australia"
in the accompanying prospectus and "The Sellers--Commonwealth Bank" in this prospectus supplement.

THE MORTGAGE INSURANCE POLICIES

GENERAL
            The mortgage insurance policies consist of:

            o     a high LTV master mortgage insurance policy in relation to housing loans which generally had a loan-to-value ratio of greater than around 80% at the time that they were originated;
                  and

            o     a master mortgage insurance policy to provide mortgage
                  insurance in relation to the balance of the housing loans.

                                      S-78

THE HIGH LTV MASTER MORTGAGE INSURANCE POLICY

            The high LTV master mortgage insurance policy represents a liability of GE Mortgage Insurance Company Pty Ltd.

            The high LTV master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans insured under it, which generally had a loan-to-value ratio of greater than around 80% at the time of origination. Each seller will equitably assign their rights under the high LTV master mortgage insurance policy to the issuer trustee on the closing date. Each borrower paid a single upfront premium for their respective housing loan to be insured under the high LTV master mortgage insurance policy and no further premium is payable by the sellers or the issuer trustee.

PERIOD OF COVER
            The issuer trustee has the benefit of the high LTV master mortgage insurance policy in respect of each housing loan insured under it generally from the latest of:

            o     the date monies are first advanced under the housing loan;

            o     the date the mortgage securing the housing loan is granted to or acquired by the issuer trustee; or

            o     the date the premium in respect of the housing loan is paid,

            until the earliest of:

            o     midnight on the day immediately preceding the date the housing loan or the mortgage securing the housing loan is beneficially assigned;

            o     the date the housing loan or the mortgage securing the housing loan is assigned, transferred or mortgaged to a person other than a person who is or becomes entitled to the benefit of the policy;

            o     the date the housing loan is repaid in full;

            o     the date the housing loan ceases to be secured by the relevant mortgage (other than where the mortgage is discharged by the operation of a compulsory acquisition or sale by a government for public purpose);

            o     the expiry date set out in the certificate of insurance issued by the mortgage insurer in relation to the housing loan or as extended with the written consent of the mortgage insurer or as varied by a court under the Australian Consumer Credit
                  Code; or

            o     the date the high LTV master mortgage insurance policy is
                  cancelled in respect of the housing Loan in accordance with the terms of the high LTV master mortgage insurance policy.

COVER FOR LOSSES

            If a loss date occurs in respect of a housing loan insured under the high LTV master mortgage insurance policy, the mortgage insurer will pay to the issuer trustee the loss in respect of that housing loan.

                                      S-79

            A loss date means:

            o     if a default occurs under the housing loan and the mortgaged property is sold pursuant to enforcement proceedings, the date on which the sale is completed;

            o     if a default occurs under the housing loan and the issuer
                  trustee or a prior approved mortgagee becomes the absolute owner by foreclosure of the mortgaged property, the date on which this occurs;

            o     if a default occurs under the housing loan and the mortgagor sells the mortgaged property with the prior approval of the issuer trustee and the mortgage insurer, the date on which the sale is completed;

            o     if the mortgaged property is compulsorily acquired or sold by a government for public purposes and there is a default under the housing loan (or where the mortgage has been discharged by the operation of the compulsory acquisition or sale and there is a failure in repayment of the housing loan which would have been a default but for the occurrence of that event), the
                  later of the date of the completion of the acquisition or sale or 28 days after the date of the default; or

            o     where the mortgage insurer has agreed to pay a claim under the high LTV master mortgage insurance policy, the date specified in that agreement.

            A "default" in respect of an insured housing loan means any event which triggers the issuer trustee's power of sale in relation to the mortgaged property.

            The loss payable by the mortgage insurer to the issuer trustee in respect of an insured loan is the amount outstanding, less the deductions referred to below, in relation to the housing loan, in each case calculated as at the loss date.

            The amount outstanding under a housing loan is the aggregate of the following:

            o     the principal amount outstanding together with any additional advance approved by the mortgage insurer or loan redraw, and any interest, fees or charges outstanding as at the loss date;

            o     fees and charges paid or incurred by the issuer trustee; and

            o     other amounts, including fines or penalties, approved by the mortgage insurer,

which the issuer trustee is entitled to recover under the housing loan or a related guarantee.

            The mortgage insurer may make the following deductions:

            o     where the mortgaged property is sold, the sale price, or where the mortgaged property is compulsorily acquired, the amount of compensation, less, in either case, any amount required to discharge any approved prior mortgage;

            o     where foreclosure action occurs, the value of the issuer
                  trustee's interest in the mortgaged property, including the interest of any unapproved prior mortgagee;

                                      S-80

            o     any amount received by the issuer trustee under any collateral security;

            o     any amounts paid to the issuer trustee by way of rents,
                  profits or proceeds in relation to the mortgaged property or under any insurance policy relating to the mortgaged property and not applied in restoration or repair;

            o     any interest that exceeds interest at the non-default interest rate payable in relation to the housing loan, unless the
                  Australian Consumer Credit Code applies;

            o     any fees or charges other than:

                  o     premiums for general insurance policies, levies and
                        other charges payable to a body corporate under the
                        Australian strata titles system, rates, taxes and other
                        statutory charges;

                  o     reasonable and necessary legal and other fees and
                        disbursements of enforcing or protecting the issuer
                        trustee's rights under the housing loan, up to a maximum
                        of A$5,000, unless otherwise approved in writing by the
                        mortgage insurer;

                  o     repair, maintenance and protection of the mortgaged
                        property, up to a maximum amount of A$2,000, unless
                        otherwise approved in writing by the mortgage insurer;

                  o     reasonable costs of the sale of the mortgaged property
                        up to a maximum amount of A$1,000 plus the lesser of 3%
                        of the sale price and A$25,000, unless otherwise
                        approved in writing by the mortgage insurer.

            In addition, any fees and charges exceeding those recoverable under the Australian Consumer Credit Code, less any amount that must be accounted for to the borrower or the relevant mortgagor, will be excluded;

                  o     losses arising out of damage to the mortgaged property
                        other than:

                        o     fair wear and tear; or

                        o     losses recovered and applied in the restoration or
                              repair of the mortgaged property or losses
                              recovered under a general insurance policy and
                              applied to reduce the amount outstanding under the
                              housing loan; and

                  o     any amounts by which a claim may be reduced under the
                        high LTV master mortgage insurance policy.

REFUSAL OR REDUCTION OF CLAIMS

            The mortgage insurer may refuse or reduce the amount of a claim with respect to a housing loan in certain circumstances, including where:

                  o     the mortgaged property is not insured under a general
                        home owner's insurance policy;

                  o     there is not a servicer approved by the mortgage
                        insurer;

                                      S-81

                  o     the housing loan has not been duly registered with the
                        land titles office in the relevant jurisdiction;

                  o     the issuer trustee does not comply with the obligation
                        to seek the mortgage insurer's consent under certain
                        circumstances;

                  o     the issuer trustee does not comply with certain
                        reporting obligations;

                  o     the issuer trustee has failed to comply with a
                        condition, provision or requirement of the high LTV
                        master mortgage insurance policy which has prejudiced
                        the mortgage insurer's interests; or

                  o     the issuer trustee does not lodge a claim within 28 days
                        after the loss date under the high LTV master mortgage
                        insurance policy, and the mortgage insurer suffers loss
                        from such a failure to lodge the claim within 28 days.

EXCLUSIONS

            The high LTV master mortgage insurance policy does not cover any loss arising from:

                  o     any war or warlike activities;

                  o     the use, existence or escape of nuclear weapons or
                        nuclear contamination;

                  o     the existence or escape of any pollution or
                        environmentally hazardous material;

                  o     the fact that the housing loan or any collateral
                        security is void or unenforceable; or

                  o     any failure of the housing loan mortgagor guarantee or
                        collateral security to comply with the requirements of
                        the Australian Consumer Credit Code.

THE MASTER MORTGAGE INSURANCE POLICY

COVER

            The master mortgage insurance policy is provided by PMI Mortgage
Insurance Ltd. The master mortgage insurance policy insures the issuer trustee against losses in respect of housing loans which are not insured under the high
LTV master mortgage insurance policy. Commonwealth Bank and Homepath will prior to the closing date pay a single upfront premium for the master mortgage insurance policy. No further premium is payable by a seller or the issuer trustee.

PERIOD OF COVER

            The insurance under the mortgage insurance policy in respect of a housing loan terminates on the earliest of the following:

                  o     repayment in full of the housing loan;

                  o     the expiry date of the mortgage insurance policy,
                        however if before 14 days after the expiry date of the
                        mortgage insurance policy notice is given of default
                        under

                                      S-82

                        the housing loan, the mortgage insurance policy will
                        continue solely for the purposes of a claim on that
                        default;

                  o     the date of payment of a claim for loss under the
                        mortgage insurance policy; or

                  o     cancellation of the mortgage insurance policy in
                        accordance with the Insurance Contracts Act 1984 of
                        Australia.

COVER FOR LOSSES

            Subject to the exclusions outlined below, PMI Mortgage Insurance Ltd must pay the insured's loss in respect of a housing loan being the aggregate of the following amounts owed to the insured:

                  o     the balance of the loan account (being the total of the
                        relevant loan amount and interest on the loan amount
                        outstanding under the insured housing loan) at the
                        settlement date (being the day the sale of the relevant
                        mortgaged property is completed);

                  o     interest on the balance of the loan account from the
                        settlement date to the date of claim to a maximum of 30
                        days;

                  o     costs incurred on sale of the mortgaged property which
                        include:

                        o     costs properly incurred for insurance premiums,
                              rates, land tax (calculated on a single holding
                              basis) and other statutory charges on the
                              mortgaged property and in respect of amounts
                              payable to a body corporate, service company or
                              equivalent in relation to the mortgaged property;

                        o     reasonable and necessary legal fees and
                              disbursements incurred in enforcing or protecting
                              rights under the insured mortgage including
                              reasonable costs of the servicer's internal legal
                              department;

                        o     reasonable agent's commission, advertising costs,
                              valuation costs and other costs relating to the
                              sale of the mortgaged property;

                        o     reasonable and necessary costs incurred in
                              maintaining (but not restoring) the mortgaged
                              property, provided that amounts exceeding A$1,500
                              will only be included if incurred by the insured
                              with the prior written consent of PMI Mortgage
                              Insurance Ltd;

                        o     any goods and services tax incurred by the insured
                              on the sale or transfer of the mortgaged property
                              to a third party in or towards the satisfaction of
                              any debt that the borrower owes the insured under
                              the loan account, including the amount of any
                              goods and services tax included in such costs,
                              fees, disbursements or commissions specifically
                              identified under the bullet point above headed
                              "costs incurred on sale of the mortgaged property
                              which include"; and

                                      S-83

                        o     any amounts applied with the prior written consent
                              of PMI Mortgage Insurance Ltd to discharge a
                              security interest having priority over the insured
                              mortgage,

                  o     less the following deductions:

                        o     the gross proceeds of sale of the mortgaged
                              property; and

                        o     the following amounts to the extent they have not
                              already been applied to the credit of the loan
                              account:

                        o     compensation received for any part of the
                              mortgaged property or any collateral security
                              that has been resumed or compulsorily acquired;

                        o     all rents collected and other profits received
                              relating to the mortgaged property or any
                              collateral security;

                        o     any sums received under any insurance policy
                              relating to the mortgaged property not applied
                              to restoration of the mortgaged property
                              following damage or destruction;

                        o     all amounts recovered from exercising rights
                              relating to any collateral security;

                        o     any other amount received relating to the insured
                              mortgage or any collateral security including any
                              amounts received from the borrower, any guarantor
                              or prior mortgagee; and

                        o     the amount of any input tax credit to which the
                              insured is entitled in respect of an acquisition
                              which relates to any costs, fees, disbursements
                              or commissions specifically identified under the
                              bullet point above headed "costs incurred on
                              sale of the mortgaged property which include".

            Amounts owed to the insured for the purposes of the above
calculations do not include the following amounts:

                  o     interest charged in advance;

                  o     default rate interest;

                  o     early repayment fees;

                  o     break funding costs;

                  o     any higher interest rate payable because of failure to
                        make prompt payment;

                  o     fines, fees or charges debited to the loan account
                        (except for any monthly account- keeping fee, switching
                        fee or loan establishment fee);

                                      S-84

                  o     costs of restoration following damage to or destruction
                        of the mortgaged property;

                  o     costs of removal, clean up and restoration arising from
                        contamination of the mortgaged property;

                  o     additional funds advanced to the borrower without PMI
                        Mortgage Insurance Ltd's written consent (except where
                        permitted);

                  o     amounts paid by the insured in addition to the loan
                        amount to complete improvements;

                  o     cost overruns; and

                  o     any civil or criminal penalties imposed on the insured
                        under legislation including the Australian Consumer
                        Credit Code.

REDUCTION IN A CLAIM

            The amount of a claim under the mortgage insurance policy may be reduced by the amount by which the insured's loss is increased due to the insured making a false or misleading statement, assurance or representation to the borrower or any guarantor, or the insured consenting to, without the written approval of PMI Mortgage Insurance Ltd:

            o     the creation of any lease, licence, easement, restriction or other notification affecting the mortgaged property; or

            o     an increase in or acceleration of the payment obligation of the borrower under any security interest having priority over the insured mortgage.

            Under the PMI master policy, the amount of a claim may also be reduced in other circumstances including where a seller, the servicer, the manager or the issuer trustee do not comply with their duties of disclosure or the requirements of the PMI master policy.

            The mortgage insurance policy does not cover losses resulting from a credit tribunal or court re-opening an unjust insured mortgage, collateral security or loan account under section 70 of the Australian Consumer Credit Code or annulling or reducing any unconscionable interest rate change, fee or charge under section 72 of the Australian Consumer Credit Code.

SUBMISSION FOR PAYMENT OF CLAIMS

            The insured must submit a claim for loss providing all documents and information reasonably required by PMI Mortgage Insurance Ltd within 30 days of:

            o     settlement of the sale of the corresponding mortgaged
                  property; or

            o     notification by PMI Mortgage Insurance Ltd to submit a claim for loss.

                                      S-85

DESCRIPTION OF THE MORTGAGE INSURERS

PMI MORTGAGE INSURANCE LTD

            PMI Mortgage Insurance Ltd (ABN 70 000 511 071) has been providing lenders' mortgage insurance in Australia since 1965 and in New Zealand since
1988.

            PMI Mortgage Insurance Ltd's parent is PMI Mortgage Insurance
Australia (Holdings) Pty Ltd, a subsidiary of PMI Mortgage Insurance Co. which is a subsidiary of the PMI Group Inc. PMI Mortgage Insurance Co. is a leading monoline mortgage insurer in the United States currently having an insurer financial strength rating of AA by Standard & Poor's, AA+ by Fitch and Aa2 by
Moody's.

            As of May 17, 2004, Standard & Poor's has revised its outlook on The
PMI Group Inc. and its rated subsidiaries, including PMI Mortgage Insurance Ltd, from "negative" to "stable". No assurances are given regarding any future outlook or the future levels of the credit ratings of each of The PMI Group Inc.
and PMI Mortgage Insurance Ltd by any of Standard & Poor's, Moody's or Fitch.

            As of December 31, 2003, the audited financial statements of PMI
Mortgage Insurance Ltd had total assets of A$691 million and shareholder's equity of A$347 million. PMI Mortgage Insurance Ltd currently has a claims paying rating by Standard & Poor's and Fitch of AA and by Moody's of Aa2.

            The business address of PMI Mortgage Insurance Ltd is Level 23, 50
Bridge Street, Sydney, New South Wales, Australia 2000.

GE MORTGAGE INSURANCE COMPANY PTY LTD

            LOANS INSURED BY HOUSING LOANS INSURANCE CORPORATION - Housing Loans
Insurance Corporation ("HLIC" or the "STATUTORY AUTHORITY") was a Commonwealth
Government statutory authority established under the Housing Loans Insurance Act
1965 (Cth). With effect from December 15, 1997 the Commonwealth Government:

            (a)   transferred to the Commonwealth Government (pursuant to the
                  Housing Loans Insurance Corporation (Transfer of Assets and
                  Abolition) Act 1996) (Cth) the liabilities of the Statutory
                  Authority in relation to contracts of insurance to which the
                  Statutory Authority was a party immediately before that day;

            (b)   established a new corporation, Housing Loans Insurance
                  Corporation Limited (ACN 071 466 334), which has since changed its name to GE Mortgage Insurance Pty Limited ("GEMI"), to manage these contracts of insurance on behalf of the
                  Commonwealth of Australia; and

            (c)   sold that new corporation (including the assets and
                  infrastructure of the Statutory Authority) to GE Capital
                  Australia, which is a wholly owned subsidiary of General
                  Electric Company ("GE").

            References in this prospectus supplement to "HLIC" are, with respect to contracts of insurance to which the Statutory Authority was a party on or before December 12, 1997 and which are now vested in the Commonwealth of
Australia.

                                      S-86

            LOANS INSURED BY THE GENERAL ELECTRIC GROUP - GE Capital Mortgage
Insurance Corporation (Australia) Pty Limited ("GEMICO") commenced operations in
March, 1998 and was established by GE as a sister company to GEMI. It is also a wholly owned subsidiary of GE Capital Australia.

            Together GEMI and GEMICO insured all loans between December 15, 1997 and March 31, 2004.

            On March 31, 2004 the lenders mortgage insurance ("LMI") businesses
(including all of the LMI policies written during such period) of GEMI and
GEMICO were transferred to a new entity - GE Mortgage Insurance Company Pty
Limited ("GENWORTH GEMICO").

            The transfer of the LMI policies was made pursuant to two separate schemes under the Insurance Act 1973 (Cth) ("INSURANCE ACT") approved by both
APRA and the Federal Court of Australia. One scheme effected the transfer of LMI policies issued by GEMI and the other scheme effected the transfer of LMI policies issued by GEMICO.

            Upon the completion of the transfer, the then current claims paying ratings for both GEMI and GEMICO ("AA" by S&P and Fitch and "Aa2" by Moody's)
were withdrawn and identical ratings were issued by all three local ratings agencies in respect of Genworth GEMICO.

            As at April 1, 2004, Genworth GEMICO had total assets of
A$1,662,413,000 and shareholder's equity of A$1,066,603,000.

            LOANS INSURED BY THE GENWORTH FINANCIAL GROUP - On or about May 24,
2004, Genworth GEMICO became a wholly owned subsidiary of a newly incorporated and U.S. domiciled entity, Genworth Financial, Inc. (NYSE: GNW). Genworth
Financial, Inc. is a leading insurance company in the United States, serving the lifestyle protection, retirement income, investment and mortgage insurance needs of more than 15 million customers in 20 countries including the U.S., Canada,
Australia, and more than a dozen European countries. Genworth Financial, Inc.'s rated mortgage insurance companies have financial strength ratings of "AA" (Very
Strong) from Standard & Poor's, "Aa2" (Excellent) from Moody's and "AA" (Very
Strong) from Fitch.

            General Electric Company is currently the majority owner of Genworth
Financial, Inc. General Electric Company is a diversified industrial and financial services company with operations in over 100 countries. General
Electric Company is rated AAA by Standard & Poor's and Aaa by Moody's. General
Electric Company is the indirect owner of lenders mortgage insurance business in the United States, United Kingdom, Canada, New Zealand and Australia.

The principal place of business of GE Mortgage Insurance Company Pty Limited is
Level 23, 259 George Street, Sydney, New South Wales, Australia.

LIQUIDITY FACILITY

            Under the liquidity facility agreement, the liquidity facility provider agrees to make advances to the issuer trustee for the purpose of meeting shortfalls between the Finance Charge Collections, Mortgage Insurance
Income Proceeds, Other Income and the Income Carryover Amount on a Monthly
Distribution Date and the payments to be made from the Available Income

                                      S-87

Amount, other than reimbursements of Principal Draws, reimbursements of principal charge-offs, payments of the manager's arranging fee and payments to the income unitholder, on that Monthly Distribution Date.

            The liquidity facility provider agrees to make advances to the issuer trustee up to the liquidity limit. The liquidity limit is equal to the least of:

            o     A$[28] million;

            o     the Performing Housing Loans Amount at that time; and

            o     the amount agreed by the liquidity facility provider, the
                  manager and the rating agencies.

                 Interest is payable to the liquidity facility provider on the principal outstanding under the liquidity facility, and a commitment fee is payable to the liquidity facility provider, monthly in arrears on each Monthly
Distribution Date to the extent that funds are available for this purpose as described in "Description of the Offered Notes--Distribution of the Available
Income Amount".

            The liquidity facility will terminate upon the earlier to occur of:

            o     the Monthly Distribution Date in [May], 2036;

            o     the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

            o     the date one month after all notes and redraw bonds are
                  redeemed;

            o     the Monthly Distribution Date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider, provided that each rating agency has
                  confirmed that this will not result in a reduction,
                  qualification or withdrawal of any credit rating assigned by it to the notes or redraw bonds; and

            o     the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the rating agencies.

STANDBY REDRAW FACILITY

            Under the standby redraw facility agreement, the standby redraw facility provider agrees to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the extent that the aggregate of the Principal Collections, Mortgage Insurance Principal
Proceeds, Other Principal Amounts and Principal Charge-Off Reimbursements, less any Principal Draw, are insufficient to fund such redraws and further advances on a Monthly Distribution Date.

            The standby redraw facility provider agrees to make monthly advances to the issuer trustee up to the redraw limit. The redraw limit is equal to the lesser of:

                                      S-88

            o     A$50 million; and

            o     the Performing Housing Loans Amount at that time,

            or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies.

            Interest is payable on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and Principal Charge-Off
Reimbursements, in arrears on each Monthly Distribution Date to the extent that funds are available for this purpose as described in "Description of the Offered
Notes--Distribution of the Available Income Amount".

              A commitment fee is payable to the standby redraw facility provider in arrears on each Monthly Distribution Date to the extent that funds are available for this purpose as described in "Description of the Offered
Notes--Distribution of the Available Income Amount".

              Advances under the standby redraw facility are repayable on the following Monthly Distribution Date from the funds available for this purpose as described in "Description of the Offered Notes--Distribution of the Available
Income Amount".

              In certain circumstances, the principal outstanding under the standby redraw facility will be reduced by way of principal charge-off or increased by a reimbursement of principal charges-offs, as described in
"Description of the Offered Notes--Principal Charge-Offs" in this prospectus supplement. The amount of principal to be repaid under the standby redraw facility on a Monthly Distribution Date is the outstanding principal as reduced by any principal charge-offs or increased by any Principal Charge-Off
Reimbursements.

GOVERNING LAW

            The underwriting agreement and the credit support annex to the currency swap agreement are governed by the laws of New York. All the other transaction documents, and the balance of the currency swap agreement, are governed by the laws of New South Wales, Australia.

                   DESCRIPTION OF THE TRUSTEES AND THE MANAGER

THE ISSUER TRUSTEE

GENERAL

            Perpetual Trustee Company Limited is appointed as trustee of the trust on the terms set out in the master trust deed and the series supplement.
For a description of Perpetual Trustee Company Limited, see "The Issuer Trustee,
Commonwealth Bank of Australia and the Manager--The Issuer Trustee" in the
accompanying prospectus.

            The issuer trustee will be entitled to a monthly fee.

            Perpetual Trustee Company Limited has 4,000,000 ordinary shares issued with a paid amount of A$1.00 per share and 4,000,000 A$1.00 ordinary shares with a paid amount of A$0.01 per share. The shares are held by Perpetual
Trustees Australia Limited, a publicly listed company on the Australian Stock
Exchange.

            The principal activities of Perpetual Trustee Company Limited are the provision of trustee and other commercial services. Perpetual Trustee
Company Limited is an authorized trustee

                                      S-89

corporation, and holds an Australian Financial Services Licence under Part 7.6 of the Corporations Act 2001 (Australian Financial Services Licence No. 236643).
The issuer trustee and its related companies provide a range of services including custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. The issuer trustee and its related companies are leading trustee companies in Australia with in excess of A$100 billion under administration. The directors of the issuer trustee are as follows:

NAME                              BUSINESS ADDRESS                 PRINCIPAL ACTIVITIES
----                              ----------------                 --------------------

Philip Andrew Vernon............  Level 7, 39 Hunter Street,       Director
                                  Sydney NSW 2000
Patrick John Nesbitt............  Level 7, 39 Hunter Street,       Director
                                  Sydney NSW 2000
David Michael Deverall..........  Level 7, 39 Hunter Street,       Director
                                  Sydney NSW 2000
Jane Lachlan Couchman...........  Level 7, 39 Hunter Street,       Director
                                  Sydney NSW 2000

THE SECURITY TRUSTEE

GENERAL
            P.T. Limited, of Level 7, 9 Castlereagh Street, Sydney, Australia, a
wholly owned subsidiary of Perpetual Trustee Australia Limited, will be the security trustee for the trust. Perpetual Trustee Company Limited has appointed
P.T. Limited to act as its authorized representative under its Australian
Financial Services Licence (Authorized Representative Number 266797).

THE NOTE TRUSTEE

GENERAL

                 The Bank of New York will be the note trustee for the note trust. The corporate trust office of the note trustee responsible for the administration of the note trustee's obligations in relation to the note trust is located at 101 Barclay Street, 21W, New York, New York 10286.

RETIREMENT OF NOTE TRUSTEE

            The note trustee may retire at any time on 3 months', or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a Quarterly Distribution Date.

THE MANAGER

            Securitisation Advisory Services Pty Limited will be the manager for the trust. The manager will be entitled to a management fee and an arranging fee on each Monthly Distribution Date.

                                      S-90

                                    SERVICING

GENERAL

            Under the series supplement, Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centres, presently located in Sydney, Melbourne, Brisbane, Perth and
Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by Commonwealth
Bank. Servicing procedures undertaken by loan processing include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management. Customer enquiries are dealt with by the retail branches and telephone banking and marketing centres. For a further description of the duties of the servicer, see "Description of the Transaction
Documents--Servicing of the Housing Loans" in the accompanying prospectus.

COLLECTION AND ENFORCEMENT PROCEDURES

HOMEPATH - COLLECTION AND ENFORCEMENT PROCEDURES

            The scheduled repayments on Homepath loans are only made by way of direct debits to a nominated bank account. The Commonwealth Bank carries out the collection and enforcement process for Homepath loans in the same manner described under "The Servicer--Collection and Enforcement Procedures" and "The
Servicer--Collection and Enforcement Process" in the accompanying prospectus.

DELINQUENCY EXPERIENCE

            The following table summarizes the delinquency and loss experience of the home loan portfolio of Commonwealth Bank and Homepath, including securitized loans. All loans were originated and are serviced by Commonwealth
Bank or Homepath.

                                      S-91

            This information is provided by Commonwealth Bank.

         ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH
                                BANK AND HOMEPATH

                                    30-JUN-97 30-JUN-98 30-JUN-99 30-JUN-00 30-JUN-01 30-JUN-02 30-JUN-03 30-JUN-04 31-DEC-04
                                    --------- --------- --------- --------- --------- --------- --------- --------- ---------

TOTAL OUTSTANDING BALANCES ($M)       35,833    40,429    45,398    52,466    64,771   76,243     86,869   102,566   110,558

NUMBER OF LOANS                      624,585   642,919   651,753   655,951   766,054   756,787   767,435   790,685   805,943

% ARREARS BY NUMBER
    30-59 days                        0.61%     0.51%     0.40%     0.37%     0.38%     0.40%     0.38%     0.31%     0.33%
    60-89 days                        0.27%     0.20%     0.15%     0.14%     0.20%     0.15%     0.15%     0.11%     0.10%
    90-119 days                       0.14%     0.13%     0.08%     0.07%     0.11%     0.09%     0.07%     0.06%     0.05%

    120+ days                         0.41%     0.36%     0.23%     0.20%     0.35%     0.29%     0.23%     0.26%     0.26%
    TOTAL                             1.43%     1.20%     0.86%     0.78%     1.04%     0.93%     0.83%     0.74%     0.74%
% ARREARS BY BALANCES
    30-59 days                        0.74%     0.63%     0.45%     0.40%     0.51%     0.42%     0.37%     0.33%     0.36%
    60-89 days                        0.36%     0.25%     0.18%     0.16%     0.24%     0.15%     0.15%     0.12%     0.11%
    90-119 days                       0.19%     0.17%     0.11%     0.08%     0.14%     0.09%     0.07%     0.07%     0.05%
    120+ days                         0.58%     0.45%     0.29%     0.22%     0.53%     0.36%     0.35%     0.44%     0.47%
    TOTAL                             1.87%     1.50%     1.03%     0.86%     1.42%     1.03%     0.94%     0.96%     0.99%
NET LOSSES ($M)
(excluding securitized loans)
                                       8.6       10.0      8.8       7.6       6.2       7.5       6.4       3.2       2.1
NET LOSSES AS % OF AVERAGE BALANCES
(ANNUALIZED)
(excluding securitized loans)         0.026%    0.026%    0.021%    0.016%    0.010%   0.010%     0.008%    0.003%    0.004%

            The higher delinquency figures as at June 30, 2001 are largely attributable to the inclusion in the portfolio of home loans previously serviced by Colonial State Bank. This is demonstrated by the following table which summarizes the delinquency and loss experience of the home loan portfolio originated by Commonwealth Bank including securitized loans, but excluding the home loans previously serviced by Colonial State Bank. After June 5, 2001, all home loans originated by Colonial State Bank have been serviced using
Commonwealth Bank's collection and enforcement procedures described in "The
Servicer--Collection and Enforcement Procedures" in the accompanying prospectus.

                                      S-92

            This information is provided by Commonwealth Bank.

      ONE-TO-FOUR FAMILY RESIDENTIAL LOANS ORIGINATED BY COMMONWEALTH BANK

                                      30-JUN-96  30-JUN-97  30-JUN--98  30-JUN-99  30-JUN-00  30-JUN-01
                                      ---------  ---------  ----------  ---------  ---------  ---------

TOTAL OUTSTANDING BALANCES ($M)         30,335    35,833      40,429      45,398     52,466    54,524
NUMBER OF LOANS                        549,789    624,585    642,919     651,753    655,951    676,936
% ARREARS BY NUMBER
    30-59 days                          0.60%      0.61%      0.51%       0.40%      0.37%      0.27%
    60-89 days                          0.29%      0.27%      0.20%       0.15%      0.14%      0.13%
    90-119 days                         0.18%      0.14%      0.13%       0.08%      0.07%      0.07%
    120+ days                           0.58%      0.41%      0.36%       0.23%      0.20%      0.22%
    TOTAL                               1.65%      1.43%      1.20%       0.86%      0.78%      0.69%
% ARREARS BY BALANCES
    30-59 days                          0.73%      0.74%      0.63%       0.45%      0.40%      0.33%
    60-89 days                          0.37%      0.36%      0.25%       0.18%      0.16%      0.14%
    90-119 days                         0.24%      0.19%      0.17%       0.11%      0.08%      0.08%
    120+ days                           0.81%      0.58%      0.45%       0.29%      0.22%      0.28%
    TOTAL                               2.15%      1.87%      1.50%       1.03%      0.86%      0.83%
NET LOSSES ($M)
(excluding securitized loans)
                                         5.1        8.6        10.0        8.8        7.6        4.6
NET LOSSES AS % OF AVERAGE
BALANCES
(excluding securitized loans)           0.018%    0.026%      0.026%      0.021%     0.016%    0.010%

            Loan losses for each period are net of recoveries including claims under mortgage insurance policies in respect of loans with a loan-to-value ratio of greater than 80%. Percentage losses are calculated based on the average outstanding balance for the period.

            The sellers do not have available details of their foreclosure experience. It is the servicer's policy on behalf of the sellers on enforcement of a housing loan to enter into possession of the mortgaged property as mortgagee in possession rather than to foreclose on the mortgage. See "The
Servicer--Collection and Enforcement Process" in the accompanying prospectus.
The servicer has undertaken to collect details of its mortgagee in possession experience for the housing loans in the pool on an ongoing basis.

            There can be no assurance that the delinquency and loss experience with respect to the housing loans comprising the housing loan pool will correspond to the delinquency and loss experience of the mortgage portfolios of
Commonwealth Bank and Homepath set forth in the foregoing tables. The statistics shown in the preceding tables represent the delinquency and loss experience for the total residential mortgage portfolio for each of the years presented, whereas the aggregate delinquency and loss experiences on the housing loans will depend on the results obtained over the life of the housing loan pool. In addition, the foregoing statistics include housing loans with a variety of payment and other characteristics that may not correspond to those of the housing loans comprising the housing loan pool. Moreover, if the residential real estate market should experience an overall decline in property values such that the principal balances of the housing loans comprising the housing loan pool become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies and losses could be

                                      S-93

significantly higher than those previously experienced by the servicer. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the housing loans and, accordingly, the rates of delinquencies, bankruptcies and losses with respect to the housing loan pool.
You should note that Australia experienced a period of relatively low interest rates during the period covered in the preceding tables. If interest rates were to rise significantly, it is likely that the rate of delinquencies and losses would increase. See "The Servicer--Collection and Enforcement Procedures" and
"The Servicer--Collection and Enforcement Process" in the accompanying prospectus for a description of the servicing procedures of Commonwealth Bank.

                       PREPAYMENT AND YIELD CONSIDERATIONS

            The following information is given solely to illustrate the effect of prepayments of the housing loans on the weighted average life of the notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced.

GENERAL
            The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by the seller. Subject, in the case of fixed rate housing loans, to the payment of applicable fees, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS
            Prepayments, liquidations and purchases of the housing loans, including optional purchase of the remaining housing loans in connection with the termination of the trust, will result in early distributions of principal amounts on the notes. Prepayments of principal may occur in the following situations:

            o     refinancing by mortgagors with other financiers;

            o     receipt by the issuer trustee of enforcement proceeds due to a mortgagor having defaulted on its housing loan;

            o     receipt by the issuer trustee of insurance proceeds in
                  relation to a claim under a mortgage insurance policy in
                  respect of a housing loan;

            o     repurchase by Commonwealth Bank or Homepath as a result of a breach by it of certain representations, if any;

            o     repurchase by Commonwealth Bank or Homepath upon a further advance being made which exceeds the then scheduled balance of the housing loan by more than one scheduled monthly
                  installment;

            o     repurchase of the housing loans as a result of an optional termination or a redemption for taxation or other reasons;

                                      S-94

            o     receipt of proceeds of enforcement of the security trust deed prior to the final maturity date of the notes; and

            o     receipt of proceeds of the sale of housing loans if the trust is terminated while notes are outstanding, for example, if required by law, and the housing loans are then either

                  o     repurchased by Commonwealth Bank under its right of
                        first refusal; or

                  o     sold to a third party.

            The prepayment amounts described above are reduced by repayment to the seller of redraws and further advances as described in "Commonwealth Bank
Residential Loan Program--Special Features of the Housing Loans--Redraws and
Further Advances", "Homepath's Residential Loan Program--Special Features of the
Housing Loans" in the accompanying prospectus and "Description of the Offered
Notes--Redraws and Further Advances" in this prospectus supplement.

            Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to this rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

            o     the degree to which a note is purchased at a discount or
                  premium; and

            o     the degree to which the timing of payments on the note is
                  sensitive to prepayments, liquidations and purchases of the housing loans.

            A wide variety of factors, including economic conditions, the availability of alternative financing and homeowner mobility may affect the trust's prepayment experience with respect to the housing loans. In particular, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

WEIGHTED AVERAGE LIVES

            The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date each dollar in respect of principal repayable under the note is reduced to zero.

            Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

            The following tables are based on a constant prepayment rate model.
Constant prepayment rate represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the principal balance of the pool of mortgage loans for that month. Constant

                                      S-95

prepayment rate does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of housing loans, including the housing loans in your pool. Neither Commonwealth
Bank nor the manager believe that any existing statistics of which it is aware provide a reliable basis for noteholders to predict the amount or timing of receipt of housing loan prepayments.

PREPAYMENT MODEL AND ASSUMPTIONS

            The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the housing loans. Any discrepancies between characteristics of the actual housing loans and the assumed housing loans may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the notes may be made earlier or later than the tables indicate.

            For the purpose of the following tables, it is assumed that:

            o     the housing loan pool consists of fully-amortizing housing loans;

            o     the cut-off date is the commencement of business on [January
                  13], 2005;

            o     closing date for the notes is [February 1], 2005;

            o     payments on the notes are made on each Monthly Distribution
                  Date or Quarterly Distribution Date (as appropriate),
                  regardless of the day on which payment actually occurs,
                  commencing in [March], 2005, in the case of the first Monthly
                  Distribution Date, and [May] 2005, in the case of the first
                  Quarterly Distribution Date, in accordance with the priorities described in this prospectus supplement;

            o     the housing loans' prepayment rates are equal to the
                  respective percentages of constant prepayment rate indicated
                  in the tables;

            o     the scheduled monthly payments of principal and interest on the housing loans will be timely delivered on the first day of each month commencing in [March], 2005;

            o     there are no redraws, substitutions or payment holidays with respect to the housing loans;

            o     all prepayments are prepayments in full received on the last day of each month and include 30 days' interest on the
                  prepayment, commencing in [February], 2005;

            o     Principal Collections are distributed according to the rules of distribution set forth in this prospectus supplement;

            o     all payments under the swaps are made as scheduled;

            o     the manager does not direct the issuer trustee to exercise its right of optional redemption of the notes, except with respect to the line titled "Weighted Average Life - To Call"; and

            o     the exchange rates are US$[0.7680] = A$1.00 and (euro)[0.5608]
                  = A$1.00.

                                      S-96

            The tables indicate the projected weighted average life of the notes and set forth the percentage of the initial aggregate principal balance of the notes that is projected to be outstanding after each of the payment dates shown at specified constant prepayment rate percentages. The tables also assume that
(i) the housing loans have an aggregate principal balance of A$2,830,652,062 as of the cut-off date, and (ii) the housing loans have been aggregated into six hypothetical pools with all of the housing loans within each such pool having the characteristics described below:

      REPLINE     CURRENT BALANCE (A$)     WEIGHTED AVERAGE RATE      WEIGHTED AVERAGE REMAINING TERM
      -------     --------------------     ---------------------      -------------------------------

         1           11,904,102.00                 6.715                            100
         2           211,571,994.00                6.688                            204
         3           71,382,451.00                 6.642                            261
         4           242,426,177.00                6.567                            289
         5           58,714,291.00                 6.640                            322
         6          2,234,653,047.00               6.506                            346

            It is not likely that the housing loans will pay at any assumed constant prepayment rate to maturity or that all housing loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the housing loans could produce slower or faster distributions of principal than indicated in the tables at the assumed constant prepayment rate specified, even if the weighted average remaining term to maturity of the housing loans is the same as the weighted average remaining term to maturity of the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

            In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a class of notes is determined by the following three step process:

            o     multiplying the amount of each payment of principal thereof by the number of months from the date of issuance to the related payment date,

            o     summing the results, and

            o     dividing the sum by the aggregate distributions of principal referred to in the first clause above, expressing the result in years, and rounding to two decimal places.

                                      S-97

            The source of the information in the following table is Commonwealth
Bank.

    PERCENT OF INITIAL PRINCIPAL OUTSTANDING AT THE FOLLOWING PERCENTAGES OF
                            CONSTANT PREPAYMENT RATE

DATE                           0%      15%     20%     23%     25%     28%     30%     35%     45%
----                           --      ---     ---     ---     ---     ---     ---     ---     ---

Initial Balance                100     100     100     100     100     100     100     100     100
February 25, 2006               99      84      79      76      74      71      69      64      54
February 25, 2007               97      70      62      57      54      50      47      40      29
February 25, 2008               95      58      48      43      40      35      32      26      15
February 25, 2009               93      48      38      32      29      25      22      16       8
February 25, 2010               92      40      30      24      21      17      15      10       4
February 25, 2011               89      33      23      18      16      12      10       6       2
February 25, 2012               87      28      18      14      11       9       7       4       1
February 25, 2013               85      23      14      10       8       6       5       2       *
February 25, 2014               82      19      11       8       6       4       3       1       0
February 25, 2015               80      16       8       6       4       3       2       1       0
February 25, 2016               77      13       6       4       3       2       1       *       0
February 25, 2017               74      10       5       3       2       1       1       *       0
February 25, 2018               71       8       4       2       1       1       *       0       0
February 25, 2019               68       7       3       2       1       *       *       0       0
February 25, 2020               64       5       2       1       1       *       *       0       0
February 25, 2021               60       4       2       1       *       *       0       0       0
February 25, 2022               56       3       1       *       *       *       0       0       0
February 25, 2023               52       3       1       *       *       0       0       0       0
February 25, 2024               49       2       1       *       *       0       0       0       0
February 25, 2025               45       2       *       *       0       0       0       0       0
February 25, 2026               40       1       *       *       0       0       0       0       0
February 25, 2027               35       1       *       *       0       0       0       0       0
February 25, 2028               31       1       *       0       0       0       0       0       0
February 25, 2029               26       *       *       0       0       0       0       0       0
February 25, 2030               21       *       *       0       0       0       0       0       0
February 25, 2031               16       *       0       0       0       0       0       0       0
February 25, 2032               10       *       0       0       0       0       0       0       0
February 25, 2033                5       *       0       0       0       0       0       0       0
February 25, 2034                0       0       0       0       0       0       0       0       0
WEIGHTED AVERAGE LIFE - TO   17.65    5.43    4.18    3.65    3.35    2.98    2.76    2.33    1.73
MATURITY
WEIGHTED AVERAGE LIFE - TO
CALL                         17.56    5.03    3.84    3.34    3.06    2.73    2.53    2.14    1.59

* indicates a value of less than 0.5% and greater than 0.0%.

                                      S-98

                       PLAN OF DISTRIBUTION--UNDERWRITING

            Under the terms and subject to the conditions contained in the underwriting agreement, the issuer trustee has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase the principal amount of the Offered notes set forth opposite its name below:

                                                        PRINCIPAL AMOUNT OF            PRINCIPAL AMOUNT OF
                                                             CLASS A-1                      CLASS A-3
  UNDERWRITERS                                              NOTES (US$)                     NOTES ((EURO))
  ------------                                              -----------                     --------------

  Credit Suisse First Boston LLC.......................      $[            ]           (euro) [            ]
  Deutsche Bank Securities Inc.........................      $[            ]           (euro) [            ]
  Barclays Capital Inc.................................      $[            ]           (euro) [            ]
  Barclays Bank PLC....................................      $[            ]           (euro) [            ]
  Commonwealth Bank of Australia.......................      $[            ]           (euro) [            ]

            The underwriting agreement provides that the underwriters are obligated, subject to certain conditions in the underwriting agreement, to purchase all of the Offered notes if any are not purchased. In certain circumstances, the underwriting agreement may be terminated if there is a default by an underwriter.

            The underwriters propose to initially offer the Offered notes at the public offering price on the cover page of this prospectus supplement and to selling group members at the public offering price less a concession not in excess of the amount set forth in the following table, expressed as a percentage of the relative principal balance. The underwriters and selling group members may reallow a discount not in excess of the amount set forth in the following table to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the underwriters.

                                               SELLING       REALLOWANCE
                                             CONCESSIONS      DISCOUNT
                                             -----------      --------
            Class A-1 notes.................    [ ]%            [ ]%
            Class A-3 notes.................    [ ]%            [ ]%

            Commonwealth Bank estimates that the out-of-pocket expenses for this offering will be approximately US$[ ]. Certain of these expenses and other amounts will be reimbursed by the underwriters on the closing date.

            The underwriters have informed Commonwealth Bank and the manager that the underwriters do not expect discretionary sales by them to exceed 5% of the principal balance of the Offered notes.

            The representative, on behalf of the underwriters, may engage in transactions that stabilize, maintain or otherwise affect the price of the
Offered notes. The underwriters may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. In this regard:

            o     Over-allotment involves syndicate sales in excess of the
                  offering size, which creates a syndicate short position;

                                      S-99

            o     Stabilizing transactions permit bids to purchase the
                  underlying security so long as the stabilizing bids do not exceed a specified maximum;

            o     Syndicate covering transactions involve purchases of the
                  Offered notes in the open market after the distribution has been completed in order to cover syndicate short positions;
                  and

            o     Penalty bids permit the underwriters to reclaim a selling
                  concession from a syndicate member when the Offered notes
                  originally sold by a syndicate member are purchased in a
                  syndicate covering transaction to cover syndicate short
                  positions.

            Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Offered notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

            Commonwealth Bank, an affiliate of the manager, is not registered as a broker-dealer in the United States, will not participate in the distribution of the Offered notes in the United States and will only offer the Offered notes purchased by it in the United Kingdom.

            This prospectus supplement and the related prospectus may be used by
Commonwealth Bank in connection with the offers and sales related to secondary market transactions in the Offered notes. Commonwealth Bank may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. Commonwealth Bank does not have any obligation to make a market in the Offered notes, and it may discontinue its market-making activities at any time without notice, in its sole discretion.
Commonwealth Bank is among the underwriters participating in the initial distribution of the Offered notes.

            Pursuant to the underwriting agreement, the manager, Commonwealth
Bank and the issuer trustee have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the underwriters may be responsible for.

            In the ordinary course of its business, some of the underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Commonwealth Bank and its affiliates.

OFFERING RESTRICTIONS

UNITED KINGDOM

            Each Underwriter has agreed that (a) it has not offered or sold and will not offer or sell the Offered notes to persons in the United Kingdom (prior to the expiry of a period of six months from the date of issue of the Offered notes) except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal and agent) for the purposes of their businesses; or otherwise in circumstances which have not resulted and will not result in an offer to the public under the Public Offers of Securities Regulations 1995 (as amended); (b) it has complied with all applicable provisions of the Financial Services and Markets Act 2000, as amended
("FSMA"), and rules and regulations made thereunder with respect to anything done in relation to the Offered notes in, from or otherwise involving the United
Kingdom and (c) it has only communicated or

                                     S-100

caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity
(within the meaning of section 21 of FSMA) received by it in connection with the issue or sale of such Offered notes in circumstances in which section 21(1) of
FSMA does not apply.

            Neither this prospectus supplement nor the Offered notes have been, or will be, available to other categories of persons in the United Kingdom and no-one falling outside such categories is entitled to rely on, and must not act on, any information in this prospectus supplement. The transmission of this prospectus supplement to any person in the United Kingdom other than the categories stated above is unauthorized and may contravene FSMA.

AUSTRALIA

            Each underwriter has agreed that it will not sell Offered notes to, or invite or induce offers for the Offered notes from, any person identified as an associate of the issuer trustee, Commonwealth Bank or the manager on a list provided, or from time to time specified in writing to the relevant underwriter, by the issuer trustee, Commonwealth Bank and the manager respectively.

SPAIN

            The sale of the Offered notes to which this prospectus supplement refers, by each underwriter on behalf of the issuer, does not form part of any public offer of such Offered notes in Spain. Each sale of Offered notes is an individual transaction and has been negotiated and/or agreed with the relevant underwriters in respect of the Offered notes. Each investor in respect of the
Offered notes acknowledges that they have not received any advertising or marketing material from the relevant underwriters regarding this prospectus supplement and the accompanying prospectus. Any subsequent transaction they execute regarding the Offered notes to which this prospectus supplement refers, including requesting the relevant underwriter to transfer the Offered notes to any entity managed or controlled by them, will be executed on their own behalf only and not on behalf of or for the account of the relevant underwriter. These
Offered notes may not be directly/indirectly sold, transferred or delivered in any manner, at any time other than to institutional investors in Spain, defined under Spanish law to include only pension funds, collective investment schemes, insurance companies, banks, saving banks and securities companies.

            Should any investor purchase the Offered notes, they will be deemed to have represented that (i) they have made their own independent decision to purchase the Offered notes and have not relied on any recommendation or advice from any underwriter; and (ii) they already have all required information and understand all the terms, conditions and restrictions of these Offered notes.

ITALY

            The Offered notes have not been registered pursuant to Italian securities legislation and, accordingly, each underwriter has represented and agreed that no action has or will be taken by it which would allow an offering
(or a "sollecitazione all'investimento") of the notes to the public in the
Republic of Italy, and that sale of the notes to any persons in the Republic of
Italy shall be effected in accordance with Italian securities, tax and other applicable laws and regulations.

            Each underwriter has represented that it has not offered, sold or delivered and will not offer, sell or deliver any of the Offered notes or distribute or make available any of the Offered notes or copies of this prospectus supplement and the accompanying prospectus relating to the

                                     S-101

Offered notes or any other offering material relating to the Offered notes in the Republic of Italy except:

o           to professional investors (operatori qualificati), as defined in
            Article 31, second paragraph of Regulation No. 11522 of 1st July,
            1998 issued by the Commissione Nazionale per le Societa e la Borsa
            ("CONSOB"), as amended and integrated from time to time;

o           in circumstances which are exempted from the rules on solicitation of investments pursuant to Article 100 of Legislative Decree No. 58 of 24th February, 1998 (the "Financial Services Act") and Article
            33, first paragraph, of CONSOB Regulation No. 11971 of 14th May,
            1999, as amended and integrated from time to time; or

o           to an Italian resident who submits outside the Italian territory an unsolicited offer to purchase such Offered notes.

            Any offer, sale or delivery of the Offered notes or distribution of copies of this prospectus supplement or any other document relating to any of the notes in Italy under the above paragraphs in this section "Republic of
Italy" must be:

o           made by an investment firm, bank or financial intermediary permitted to conduct such activities in the republic of Italy in accordance with the Financial Services Act and Legislative Decree No. 385 of
            1st September, 1993 (the "ITALIAN BANKING ACT"), as amended;

o           in compliance with Article 129 of the Italian Banking Act and the implementing guidelines of the Bank of Italy pursuant to which the issue or the offer of securities in Italy may need to be preceded and followed by an appropriate notice to be filed with the Bank of
            Italy depending, inter alia, on the aggregate value of the securities issued or offered in Italy and their characteristics; and

o           in compliance with any other application notification, requirement or limitation which may be imposed by CONSOB or the Bank of Italy.
            For the avoidance of doubt no application pursuant to Article 129 of the Italian Banking Act has been made to the Bank of Italy by any of the underwriters.

OTHER JURISDICTIONS

            Other than in the United States of America, no person has taken or will take any action that would permit a public offer of the Offered notes in any country or jurisdiction. The Offered notes may be offered non-publicly in other jurisdictions. The Offered notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and accompanying prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            The Offered notes will be characterized as debt for U.S. federal income tax purposes. See "United States Federal Income Tax Matters" in the
accompanying prospectus.

                                     S-102

            The United States federal income tax consequences of holding a Class
A-3 note vary from those described under "United States Federal Income Tax
Matters" in the accompanying prospectus. The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the Class A-3 notes. The following discussion does not discuss the unique tax consequences of the purchase, ownership and disposition of the Class A-3 notes by investors that are given special treatment under the United States federal income tax laws, including, for example, investors who have a functional currency other than the US dollar for purposes of Code section 988 and persons other than "United States persons" as defined in
Code section 7701(a)(30).

INTEREST INCOME ON THE CLASS A-3 NOTES

            If you are a cash method taxpayer and you receive an interest payment in Euro on a Class A-3 note, you will be required to include in income the US dollar value of such payment (determined using the spot rate on the date such payment is received) regardless of whether such payment is in fact converted into US dollars on the date received.

            If you are an accrual method taxpayer, you generally will be required to include in income the US dollar value of the amount of interest income that has accrued on a Class A-3 note in a taxable year, determined by translating such income into US dollars at the average rate of exchange for the relevant Accrual Period (or portion thereof). The average rate of exchange for an Accrual Period (or portion thereof) is the simple average of the exchange rates for each Business Day of such period (or such other average that is reasonably derived and consistently applied). In the alternative, an accrual method holder may elect to translate interest income on a Class A-3 note using the spot rate on the last day of the Accrual Period or the spot rate on the date of receipt or payment if such date is within five Business Days of the last day of an Accrual Period. Such elections (i) must be made in a statement filed with the US holder's United States federal income tax return, (ii) are applicable to all debt instruments held by you for such year and thereafter acquired and (iii)
may not be changed without the consent of the Internal Revenue Service.

            Upon actual receipt of payment of interest on a Class A-3 note, an accrual method taxpayer will recognize ordinary gain or loss in an amount equal to the difference between the US dollar value of the payment received
(determined using the spot rate on the date such payment is received) and the US dollar value of the interest income previously accrued during such Accrual
Period as described in the preceding paragraph. Any such ordinary gain or loss generally will be treated as U.S. source ordinary income or loss and not as an adjustment to interest income. The United States federal income tax consequences of the conversion of Euros into US dollars under other circumstances is described below.

SALE, RETIREMENT OR OTHER DISPOSITION OF CLASS A-3 NOTES

            If you sell or otherwise dispose of a Class A-3 note, you generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition (or, if it is realized in other than US dollars, the US dollar value of the amount using the spot rate on the date of such sale or other disposition) and your adjusted tax basis in such Class A-3 note. Your adjusted tax basis in a Class A-3 note generally will be the US dollar value of the purchase price of such note on the date of a purchase
(determined by translating the purchase price into US dollars at the spot rate on the date of purchase). You will recognize exchange gain or loss on the sale of a Class A-3 note equal to the difference between (i) the amount realized on the sale (or the

                                     S-103

US dollar amount if the amount received is denominated in other than US dollars)
and (ii) your purchase price translated into US dollars at the spot rate on the date of purchase. You will recognize exchange gain or loss on the sale of a
Class A-3 note equal to the difference between the US dollar value of the issue price of such note on the date of its disposition and the US dollar value of the issue price of such note on the issue date.

            Any exchange gain or loss on a Class A-3 note will be treated as
U.S. source ordinary income or loss and generally will not be treated as an adjustment to interest income. Such foreign currency gain or loss is recognized on the sale of a Class A-3 note only to the extent of total gain or loss recognized on such sale.

MARKET DISCOUNT WITH RESPECT TO CLASS A-3 NOTES

            In the case of the Class A-3 notes, (i) market discount, if any, is determined in Euro, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the Class A-3 note (other than accrued market discount required to be taken into account currently) is translated into US dollars at the exchange rate on such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income for any Accrual Period is translated into US dollars on the basis of the average exchange rate in effect during such Accrual
Period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described under "United States Federal
Income Tax Matters - Interest Income on the US Dollar Notes" in the accompanying
Prospectus with respect to computation of exchange gain or loss on accrued interest.

TRANSACTIONS IN EUROS

            Euros received as interest on a Class A-3 note or as proceeds of the sale, exchange or redemption of, a Class A-3 note will have a tax basis equal to their US dollar value at the time of receipt. If you hold Euro, you will recognize U.S. source income or loss on a sale or other disposition of such Euro equal to the difference between (1) the amount of US dollars, or the US dollar value of the other currency or property received in such sale or other disposition and (2) the adjusted tax basis of such Euro.

            If you purchase a Class A-3 note with previously owned Euros, you generally would recognize gain or loss in an amount equal to the difference, if any, between your tax basis in such Euro and the US dollar fair market value of such Class A-3 note on the date of purchase. Generally, any gain or loss will be
U.S. source ordinary income or loss. However, if you convert US dollars to Euro and immediately use such Euro to purchase a Class A-3 note, you ordinarily would not recognize any exchange gain or loss in connection with such conversion or purchase.

                              ERISA CONSIDERATIONS

            Subject to the restrictions described in "ERISA Considerations" in the accompanying prospectus, the Offered notes are eligible for purchase by employee benefit plans. By its acquisition of an Offered note, each investor shall be deemed to represent and warrant that either (i) it is not acquiring the
Offered note with assets of a pension, profit-sharing or other benefit plan subject to ERISA or to Section 4975 of the U.S. Internal Revenue Code, or any
benefit plan, as well as individual retirement accounts and certain types of
Keogh plans and any entity deemed to hold the "plan assets" of the foregoing
(each, a "Benefit Plan") or (ii) its purchase and holding of

                                     S-104

the Offered note will not result in a non-exempt prohibited transaction under
ERISA or the Code or any substantially similar applicable law. See "ERISA
Considerations" in the accompanying prospectus.

                        EXCHANGE CONTROLS AND LIMITATIONS

RESERVE BANK OF AUSTRALIA APPROVAL

            Under temporary Australian foreign exchange controls, which may change in the future, payments by an Australian resident to, by order of or on behalf of the following payees may only be made with Reserve Bank of Australia approval:

                  o   the Embassy or Consulate-General of the Federal Republic
                      of Yugoslavia (Serbia and Montenegro) (in respect of any
                      amount in excess of $100,000);

                  o   the Narodna Banka Jugoslavije (including Banque Nationale
                      de Yugoslavie) (in respect of any amount in excess of
                      $100,000);

                  o   certain other persons and entities listed in instruments
                      issued under the Australian Banking (Foreign Exchange)
                      Regulations and published on behalf of the Reserve Bank of
                      Australia in the Commonwealth of Australia Gazette on
                      October 24, 2001; or

                  o   certain ministers and senior officials of the government
                      of Zimbabwe as listed in instruments issued under the
                      Australian Banking (Foreign Exchange) Regulations and
                      published on behalf of the Reserve Bank of Australian in
                      the Commonwealth of Australia Gazette on December 11,
                      2002.

AUSTRALIAN MINISTERIAL APPROVAL

            Additionally, under Part 4 of the Australian Charter of the United
Nations Act 1945 and the Australian Charter of United Nations (Terrorism and
Dealings with Assets) Regulations 2002 the approval of the Australian Minister for Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to an asset prescribed under, or which is owned or controlled directly or indirectly by a person or entity proscribed under those Regulations or is an asset derived or generated from such assets
(proscribed persons presently include, amongst others, the Taliban, Usama bin
Laden and other persons and entities connected with them).

            Under Part 4 of the Australian Charter of the United Nations Act
1945 and the Iraq (Reconstruction and Repeal of Sanctions) Regulations 2003, the
approval of the Minister for Foreign Affairs, or the Minister's delegate, is required with respect to certain payments and actions in relation to certain
Iraqi assets, assets acquired by certain Iraqis and assets derived or generated from such assets.

                                  AUTHORIZATION

            The issuer trustee has obtained all necessary consents, approvals and authorizations in connection with the issue and performance of the Offered notes. The issue of the Offered notes has been authorized by the resolutions of the board of directors of Perpetual Trustee Company Limited passed on [ ], 2005.

                                     S-105

                                   LITIGATiON

            The issuer trustee is not, and has not been, involved in any litigation or arbitration proceedings that may have, or have had during the twelve months preceding the date of this prospectus supplement, a significant effect on its financial position nor, so far as it is aware, are any such litigation or arbitration proceedings pending or threatened.

                       LISTING ON THE IRISH STOCK EXCHANGE

            Application will be made to the Irish Stock Exchange for the Offered notes to be admitted to the Daily Official List. There can be no assurance that such listing will be granted. In connection with the listing of Offered notes on the Irish Stock Exchange, this prospectus supplement and accompanying prospectus will be filed with the Registrar of Companies of Ireland pursuant to Regulation
13 of the European Communities (Stock Exchange) Regulations, 1984 of Ireland.

            For fourteen days following the date of this prospectus supplement and accompanying prospectus, copies of the constitution of the issuer trustee, conformed master trust deed, series supplement, security trust deed, note trust deed, terms and conditions of the Offered notes, agency agreement, liquidity facility agreement, standby redraw facility agreement, interest rate swap agreement, currency swap agreement and the master mortgage insurance policy will be available for inspection and will be obtainable at the offices of AIB/BNY
Fund Management (Ireland) Limited at Guild House, Guild Street, Dublin 1,
Republic of Ireland, and the registered office of the manager, where copies thereof may be obtained upon request.

            If and for so long as any Offered notes are listed on the Irish
Stock Exchange, copies of the constitution of the issuer trustee and the resolutions of the board of directors of the issuer trustee authorizing the issuance of the Offered notes will be available for inspection at the office of the manager.

                   DTC, EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

            The Offered notes have been accepted for clearance through DTC,
Euroclear and Clearstream, Luxembourg with the following CUSIP numbers, ISINs and Common Codes:

                                  CUSIP        ISIN         COMMON CODE
                                  -----        ----         -----------

Class A-1 notes...............     [ ]         [ ]              [ ]
Class A-3 notes...............     [ ]         [ ]              [ ]

                                  ANNOUNCEMENT

            By distributing or arranging for the distribution of this prospectus supplement to the underwriters and the persons to whom this prospectus supplement and the accompanying prospectus are distributed, the issuer trustee announces to the underwriters and each such person that:

            o     the Offered notes will initially be issued in the form of
                  book-entry notes and will be held by Cede & Co., as nominee of
                  DTC;

                                     S-106

            o     in connection with the issue, DTC will confer rights in the
                  Offered notes to the noteholders and will record the existence of those rights; and

            o     as a result of the use of the Offered notes in this manner, these rights will be created.

                              RATINGS OF THE NOTES

            The issuance of the Class A notes will be conditioned on obtaining a rating of AAA by Standard & Poor's and Aaa by Moody's. The issuance of the Class
B notes will be conditioned on obtaining a rating of AA by Standard & Poor's.
You should independently evaluate the security ratings of each class of notes from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities. A rating does not address the market price or suitability of the Offered notes for you. A rating may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date of the notes. The ratings of the Offered notes will be based on several factors including the creditworthiness of the housing loans, the subordination provided by the Class B notes with respect to the notes, the availability of excess available income after payment of interest on the notes and the trust's expenses, the mortgage insurance policies, the availability of the liquidity facility and Principal Draws, the creditworthiness of the swap providers and the mortgage insurer. None of the rating agencies have been involved in the preparation of this prospectus supplement and the accompanying prospectus.

            For so long as any Offered notes are listed on the Irish Stock
Exchange and the rules of the Irish Stock Exchange so require, the manager will inform the Irish Stock Exchange and file a notice with the Irish Stock Exchange if the ratings assigned to any such notes are reduced or withdrawn.

                                  LEGAL MATTERS

            Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offered notes, including the material
U.S. federal income tax matters, for Commonwealth Bank and Securitisation
Advisory Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the Offered notes for Commonwealth Bank and Securitisation Advisory Services
Pty Limited. Sidley Austin Brown & Wood LLP will pass upon some legal matters for the underwriters.

                                     S-107

                                    DIRECTORY

                                     MANAGER
                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                            Level 7, 48 Martin Place,
                       Sydney, New South Wales, Australia

                                    SERVICER
                         COMMONWEALTH BANK OF AUSTRALIA
                            Level 7, 48 Martin Place,
                       Sydney, New South Wales, Australia

                                 ISSUER TRUSTEE
                        PERPETUAL TRUSTEE COMPANY LIMITED
                            Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia

                                SECURITY TRUSTEE
                                  P.T. LIMITED
                            Level 7, 39 Hunter Street
                       Sydney, New South Wales, Australia

                      NOTE TRUSTEE, PRINCIPAL PAYING AGENT,
                     AGENT BANK AND US DOLLAR NOTE REGISTRAR
                              THE BANK OF NEW YORK
                  101 Barclay Street, New York, New York 10286
                            United States of America

                      EURO NOTE REGISTRAR AND PAYING AGENT
                       THE BANK OF NEW YORK, LONDON BRANCH
                          48th Floor, One Canada Square
                              London E14 5AL, U.K.

                        AUSTRALIAN COUNSEL TO THE MANAGER
                                   CLAYTON UTZ
                                   Level 19-35
                             No. 1 O'Connell Street
                       Sydney, New South Wales, Australia

                               IRISH LISTING AGENT
                              THE BANK OF NEW YORK
                          48th Floor, One Canada Square
                              London E14 5AL, U.K.

                               IRISH PAYING AGENT
                    AIB/BNY FUND MANAGEMENT (IRELAND) LIMITED
                                   Guild House
                                  Guild Street
                                    Dublin 1
                               Republic of Ireland

                                     S-108

     UNITED STATES COUNSEL TO                      UNITED STATES COUNSEL TO
            THE MANAGER                                THE UNDERWRITERS
   MAYER, BROWN, ROWE & MAW LLP                 SIDLEY AUSTIN BROWN & WOOD LLP
           1675 Broadway                              787 Seventh Avenue
     New York, New York 10019                      New York, New York 10019
     United States of America                      United States of America

     UNITED STATES COUNSEL TO                        AUSTRALIAN COUNSEL TO
         THE NOTE TRUSTEE                             THE ISSUER TRUSTEE
    EMMET, MARVIN & MARTIN, LLP                    MALLESONS STEPHEN JAQUES
           120 Broadway                             Governor Phillip Tower
     New York, New York 10271                           1 Farrer Place
                                              Sydney, New South Wales, Australia
       AUSTRALIAN COUNSEL TO
         THE NOTE TRUSTEE
     MALLESONS STEPHEN JAQUES
      Governor Phillip Tower
          1 Farrer Place
Sydney, New South Wales, Australia

                                     S-109

                                    GLOSSARY

            Additional definitions of capitalized terms used in this prospectus supplement can be found under the caption "Glossary" in the accompanying prospectus. When a capitalized term is both defined below and in the accompanying prospectus, the definition below will apply for the purpose of this prospectus supplement and the accompanying prospectus in relation to the Offered notes.

A$ CLASS A-1 FLOATING AMOUNT .......    see page S-74.

A$ CLASS A-3 FLOATING AMOUNT .......    see page S-75.

ACCRUED INTEREST ADJUSTMENT ........    means the amount of interest accrued on
                                        the housing loans for, and any fees in
                                        relation to the housing loans falling
                                        due for payment during, the period
                                        commencing on and including the date on
                                        which interest is debited to the
                                        relevant housing loan accounts by the
                                        Servicer for that housing loan
                                        immediately prior to the Cut-Off Date
                                        and ending on but excluding the Closing
                                        Date and any accrued interest and fees
                                        due but unpaid in relation to the
                                        housing loan prior to the date that
                                        interest is debited to the relevant
                                        housing loan accounts.

ADJUSTED STATED AMOUNT .............    means, in relation to the Class A-1
                                        notes, the A$ equivalent (based on the
                                        US$ Exchange Rate) of the Stated Amount
                                        of the Class A-1 notes less any Class
                                        A-1 Principal Carryover Amount, in
                                        relation to the Class A-3 notes the A$
                                        equivalent (based on the Euro Exchange
                                        Rate) of the Stated Amount of the Class
                                        A-3 notes less any Class A-3 Principal
                                        Carryover Amount and in relation to the
                                        Class B notes the Stated Amount of the
                                        Class B notes less any Class B Principal
                                        Carryover Amount.

AUTHORIZED SHORT-TERM INVESTMENTS ..    means:

                                        (a)   bonds, debentures, stock or
                                              treasury bills issued by or notes
                                              or other securities issued by the
                                              Commonwealth of Australia or the
                                              government of any State or
                                              Territory of the Commonwealth of
                                              Australia;

                                        (b)   deposits with, or the acquisition
                                              of certificates of deposit issued
                                              by, an ADI;

                                        (c)   bills of exchange, which at the
                                              time of acquisition have a
                                              maturity date of not more than 200
                                              days and which have been accepted,
                                              drawn on or endorsed by an ADI and
                                              provide a right of recourse
                                              against that ADI by a holder in
                                              due

                                     S-110

                                              course who purchases them for
                                              value;

                                        (d)   debentures or stock of any public
                                              statutory body constituted under
                                              the laws of the Commonwealth of
                                              Australia or any State or
                                              Territory of the Commonwealth
                                              where the repayment of the
                                              principal secured and the interest
                                              payable on that principal is
                                              guaranteed by the Commonwealth or
                                              the State or Territory;

                                        (e)   securities which are
                                              "mortgage-backed securities"
                                              within the meaning of the Duties
                                              Act 1997 (NSW), the Duties Act
                                              2000 (VIC), the Duties Act 2001
                                              (QLD) and the Duties Act 2001
                                              (Tas); or

                                        (f)   any other investments which are
                                              specified as Authorized Short-Term
                                              Investments in the Series
                                              Supplement relating to the Series
                                              Trust,

                                        in each case denominated in Australian
                                        Dollars.

AVAILABLE INCOME AMOUNT ............    see page S-49.

AVAILABLE PRINCIPAL AMOUNT .........    see page S-57.

AVERAGE DELINQUENT PERCENTAGE ......    in relation to a Determination Date
                                        means the amount (expressed as a
                                        percentage) calculated as follows:

                                        ADP = SDP
                                              ---
                                              12

                                        where:

                                        ADP = the Average Delinquent Percentage;
                                              and

                                        SDP = the sum of the Delinquent
                                              Percentages for the 12 Collection
                                              Periods immediately preceding or
                                              ending, as the case may be, on the
                                              Determination Date, provided that
                                              if on that Determination Date
                                              there has not yet been 12
                                              Collection Periods the Average
                                              Delinquent Percentage in relation
                                              to that Determination Date means
                                              the amount (expressed as a
                                              percentage) calculated as follows:

                                        ADP = SDP
                                              ---
                                               N

                                        where:

                                     S-111

                                        ADP = the Average Delinquent Percentage;

                                        SDP = the sum of the Delinquent
                                              Percentages for all of the
                                              Collection Periods preceding or
                                              ending, as the case may be, on the
                                              Determination Date; and

                                        N = the number of Collection Periods
                                            preceding the Determination Date.

BANK BILL RATE .....................    in relation to an Accrual Period means
                                        the rate appearing at approximately
                                        10.00 am Sydney time on the first day of
                                        that Accrual Period on the Reuters
                                        Screen page "BBSW" as being the average
                                        of the mean buying and selling rates
                                        appearing on that page for a bill of
                                        exchange having a tenor of one month (in
                                        relation to a monthly Accrual Period) or
                                        three months (in relation to a quarterly
                                        Accrual Period).

                                        If:

                                        o     on the first day of an Accrual
                                              Period fewer than 4 banks are
                                              quoted on the Reuters Screen page
                                              "BBSW"; or

                                        o     for any other reason the rate for
                                              that day cannot be determined in
                                              accordance with the foregoing
                                              procedures,

                                        then the "BANK BILL RATE" means such
                                        rate as is specified by the Manager
                                        having regard to comparable indices then
                                        available. Notwithstanding the
                                        foregoing, the Bank Bill Rate for the
                                        initial Accrual Period will be
                                        determined by the Manager by linear
                                        interpolation between the Bank Bill Rate
                                        determined as above for a bill of
                                        exchange having, in the case of a
                                        monthly Accrual Period, a tenor of 1 and
                                        2 months and, in the case of a quarterly
                                        Accrual Period, a tenor of 3 and 4
                                        months.

BUSINESS DAY .......................    means any day on which banks are open
                                        for business in Sydney, New York City
                                        and London which is also a TARGET
                                        Settlement Day other than a Saturday, a
                                        Sunday or a public holiday in Sydney,
                                        New York City or London.

CLASS A-1 CURRENCY SWAP ............    see page S-73.

                                     S-112

CLASS A-1 PRINCIPAL CARRYOVER AMOUNT    means any Available Principal Amounts
                                        allocated on a Monthly Distribution Date
                                        (which is not also a Quarterly
                                        Distribution Date) for retention in the
                                        collections account or investment in
                                        Authorized Short-Term Investments, which
                                        amounts represent principal repayments
                                        on the Class A-1 notes and will be paid
                                        to the provider of the Class A-1
                                        currency swap on the next Quarterly
                                        Distribution Date.

CLASS A-3 CURRENCY SWAP ............    see page S-73.

CLASS A-3 PRINCIPAL CARRYOVER AMOUNT    means any Available Principal Amounts
                                        allocated on a Monthly Distribution Date
                                        (which is not also a Quarterly
                                        Distribution Date) for retention in the
                                        collections account or investment in
                                        Authorized Short-Term Investments, which
                                        amounts represent principal repayments
                                        on the Class A-3 notes and will be paid
                                        by the issuer trustee to the provider of
                                        the Class A-3 currency swap on the next
                                        Quarterly Distribution Date.

CLASS B AVAILABLE SUPPORT ..........    in relation to a Determination Date
                                        means an amount (expressed as a
                                        percentage) calculated as follows:

                                                  SAB
                                        CBAS = ----------
                                               ASA + SRFL

                                        where:

                                        CBAS = the Class B Available Support;

                                        SAB =  the aggregate Stated Amount for
                                               the Class B notes on that
                                               Determination Date;

                                        ASA =  the aggregate of the Stated
                                               Amounts of the Class A-1 notes
                                               converted to Australian dollars
                                               at the US$ Exchange Rate, the
                                               Stated Amounts of the Class A-3
                                               notes converted to Australian
                                               dollars at the Euro Exchange Rate
                                               and the Stated Amounts for all
                                               other notes and redraw bonds on
                                               that Determination Date; and

                                        SRFL = the redraw limit under the
                                               standby redraw facility on that
                                               Determination Date.

CLASS B PRINCIPAL CARRYOVER AMOUNT      means any Available Principal Amounts
                                        allocated on a Monthly Distribution Date
                                        (which is not also a Quarterly
                                        Distribution Date) for retention in the
                                        collections account or investment in
                                        Authorized Short-Term Investments,

                                     S-113

                                        which amounts represent principal
                                        repayments on the Class B notes and will
                                        be paid by the issuer trustee to the
                                        Class B noteholders on the next
                                        Quarterly Distribution Date.

CLASS B REQUIRED SUPPORT ...........    in relation to a Determination Date
                                        means the amount (expressed as a
                                        percentage) calculated as follows:

                                               IIA
                                        CBRS = ----
                                               AIIA

                                        where:

                                        CBRS = the Class B Required Support;

                                        IIA =  the aggregate Invested Amount of
                                               the Class B notes upon the issue
                                               of the Class B notes; and

                                        AIIA = the aggregate of the initial
                                               Invested Amounts of the Class A-1
                                               notes upon the issue of the Class
                                               A-1 notes converted to Australian
                                               dollars at the US$ Exchange Rate,
                                               the initial Invested Amounts of
                                               the Class A-3 notes upon the
                                               issue of the Class A-3 notes
                                               converted to Australian dollars
                                               at the Euro Exchange Rate and the
                                               initial Invested Amounts of all
                                               other notes and redraw bonds, on
                                               that Determination Date.

DELINQUENT PERCENTAGE ..............    in relation to a Collection Period means
                                        the amount (expressed as a percentage)
                                        calculated as follows:

                                             DMLP
                                        DP = ----
                                             AMLP

                                        where:

                                        DP =   the Delinquent Percentage;

                                        DMLP = the aggregate, on the last day of
                                               the Collection Period, of the
                                               principal outstanding with
                                               respect to those housing loans in
                                               relation to which a payment due
                                               from the borrower has been in
                                               arrears (on that day) by more
                                               than 60 days; and

                                        AMLP = the aggregate principal
                                               outstanding in relation to the
                                               housing loans on the last day of
                                               the Collection Period.

                                     S-114

EURIBOR ............................    means:

                                        o the rate for three-month deposits in
                                        Euro which appears on Telerate Page 248
                                        as of 11.00 am, Brussels time on the
                                        second TARGET Settlement Day before the
                                        beginning of the Accrual Period;

                                        o if that rate does not appear, the
                                        EURIBOR for that Accrual Period will be
                                        determined as if the issuer trustee and
                                        the agent bank had specified
                                        "EUR-EURIBOR-Telerate" as the applicable
                                        Floating Rate Option under the
                                        Definitions of the International Swaps
                                        and Derivates Association, Inc.

                                        The EURIBOR for the first Accrual Period
                                        will be determined by linear
                                        interpolation calculated with reference
                                        to the duration of the first Accrual
                                        Period.

EURO/(EURO) ........................    means the lawful currency of the member
                                        states of the European Union that adopt
                                        the single currency in accordance with
                                        the EC Treaty.

EURO EXCHANGE RATE..................    means a rate of (euro)1.00 = A$[    ].

FINANCE CHARGE COLLECTIONS..........    see page S-50.

FITCH...............................    Fitch Ratings (Australia) Limited ABN 93
                                        081 339 184

INCOME CARRYOVER AMOUNT.............    means in respect of a Monthly
                                        Distribution Date (which is not also a
                                        Quarterly Distribution Date) the amount
                                        allocated on that Monthly Distribution
                                        Date as described in "Description of the
                                        Offered Notes - Calculation of Available
                                        Income Amount" and "Description of the
                                        Offered Notes - Distribution of the
                                        Available Income Amount on a Monthly
                                        Distribution Date (which is not also a
                                        Quarterly Distribution Date)".

INVESTED AMOUNT.....................    means in relation to a note or a redraw
                                        bond, the principal amount of that note
                                        or redraw bond upon issue less the
                                        aggregate of all principal payments made
                                        on that note or redraw bond.

LIBOR...............................    means:

                                        o the rate for three-month deposits in
                                        US dollars which appears on Telerate
                                        Page 3750 as of 11.00 am, London time on
                                        the second London and New York Business
                                        Day before the beginning of the Accrual
                                        Period;

                                        o if that rate does not appear, the
                                        USD-LIBOR-BBA for

                                     S-115

                                        that Accrual Period will be determined
                                        as if the issuer trustee and the agent
                                        bank had specified "USD-LIBOR-Reference
                                        Banks" as the applicable Floating Rate
                                        Option under the Definitions of the
                                        International Swaps and Derivates
                                        Association, Inc.

                                        The LIBOR for the first Accrual Period
                                        will be determined by linear
                                        interpolation calculated with reference
                                        to the duration of the first Accrual
                                        Period.

MONTHLY DISTRIBUTION DATE...........    see page S-13.

MOODY'S.............................    Moody's Investor Service Inc.

MORTGAGE INSURANCE INCOME
PROCEEDS............................    see page S-50.

MORTGAGE INSURANCE PRINCIPAL
PROCEEDS............................    see page S-57.

NET PRINCIPAL COLLECTIONS...........    see page S-59.

NET UNSCHEDULED PRINCIPAL...........    see page S-59.

OTHER INCOME........................    see page S-50.

OTHER PRINCIPAL AMOUNTS.............    see page S-57.

PRINCIPAL CHARGE-OFF
REIMBURSEMENT.......................    see page S-58.

PRINCIPAL COLLECTIONS...............    see page S-57.

PRINCIPAL DRAW......................    see page S-51.

PRINCIPAL DRAW REIMBURSEMENT........    see page S-58.

QUARTERLY DISTRIBUTION DATE.........    see page S-13.

REDRAW BOND AMOUNT..................    see page S-58.

STANDARD &POOR'S....................    Standard & Poor's (Australia) Pty
                                        Limited ABN 62 007 324 852.

SECURED CREDITORS...................    see page S-66.

STANDBY REDRAW FACILITY ADVANCE.....    see page S-58.

                                     S-116

STATED AMOUNT.......................    means for a note or a redraw bond:

                                        (a)   the principal amount of that note
                                              or redraw bond upon issue; less

                                        (b)   the aggregate of principal
                                              payments previously made on that
                                              note or redraw bond; less

                                        (c)   the aggregate of all then
                                              unreimbursed principal charge-offs
                                              on that note or redraw bond.

STEPDOWN CONDITIONS.................    are satisfied on a Determination Date
                                        if:

                                        o   the following applies:

                                            o   the Class B Available Support on
                                                the Determination Date is equal
                                                to or greater than two times the
                                                Class B Required Support on the
                                                Determination Date;

                                            o   the aggregate Adjusted Stated
                                                Amount for the Class B notes on
                                                the Determination Date is equal
                                                to or greater than 0.25% of the
                                                aggregate Invested Amount of all
                                                the notes upon the issue of the
                                                Class B notes;

                                            o   either:

                                                o   the Average Delinquent
                                                    Percentage on the
                                                    Determination Date does not
                                                    exceed 2% and the aggregate
                                                    of all unreimbursed
                                                    principal charge-offs on the
                                                    Determination Date does not
                                                    exceed 30% of the aggregate
                                                    of the Invested Amounts of
                                                    the Class B notes upon the
                                                    issue of the Class B notes;
                                                    or

                                                o   the Average Delinquent
                                                    Percentage on the
                                                    Determination Date does not
                                                    exceed 4% and the aggregate
                                                    of all unreimbursed
                                                    principal charge-offs on the
                                                    Determination Date does not
                                                    exceed 10% of the aggregate
                                                    of the Invested Amounts of
                                                    the Class B notes upon the
                                                    issue of the Class B notes;
                                                    and

                                                o   the total principal
                                                    outstanding on the housing
                                                    loans is not, and is not
                                                    expected to be on or prior
                                                    to the next Monthly
                                                    Distribution Date, less than
                                                    10% of the total principal
                                                    outstanding on the housing
                                                    loans on [January 25], 2005;
                                                    or

                                             o   the following applies:

                                                o   the Determination Date falls
                                                    on or after the fifth
                                                    anniversary of the closing
                                                    date;

                                                o   the Average Delinquent
                                                    Percentage on the
                                                    Determination Date does not
                                                    exceed 2%;

                                                o   the sum of the aggregate of
                                                    the Stated Amount

                                     S-117

                                                    of all outstanding Class A-2
                                                    notes and the aggregate of
                                                    the Adjusted Stated Amounts
                                                    of all outstanding Class A-1
                                                    notes, Class A-3 notes and
                                                    Class B notes is greater
                                                    than 10% of the original
                                                    issued amount;

                                                o   the aggregate Adjusted
                                                    Stated Amount for the Class
                                                    B notes on the Determination
                                                    Date is equal to or greater
                                                    than 0.25% of the aggregate
                                                    Invested Amount of all the
                                                    notes upon the issue of the
                                                    Class B notes; and

                                                o   the aggregate of all
                                                    unreimbursed principal
                                                    charge-offs on the
                                                    Determination Date does not
                                                    exceed, if the Determination
                                                    Date falls on or after the:

                                                    o   fifth but prior to the
                                                        sixth anniversary of the
                                                        closing date, 30% of the
                                                        aggregate of the initial
                                                        Invested Amounts of the
                                                        Class B notes;

                                                    o   sixth but prior to the
                                                        seventh anniversary of
                                                        the closing date, 35% of
                                                        the aggregate of the
                                                        initial Invested Amounts
                                                        of the Class B notes;

                                                    o   seventh but prior to the
                                                        eighth anniversary of
                                                        the closing date, 40% of
                                                        the aggregate of the
                                                        initial Invested Amounts
                                                        of the Class B notes;

                                                    o   eighth but prior to the
                                                        ninth anniversary of the
                                                        closing date, 45% of the
                                                        aggregate of the initial
                                                        Invested Amounts of the
                                                        Class B notes; or

                                                    o   ninth anniversary of the
                                                        closing date, 50% of the
                                                        aggregate of the initial
                                                        Invested Amounts of the
                                                        Class B notes.

STEPDOWN PERCENTAGE.................    on a Determination Date is determined as
                                        follows. If the Stepdown Conditions are
                                        not satisfied on that Determination
                                        Date, the Stepdown Percentage is 100%.
                                        If the Stepdown Conditions are satisfied
                                        on that Determination Date, the Stepdown
                                        Percentage is 100% unless the following
                                        apply:

                                        o   if the Determination Date falls
                                            prior to the third anniversary of
                                            the closing date the Stepdown
                                            Percentage is 50%;

                                        o   if:

                                            o   the Determination Date falls on
                                                or after the third anniversary
                                                of the closing date but prior to
                                                the tenth anniversary of the
                                                closing date; and

                                            o   the Class B Available Support on
                                                the

                                     S-118

                                                Determination Date is equal to
                                                or greater than two times the
                                                Class B Required Support on the
                                                Determination Date;

                                            the Stepdown Percentage is 0%;

                                        o   if:

                                            o   the preceding 3 bullet points do
                                                not apply;

                                            o   the Determination Date falls on
                                                or after the fifth anniversary
                                                of the closing date but prior to
                                                the tenth anniversary of the
                                                closing date; and

                                            o   the Class B Available Support on
                                                the Determination Date is equal
                                                to or greater than the Class B
                                                Required Support on the
                                                Determination Date;

                                            then if the Determination Date falls
                                            on or after the:

                                            o   fifth but prior to the sixth
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 70%;

                                            o   sixth but prior to the seventh
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 60%;

                                            o   seventh but prior to the eighth
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 40%;

                                            o   eighth but prior to the ninth
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 20%;

                                            o   ninth but prior to the tenth
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 0%;
                                                or

                                            o   if the Determination Date falls
                                                on or after the tenth
                                                anniversary of the closing date,
                                                the Stepdown Percentage is 0%.

STEP-UP DATE........................    see page S-55.

SUPPORT FACILITY....................    means the Class A-1 currency swap, the
                                        Class A-3 currency swap, the basis
                                        swaps, the fixed rate swaps, the
                                        liquidity facility, the standby redraw
                                        facility and the mortgage insurance
                                        policies.

TARGET SETTLEMENT DAY...............    means any day on which TARGET (the
                                        Trans-European Automated Real-time Gross
                                        settlement Express Transfer system) is
                                        open.

US$ EXCHANGE RATE...................    means a rate of US$1.00 = A$[     ].

                                     S-119

                                   APPENDIX A

                            HOUSING LOAN INFORMATION

                           POOL PROFILE BY ORIGINATOR

                                                                                                             WEIGHTED
                                                                                  WEIGHTED     WEIGHTED      AVERAGE
                                                                                   AVERAGE      AVERAGE      TERM TO
                                    NO. OF       TOTAL LOAN         % BY LOAN     INTEREST      CURRENT      MATURITY
ORIGINATOR                          LOANS        BALANCE (A$)        BALANCE      RATE (%)      LTV (%)    (IN MONTHS)
----------                          ------       ------------       ---------     --------     --------    -----------

Commonwealth Bank...............    15,408      2,645,886,317         93.47%         6.56         64.19%         327
Homepath........................       935        184,765,745          6.53%         6.15         61.77%         322
                                    ------      -------------        ------          ----         -----          ---
Total:..........................    16,343      2,830,652,062        100.00%         6.53         64.04%         327
                                    ======      =============        ======          ====         =====          ===

                         YEAR OF ORIGINATION (QUARTERLY)

                                                                                         AVERAGE
                                                                              WEIGHTED    LOAN
                                NO. OF    TOTAL SECURITY      TOTAL LOAN      AVERAGE    BALANCE    % BY LOAN
YEAR OF ORIGINATION             LOANS     VALUATIONS (A$)    BALANCE (A$)     LTV (%)     (A$)      BALANCE
-------------------             ------    ---------------    ------------     --------   -------    ---------

2002 Q2........................      2           612,000          540,515      88.51%    270,258       0.02%
2002 Q3........................    408        80,835,449       59,226,213      78.87%    145,162       2.09%
2002 Q4........................    700       153,039,968      107,786,570      77.96%    153,981       3.81%
2003 Q1........................  1,640       461,607,379      256,282,322      63.60%    156,270       9.05%
2003 Q2........................  2,552       765,010,886      423,222,188      63.72%    165,839      14.95%
2003 Q3........................  2,784       918,675,801      501,659,720      62.62%    180,194      17.72%
2003 Q4........................  3,249     1,093,899,346      594,533,880      62.66%    182,990      21.00%
2004 Q1........................  2,740       874,213,678      492,173,704      64.24%    179,625      17.39%
2004 Q2........................  2,268       726,118,742      395,226,950      62.20%    174,262      13.96%
                                ------     -------------    -------------      -----     -------     ------
Total:......................... 16,343     5,074,013,249    2,830,652,062      64.04%    173,203     100.00%
                                ======     =============    =============      =====     =======     ======

                                      A-1

                   POOL PROFILE BY GEOGRAPHIC DISTRIBUTION(1)

                                                                                   WEIGHTED
                                     NO. OF   TOTAL SECURITY        TOTAL LOAN      AVERAGE     AVERAGE LOAN   % BY LOAN
REGION                                LOANS   VALUATIONS (A$)      BALANCE (A$)     LTV (%)     BALANCE (A$)    BALANCE
------                               ------   ---------------      ------------    --------     ------------   ---------

AUSTRALIAN CAPITAL TERRITORY
Metro                                   186        66,335,920       35,907,268       62.67%         193,050       1.27%
                                     ------     -------------    -------------       -----          -------     ------

NEW SOUTH WALES
Metro                                 2,093     1,067,577,109      527,110,905       57.41%         251,845      18.62%
Other                                 1,396       435,221,092      237,023,684       62.05%         169,788       8.37%
                                     ------     -------------    -------------       -----          -------     ------

QUEENSLAND
Metro                                 2,142       632,718,768      358,342,589       64.67%         167,293      12.66%
Non Metro - Gold Coast                  521       173,439,279       92,310,422       61.66%         177,179       3.26%
Non Metro - Sunshine                    331       110,148,182       55,233,767       57.69%         166,869       1.95%
Non Metro - Other                     1,123       228,018,730      148,992,205       72.72%         132,673       5.26%
                                     ------     -------------    -------------       -----          -------     ------

VICTORIA
Metro                                 3,688     1,129,125,280      643,761,786       64.67%         174,556      22.74%
Other                                   864       185,031,787      117,416,265       69.78%         135,898       4.15%
                                     ------     -------------    -------------       -----          -------     ------

WESTERN AUSTRALIA
Metro                                 2,191       620,788,946      357,191,284       66.22%         163,027      12.62%
Other                                   245        55,316,694       35,980,409       73.83%         146,859       1.27%
                                     ------     -------------    -------------       -----          -------     ------

SOUTH AUSTRALIA
Metro                                   799       210,322,127      125,014,256       67.83%         156,463       4.42%
Other                                   264        54,426,475       31,912,812       67.76%         120,882       1.13%
                                     ------     -------------    -------------       -----          -------     ------

NORTHERN TERRITORY
Metro                                    74        18,990,000       11,986,649       71.44%         161,982       0.42%
Other                                    15         3,889,000        2,483,189       71.03%         165,546       0.09%
                                     ------     -------------    -------------       -----          -------     ------

TASMANIA
Metro                                   250        52,171,335       31,656,758       67.62%         126,627       1.12%
Other                                   161        30,492,525       18,327,814       66.13%         113,837       0.65%
                                     ------     -------------    -------------       -----          -------     ------

TOTAL FOR ALL REGIONS:               16,343     5,074,013,249    2,830,652,062       64.04%         173,203     100.00%
                                     ======     =============    =============       =====          =======     ======

(1)  Geographic distributions are split by State or Territory and by metropolitan (metro) or country (other). Metro areas comprise the city and surrounding suburbs of the capital city of each State or Territory and
     Other comprise all other areas.

                                       A-2

                       POOL PROFILE BY BALANCE OUTSTANDING

                                                                                   WEIGHTED
CURRENT LOAN                         NO. OF   TOTAL SECURITY      TOTAL LOAN       AVERAGE    AVERAGE LOAN    % BY LOAN
BALANCE (A$)                          LOANS   VALUATIONS (A$)     BALANCE (A$)      LTV (%)    BALANCE (A$)     BALANCE
------------                         ------   ---------------     ------------     --------   -------------   ---------

50,001 to 100,000..............       2,797      531,818,332      242,480,283       53.68%         86,693         8.57%
100,001 to 150,000.............       5,169    1,236,197,430      647,352,205       60.56%        125,237        22.87%
150,001 to 200,000.............       3,831    1,149,809,049      664,730,460       65.94%        173,514        23.48%
200,001 to 250,000.............       2,217      803,561,043      494,976,694       69.38%        223,264        17.49%
250,001 to 300,000.............       1,102      506,188,587      300,244,136       67.36%        272,454        10.61%
300,001 to 350,000.............         504      274,897,709      162,462,757       66.79%        322,347         5.74%
350,001 to 400,000.............         327      224,455,857      122,223,194       61.81%        373,771         4.32%
400,001 to 450,000.............         147      107,814,578       61,994,071       64.33%        421,728         2.19%
450,001 to 500,000.............         103       83,527,736       49,010,779       64.89%        475,833         1.73%
500,001 to 550,000.............          65       61,305,768       33,862,797       60.54%        520,966         1.20%
550,001 to 600,000.............          30       33,147,500       17,271,090       56.14%        575,703         0.61%
600,001 to 650,000.............          22       23,816,660       13,822,269       62.15%        628,285         0.49%
650,001 to 700,000.............          18       22,554,500       12,176,028       58.65%        676,446         0.43%
700,001 to 750,000.............          11       14,918,500        8,045,299       59.18%        731,391         0.28%
                                     ------    -------------    -------------       -----         -------       ------
Total:.........................      16,343    5,074,013,249    2,830,652,062       64.04%        173,203       100.00%
                                     ======    =============    =============       =====         =======       ======

                    POOL PROFILE BY LOAN TO VALUE RATIO (LTV)

                                                                                 WEIGHTED      AVERAGE
                                  NO. OF    TOTAL SECURITY      TOTAL LOAN      AVERAGE LTV     LOAN          % BY LOAN
CURRENT LTV (%)                    LOANS    VALUATIONS (A$)    BALANCE (A$)         (%)       BALANCE (A$)      BALANCE
---------------                   ------    ---------------    ------------     -----------   ------------    ---------

Less than or equal to 10.00...          1        1,225,000          114,066         9.31%       114,066           0.00%
10.01 - 15.00.................          4        1,925,000          245,795        12.84%        61,449           0.01%
15.01 - 20.00.................          3        2,716,000          453,971        16.77%       151,324           0.02%
20.01 - 25.00.................         26       13,978,500        3,245,507        23.37%       124,827           0.11%
25.01 - 30.00.................      1,046      529,155,780      146,035,025        27.67%       139,613           5.16%
30.01 - 35.00.................      1,379      653,864,191      212,886,128        32.62%       154,377           7.52%
35.01 - 40.00.................      1,197      503,241,855      190,905,299        38.00%       159,486           6.74%
40.01 - 45.00.................        753      298,470,437      127,360,088        42.77%       169,137           4.50%
45.01 - 50.00.................      1,174      411,345,978      200,733,835        48.81%       170,983           7.09%
50.01 - 55.00.................        987      327,108,367      176,621,540        54.00%       178,948           6.24%
55.01 - 60.00.................      1,074      336,576,269      189,247,677        56.25%       176,208           6.69%
60.01 - 65.00.................        324       87,569,570       55,781,683        63.71%       172,166           1.97%
65.01 - 70.00.................        821      219,328,580      145,734,200        66.49%       177,508           5.15%
70.01 - 75.00.................      2,027      517,502,434      370,340,087        71.58%       182,704          13.08%
75.01 - 80.00.................        860      214,609,062      163,396,697        76.16%       189,996           5.77%
80.01 - 85.00.................        936      193,708,965      161,395,652        83.34%       172,431           5.70%
85.01 - 90.00.................      1,940      404,194,660      356,364,996        88.19%       183,693          12.59%
90.01 - 95.00.................      1,791      357,492,601      329,789,816        92.27%       184,137          11.65%
                                   ------    -------------    -------------        -----        -------         ------
Total:........................     16,343    5,074,013,249    2,830,652,062        64.04%       173,203         100.00%
                                   ======    =============    =============        =====        =======         ======

                                       A-3

                        POOL PROFILE BY YEAR OF MATURITY

                                                                                WEIGHTED
                                    NO. OF   TOTAL SECURITY     TOTAL LOAN       AVERAGE     AVERAGE LOAN   % BY LOAN
MATURITY YEAR                       LOANS    VALUATIONS (A$)   BALANCE (A$)      LTV (%)     BALANCE (A$)     BALANCE
-------------                       ------   ---------------   ------------     --------     ------------   ---------

2008............................        3          585,000          270,630       49.32%          90,210        0.01%
2009............................        1          275,000           97,316       35.39%          97,316        0.00%
2010............................        7        1,939,000          798,382       46.50%         114,055        0.03%
2011............................        4        1,215,496          477,501       46.89%         119,375        0.02%
2012............................       13        2,550,100        1,133,441       49.67%          87,188        0.04%
2013............................       47       12,143,830        4,739,272       43.83%         100,836        0.17%
2014............................       39       10,593,600        4,204,731       43.80%         107,814        0.15%
2015............................       40        9,770,214        4,300,062       50.66%         107,502        0.15%
2016............................       28        7,722,831        3,367,347       47.01%         120,262        0.12%
2017............................       53       12,439,052        6,330,208       55.89%         119,438        0.22%
2018............................      198       53,509,369       23,947,660       50.17%         120,948        0.85%
2019............................      150       38,461,602       18,540,980       54.08%         123,607        0.66%
2020............................       71       18,208,693        9,091,284       58.03%         128,046        0.32%
2021............................      101       25,085,860       13,363,788       59.42%         132,315        0.47%
2022............................      123       30,192,723       16,116,160       60.75%         131,026        0.57%
2023............................      480      127,909,644       66,463,346       58.10%         138,465        2.35%
2024............................      349       92,816,876       48,355,941       58.75%         138,556        1.71%
2025............................      144       34,118,464       19,118,269       63.15%         132,766        0.68%
2026............................      153       38,290,920       22,051,383       64.00%         144,127        0.78%
2027............................      198       46,475,544       28,486,068       68.21%         143,869        1.01%
2028............................      844      241,224,450      130,254,587       60.50%         154,330        4.60%
2029............................      542      163,231,578       87,774,485       60.44%         161,946        3.10%
2030............................      169       42,615,768       26,947,462       69.18%         159,452        0.95%
2031............................      243       62,335,823       36,701,897       65.63%         151,037        1.30%
2032............................      772      165,167,172      115,349,127       76.81%         149,416        4.08%
2033............................    6,769    2,177,790,617    1,218,848,633       64.60%         180,063       43.06%
2034............................    4,802    1,657,344,023      923,522,102       64.09%         192,320       32.63%
                                   ------    -------------    -------------       -----          -------      ------
Total:..........................   16,343    5,074,013,249    2,830,652,062       64.04%         173,203      100.00%
                                   ======    =============    =============       =====          =======      ======

                     POOL PROFILE BY PROPERTY OWNERSHIP TYPE

                                                                                                AVERAGE
                                                                                   WEIGHTED       LOAN
                                   NO. OF   TOTAL SECURITY     TOTAL LOAN        AVERAGE LTV    BALANCE    % BY LOAN
LOAN PURPOSE                        LOANS   VALUATIONS (A$)    BALANCE (A$)          (%)          (A$)      BALANCE
------------                       ------   ---------------    ------------      -----------    -------    ---------

Owner Occupied.................    12,871    3,618,810,544    2,118,487,677         66.64%      164,594      74.84%
Investment.....................     3,472    1,455,202,705      712,164,385         56.29%      205,116      25.16%
                                   ------    -------------    -------------         -----       -------     ------
Total:.........................    16,343    5,074,013,249    2,830,652,062         64.04%      173,203     100.00%
                                   ======    =============    =============         =====       =======     ======

                                       A-4

                          POOL PROFILE BY AMORTIZATION

                                               TOTAL                                     AVERAGE
                                              SECURITY                        WEIGHTED    LOAN
                                   NO. OF    VALUATIONS       TOTAL LOAN      AVERAGE    BALANCE   % BY LOAN
PAYMENT TYPE                        LOANS       (A$)         BALANCE (A$)      LTV (%)    (A$)       BALANCE
------------                       ------   -------------   --------------   ---------   --------   ---------

Principal and Interest..........   14,439   4,110,319,210   2,373,163,656      65.82%    164,358      83.84%
Interest Only...................    1,904     963,694,039     457,488,406      54.80%    240,278      16.16%
                                   ------   -------------   -------------      -----     -------     ------

TOTAL:..........................   16,343   5,074,013,249   2,830,652,062      64.04%    173,203     100.00%
                                   ======   =============   =============      =====     =======     ======

                          MORTGAGE INSURER DISTRIBUTION

                                                                                         AVERAGE
                                                                             WEIGHTED     LOAN
                                NO. OF    TOTAL SECURITY     TOTAL LOAN       AVERAGE    BALANCE    % BY LOAN
MORTGAGE INSURER                LOANS     VALUATIONS (A$)    BALANCE (A$)     LTV (%)     (A$)       BALANCE
----------------                ------    ---------------    ------------    --------    -------    ---------

Pool Policy.................    10,371     3,784,395,801    1,798,879,882      52.74%    173,453      63.55%
GE..........................     5,972     1,289,617,448    1,031,772,180      83.72%    172,768      36.45%
                                ------     -------------    -------------      -----     -------     ------
TOTAL:......................    16,343     5,074,013,249    2,830,652,062      64.04%    173,203     100.00%
                                ======     =============    =============      =====     =======     ======

                             POOL PROFILE BY PRODUCT

                                               TOTAL                                     AVERAGE
                                              SECURITY                       WEIGHTED     LOAN
                                  NO. OF     VALUATIONS       TOTAL LOAN     AVERAGE     BALANCE    % BY LOAN
LOAN TYPE                          LOANS        (A$)         BALANCE (A$)    LTV (%)      (A$)       BALANCE
---------                         ------     ----------      ------------    -------     -------    ---------

STANDARD VARIABLE RATE LOANS
  AND HOMEPATH LOANS.............   6,834   2,274,438,302   1,224,892,675      61.97%    179,235      43.27%
FIXED RATE LOANS
1yr Fixed........................     220      58,096,848      36,691,231      70.41%    166,778       1.30%
2yr Fixed........................     780     235,139,155     133,643,706      65.21%    171,338       4.72%
3yr Fixed........................   2,371     722,816,014     399,329,327      63.44%    168,422      14.11%
4yr Fixed........................     158      52,528,974      27,588,970      60.70%    174,614       0.97%
5yr Fixed........................   1,521     509,142,937     270,312,402      61.26%    177,720       9.55%
ECONOMISER LOANS.................   4,459   1,221,851,019     738,193,751      68.40%    165,551      26.08%
                                   ------   -------------   -------------      -----     -------     ------
TOTAL:...........................  16,343   5,074,013,249   2,830,652,062      64.04%    173,203     100.00%
                                   ======   =============   =============      =====     =======     ======

                     DISTRIBUTION BY CURRENT INTEREST RATES

                                               TOTAL                                     AVERAGE
                                              SECURITY                       WEIGHTED      LOAN
                                 NO. OF      VALUATIONS       TOTAL LOAN     AVERAGE     BALANCE    % BY LOAN
CURRENT RATE (%)                  LOANS         (A$)         BALANCE (A$)     LTV (%)      (A$)      BALANCE
----------------                 ------      ----------      ------------    --------    -------    ---------

Less than or equal to 5.00......       7       3,841,500        1,220,695      35.26%    174,385       0.04%
5.01 - 5.50.....................     230     106,046,935       53,807,452      59.96%    233,945       1.90%
5.51 - 6.00.....................   1,238     495,430,768      258,399,214      60.47%    208,723       9.13%
6.01 - 6.50.....................   4,879   1,641,118,600      928,036,581      65.06%    190,210      32.79%
6.51 - 7.00.....................   6,026   1,840,645,929    1,020,570,209      63.55%    169,361      36.05%
7.01 - 7.50.....................   3,909     970,093,329      558,785,891      65.34%    142,949      19.74%
7.51 - 8.00.....................      45      14,333,188        8,396,940      63.92%    186,599       0.30%
8.01 - 8.50.....................       9       2,503,000        1,435,080      62.86%    159,453       0.05%
                                  ------   -------------    -------------      -----     -------     ------
TOTAL:..........................  16,343   5,074,013,249    2,830,652,062      64.04%    173,203     100.00%
                                  ======   =============    =============      =====     =======     ======

                                       A-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                   APPENDIX B

                    TERMS AND CONDITIONS OF THE OFFERED NOTES

         The following, subject to amendments, are the terms and conditions of the Offered Notes, substantially as they will appear on the reverse of the
Offered Notes.

         Offered Notes will initially be issued in book-entry form. Offered
Notes in definitive form will only be issued in limited circumstances. While the
Offered Notes remain in book-entry form, the same terms and conditions govern them, except to the extent that they are appropriate only to the Offered Notes in definitive form.

1.       General

         The issue of the:

         (a)  US$[ ] Class A-1 Mortgage Backed Floating Rate Notes due [May 10,
              2036] (the "CLASS A-1 NOTES");

         (b)  the A$[ ] Class A-2 Mortgage Backed Floating Rate Notes due [May
              10, 2036] (the "CLASS A-2 NOTES");

         (c)  the (euro)[ ] Class A-3 Mortgage Backed Floating Rate Notes due
              [May 10, 2036] (the "CLASS A-3 NOTES"); and

         (d)  the A$[ ] Class B Mortgage Backed Floating Rate Notes due [May 10,
              2036] (the "CLASS B NOTES" and together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the "NOTES"),

         by Perpetual Trustee Company Limited ABN 42 000 001 007, ("PERPETUAL")
         in its capacity as trustee of the Medallion Trust Series 2005-1G (the
         "SERIES TRUST") (Perpetual in such capacity, the "ISSUER") was authorised by a resolution of the board of directors of Perpetual passed on [ ] 2005.

         The Class A-1 Notes and the Class A-3 Notes (together the "OFFERED
         NOTES"):

         (a)  are constituted by an Offered Note Trust Deed (the "OFFERED NOTE
              TRUST DEED") dated on or about [ ] 2005 made between the Issuer,
              Securitisation Advisory Services Pty Limited ABN 88 064 133 946
              (the "MANAGER") and The Bank of New York (the "OFFERED NOTE
              TRUSTEE") as trustee for the several persons who are for the time being registered holders of the:

              (i)  Class A-1 Notes (each a "CLASS A-1 NOTEHOLDER" and together the "CLASS A-1 NOTEHOLDERS"); and

              (ii) Class A-3 Notes (each a "CLASS A-3 NOTEHOLDER" and together the "CLASS A-3 NOTEHOLDERS"),

              (the Class A-1 Noteholders together with the Class A-3
               Noteholders, being the "OFFERED NOTEHOLDERS");

                                      B-1

         (b)  are issued subject to, and with the direct or indirect benefit of, amongst other things:

              (i)  a Master Trust Deed (the "MASTER TRUST DEED") dated 8 October
                   1997 made between the Manager and Perpetual, as amended from time to time;

              (ii) a Series Supplement (the "SERIES SUPPLEMENT") dated on or about [ ] 2005 made between Commonwealth Bank of Australia
                   ABN 48 123 123 124 (generally the "BANK" and in its
                   respective capacities under the Series Supplement, a "SELLER"
                   and the initial "SERVICER"), Homepath Pty Limited ABN 35 081
                   986 530 (a "SELLER"), the Manager and Perpetual;

              (iii) a Security Trust Deed (the "SECURITY TRUST DEED") dated on or about [ ] 2005 made between the Issuer, the Manager, the
                   Offered Note Trustee and P.T. Limited ABN 67 004 454 666 (the
                   "SECURITY TRUSTEE");

              (iv) the Offered Note Trust Deed;

              (v)  these terms and conditions (the "CONDITIONS"); and

              (vi) the Agency Agreement (as defined below).

            Certain provisions of these Conditions (including the definitions herein) are summaries of the Transaction Documents and are subject to the detailed provisions of the Transaction Documents, a copy of which may be inspected as indicated in CONDITION 3.

            Payments of interest and principal, and the calculation of certain amounts and rates, under these Conditions in respect of the Offered
            Notes will be made pursuant to an Agency Agreement (the "AGENCY
            AGREEMENT") dated on or about [ ] 2005 made between the Issuer, the
            Offered Note Trustee, the Manager, The Bank of New York, as the
            initial principal paying agent (the "PRINCIPAL PAYING AGENT")
            (together with any other paying agent appointed from time to time under the Agency Agreement, the "PAYING AGENTS"), as the initial agent bank (the "AGENT BANK") and as the initial US Dollar note registrar for the Class A-1 Notes (the "US DOLLAR NOTE REGISTRAR")
            and The Bank of New York, London Branch as an initial paying agent for the Offered Notes and the initial Euro note registrar for the
            Class A-3 Notes (the "EURO NOTE REGISTRAR" and, together with the US
            Dollar Note Registrar, the "OFFERED NOTE REGISTRARS").

            The Issuer has entered into an ISDA Master Agreement (the "CURRENCY
            SWAP AGREEMENT") with the Bank (the "CURRENCY SWAP PROVIDER") and the Manager, together with a schedule and a credit support annex dated [ ] and:

            (a)   a confirmation dated on or about [ ] 2005 relating thereto in respect of the Class A-1 Notes (such confirmation documenting the "CLASS A-1 CURRENCY Swap"); and

            (b)   a confirmation dated on or about [ ] 2005 relating thereto in respect of the Class A-3 Notes (such confirmation documenting the "CLASS A-3 CURRENCY SWAP" and, together with the Class A-1
                  Currency Swap, the "CURRENCY SWAPS").

            Application will be made to the Irish Stock Exchange for the Offered
            Notes to be admitted to the Daily Official List.

                                      B-2

            "TRANSACTION DOCUMENTS" means the Master Trust Deed in so far as it relates to the Series Trust, the Series Supplement, the Currency
            Swap Agreement, the Interest Rate Swap Agreement, the Liquidity
            Facility Agreement, the Standby Redraw Facility Agreement, the PMI
            Mortgage Insurance Policy, the Security Trust Deed, the Dealer
            Agreement, the Underwriting Agreement, the Offered Note Trust Deed,
            these Conditions, the Agency Agreement and any other document which is agreed by the Manager and the Issuer to be a Transaction Document
            in relation to the Series Trust.

            "DEALER AGREEMENT", "PMI MORTGAGE INSURANCE POLICY", "INTEREST RATE
            SWAP AGREEMENT", "LIQUIDITY FACILITY AGREEMENT", "STANDBY REDRAW
            FACILITY AGREEMENT" AND "UNDERWRITING AGREEMENT" have the same respective meanings as in the Series Supplement.

            "US$" means the lawful currency for the time being of the United
            States of America, "(EURO)" means the lawful currency of the member states of the European Union that adopt the single currency in accordance with the EC Treaty and "A$" means the lawful currency for the time being of the Commonwealth of Australia.

2.          DEFINITIONS AND INTERPRETATION

2.1         INCORPORATED DEFINITIONS AND OTHER PROVISIONS

            Where in these Conditions a word or expression is defined by reference to its meaning in another Transaction Document or there is a reference to another Transaction Document or to a provision of another Transaction Document, any amendment to the meaning of that word or expression, to that other Transaction Document or to that provision (as the case may be) will be of no effect for the purposes of these Conditions unless and until the amendment:

            (a)   if it does not effect a Payment Modification (as defined in
                  CONDITION 10.3) is either:

                  (i)   if the Offered Note Trustee is of the opinion that the
                        amendment will not be materially prejudicial to the
                        interests of the Offered Noteholders, consented to by
                        the Offered Note Trustee; or

                  (ii)  otherwise, approved by a Special Majority (as defined in
                        CONDITION 10.3) of the Offered Noteholders under the
                        Offered Note Trust Deed; or

            (b)   if the amendment does effect a Payment Modification (as
                  defined in CONDITION 10.3), is consented to by each Offered
                  Noteholder.

2.2         INTERPRETATION

            In these Conditions, unless the context otherwise requires:

            (a)   a reference to a party includes that party's executors,
                  administrators, successors, substitutes and assigns, including any person replacing that party by way of novation;

            (b)   a reference to any regulation or to any section or provision thereof includes any statutory modification or re-enactment or any statutory provision substituted therefore and all
                  ordinances, by-laws, regulations and other statutory
                  instruments issued thereunder;

                                      B-3

            (c)   subject to CONDITION 2.1, a reference to any document or
                  agreement is a reference to such document or agreement as
                  amended, varied, supplemented or replaced from time to time;

            (d)   words importing the singular include the plural (and vice
                  versa);

            (e)   words denoting a given gender include all other genders; and

            (f)   headings are for convenience only and do not affect the
                  interpretation of these Conditions.

2.3         CALCULATIONS

            Except as expressly provided otherwise in these Conditions, all calculations in a given currency under these Conditions will be rounded down to the nearest cent in that currency and all other calculations and percentages determined hereunder will be rounded down to the nearest 4 decimal places.

3.          OFFERED NOTEHOLDERS BOUND

            The Offered Noteholders are bound by, and are deemed to have notice of, all the provisions of the Transaction Documents. A copy of each
            Transaction Document is available for inspection during normal business hours on New York business days at the registered office for the time being of the Offered Note Trustee (which is, at the date of these Conditions, 101 Barclay Street, 21W, New York, New
            York, 10286).

4.          FORM, DENOMINATION AND TITLE OF AND TO, AND THE ISSUE OF DEFINITIVE,
            OFFERED NOTES

4.1         FORM AND DENOMINATION

            The Offered Notes will be issued in registered form and:

            (a)   in the case of the Class A-1 Notes, in minimum denominations of US$100,000 and integral multiples of US$1,000; and

            (b)   in the case of the Class A-3 Notes, in minimum denominations of (euro)100,000 and integral multiples of (euro)1,000.

            The initial principal amount of each Offered Note (the "INITIAL
INVESTED AMOUNT" in relation to that Offered Note) will be stated on its face.

4.2         TITLE

            Title to the Offered Notes will only be shown on, and will only pass by registration in, the registers (the "OFFERED NOTE REGISTERS")
            maintained by the Offered Note Registrars in accordance with the
            Agency Agreement. Offered Notes may be transferred, or may be exchanged for other Offered Notes of the same class in any authorised denominations and a like Invested Amount (as defined in
            CONDITION 6.5), upon the surrender of the Offered Notes to be transferred or exchanged duly endorsed with or accompanied by a written instrument of transfer and exchange duly executed (with such execution guaranteed by an eligible guarantor institution) and the provision of such other documents as the relevant Offered Note
            Registrar may reasonably require, to a specified office of the relevant Offered Note Registrar (as set out at the end of these

                                      B-4

            Conditions or otherwise notified to Offered Noteholders) subject to and in accordance with the Agency Agreement. No service charge may be made for any transfer or exchange, but the relevant Offered Note
            Registrar may require payment by the Offered Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Offered
            Notes. The relevant Offered Note Registrar need not register transfers or exchanges of Offered Notes for a period of 30 days preceding the due date for any payment with respect to the Offered
            Notes or for a period, not exceeding 30 days, specified by the
            Offered Note Trustee prior to any meeting, which includes Offered
            Noteholders, under the Master Trust Deed or the Security Trust Deed.
            The Issuer, the Offered Note Trustee, the Manager, the Agent Bank
            and each Paying Agent may accept the correctness of the Offered Note
            Registers and any information provided to it by the relevant Offered
            Note Registrar and is not required to enquire into its authenticity.
            None of the Issuer, the Offered Note Trustee, the Manager, the Agent
            Bank, any Paying Agent or the relevant Offered Note Registrar is liable for any mistake in the Offered Note Registers or in any purported copy except to the extent that the mistake is attributable to its own fraud, negligence or wilful default.

5.          STATUS, SECURITY AND RELATIONSHIP BETWEEN THE OFFERED NOTES, THE
            CLASS A-2 NOTES, THE CLASS B NOTES AND THE REDRAW BONDS

5.1         STATUS OF THE SECURITIES

            The Notes and the Redraw Bonds (as defined in CONDITION 5.6)
            (together the "SECURITIES") are direct, secured (as described in
            CONDITION 5.2) limited recourse (as described in CONDITION 5.3)
            obligations of the Issuer.

5.2         SECURITY

            The obligations of the Issuer under the Securities are (amongst the other payment obligations of the Issuer comprising the Secured
            Moneys (as defined below)) secured, pursuant to the Security Trust
            Deed, in favour of the Security Trustee as trustee for the Secured
            Creditors (as defined below), by a floating charge (the "CHARGE")
            over all of the assets and property, real and personal (including choses in action and other rights), tangible and intangible, present or future, of the Series Trust (the "CHARGED PROPERTY"). The Charged
            Property includes an equitable interest in certain mortgage loans, and related mortgages, acquired by the Issuer from the Sellers. The
            Charge is a first ranking security, subject only to the Prior
            Interest in the Charged Property.

            "INVESTED AMOUNT" in relation to an Offered Note is defined in
            CONDITION 6.5 and in relation to a Class A-2 Note, Class B Note or
            Redraw Bond (as defined in CONDITION 5.6) means A$100,000 less the aggregate of all amounts previously paid in relation to that Class
            A-2 Note, Class B Note or Redraw Bond on account of principal pursuant to clause 10.5 of the Series Supplement.

            "PRIOR INTEREST" means the lien over, and right of indemnification from, the Charged Property held by the Issuer under, and calculated in accordance with, the Master Trust Deed for the fees, costs, charges and expenses incurred by or payable to the Issuer (in its capacity as trustee of the Series Trust) in accordance with the
            Master Trust Deed and the Series Supplement (other than the Secured
            Moneys and other than the Arranging Fees (as defined in the Series
            Supplement) payable to the Manager) which are unpaid or paid by the
            Issuer but not reimbursed to the Issuer from the assets and property of the Series Trust.

            "SECURED CREDITORS" means the Offered Note Trustee (in its personal capacity and as trustee of the Offered Note Trust established under the Offered Note Trust Deed), each Agent, each

                                      B-5

            Securityholder, each Hedge Provider (as defined in the Series
            Supplement), the Liquidity Facility Provider (as defined in the
            Series Supplement), the Standby Redraw Facility Provider (as defined in the Series Supplement), the Servicer and each Seller.

            "SECURED MONEYS" means, without double counting, the aggregate of all moneys owing to the Security Trustee or to a Secured Creditor under any of the Transaction Documents, whether such amounts are liquidated or not or are contingent or presently accrued due, and includes all rights sounding in damages only provided that:

            (a)   the amount owing by the Issuer in relation to the principal component of a Security is to be calculated by reference to the Invested Amount of that Security;

            (b)   the amount owing by the Issuer in relation to the principal component of the Standby Redraw Facility Agreement is to be calculated by reference to the aggregate of the Standby Redraw
                  Facility Principal and the Unreimbursed Principal Chargeoffs
                  (as defined in CONDITION 7.10) in relation to the Standby
                  Redraw Facility Principal; and

            (c)   the Secured Moneys do not include any fees or value added tax payable to the Offered Note Trustee or an Agent referred to in clause 12.7 of the Offered Note Trust Deed or Clause 12.6 of the Agency Agreement.

            "SECURITYHOLDERS" means the Offered Noteholders, the Class A-2
            Noteholders (as defined in the Series Supplement), the Class B
            Noteholders (as defined in the Series Supplement) and the Redraw
            Bondholders (as defined in the Series Supplement).

            "STANDBY REDRAW FACILITY PRINCIPAL" has the same meaning as in the
            Series Supplement.

5.3         LIMITED RECOURSE

            The liability of the Issuer to make interest and principal payments on the Offered Notes is limited, except in certain circumstances described in CONDITION 12, to the assets and property of the Series
            Trust available for this purpose in accordance with, and subject to the order of priority of payments in, the Series Supplement (prior to enforcement of the Charge) or the Security Trust Deed (following enforcement of the Charge).

            The net proceeds of realisation of the assets and property of the
            Series Trust (including following enforcement of the Charge) may be insufficient to pay all amounts due to the Offered Noteholders and any other amounts ranking in priority to or equally with amounts due to the Offered Noteholders. Except in the limited circumstances described in CONDITION 12, the assets of Perpetual held in its personal capacity will not be available for payment of any shortfall arising and all claims in respect of such shortfall will be extinguished. The assets of Perpetual held in its capacity as trustee of any other trust (including any other series trust established pursuant to the Master Trust Deed) will not in any circumstances be available to pay any amounts due to Offered
            Noteholders.

            None of the Bank, either Seller, the Manager, the Offered Note
            Trustee, the Security Trustee, any Agent, the Currency Swap Provider
            or the Managers (as defined in the Underwriting Agreement), amongst others, has any obligation to any Offered Noteholder for payment of any amount owed by the Issuer in respect of the Offered Notes.

                                      B-6

5.4         NO PREFERENCE WITHIN THE OFFERED NOTES

            The Offered Notes rank equally and rateably and without any preference or priority among themselves except for, after
            enforcement of the Charge, the application of any termination payment payable by the Currency Swap Provider to the Issuer under a
            Currency Swap. Any such termination payment in respect of the Class
            A-1 Currency Swap will be applied rateably amongst the Class A-1
            Noteholders and any such termination payment in respect of the Class
            A-3 Currency Swap will be applied rateably amongst the Class A-3
            Noteholders.

5.5         RANKING OF OFFERED NOTES AND CLASS A-2 NOTES

            (a)   Prior to the enforcement of the Charge, under the Series
                  Supplement the Offered Notes and Class A-2 Notes will rank equally and rateably in relation to the allocation and payment of interest and principal. The amounts payable by the Issuer under the Series Supplement in relation to the Offered Notes will be calculated by reference to the applicable Australian dollar amounts payable by the Issuer to the Currency Swap
                  Provider, which rank equally and rateably with amounts payable in respect of the Class A-2 Notes, which in turn will be
                  applied to meet the payment of interest and the repayment of principal (as applicable) on the Offered Notes as explained, respectively, in CONDITIONS 6.10 and 7.2.

            (b)   Following enforcement of the Charge, under the Security Trust
                  Deed the payment of amounts owing in relation to the Offered
                  Notes and the Class A-2 Notes will rank rateably (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the
                  Offered Noteholders, the Class A-2 Noteholders and the other
                  Secured Creditors, be converted into A$ in accordance with the
                  Security Trust Deed).

5.6         ISSUE OF REDRAW BONDS

            Under the Series Supplement, the Issuer is entitled to issue debt securities ("REDRAW BONDS") from time to time at the direction of the Manager. If prior to a Determination Date, the Manager considers that the aggregate of:

            (a)   the amount by which the aggregate of the Principal
                  Collections, the Principal Draw Reimbursement, the Principal
                  Chargeoff Reimbursements (as defined in CONDITION 7.10) and the Other Principal Amounts for the Collection Period ending on the Determination Date exceeds any Net Income Shortfall on that Determination Date; and

            (b)   the Standby Redraw Facility Advance (if any) to be made on the next Monthly Distribution Date,

            as estimated by the Manager are likely to be insufficient to meet in full the aggregate of:

            (c)   the Seller Advances; and

            (d)   the Standby Redraw Facility Principal,

            that the Manager estimates will be outstanding on the Determination
            Date, the Manager may direct the Issuer to issue Redraw Bonds for a principal amount specified in the direction. The maximum Stated
            Amount (as hereinafter defined) of the Redraw Bonds outstanding on any

                                      B-7

            Monthly Distribution Date (after taking into account any expected repayment of principal on the Redraw Bonds on that Monthly
            Distribution Date) must not exceed the Redraw Bond Principal Limit.

            "Collection Period", "Determination Date", "Monthly Distribution
            Date", "Net Income Shortfall", "Other Principal Amount", "Principal
            Collections", "Principal Draw Reimbursement", "Redraw Bond Principal
            Limit", "Seller Advance", "Standby Redraw Facility Advance" and
            "Stated Amount" in relation to the Redraw Bonds have the same respective meanings as in the Series Supplement.

            Prior to the enforcement of the Charge, under the Series Supplement:
            (i) the payment of interest on the Redraw Bonds will rank equally and rateably with the payment of interest on the Offered Notes and
            Class A-2 Notes (or, in the case of the Offered Notes, equally and rateably with the payment of the relevant A$ amounts by the Issuer to the Currency Swap Provider which in turn will be applied to meet the payment of interest on the Offered Notes as explained in
            CONDITION 6.10); and (ii) the repayment of principal on the Redraw
            Bonds will rank ahead of the repayment of principal on the Offered
            Notes and Class A-2 Notes (or, in the case of the Offered Notes, ahead of the payment of the relevant A$ amounts by the Issuer to the
            Currency Swap Provider which in turn will be applied to meet the repayment of principal on the Offered Notes as explained in
            CONDITION 7.2).

            Following the enforcement of the Charge, under the Security Trust
            Deed the payment of amounts owing in relation to the Redraw Bonds will rank rateably with the payment of amounts owing in relation to the Offered Notes (the amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the Offered Noteholders and Redraw Bondholders and other Secured Creditors, be converted into A$ in accordance with the Security Trust Deed).

5.7         SUBORDINATION OF CLASS B NOTES

            Prior to the enforcement of the Charge, the payment of interest in relation to the Class B Notes is subordinated to, amongst other things, the payment of interest on the Offered Notes, the Class A-2
            Notes and the Redraw Bonds in accordance with the Series Supplement;
            and the repayment of the principal on the Class B Notes is, to a certain extent, subordinated to, amongst other things, the repayment of the principal on the Offered Notes, the Class A-2 Notes and the
            Redraw Bonds in accordance with the calculations to be made of the amounts to be paid by the Issuer under the Series Supplement (in the case of the Offered Notes, the subordination of the Class B Notes is in respect of the relevant A$ amounts payable by the Issuer to the
            Currency Swap Provider which in turn will be applied to meet the payment of interest and the repayment of principal on the Offered
            Notes as explained, respectively, in CONDITIONS 6.10 and 7.2.).

            Following the enforcement of the Charge, in the distribution of the net proceeds (if any) arising from the enforcement of the Charge, any payment in relation to the Class B Notes will be subordinated to, amongst other things, payment of all amounts due in relation to the Offered Notes, the Class A-2 Notes and the Redraw Bonds (the
            amounts owing in respect of the Offered Notes will, for the purposes of determining distributions to, and allocations between, the
            Offered Noteholders, Class A-2 Noteholders, Class B Noteholders and
            other Secured Creditors, be converted into A$ in accordance with the
            Security Trust Deed).

            The Security Trust Deed contains provisions requiring the Security
            Trustee, subject to other provisions of the Security Trust Deed, to give priority to the interests of the Offered Noteholders,

                                      B-8

            Class A-2 Noteholders and the Redraw Bondholders if there is a conflict between the interests of the Offered Noteholders, Class A-2
            Noteholders and the Redraw Bondholders (on the one hand) and any other Secured Creditor, including the Class B Noteholders (on the other hand). In determining the interests of the Offered
            Noteholders, the Security Trustee may rely on a determination of the
            Offered Note Trustee.

5.8         THE SECURITIES RANK EQUALLY EXCEPT AS PROVIDED IN THE TRANSACTION
            DOCUMENTS

            The Securities enjoy the same rights, entitlements, benefits and restrictions except as expressly provided in the Transaction
            Documents.

6.          INTEREST

6.1         PERIOD OF ACCRUAL

            Each Offered Note accrues interest from (and including) [February
            1,] 2005 (the "CLOSING DATE") and ceases to accrue interest on (but excluding) the earliest of:

            (a)   the date on which the Stated Amount (as hereinafter defined)
                  of the Offered Note is reduced to zero and all accrued but previously unpaid interest, is paid in full;

            (b)   the date on which the Offered Note is redeemed or repaid in full in accordance with CONDITION 7 (other than CONDITION 7.6)
                  unless, upon presentation, payment is improperly withheld or refused in which case the Offered Note will continue to bear interest in accordance with this CONDITION 6 (both before and after judgment) until (but excluding) whichever is the earlier of:

                  (i)   the day on which all sums due in respect of the Offered
                        Note up to that day are received by or on behalf of the
                        Offered Noteholder; and

                  (ii)  the seventh day after notice is given to the Offered
                        Noteholder (either in accordance with CONDITION 11.1 or
                        individually) that, where required by CONDITION 8.2,
                        upon presentation thereof being duly made, such payment
                        will be made, provided that upon such presentation
                        payment is in fact made; and

            (c)   the date on which the Offered Note is deemed to be redeemed in accordance with CONDITION 7.6.

            "STATED AMOUNT" in relation to:

            (a)   an Offered Note at any given time means the Initial Invested
                  Amount of that Offered Note less the sum of:

                  (i)   the aggregate of all amounts previously paid in relation
                        to that Offered Note on account of principal pursuant to
                        CONDITION 7.2(C); and

                  (ii)  the aggregate of all then Unreimbursed Principal
                        Chargeoffs (as defined in CONDITION 7.10) in relation to
                        that Offered Note; and

            (b)   any A$ Security (as defined in the Series Supplement) at any given time means A$100,000 less the sum of:

                                      B-9

                  (i)   the aggregate of all amounts previously paid in relation
                        to that A$ Security on account of principal pursuant to
                        clause 10.3(d) of the Series Supplement; and

                  (ii)  the aggregate of all then Unreimbursed Principal
                        Chargeoffs (as defined in the Series Supplement) in
                        relation to that A$ Security.

6.2         ACCRUAL PERIODS

            The period that an Offered Note accrues interest in accordance with
            CONDITION 6.1 is divided into periods (each an "ACCRUAL PERIOD").
            The first Accrual Period for an Offered Note commences on (and includes) the Closing Date and ends on (but does not include) the first Quarterly Distribution Date thereafter. Each succeeding
            Accrual Period for a Class A Note commences on (and includes) a
            Quarterly Distribution Date and ends on (but does not include) the next Quarterly Distribution Date. The final Accrual Period for an
            Offered Note ends on (but does not include) the date on which interest ceases to accrue on the Offered Note pursuant to CONDITION
            6.1.

            "QUARTERLY DISTRIBUTION DATE" means the [10th day of February, May,
            August and November] in each year (or, if such a day is not a
            Business Day, the next Business Day). The first Quarterly
            Distribution Date is [May 10,] 2005 (or, if that day is not a
            Business Day, the next Business Day).

            "BUSINESS DAY" means any day on which banks are open for business in
            Sydney, New York City and London and any TARGET Settlement Day,
            other than a Saturday, a Sunday or a public holiday in Sydney, New
            York City or London.

            "TARGET SETTLEMENT DAY" means any day on which TARGET (the
            Trans-European Automated Real-time Gross Settlement Express Transfer
            System) is open.

6.3         INTEREST RATE FOR THE CLASS A-1 NOTES

            The rate of interest ("INTEREST RATE") payable from time to time in respect of a Class A-1 Note and an Accrual Period is the aggregate of USD-LIBOR-BBA (as hereinafter defined) for that Accrual Period and the Issue Margin (as hereinafter defined) in relation to the
            Class A-1 Note.

            "USD-LIBOR-BBA" for an Accrual Period will be calculated by the
            Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual
            Period, to paragraph (c) below):

            (a)   on the second Banking Day before the beginning of the Accrual
                  Period (a "CLASS A-1 RATE SET DATE") the Agent Bank will
                  determine the rate "USD-LIBOR-BBA" as the applicable Floating
                  Rate Option under the 2000 ISDA Definitions of the
                  International Swaps and Derivatives Association, Inc. ("ISDA")
                  (the "ISDA DEFINITIONS") being the rate applicable to any
                  Accrual Period for three-month deposits in US dollars in the
                  London inter-bank market which appears on the Class A-1 Rate
                  Page (as hereinafter defined) as of 11.00am, London time, on the Class A-1 Rate Set Date;

            (b)   if such rate does not appear on the Class A-1 Rate Page at that time, the USD-LIBOR-BBA for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified
                  "USD-LIBOR-Reference Banks" as the applicable Floating Rate
                  Option under the ISDA Definitions. For this purpose
                  "USD-LIBOR-Reference Banks" means that the rate for an Accrual
                  Period will be determined on the basis of the

                                      B-10

                  rates at which deposits in US dollars are offered by the
                  Reference Banks (being four major banks in the London
                  interbank market determined by the Agent Bank) at
                  approximately 11.00am, London time, on the Class A-1 Rate Set
                  Date to prime banks in the London interbank market for a
                  period of three months commencing on the first day of the
                  Accrual Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the
                  principal London office of each of the Reference Banks to
                  provide a quotation of its rate. If at least two such
                  quotations are provided, the USD-LIBOR-BBA for that Accrual
                  Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the
                  USD-LIBOR-BBA for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in
                  New York City, selected by the Agent Bank and the Currency
                  Swap Provider, at approximately 11.00am, New York City time, on that Class A-1 Rate Set Date for loans in US dollars to leading European banks for a period of three months commencing on the first day of the Accrual Period and in a Representative
                  Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Accrual Period will be the most recently determined rate in accordance with paragraph (a); and

            (c)   the USD-LIBOR-BBA for the first Accrual Period will be the rate determined by linear interpolation calculated in
                  accordance with paragraph (a) or, if applicable, paragraph (b)
                  above with reference to the duration of the first Accrual
                  Period.

            "BANKING DAY" means any day on which banks are open for business in
            London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

            "CLASS A-1 RATE PAGE" means Telerate Page 3750 or, if Telerate Page
            3750 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the
            Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Offered Note Trustee.

            "ISSUE MARGIN" in relation to a Class A-1 Note means, subject to the following:

            (a)   for the period from, and including, the Closing Date to, but excluding, the first Quarterly Distribution Date (the "STEP-UP
                  DATE") after the Quarterly Distribution Date on which the
                  aggregate Mortgage Loan Principal (as defined in the Series
                  Supplement) expressed as a percentage of the aggregate
                  Mortgage Loan Principal at the beginning of business (Sydney time) on [January 25,] 2005 falls below 10%, [ ]% per annum;
                  and

            (b)   for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

            If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with CONDITION 7.3 on a Quarterly Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the
            Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Securities at their Stated Amount, then the Issue
            Margin in relation to each Class A-1 Note from, and including, that
            Quarterly Distribution Date to, but excluding, the date on which that Class A-1 Note ceases to accrue interest in accordance with
            CONDITION 6.1, is [ ]% per annum.

                                      B-11

            There is no maximum or minimum Interest Rate for the Class A-1
            Notes.

6.4         INTEREST RATE FOR THE CLASS A-3 NOTES

            The Interest Rate payable from time to time in respect of a Class
            A-3 Note and an Accrual Period is the aggregate of
            EUR-EURIBOR-Telerate (as hereinafter defined) for that Accrual
            Period and the Issue Margin (as hereinafter defined) in relation to the Class A-3 Note.

            "EUR-EURIBOR-TELERATE" for an Accrual Period will be calculated by the Agent Bank in accordance with paragraph (a) (or, if applicable, paragraph (b)) below (subject, in the case of the first Accrual
            Period, to paragraph (c) below):

            (a)   on the second TARGET Settlement Day before the beginning of the Accrual Period (a "CLASS A-3 RATE SET DATE") the Agent
                  Bank will determine the rate "EUR-EURIBOR-TELERATE" as the applicable Floating Rate Option under the ISDA Definitions being the rate applicable for three-month deposits in Euros which appears on the Class A-3 Rate Page (as hereinafter
                  defined) as of 11.00 a.m., Brussels time, on the Class A-3
                  Rate Set Date;

            (b)   if such rate does not appear on the Class A-3 Rate Page at that time, the EUR-EURIBOR-Telerate for that Accrual Period will be determined as if the Issuer and the Agent Bank had specified "EUR-EURIBOR-REFERENCE BANKS" as the applicable
                  Floating Rate Option under the ISDA Definitions. For this
                  purpose "EUR-EURIBOR-REFERENCE BANKS" means that the rate for an Accrual Period will be determined on the basis of the rates at which deposits in Euros are offered by the Reference Banks
                  (being four major banks in the Euro-zone interbank market
                  determined by the Agent Bank) at approximately 11.00 a.m.,
                  Brussels time, on the Class A-3 Rate Set Date to prime banks in the Euro-zone interbank market for a period of three months commencing on the first day of that Accrual Period and in a
                  Representative Amount (as defined in the ISDA Definitions).
                  The Agent Bank will request the principal Euro-zone office of each of the Reference Banks to provide a quotation of its
                  rate. If at least two such quotations are provided, the
                  EUR-EURIBOR-Telerate for that Accrual Period will be the
                  arithmetic mean of the quotations. If fewer than two
                  quotations are provided as requested, the EUR-EURIBOR-Telerate for that Accrual Period will be the arithmetic mean of the rates quoted by not less than two major banks in the
                  Euro-zone, selected by the Agent Bank, at approximately 11.00
                  a.m., Brussels time, on that Class A-3 Rate Set Date for loans in Euros to leading European banks for a period of three
                  months commencing on the first day of that Accrual Period and in a Representative Amount. If no such rates are available in
                  Brussels, then the EUR-EURIBOR-Telerate for such Accrual
                  Period will be the most recently determined rate in accordance with paragraph (a); and

            (c)   the EUR-EURIBOR-Telerate for the first Accrual Period will be the rate determined by linear interpolation calculated in
                  accordance with paragraph (a) or, if applicable, paragraph (b)
                  above with reference to the duration of the first Accrual
                  Period.

            "CLASS A-3 RATE PAGE" means Telerate Page 248 or, if Telerate Page
            248 ceases to quote the relevant rate, such other page, section or part of Telerate as quotes the relevant rate and is selected by the
            Agent Bank or, if there is no such page, section or part of such other page, section or part of a different screen information service as quotes the relevant rate selected by the Agent Bank and approved by the Offered Note Trustee.

                                      B-12

            "ISSUE MARGIN" in relation to a Class A-3 Note means, subject to the following:

            (a)   for the period from, and including, the Closing Date to, but excluding, the first Quarterly Distribution Date (the "STEP-UP
                  DATE") after the Quarterly Distribution Date on which the
                  aggregate Mortgage Loan Principal (as defined in the Series
                  Supplement) expressed as a percentage of the aggregate
                  Mortgage Loan Principal at the beginning of business (Sydney time) on [January 25,] 2005 falls below 10%, [ ]% per annum;
                  and

            (b)   for the period from, and including, the Step-Up Date to, but excluding, the date on which that Class A-3 Note ceases to accrue interest in accordance with CONDITION 6.1, [ ]% per annum.

            If the Issuer, at the direction of the Manager, proposes to exercise its option to redeem the Securities at their Stated Amount in accordance with CONDITION 7.3 on a Quarterly Distribution Date but is unable to do so because, following a meeting of Securityholders convened under the provisions of the Security Trust Deed by the
            Manager for this purpose, the Securityholders have not approved by an Extraordinary Resolution (as defined in CONDITION 9.1) the redemption of the Securities at their Stated Amount, then the Issue
            Margin in relation to each Class A-3 Note from, and including, that
            Quarterly Distribution Date to, but excluding, the date on which that Class A-3 Note ceases to accrue interest in accordance with
            CONDITION 6.1, is [ ]% per annum.

            There is no maximum or minimum Interest Rate for the Class A-3
            Notes.

6.5         CALCULATION OF INTEREST ON THE OFFERED NOTES

            (a)   Interest on each Class A-1 Note for an Accrual Period (the
                  "CLASS A-1 INTEREST AMOUNT") is calculated by applying the
                  Interest Rate for that Class A-1 Note for that Accrual Period to the Invested Amount of that Class A-1 Note on the first day of the Accrual Period (after taking into account any
                  reductions in the Invested Amount of that Class A-1 Note on that day), by then multiplying such product by the actual
                  number of days in the Accrual Period divided by 360 and
                  rounding the resultant figure down to the nearest cent.

            (b)   Interest on each Class A-3 Note for an Accrual Period (the
                  "CLASS A-3 INTEREST AMOUNT") is calculated by applying the
                  Interest Rate for that Class A-3 Note for that Accrual Period to the Invested Amount of that Class A-3 Note on the first day of the Accrual Period (after taking into account any
                  reductions in the Invested Amount of that Class A-3 Note on that day), by then multiplying such product by the actual
                  number of days in the Accrual Period divided by 360 and
                  rounding the resultant figure down to the nearest cent.

            "INVESTED AMOUNT" in relation to an Offered Note means the Initial
            Invested Amount of that Offered Note less the aggregate of all amounts previously paid in relation to that Offered Note on account of principal pursuant to CONDITION 7.2(C).

6.6         DETERMINATION OF INTEREST RATES AND INTEREST AMOUNTS

            (a)   The Agent Bank will, as soon as practicable after 11.00am
                  (London time or, if applicable, New York City time) on each
                  Class A-1 Rate Set Date, determine the Interest Rate in
                  relation to the Class A-1 Notes, and calculate the Class A-1
                  Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively, CONDITIONS 6.3

                                      B-13

                  and 6.5(A). The determination of the Interest Rate in
                  relation to the Class A-1 Notes, and the calculation of the
                  Class A-1 Interest Amount, by the Agent Bank in accordance with, respectively, CONDITIONS 6.3 and 6.5(A) will (in the absence of manifest error, wilful default or bad faith) be final and binding upon all parties.

            (b)   The Agent Bank will, as soon as practicable after 11.00am
                  (Brussels time) on each Class A-3 Rate Set Date, determine the
                  Interest Rate in relation to the Class A-3 Notes, and
                  calculate the Class A-3 Interest Amount, for the immediately succeeding Accrual Period in accordance with, respectively,
                  CONDITIONS 6.3 and 6.5(B). The determination of the Interest
                  Rate in relation to the Class A-3 Notes, and the calculation of the Class A-3 Interest Amount, by the Agent Bank in
                  accordance with, respectively, CONDITIONS 6.3 and 6.5(B) will
                  (in the absence of manifest error, wilful default or bad
                  faith) be final and binding upon all parties.

6.7         NOTIFICATION AND PUBLICATION OF INTEREST RATES AND INTEREST AMOUNTS

            The Agent Bank will cause the Interest Rates for the Class A-1 Notes and the Class A-3 Notes and the Class A-1 Interest Amount and the
            Class A-3 Interest Amount for each Accrual Period, and the date of the next Quarterly Distribution Date, to be notified to the Issuer, the Manager, the Offered Note Trustee, the Currency Swap Provider,
            the Paying Agents and the Irish Stock Exchange (for so long as the
            Offered Notes are listed on the Daily Official List of the Irish
            Stock Exchange) on or as soon as practical after the Agent Bank has determined the Interest Rates for the Class A-1 Notes and the Class
            A-3 Notes and calculated the Class A-1 Interest Amount and the Class
            A-3 Interest Amount or on such earlier date as the Irish Stock
            Exchange may require (for so long as the Offered Notes are listed on the Daily Official List of the Irish Stock Exchange) and will cause the same to be published in accordance with CONDITION 11.2 as soon as practical after that notification. The Class A-1 Interest Amount, the Class A-3 Interest Amount and the Quarterly Distribution Date
            may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without notice in the event of an extension or shortening of the Accrual Period. If following the occurrence of an Event of Default (as defined in CONDITION 9.1), the
            Security Trustee declares in accordance with the Security Trust Deed that the Offered Notes are immediately due and payable, the Class
            A-1 Interest Amount, the Class A-3 Interest Amount and the Interest
            Rates in respect of the Class A-1 Notes and the Class A-3 Notes will nevertheless continue to be calculated by the Agent Bank in accordance with this Condition, but no publication of the Class A-1
            Interest Amount, the Class A-3 Interest Amount or the Interest Rates
            for the Class A-1 Notes and the Class A-3 Notes so calculated or the
            Quarterly Distribution Dates needs to be made unless, in the case of the Class A-1 Interest Amount, the Class A-3 Interest Amount or the
            Interest Rates for the Class A-1 Notes and the Class A-3 Notes, the
            Offered Note Trustee otherwise requires.

6.8         DETERMINATION OR CALCULATION BY THE OFFERED NOTE TRUSTEE

            If the Agent Bank at any time for any reason does not determine the
            Interest Rates in respect of the Class A-1 Notes and the Class A-3
            Notes, or calculate the Class A-1 Interest Amount or the Class A-3
            Interest Amount, in accordance with this CONDITION 6, the Offered
            Note Trustee will do so and each such determination or calculation by the Offered Note Trustee will be as if made by the Agent Bank. In doing so, the Offered Note Trustee will apply the foregoing provisions of this CONDITION 6, with any necessary consequential amendments, to the extent that it can and in all other respects it will do so in such a manner as it considers to be fair and reasonable in all the circumstances.

                                      B-14

6.9         AGENT BANK

            The Issuer will procure that, for so long as any of the Offered
            Notes remain outstanding, there will at all times be an Agent Bank.
            The Issuer, at the direction of the Manager, may with the prior written approval of the Offered Note Trustee, terminate the appointment of the Agent Bank immediately on the occurrence of certain events specified in the Agency Agreement in relation thereto or, otherwise, by giving not less than 60 days' notice in writing to, amongst others, the Agent Bank. Notice of that termination will be given by the Issuer to the Offered Noteholders in accordance with
            CONDITION 11.1. If any person is unable or unwilling to continue to act as the Agent Bank, or if the appointment of the Agent Bank is terminated, the Issuer, at the direction of the Manager, will appoint a successor Agent Bank to act as such in its place, provided that neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the Offered Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer to the Offered Noteholders in accordance with CONDITION 11.1. The initial Agent Bank and its specified office are set out at the end of these Conditions.

6.10        PAYMENT OF THE INTEREST AMOUNTS

            The Class A-1 Interest Amount for each Accrual Period in relation to a Class A-1 Note is payable in arrears in US$ on the Quarterly
            Distribution Date which is the last day of the Accrual Period. The
            Class A-3 Interest Amount for each Accrual Period in relation to a
            Class A-3 Note is payable in arrears in Euro on the Quarterly
            Distribution Date which is the last day of the Accrual Period. On each Quarterly Distribution Date prior to the enforcement of the
            Charge, the Issuer must:

            (a)   to the extent that there are funds available for this purpose in accordance with the Series Supplement pay, in accordance with the directions of the Manager:

                  (i)   the A$ Class A-1 Interest Amount and any A$ Class A-1
                        Unpaid Interest Amount in relation to that Quarterly
                        Distribution Date to the Currency Swap Provider in
                        accordance with the Class A-1 Currency Swap; and

                  (ii)  the A$ Class A-3 Interest Amount and any A$ Class A-3
                        Unpaid Interest Amount in relation to that Quarterly
                        Distribution Date to the Currency Swap Provider in
                        accordance with the Class A-3 Currency Swap;

            (b)   direct the Currency Swap Provider (which direction may be
                  contained in the applicable Currency Swap) to pay the Class
                  A-1 Interest Payments and the Class A-3 Interest Payments on
                  each Quarterly Distribution Date to the Principal Paying Agent
                  in accordance with the Agency Agreement; and

            (c)   direct the Principal Paying Agent (which direction may be
                  contained in the Agency Agreement) to pay:

                  (i)   the Class A-1 Interest Payments received by it from the
                        Currency Swap Provider under the Class A-1 Currency Swap
                        on a Quarterly Distribution Date rateably amongst the
                        Class A-1 Notes based on their Stated Amounts towards
                        the Class A-1 Interest Amount in relation to each Class
                        A-1 Note in relation to the Accrual Period ending on
                        that Quarterly Distribution Date and any then Class A-1
                        Unpaid Interest Amount (as defined in CONDITION 6.11) in
                        relation to each Class A-1 Note (to the extent included
                        in the Class A-1 Interest Payment) in accordance with,
                        and subject to, these Conditions and the Agency
                        Agreement; and

                                      B-15

                  (ii)  the Class A-3 Interest Payments received by it from the
                        Currency Swap Provider under the Class A-3 Currency Swap
                        on a Quarterly Distribution Date rateably amongst the
                        Class A-3 Notes based on their Stated Amounts towards
                        the Class A-3 Interest Amount in relation to each Class
                        A-3 Note in relation to the Accrual Period ending on
                        that Quarterly Distribution Date and any then Class A-3
                        Unpaid Interest Amount (as defined in CONDITION 6.11) in
                        relation to each Class A-3 Note (to the extent included
                        in the Class A-3 Interest Payment) in accordance with,
                        and subject to, these Conditions and the Agency
                        Agreement.

            "A$ CLASS A-1 INTEREST AMOUNT", "A$ CLASS A-1 UNPAID INTEREST
            AMOUNT", "CLASS A-1 INTEREST PAYMENT", "A$ CLASS A-3 INTEREST
            AMOUNT", "A$ CLASS A-3 UNPAID INTEREST AMOUNT" AND "CLASS A-3
            INTEREST PAYMENT" HAVE THE SAME RESPECTIVE MEANINGS AS IN THE SERIES
            SUPPLEMENT.

6.11        INTEREST ON UNPAID INTEREST AMOUNTS

            If interest is not paid in respect of an Offered Note on the date when due and payable, that unpaid interest will itself bear interest at the Interest Rate in relation to that Offered Note applicable from time to time until (but excluding the date of payment) the unpaid interest, and interest on it, is paid in accordance with
            CONDITION 6.10 (the unpaid interest and interest on that unpaid interest, in relation to a Class A-1 Note, is a "CLASS A-1 UNPAID
            INTEREST AMOUNT" and the unpaid interest and interest on that unpaid interest, in relation to a Class A-3 Note, is a "CLASS A-3 UNPAID
            INTEREST AMOUNT").

7.          REDEMPTION OF THE OFFERED NOTES

7.1         FINAL REDEMPTION OF THE OFFERED NOTES

            Unless previously redeemed (or deemed to be redeemed) in full, the
            Issuer will redeem the Offered Notes at their then Stated Amount, together with all then accrued but unpaid interest, on the Quarterly
            Distribution Date occurring in [May, 2036] (the "SCHEDULED MATURITY
            DATE").

7.2         PART REDEMPTION OF OFFERED NOTES

            Subject to CONDITIONS 7.3, 7.4 and 7.6, on each Quarterly
            Distribution Date prior to the enforcement of the Charge until the
            Stated Amount of the Offered Notes is reduced to zero the Issuer must:

            (a)   pay, in accordance with the directions of the Manager:

                  (i)   the A$ Class A-1 Principal Amount (if any) in relation
                        to that Quarterly Distribution Date to the Currency Swap
                        Provider in accordance with the Class A-1 Currency Swap;
                        and

                  (ii)  the A$ Class A-3 Principal Amount (if any) in relation to that Quarterly Distribution Date to the Currency Swap
                        Provider in accordance with the Class A-3 Currency Swap;

            (b)   direct the Currency Swap Provider (which instruction may be contained in the applicable Currency Swap) to pay on each
                  Quarterly Distribution Date to the Principal Paying Agent in
                  accordance with the Agency Agreement:

                                      B-16

                  (i)   the US$ Equivalent of the amount of the A$ Class A-1
                        Principal Amount (such US$ Equivalent of the A$ Class
                        A-1 Principal Amount being the "CLASS A-1 PRINCIPAL
                        AMOUNT") received under the Class A-1 Currency Swap by
                        the Currency Swap Provider from the Issuer on that
                        Quarterly Distribution Date; and

                  (ii)  the Euro Equivalent of the amount of the A$ Class A-3
                        Principal Amount (such Euro Equivalent of the A$ Class
                        A-3 Principal Amount being the "CLASS A-3 PRINCIPAL
                        AMOUNT") received under the Class A-3 Currency Swap by
                        the Currency Swap Provider from the Issuer on that
                        Quarterly Distribution Date; and

            (c)   direct the Principal Paying Agent (which direction may be
                  contained in the Agency Agreement) to pay:

                  (i)   the Class A-1 Principal Amount received under the Class
                        A-1 Currency Swap from the Currency Swap Provider
                        equally amongst the Class A-1 Notes towards the
                        repayment of the Stated Amount on the Class A-1 Notes;
                        and

                  (ii)  the Class A-3 Principal Amount received under the Class
                        A-3 Currency Swap from the Currency Swap Provider
                        equally amongst the Class A-3 Notes towards the
                        repayment of the Stated Amount on the Class A-3 Notes,

                  in accordance with, and subject to, these Conditions and the
                  Agency Agreement. Such payments of the Stated Amounts on an
                  Offered Note will constitute a redemption of that Offered Note in part to the extent of such repayment and, upon such
                  repayment, the obligation of the Issuer with respect to that
                  Offered Note will be discharged to the extent of such
                  repayment.

            "A$ CLASS A-1 PRINCIPAL AMOUNT", "A$ CLASS A-3 PRINCIPAL AMOUNT",
            "EURO EQUIVALENT" and "US$ EQUIVALENT" have the same respective meanings as in the Series Supplement.

7.3         CALL OPTION

            The Issuer will, subject to the other provisions of this CONDITION 7 and prior to the enforcement of the Charge, when directed by the
            Manager (at the Manager's option), redeem all, but not some only, of the Securities at their then Invested Amount, subject to the following, together with all accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption, on any
            Quarterly Distribution Date falling on or after the date on which the aggregate Mortgage Loan Principal (as defined in the Series
            Supplement) expressed as a percentage of the aggregate Mortgage Loan
            Principal at the beginning of business (Sydney time) on [January
            25,] 2005 falls below 10%.

            Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the
            Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the
            Securityholders together.

            The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities on such a Quarterly Distribution Date unless the Issuer is in a position on the Quarterly Distribution
            Date to repay in respect of the Securities their then Invested
            Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security

                                      B-17

            Trust Deed to be paid in priority to or equally with the Securities of all classes if the Charge were enforced.

            The Issuer will give not more than 60 nor less than 45 days' notice
            (which will be irrevocable) of the Quarterly Distribution Date on which a proposed redemption under this CONDITION 7.3 will occur to the Sellers, the Offered Note Trustee, the Principal Paying Agent,
            the Agent Bank and to the Offered Noteholders in accordance with
            CONDITION 11.1.

7.4         REDEMPTION FOR TAXATION OR OTHER REASONS

            If the Manager satisfies the Issuer and the Offered Note Trustee immediately prior to giving the notice referred to below that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer becomes subject (or the application or official interpretation thereof) (a "RELEVANT JURISDICTION") from that in effect on the Closing Date, either:

            (a)   on the next Quarterly Distribution Date the Issuer will be required to deduct or withhold from any payment of principal or interest in respect of the Offered Notes or any other class of the Securities any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

            (b)   the total amount payable in respect of interest in relation to any of the Mortgage Loans (as defined in the Series
                  Supplement) for a Collection Period (as defined in the Series
                  Supplement) ceases to be receivable (whether or not actually received) by the Issuer during such Collection Period by
                  reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied,
                  collected, withheld or assessed by a Relevant Jurisdiction,

            and, in each case, such obligation cannot be avoided by the Issuer taking reasonable measures available to it, the Issuer must, when so directed by the Manager (at the Manager's option), redeem all, but not some only, of the Securities on any subsequent Quarterly
            Distribution Date at their then Invested Amount, subject to the following, together with accrued but unpaid interest in respect of the Securities to (but excluding) the date of redemption.
            Notwithstanding the foregoing, the Issuer may redeem the Securities at their Stated Amount, instead of at their Invested Amount, together with accrued but unpaid interest in respect of the
            Securities to (but excluding) the date of redemption, if so approved by an Extraordinary Resolution (as defined in CONDITION 9.1) of the
            Securityholders together.

            The Manager will not direct the Issuer to, and the Issuer will not, so redeem the Securities unless the Issuer is in a position on such
            Quarterly Distribution Date to repay in respect of the Securities their then Invested Amount or Stated Amount, as required, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts which are required under the Security Trust Deed to be paid in priority to or equally with the Securities of all classes if the
            Charge were enforced.

            The Issuer will give not more than 60 nor less than 45 days' notice
            (which will be irrevocable) of the Quarterly Distribution Date on which a proposed redemption under this CONDITION 7.4 will occur to the Offered Note Trustee, the Sellers, the Principal Paying Agent,
            the US Dollar Note Registrar, the Euro Note Registrar, the Agent
            Bank and the Offered Noteholders in accordance with CONDITION 11.1.

                                      B-18

            If an event referred to in paragraph (a) of this CONDITION 7.4 occurs in respect of only the Offered Notes (and not any other
            Securities) and as a result thereof the Issuer gives notice in accordance with this CONDITION 7.4 that it proposes to redeem all of the Securities on the Quarterly Distribution Date referred to in that notice, the Offered Noteholders may by a Special Majority (as
            defined in CONDITION 10.3) in accordance with the Offered Note Trust
            Deed elect that they do not require the Issuer to redeem the Offered
            Notes. If the Offered Noteholders make such an election they (or the
            Offered Note Trustee on their behalf) must notify the Issuer and the
            Manager not less than 21 days before the proposed Quarterly
            Distribution Date for the redemption of the Offered Notes. Upon receipt of such a notice, the Issuer must not so redeem the
            Securities.

7.5         CERTIFICATION

            For the purpose of any redemption made under CONDITION 7.3 or 7.4, the Issuer and the Offered Note Trustee may rely on any certificate of an Authorised Officer (as defined in the Master Trust Deed) of the Manager that the Issuer will be in a position to repay in respect of the Securities their then Invested Amount or Stated
            Amount, as applicable, together with all accrued but unpaid interest to (but excluding) the date of redemption and to discharge all its liabilities in respect of amounts required under the Security Trust
            Deed to be paid in priority to or equally with the Securities if the
            Charge were enforced.

7.6         REDEMPTION ON FINAL PAYMENT

            Upon a final distribution being made in respect of the Offered Notes under clause 26.12 of the Series Supplement or clause 13.1 of the
            Security Trust Deed, the Offered Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid Class A-1 Interest Amount, Class A-3
            Interest Amount, Class A-1 Unpaid Interest Amount or any Class A-3
            Unpaid Interest Amount or any then unpaid Invested Amount, Stated
            Amount or other amounts in relation to the Offered Notes will be extinguished in full.

7.7         CANCELLATION

            All Offered Notes redeemed in full (or deemed to be redeemed in full) pursuant to the above Conditions will be cancelled and may not be resold or reissued.

7.8         NO PAYMENT IN EXCESS OF STATED AMOUNT

            Subject to CONDITIONS 7.3 and 7.4, no amount of principal will be repaid in respect of an Offered Note in excess of the Stated Amount of the Offered Note.

7.9         APPLICATION OF PRINCIPAL CHARGEOFFS

            (a)   If on a Determination Date (as hereinafter defined) any
                  Principal Chargeoff is allocated to the Class A-1 Notes in accordance with the Series Supplement, it will reduce the
                  Stated Amount of the Class A-1 Notes (equally and rateably according to their Stated Amount) by an amount equal to the
                  US$ Equivalent of the amount so allocated until the Stated
                  Amount of the Class A-1 Notes is reduced to zero.

            (b)   If on a Determination Date (as hereinafter defined) any
                  Principal Chargeoff is allocated to the Class A-3 Notes in accordance with the Series Supplement, it will reduce the
                  Stated Amount of the Class A-3 Notes (equally and rateably according to their Stated

                                      B-19

                  Amount) by an amount equal to the Euro Equivalent of the
                  amount so allocated until the Stated Amount of the Class A-3
                  Notes is reduced to zero.

            A reduction in the Stated Amount of an Offered Note in accordance with the foregoing will take effect on the next Quarterly
            Distribution Date.

            "DETERMINATION DATE" and "PRINCIPAL CHARGEOFF" have the same respective meanings as in the Series Supplement.

7.10        PRINCIPAL CHARGEOFF REIMBURSEMENT

            (a)   If on a Determination Date any Principal Chargeoff
                  Reimbursement is allocated to the Class A-1 Notes in
                  accordance with the Series Supplement, it will reduce the
                  Unreimbursed Principal Chargeoffs of the Class A-1 Notes
                  (rateably according to their amount of Unreimbursed Principal
                  Chargeoffs) by an amount equal to the US$ Equivalent of the amount so allocated until the Unreimbursed Principal
                  Chargeoffs in respect of the Class A-1 Notes are reduced to zero.

            (b)   If on a Determination Date any Principal Chargeoff
                  Reimbursement is allocated to the Class A-3 Notes in
                  accordance with the Series Supplement, it will reduce the
                  Unreimbursed Principal Chargeoffs of the Class A-3 Notes
                  (rateably according to their amount of Unreimbursed Principal
                  Chargeoffs) by an amount equal to the Euro Equivalent of the amount so allocated until the Unreimbursed Principal
                  Chargeoffs in respect of the Class A-3 Notes are reduced to zero.

            A reduction in the Unreimbursed Principal Chargeoffs in respect of the Offered Notes in accordance with the foregoing, and the resultant increase in the Stated Amount of the Offered Notes, will take effect on the next Quarterly Distribution Date.

            "Determination Date" and "Principal Chargeoff Reimbursement" have the same meaning as in the Series Supplement.

            "Unreimbursed Principal Chargeoffs" means:

            (a)   in relation to a Class A-1 Note at any time means the
                  aggregate of the US$ Equivalent of the Principal Chargeoffs up
                  to and including that time allocated to the Class A-1 Note in accordance with CONDITION 7.9 less the aggregate of the US$
                  Equivalent of the Principal Chargeoff Reimbursements prior to that time allocated to the Class A-1 Note in accordance with this CONDITION 7.10; and

            (b)   in relation to a Class A-3 Note at any time means the
                  aggregate of the Euro Equivalent of the Principal Chargeoffs up to and including that time allocated to the Class A-3 Note in accordance with CONDITION 7.9 less the aggregate of the
                  Euro Equivalent of the Principal Chargeoff Reimbursements
                  prior to that time allocated to the Class A-3 Note in
                  accordance with this CONDITION 7.10.

7.11        CALCULATION OF CLASS A PRINCIPAL AMOUNTS, STATED AMOUNTS AND OTHER
            AMOUNTS

            (a)   No later than two Business Days prior to each Quarterly
                  Distribution Date, the Manager will determine: (i) the amount of any Class A-1 Principal Amount and Class A-3 Principal
                  Amount payable in respect of each Offered Note on the
                  Quarterly Distribution

                                      B-20

                  Date; (ii) the Stated Amount and Invested Amount of each
                  Offered Note as at the first day of the Accrual Period
                  commencing on the Quarterly Distribution Date (after
                  deducting any Class A-1 Principal Amounts or Class A-3
                  Principal Amounts due to be paid in respect of such Offered
                  Note on that Quarterly Distribution Date and after making
                  any other adjustments to the Stated Amount or the Invested
                  Amount (as the case may be) of the Offered Note in
                  accordance with these Conditions on or with effect from
                  that Quarterly Distribution Date); (iii) the Class A-1 Note
                  Factor and the Class A-3 Note Factor (each as defined
                  below) as at that Quarterly Distribution Date; and (iv) the amount of the Class A-1 Interest Payment and the Class A-3
                  Interest Payment to be made on the Quarterly Distribution
                  Date applicable to each Offered Note.

            (b)   The Manager will notify the Issuer, the Offered Note Trustee, the Principal Paying Agent, the Agent Bank, the US Dollar Note
                  Registrar, the Euro Note Registrar and the Irish Stock
                  Exchange (for so long as the Offered Notes are listed on the
                  Daily Official List of the Irish Stock Exchange) as soon as practical (and in any event by not later than two Business
                  Days prior to the Quarterly Distribution Date or on such
                  earlier date as the Irish Stock Exchange may require (for so long as the Offered Notes are listed on the Daily Official
                  List of the Irish Stock Exchange) of each determination of an amount or percentage referred to in CONDITION 7.11(A) and will cause details of each of those determinations to be published in accordance with CONDITION 11.2 as soon as practical after that notification. If no Class A-1 Principal Amount or Class
                  A-3 Principal Amount is due to be paid on the Offered Notes on any Quarterly Distribution Date the Manager will cause a
                  notice to be given in accordance with CONDITION 11.2 as soon as practicable (and in any event by no later than the relevant
                  Quarterly Distribution Date).

            (c)   If the Manager does not at any time for any reason make one or more of the determinations referred to in CONDITION 7.11(A), the Agent Bank (or, failing the Agent Bank, the Offered Note
                  Trustee) must make such determinations in accordance with this
                  Condition (but based on the information in its possession) and each such determination will be deemed to have been made by the Manager.

            "CLASS A-1 NOTE FACTOR" at a given time means the percentage calculated as follows:

                                            A
                                   CA1NF = ---
                                            B

            where:

            CA1NF = the Class A-1 Note Factor;

            A = the aggregate Invested Amount of the Class A-1 Notes on the last day of the just ended Accrual Period; and

            B = the aggregate Initial Invested Amount of the Class A-1 Notes.

            "CLASS A-3 NOTE FACTOR" at a given time means the percentage calculated as follows:
                                            A
                                   CA3NF = ---
                                            B

            where:

                                      B-21

            CA3NF = the Class A-3 Note Factor;

            A = the aggregate Invested Amount of the Class A-3 Notes on the last day of the just ended Accrual Period; and

            B = the aggregate Initial Invested Amount of the Class A-3 Notes.

8.          PAYMENTS

8.1         METHOD OF PAYMENT

            Any instalment on account of interest or principal payable on any
            Offered Note which is punctually paid or duly provided for by or on behalf of or at the direction of the Issuer to the Principal Paying
            Agent on the applicable Quarterly Distribution Date shall be paid to the person in whose name such Offered Note is registered on the relevant Record Date (as defined below), by wire transfer in immediately available funds to the account designated by such person or, if such person so requests in writing, by cheque mailed first-class, postage prepaid, to such person's address as it appears on the Offered Note Register on such Record Date.

            "RECORD DATE" in relation to a Quarterly Distribution Date or any other date for any payment to be made in respect of an Offered Note means:

            (a)   if the Offered Note is issued in book-entry form, 1 day prior to that Quarterly Distribution Date; and

            (b)   if the Offered Note is issued in definitive form, the day
                  which is the last day of the prior calendar month.

8.2         SURRENDER ON FINAL PAYMENT

            Prior to a final distribution being made in respect of the Offered
            Notes under clause 26.12 of the Series Supplement or clause 13.1 of the Security Trust Deed the Offered Note Trustee must notify the persons in whose names the Offered Notes are registered on the relevant Record Date of the date upon which the Offered Note Trustee expects that final distribution to be made and specify if that such final distribution will be payable only upon surrender of the relevant Offered Note to a Paying Agent at its specified office. No such final distribution will be made other than upon the surrender of the relevant Offered Notes and none of the Issuer, the Offered
            Note Trustee, the Security Trustee or any Paying Agent will be liable to pay any additional amount to any Offered Noteholder as a result of any delay in payment due to an Offered Note not having been surrendered in accordance with this CONDITION 8.2.

8.3         PAYING AGENTS

            The initial Paying Agents and their respective specified offices are set out at the end of these Conditions.

            The Issuer, at the direction of the Manager, may with the prior written approval of the Offered Note Trustee terminate the appointment of the Principal Paying Agent and appoint additional or other Paying Agents, provided that it will at all times maintain a
            Paying Agent having a specified office in London and New York City.
            Notice of any such termination or appointment and of any

                                      B-22

            change in the office through which any Paying Agent will act will be given in accordance with CONDITION 11.1.

8.4         TAXATION

            All payments in respect of the Offered Notes will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatsoever nature unless the
            Issuer or any Paying Agent is required by any applicable law to make such a withholding or deduction. In that event the Issuer or that
            Paying Agent (as the case may be) will, after making such
            withholding or deduction, account to the relevant authorities for the amount so required to be withheld or deducted. Neither the
            Issuer nor any Paying Agent nor the Offered Note Trustee will be obliged to make any additional payments in respect of the relevant
            Offered Notes in relation to that withholding or deduction.
            Immediately after becoming aware that such a withholding or deduction is or will be required, the Issuer will notify the Offered
            Note Trustee, the Principal Paying Agent and the Offered Noteholders
            in accordance with CONDITION 11.1, thereof.

8.5         PRESCRIPTION

            An Offered Note will become void in its entirety unless surrendered for payment within a period of 10 years from the Relevant Date in respect of any payment thereon the effect of which would be to reduce the Stated Amount of, and all accrued but unpaid interest on, that Offered Note to zero. After the date on which an Offered Note becomes void in its entirety, no claim can be made in respect of it.

            "RELEVANT DATE" in respect of an Offered Note means the date on which a payment in respect thereof first becomes due or (if the full amount of the moneys payable in respect of the Offered Notes due on or before that date has not been duly received by the Principal
            Paying Agent or the Offered Note Trustee on or prior to such date)
            the date on which, the full amount of such moneys having been so received and notice to that effect is duly given to the Offered
            Noteholders in accordance with CONDITION 11.1.

8.6         NOTIFY LATE PAYMENTS

            In the event of the unconditional payment to the Principal Paying
            Agent or the Offered Note Trustee of any sum due in respect of the
            Offered Notes or any of them being made after the due date for payment thereof, the Issuer will forthwith give or procure to be given notice to the Offered Noteholders in accordance with CONDITION
            11.1 that such payment has been made.

8.7         ROUNDING OF PAYMENTS

            All payments in respect of the Offered Notes will be rounded down to the nearest cent.

9.          ENFORCEMENT FOLLOWING OCCURRENCE OF EVENT OF DEFAULT

9.1         ENFORCEMENT

            The Security Trust Deed provides that at any time after the Security
            Trustee becomes actually aware of the occurrence of an Event of
            Default, the Security Trustee will (subject to CONDITION 10.4 and subject to being appropriately indemnified), if so directed by an
            Extraordinary Resolution of the Voting Secured Creditors, declare the Securities immediately due and payable

                                      B-23

            (in which case, subject to CONDITION 12, the Stated Amount of, and all accrued but unpaid interest in relation to, the Offered Notes will become immediately due and payable) and enforce the Charge.

            Subject to being indemnified in accordance with the Security Trust
            Deed and to the provisions of CONDITION 9.2, the Security Trustee will take all action necessary to give effect to any direction in accordance with the foregoing and will comply with all such directions.

            "EVENT OF DEFAULT", "EXTRAORDINARY RESOLUTION" and "VOTING SECURED
            CREDITORS" have the same respective meanings as in the Security
            Trust Deed.

9.2         SECURITY TRUSTEE MAY ENFORCE CHARGE WITHOUT DIRECTION

            After the Security Trustee becomes actually aware of the occurrence of an Event of Default, provided that it has been indemnified to its satisfaction in accordance with the Security Trust Deed, the
            Security Trustee must enforce the Security Trust Deed without an
            Extraordinary Resolution of the Voting Secured Creditors if in its
            opinion, the delay required to obtain the consent of the Voting
            Secured Creditors would be prejudicial to the interests of the
            Secured Creditors as a class.

9.3         PRIORITY OF PAYMENTS FROM PROCEEDS FROM THE ENFORCEMENT OF THE
            CHARGE

            Following the enforcement of the Charge, all moneys received in connection with the Security Trust Deed by the Security Trustee or by any receiver appointed in relation to the Charged Property pursuant to the provisions of the Security Trust Deed are to be applied, subject to the Security Trust Deed, in accordance with the order of priority contained in the Security Trust Deed.

9.3         SECURITY TRUSTEE AND OFFERED NOTE TRUSTEE NOT LIABLE FOR LOSS ON
            ENFORCEMENT

            Except in the case of fraud, negligence or wilful default (in the case of the Security Trustee) and, subject to the mandatory provisions of the Trust Indenture Act, fraud, negligence (except as specifically provided in the Trust Indenture Act) or wilful default
            (in the case of the Offered Note Trustee), neither the Offered Note
            Trustee nor the Security Trustee is liable for any decline in the value, nor any loss realised upon any sale or other disposition made under the Security Trust Deed of any Charged Property or any other property which is charged to the Security Trustee by any other person in respect of or relating to the obligations of the Issuer or any third party in respect of the Issuer or the Offered Notes or relating in any way to the Charged Property. Without limitation, neither the Offered Note Trustee nor the Security Trustee will be liable for any such decline or loss directly or indirectly arising from its acting, or failing to act, as a consequence of an opinion reached by it based on advice received by it in accordance with the applicable requirements of the Offered Note Trust Deed (and the
            Trust Indenture Act) or the Security Trust Deed, as the case may be.

            "TRUST INDENTURE ACT" means the Trust Indenture Act 1939 of the
            United States of America as in force at the date of the Offered Note
            Trust Deed.

9.4         DIRECTIONS FROM OFFERED NOTEHOLDERS TO OFFERED NOTE TRUSTEE
            FOLLOWING EVENT OF DEFAULT

            If an Event of Default or Potential Event of Default has occurred and is known to the Offered Note Trustee, the Offered Note Trustee must: (a) notify each Offered Noteholder of the Event of

                                      B-24

            Default or Potential Event of Default, as the case may be, within 10 days (or such shorter period as may be required by the rules of the
            Irish Stock Exchange, if the Offered Notes are listed on the Daily
            Official List of the Irish Stock Exchange, or the rules of any other stock exchange on which the Offered Notes are listed) after becoming aware of the Event of Default or Potential Event of Default, provided that except in the case of a default in payment of principal or interest on any Offered Note, the Offered Note Trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of its directors and/or its authorised officers under the Offered Note Trust Deed in good faith determine that withholding the notice is in the interest of
            Offered Noteholders; (b) if a meeting of Voting Secured Creditors is to be held under the Security Trust Deed, determine whether it proposes to seek directions from Class A Noteholders as to how to vote at that meeting and, if so, whether it proposes to instruct the
            Security Trustee to delay the holding of that meeting while it obtains such directions from the Offered Noteholders; and (c) vote at any meeting of Voting Secured Creditors held under the Security
            Trust Deed in accordance, where applicable, with the directions of the Offered Noteholders (whether or not solicited and whether or not all Offered Noteholders have provided such directions) and otherwise in its absolute discretion. In acting in accordance with the directions of Offered Noteholders the Offered Note Trustee must exercise its votes for or against any proposal to be put to a meeting of Voting Secured Creditors under the Security Trust Deed in the same proportion as that of the aggregate Invested Amounts of the
            Offered Notes held by Offered Noteholders who have directed the
            Offered Note Trustee to vote for or against such a proposal.

            If any of the Offered Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Offered Notes, the Offered Note Trustee must not vote at a meeting of Voting Secured Creditors under the Security
            Trust Deed, or otherwise direct the Security Trustee, to dispose of the Charged Property unless: (a) a sufficient amount would be realised to discharge in full all amounts owing to the Offered
            Noteholders in respect of the Offered Notes and any other amounts owing by the Issuer to any other person ranking in priority to or with the Offered Notes; (b) the Offered Note Trustee is of the
            opinion, reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the Offered Note Trustee, that the cash flow receivable by the
            Issuer (or the Security Trustee under the Security Trust Deed) will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer, to discharge in full in due course all the amounts referred to in paragraph (a); or (c) the
            Offered Note Trustee is so directed by a Special Majority (as defined in CONDITION 10.3) of Offered Noteholders.

            Subject to the mandatory provisions of the Trust Indenture Act and provisions in the Offered Note Trust Deed relating to the deemed receipt of notices, the Offered Note Trustee will only be considered to have knowledge or awareness of, or notice of, an Event of Default or Potential Event of Default by virtue of the officers of the
            Offered Note Trustee (or any related body corporate of the Offered
            Note Trustee) which have the day to day responsibility for the administration or management of the Offered Note Trustee's (or a related body corporate of the Offered Note Trustee's) obligations in relation to the Series Trust, the trust created under the Offered
            Note Trust Deed or the Offered Note Trust Deed, having actual knowledge, actual awareness or actual notice of the occurrence of the events or circumstances constituting an Event of Default or
            Potential Event of Default, as the case may be, or grounds or reason to believe that such events or circumstances have occurred.

            "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time or both, would constitute an Event of
            Default.

                                      B-25

9.5         ONLY SECURITY TRUSTEE MAY ENFORCE CHARGE

            Only the Security Trustee may enforce the Charge and neither the
            Offered Note Trustee nor any Offered Noteholder (nor any other
            Secured Creditor) is entitled to proceed directly against the Issuer to enforce the performance of any of the provisions of the Security
            Trust Deed, the Offered Note Trust Deed, the Offered Notes or any
            other applicable Transaction Document, except as provided for in the
            Security Trust Deed, the Offered Note Trust Deed, the Master Trust
            Deed and the Series Supplement. The Security Trustee is not required to act in relation to the enforcement of the Charge unless its liability is limited in a manner reasonably satisfactory to it or, if required by the Security Trustee (in its absolute discretion), it is adequately indemnified from the Charged Property or the Security
            Trustee receives from the Voting Secured Creditors an indemnity in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured
            Creditors) and is put in funds to the extent necessary.

9.6         EXERCISE OF OFFERED NOTEHOLDER RIGHTS BY OFFERED NOTE TRUSTEE

            The rights, remedies and discretions of the Offered Noteholders under the Security Trust Deed including all rights to vote or to give an instruction or consent can only be exercised by the Offered
            Note Trustee on behalf of the Offered Noteholders in accordance with the Security Trust Deed. The Security Trustee may rely on any instructions or directions given to it by the Offered Note Trustee as being given on behalf of the Offered Noteholders from time to time and need not inquire whether any such instructions or directions are in accordance with the Offered Note Trust Deed, whether the Offered Note Trustee or the Offered Noteholders from time to time have complied with any requirements under the Offered
            Note Trust Deed or as to the reasonableness or otherwise of the
            Offered Note Trustee.

10.         MEETINGS OF VOTING SECURED CREDITORS, DIRECTIONS OF OFFERED
            NOTEHOLDERS, MODIFICATIONS, CONSENTS, WAIVERS AND INDEMNITIES

10.1        MEETINGS OF VOTING SECURED CREDITORS

            The Security Trust Deed contains provisions for convening meetings of the Voting Secured Creditors to, among other things, enable the
            Voting Secured Creditors to direct or consent to the Security
            Trustee taking or not taking certain actions under the Security
            Trust Deed; for example to enable the Voting Secured Creditors, following the occurrence of an Event of Default, to direct the
            Security Trustee to declare the Securities immediately due and payable and/or to enforce the Charge.

10.2        DIRECTIONS OF OFFERED NOTEHOLDERS

            Under the Offered Note Trust Deed the Offered Note Trustee may seek directions from the Offered Noteholders from time to time including following the occurrence of an Event of Default. The Offered Note
            Trustee will not be responsible for acting in good faith upon a direction given, or purporting to be given, by Offered Noteholders holding Offered Notes with an Invested Amount of greater than 50% of the aggregate Invested Amount of all the Offered Notes.

            If the Offered Note Trustee is entitled under the Master Trust Deed or the Security Trust Deed to vote at any meeting on behalf of
            Offered Noteholders the Offered Note Trustee must vote in accordance with the directions of the Offered Noteholders and otherwise in its absolute discretion. In acting in accordance with the directions of
            Offered Noteholders the Offered Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same

                                      B-26

            proportion as that of the aggregate Invested Amounts of the Offered
            Notes held by Offered Noteholders who have directed the Offered Note
            Trustee to vote for or against that proposal.

            For the purposes of seeking any consent, direction or authorisation from Offered Noteholders the Offered Note Trustee may by notice to the Offered Noteholders specify a date, not earlier than the date of the notice, upon which the persons who are the Offered Noteholders and the Invested Amount of the Offered Notes held by them will be determined based upon the details recorded in the Offered Note
            Register as at 5.30 pm on that date.

10.3        AMENDMENTS TO OFFERED NOTE TRUST DEED AND THE OFFERED NOTES

            Pursuant, and subject, to the Offered Note Trust Deed and subject to any approval required by law, the Offered Note Trustee, the Manager and the Issuer may together agree, without the consent or sanction of any Offered Noteholder, by way of supplemental deed to alter, add to or revoke (each a "MODIFICATION") any provision of the Offered
            Note Trust Deed or the Offered Notes (including these Conditions) so long as such modification is not a Payment Modification (as defined below) and such modification in the opinion of the Offered Note
            Trustee:

            (a)   is necessary or expedient to comply with the provisions of any statute or regulation or with the requirements of any
                  governmental agency;

            (b)   is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

            (c)   is appropriate or expedient as a consequence of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, a modification which is in the opinion of the Offered Note Trustee appropriate or expedient as a
                  consequence of the enactment of a statute or regulation or an amendment to any statute or regulation or ruling by the
                  Australian Commissioner or Deputy Commissioner of Taxation or
                  any governmental announcement or statement or any decision of any court, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the Series Trust or the trust
                  constituted under the Offered Note Trust Deed); or

            (d)   and in the opinion of the Issuer is otherwise desirable for any reason and:

                  (i)   is not in the opinion of the Offered Note Trustee
                        likely, upon coming into effect, to be materially
                        prejudicial to the interests of Offered Noteholders; or

                  (ii)  if it is in the opinion of the Offered Note Trustee
                        likely, upon coming into effect, to be materially
                        prejudicial to the interests of Offered Noteholders the
                        consent of a Special Majority (as hereinafter defined)
                        of Offered Noteholders is obtained.

            For the purpose of determining whether a Special Majority of Offered
            Noteholders has consented to a modification, Offered Notes which are beneficially owned by the Issuer or the Manager or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Manager, will be disregarded. The Manager must give the Rating Agencies 5 Business
            Days' prior notice of any such modification. The Offered Note
            Trustee will be entitled to assume that any proposed modification, other than a Payment Modification, will not be materially
            prejudicial to the interest of Offered Noteholders if each of the
            Rating Agencies

                                      B-27

            confirms in writing that if the modification is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered Notes by that Rating Agency.

            Pursuant to the Offered Note Trust Deed, the Offered Note Trustee
            may concur with the Issuer and the Manager in making or effecting any Payment Modification if and only if the consent has first been obtained of each Offered Noteholder to such Payment Modification.

            Any supplemental deed that effects any such modifications must conform to the requirements of the Trust Indenture Act and copies of any such supplemental deed must be distributed by the Issuer to the
            Offered Noteholders in accordance with CONDITION 11.1 as soon as reasonably practicable after the modifications have been made.

            "PAYMENT MODIFICATION" means any alteration, addition or revocation of any provision of the Offered Note Trust Deed or the Offered Notes
            (including the Conditions) which modifies: (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Offered Notes including, without limitation, any modification to the Stated Amount, Invested Amount, Interest Rates
            or Scheduled Maturity Date in respect of the Offered Notes or to
            CONDITIONS 5.4, 6.3, 6.4, 6.10 and 7.2, clause 10 of the Series
            Supplement or clause 13 of the Security Trust Deed or which would impair the rights of Offered Noteholders to institute suit for enforcement of such payment on or after the due date for such payment; (b) the definition of the term "Special Majority", clause
            21.5 of the Offered Note Trust Deed or the circumstances in which the consent or direction of a Special Majority of Offered
            Noteholders is required; (c) clause 6.1(a) of the Security Trust
            Deed; or (d) the requirements for altering, adding to or revoking any provision of the Offered Note Trust Deed or the Offered Notes
            (including the Conditions).

            "RATING AGENCY" has the same meaning as in the Series Supplement.

            "SPECIAL MAJORITY" in relation to the Offered Noteholders means
            Offered Noteholders holding Offered Notes with an aggregate Invested
            Amount of no less than 75% of the aggregate Invested Amount of all the Offered Notes.

10.4        WAIVERS ETC

            The Security Trustee may, in accordance with the Security Trust Deed and without the consent or sanction of the Voting Secured Creditors
            (but not in contravention of an Extraordinary Resolution of the
            Voting Secured Creditors), waive or authorise any breach or proposed breach or determine that any event that would otherwise be an Event of Default will not be treated as such if and in so far as in its opinion the interests of the Secured Creditors will not be materially prejudiced. Any such waiver, authorisation or
            determination shall be binding on the Secured Creditors and, if, but only if, the Security Trustee so requires, any such waiver, authorisation or determination will be notified to the Secured
            Creditors by the Manager in accordance with the Security Trust Deed.

            The Offered Note Trustee may, and if directed to do so by a Majority of Offered Noteholders must, on such terms and conditions as it may deem reasonable, without the consent of any of the Offered
            Noteholders, and without prejudice to its rights in respect of any subsequent breach, agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the
            Transaction Documents by the Issuer, the Manager or any other person which, unless the Offered Note Trustee is acting on the direction of a Majority of Offered Noteholders, is not, in the opinion of the
            Offered Note Trustee, materially prejudicial to the interests of the
            Offered Noteholders as a class. No such waiver, authorisation or determination may be made in

                                      B-28

            contravention of any prior directions by a Majority (as hereinafter defined) of the Offered Noteholders. Any such waiver, authorisation or determination will, if the Offered Note Trustee so requires, be notified to the Offered Noteholders in accordance with CONDITION
            11.1 by the Issuer as soon as practicable after it is made.

            "MAJORITY" in relation to the Offered Noteholders means Offered
            Noteholders holding Class A Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the
            Offered Notes.

10.5        INDEMNIFICATION AND EXONERATION OF THE OFFERED NOTE TRUSTEE AND THE
            SECURITY TRUSTEE

            The Offered Note Trust Deed and the Security Trust Deed contain provisions for the indemnification of the Offered Note Trustee and the Security Trustee (respectively) and for their relief from responsibility, including provisions relieving them from taking proceedings to realise the security and to obtain repayment of the
            Securities unless indemnified to their satisfaction. Each of the
            Offered Note Trustee and the Security Trustee is entitled, subject in the case of the Offered Note Trustee to the mandatory provisions of the Trust Indenture Act, to enter into business transactions with the Issuer and/or any other party to the Transaction Documents without accounting for any profit resulting from such transactions.

            Subject to the mandatory provisions of the Trust Indenture Act, the
            Offered Note Trustee shall not be responsible for any loss, expense or liability occasioned to the Charged Property or any other property or in respect of all or any of the moneys which may stand to the credit of the Collections Account (as defined in the Series
            Supplement) from time to time however caused (including, without limitation, where caused by an act or omission of the Security
            Trustee) unless that loss is occasioned by the fraud, negligence or wilful default of the Offered Note Trustee. The Security Trustee is not, nor is any receiver appointed in relation to the Charged
            Property pursuant to the provisions of the Security Trust Deed, liable or otherwise accountable for any omission, delay or mistake or any loss or irregularity in or about the exercise, attempted exercise, non-exercise or purported exercise of any of the powers of the Security Trustee or of the receiver under the Security Trust
            Deed except for fraud, negligence or wilful default.

            Except in the case of fraud, negligence (except as specifically provided in the Trust Indenture Act) or wilful default, and subject to the mandatory provisions of the Trust Indenture Act, the Offered
            Note Trustee may act on the opinion or advice of, or information obtained from, any lawyer, valuer, banker, broker, accountant or other expert appointed by the Offered Note Trustee, or by a person other than Offered Note Trustee, where that opinion, advice or information is addressed to the Offered Note Trustee or by its terms is expressed to be capable of being relied upon by the Offered Note
            Trustee. Except as provided above, the Offered Note Trustee will not be responsible to any Offered Noteholder, amongst others, for any loss occasioned by so acting in reliance on such advice. Any such opinion, advice or information may be sent or obtained by letter, telex or facsimile transmission and the Offered Note Trustee will not be liable to any Offered Noteholder, amongst others, for acting on any opinion, advice or information conforming with any applicable requirements of the Offered Note Trust Deed or the Trust Indenture
            Act and purporting to be conveyed by such means even though it contains some error which is not a manifest error or is not authentic.

                                      B-29

11.         NOTICES

11.1        GENERAL

            All notices, other than notices given in accordance with the following paragraph and CONDITION 11.2, to Offered Noteholders will be deemed given if in writing and mailed, first-class, postage prepaid to each Offered Noteholder, at his or her address as it appears on the relevant Offered Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Offered
            Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular
            Offered Noteholder will affect the sufficiency of such notice with respect to other Offered Noteholders, and any notice that is mailed in the manner herein provided will conclusively be presumed to have been duly given.

            A notice may be waived in writing by the relevant Offered
            Noteholder, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Offered
            Noteholders will be filed with the Offered Note Trustee but such filing will not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

            Any such notice will be deemed to have been given on the date such notice is deposited in the mail.

            In case, by reason of the suspension of regular mail services as a result of a strike, work stoppage or similar activity, it is impractical to mail notice of any event to Offered Noteholders when such notice is required to be given, then any manner of giving such notice as the Issuer directs the Offered Note Trustee will be deemed to be a sufficient giving of such notice.

11.2        OFFERED NOTE INFORMATION

            Any notice specifying a Quarterly Distribution Date, an Interest
            Rate in relation to the Offered Notes, an Offered Interest Amount, an Offered Principal Amount (or the absence of an Offered Principal
            Amount), an Invested Amount, a Stated Amount, a Class A-1 Note
            Factor, a Class A-3 Note Factor or any other matter permitted to be given in accordance with this CONDITION 11.2, will be deemed to have been duly given if the information contained in the notice appears on the relevant page of the Reuters Screen or the electronic information system made available to its subscribers by Bloomberg,
            L.P. or another similar electronic reporting service approved by the
            Offered Note Trustee in writing and notified to Offered Noteholders pursuant to CONDITION 11.1 (the "RELEVANT SCREEN"). Any such notice will be deemed to have been given on the first date on which such information appeared on the Relevant Screen. If it is impossible or impracticable to give notice in accordance with this paragraph then notice of the matters referred to in this Condition will be given in accordance with CONDITION 11.1.

11.3        QUARTERLY SERVICING AND OTHER REPORTS

            The Manager must deliver a Quarterly Servicing Report for each
            Accrual Period to the Offered Note Trustee, the Principal Paying
            Agent, the Issuer and each Offered Noteholder on the Business Day preceding the Quarterly Distribution Date on the last day of the
            Accrual Period in accordance with CONDITION 11.1 and, for so long as the Offered Notes are listed on the Daily Official List of the Irish
            Stock Exchange, file each Servicing Report with the Irish Stock
            Exchange as and when required by the rules of the Irish Stock
            Exchange.

                                      B-30

            The Issuer and the Manager must, to the extent required by the rules and regulation of the Securities and Exchange Commission, forward to
            Offered Noteholders, and such other persons as are required by the
            Trust Indenture Act , such summaries of any information, documents and reports required to be filed by the Issuer or the Manager in accordance with the Securities and Exchange Act 1934 of the United
            States of America or the rules and regulations of the Securities and
            Exchange Commission.

            "QUARTERLY SERVICING REPORT" in relation to an Accrual Period and the Quarterly Distribution Date at the end of that Accrual Period means a report which contains the following information:

            o     the aggregate Invested Amounts and the aggregate Stated
                  Amounts of each class of Securities on the first day of the
                  Accrual Period;

            o     the amounts to be applied towards payment of interest and
                  principal on each class of Securities on the Quarterly
                  Distribution Date;

            o     the Available Income Amount (as defined in the Series
                  Supplement) on the Quarterly Distribution Date;

            o     the aggregate of all Seller Advances made during the preceding
                  Collection Period (as defined in the Series Supplement);

            o     the Redraw Shortfall (as defined in the Standby Redraw
                  Facility Agreement) in relation to the preceding Determination
                  Date;

            o     the Gross Income Shortfall and Net Income Shortfall (each as defined in the Series Supplement) in relation to the preceding
                  Determination Date;

            o     the Liquidity Facility Advance (as defined in the Series
                  Supplement) in relation to that Quarterly Distribution Date and the Liquidity Facility Principal (as defined in the Series
                  Supplement) in relation to the preceding Determination Date;

            o     the Principal Draw (as defined in the Series Supplement) in relation to that Quarterly Distribution Date;

            o     the Available Principal Amount (as defined in the Series
                  Supplement) in relation to that Quarterly Distribution Date;

            o     the Principal Collections in relation to that Quarterly
                  Distribution Date;

            o     the Standby Redraw Facility Advance in relation to that
                  Quarterly Distribution Date;

            o     the Redraw Bond Amount (as defined in the Series Supplement)
                  in relation to the preceding Determination Date;

            o     the Principal Chargeoff in relation to the preceding
                  Determination Date;

            o     the Other Principal Amounts (as defined in the Series
                  Supplement) in relation to the preceding Determination Date;

                                      B-31

            o     the Principal Draw Reimbursement (as defined in the Series
                  Supplement) in relation to that Quarterly Distribution Date;

            o     the Principal Chargeoff Reimbursement in relation to the
                  preceding Determination Date;

            o     the Principal Chargeoffs allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Quarterly Distribution Date;

            o     the Principal Chargeoff Reimbursement allocated to each class of Securities and the Standby Redraw Facility Principal with effect from that Quarterly Distribution Date;

            o     the Class A-1 Note Factor, the Class A-3 Note Factor and the
                  Note Factor (as defined below) for each other class of
                  Securities

            o     if the Basis Swap (as defined in the Series Supplement) has terminated, the Threshold Rate (as defined in the Series
                  Supplement) on the preceding Determination Date;

            o     the Interest Rate (as defined in the Series Supplement with respect to the Class A-2 Notes, the Class B Notes and the
                  Redraw Bonds) applying to each class of Securities for that
                  Accrual Period;

            o     scheduled payments of principal and prepayments of principal received on the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) during the preceding Collections Period;

            o     aggregate outstanding principal balance of the Mortgage Loans forming part of the Assets of the Series Trust (as defined in the Master Trust Deed) being charged a fixed rate of interest and the aggregate outstanding principal balance of the
                  Mortgage Loans forming part of the Assets of the Series Trust being charged a variable rate of interest as at opening of business on the preceding Determination Date;

            o     delinquency, mortgagee in possession and loss statistics, as determined by the Manager, with respect to the Mortgage Loans forming part of the Assets of the Series Trust as at opening of business on the preceding Determination Date.

            "NOTE FACTOR" in relation to a class of Securities and a Quarterly
            Distribution Date, means the aggregate of the Invested Amount of the class of Securities less all principal payments on that class of
            Securities to be made on that Quarterly Distribution Date, divided by the aggregate initial Invested Amount of that class of
            Securities.

11.4        CONSENTS IN WRITING

            All consents and approvals in these Conditions must be given in writing.

12.         LIMITATION OF LIABILITY OF THE ISSUER

            (a)   The Issuer enters into the Transaction Documents, and issues the Offered Notes, only in its capacity as trustee of the
                  Series Trust and in no other capacity (except where the
                  Transaction Documents provide otherwise). A liability arising under or in connection with the Offered Notes, the Transaction
                  Documents or the Series Trust is limited to and can be
                  enforced against the Issuer only to the extent to which it can be satisfied out of the

                                      B-32

                  assets and property of the Series Trust out of which the
                  Issuer is actually indemnified for the liability. This
                  limitation of the Issuer's liability applies despite any other provision of the Transaction Documents (other than paragraph
                  (c) below) and extends to all liabilities and obligations of the Issuer in any way connected with any representation,
                  warranty, conduct, omission, agreement or transaction related to the Transaction Documents, the Offered Notes or the Series
                  Trust.

            (b)   No person may sue the Issuer in respect of liabilities
                  incurred by the Issuer in its capacity as trustee of the
                  Series Trust other than as trustee of the Series Trust or seek the appointment of a receiver (except under the Security Trust
                  Deed), a liquidator, an administrator or any similar person to the Issuer or prove in any liquidation, administration or
                  similar arrangements of or affecting the Issuer (except in relation to the assets or property of the Series Trust).

            (c)   The provisions of this CONDITION 12 will not apply to any
                  obligation or liability of the Issuer to the extent that it is not satisfied because under a Transaction Document or by
                  operation of law there is a reduction in the extent of the
                  Issuer's indemnification or exoneration out of the assets or property of the Series Trust as a result of the Issuer's
                  fraud, negligence or wilful default.

            (d)   The Relevant Parties are responsible under the Transaction
                  Documents for performing a variety of obligations relating to the Series Trust. No act or omission of the Issuer (including any related failure to satisfy its obligations under the
                  Transaction Documents or the Offered Notes) will be considered fraud, negligence or wilful default of the Issuer for the
                  purpose of paragraph (c) to the extent to which the act or omission was caused or contributed to by any failure by any
                  Relevant Party or any other person appointed by the Issuer under any Transaction Document (other than a person whose acts or omissions the Issuer is liable for in accordance with any
                  Transaction Document) to fulfil its obligations relating to the Series Trust or by any other act or omission of a Relevant
                  Party or any other such person.

            (e)   In exercising their powers under the Transaction Documents, each of the Security Trustee, the Offered Note Trustee and the
                  Offered Noteholders must ensure that no attorney, agent,
                  delegate, receiver or receiver and manager appointed by it in accordance with a Transaction Document has authority to act on behalf of the Issuer in a way which exposes the Issuer to any personal liability and no act or omission of any such person will be considered fraud, negligence or wilful default of the
                  Issuer for the purpose of paragraph (c).

            (f)   The Issuer is not obliged to enter into any commitment or
                  obligation under these Conditions or any other Transaction
                  Document (including incur any further liability) unless the
                  Issuer's liability is limited in a manner which is consistent with this CONDITION 12 or otherwise in a manner satisfactory to the Issuer in its absolute discretion. "RELEVANT PARTIES"
                  means each of the Manager, each Seller, the Servicer, the
                  Agent Bank, each Paying Agent, the Offered Note Trustee and the Hedge Providers (as those parties, which are not defined in these Conditions, are defined in the Series Supplement).

            The expression "FRAUD, NEGLIGENCE OR WILFUL DEFAULT" is to be construed in accordance with the Security Trust Deed.

                                      B-33

13.         GOVERNING LAW

            The Offered Notes and the Transaction Documents are governed by, and will be construed in accordance with, the laws of the State of New
            South Wales of the Commonwealth of Australia, except for the
            Underwriting Agreement and the credit support annex to the Currency
            Swap Agreement which are governed by, and will be construed in accordance with, New York law. Each of the Issuer and the Manager has in the Offered Note Trust Deed irrevocably agreed for the benefit of the Offered Note Trustee and the Offered Noteholders that the courts of the State of New South Wales are to have non-exclusive jurisdiction to settle any disputes which may arise out of or in connection with the Offered Note Trust Deed and the Offered Notes.

                                      B-34

                                     AGENTS

PRINCIPAL PAYING AGENT:            The Bank of New York
                                   Global Structured Finance
                                   101 Barclay Street, 21W
                                   New York, New York, 10286

US DOLLAR NOTE REGISTRAR:          The Bank of New York
                                   Global Structured Finance
                                   101 Barclay Street, 21W
                                   New York, New York, 10286

                                   or

                                   c/- The Bank of New York, London Branch
                                   Global Structured Finance
                                   48th Floor
                                   One Canada Square
                                   London  E14  5AL

EURO NOTE REGISTRAR:               The Bank of New York, London Branch
                                   Global Structured Finance
                                   48th Floor
                                   One Canada Square
                                   London  E14  5AL

AGENT BANK:                        The Bank of New York
                                   Corporate Trust - Global Structured Finance
                                   101 Barclay Street, 21W
                                   New York, New York, 10286

PAYING AGENT:                      The Bank of New York, London Branch
                                   Global Structured Finance
                                   48th Floor
                                   Once Canada Square
                                   London  E14  5AL

IRISH LISTING AGENT:               The Bank of New York
                                   48th Floor, One Canada Square
                                   E14 5AL, U.K.

IRISH PAYING AGENT:                AIB/BNY Fund Management (Ireland) Limited
                                   Guild House
                                   Guild Street
                                   Dublin 1
                                   Republic of Ireland

                                      B-35

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                              (ABN 88 064 133 946)
                                     MANAGER

                              MORTGAGE BACKED NOTES
                      ISSUABLE IN SERIES BY SEPARATE TRUSTS

EACH SERIES OF NOTES:

o   will consist of one or more classes of mortgage backed floating or fixed rate notes representing interests in the assets of a trust;

o   may consist of notes denominated in US dollars, Australian dollars or any other currency specified in the accompanying prospectus supplement for a trust;

o   will receive principal and interest only from payments collected on the assets of the related trust;

o   will not be insured or guaranteed by any government agency or instrumentality and will not be the personal obligations of the entity acting as issuer trustee of the related trust or any of its affiliates; and

o   will not represent deposits or other liabilities of Commonwealth Bank of
    Australia, Securitisation Advisory Services Pty Limited or any other member of the Commonwealth Bank group.

EACH TRUST:

o   will own a pool of housing loans secured by first ranking mortgages on owner-occupied and non-owner occupied residential properties located in
    Australia;

o   may have rights under insurance policies relating to the housing loans, to amounts on deposit in the trust accounts and income earned on those deposits and to authorized investments of the trust; and

o   will include the issuer trustee's rights under the transaction documents for that trust.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS JANUARY 17, 2005.

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                                  PAGE

Important Notice About Information Presented
in this Prospectus and each Accompanying
Prospectus Supplement                                3

Capitalized Terms                                    5

The Issuer Trustee, Commonwealth Bank of
Australia and the Manager                            5

Description of the Trusts                            6

Description of the Assets of a Trust                 8

    Representations, Warranties and Eligibility
    Criteria........................................11
    Breach of Representations and Warranties........13

Commonwealth Bank Residential Loan Program          15

Homepath Residential Loan Program                   20

Other Commonwealth Bank Subsidiaries
Residential Loan Programs                           21

Description of the Offered Notes                    21
    General.........................................21
    Form of the Offered Notes.......................21
    Global Clearance, Settlement and Tax

    Redemption of the Notes for Taxation or
    Other Reasons...................................30
    Redemption of the Notes upon an Event of

    No Payments of Principal in Excess of

    Amendments to Offered Notes and Note Trust
    Deed ...........................................36

Description of the Transaction Documents            39
    Collections Account and Authorized
    Short-Term Investments..........................39
    Modifications of the Master Trust Deed and

    Limits on Rights of Noteholders and Redraw

Prepayment and Yield Considerations                 70
    General.........................................70
    Prepayments.....................................70
    Weighted Average Lives..........................70

The Servicer                                        71

                              i

                                                          PAGE

Use of Proceeds                                            73

Legal Aspects of the Housing Loans                         73

    Deductibility of Interest on Australian
    Housing Loans..........................................79
    Australian Consumer Credit Code........................79

United States Federal Income Tax Matters                   80

Australian Tax Matters                                     84

Enforcement of Foreign Judgments in Australia              90

Exchange Controls and Limitations                          91

ERISA Considerations                                       91

Incorporation of Certain Documents by Reference            92

Legal Investment Considerations                            93

Available Information                                      93

Ratings of the Notes                                       94

Plan of Distribution                                       94

Legal Matters                                              96

Glossary                                                   97

                              ii

        IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

         For each series, the issuer trustee of that series will, unless otherwise specified in the prospectus supplement for that series, issue notes denominated in U.S. dollars, Australian dollars or any other currency specified in the prospectus supplement for that series. The prospectus supplement for a series will specify which class(es) of notes will be offered pursuant to this prospectus and the prospectus supplement for that series and provide details in relation to those notes. This prospectus and the prospectus supplement for a series will also provide details of all other classes of notes to be issued (if any) for that series.

         References in this prospectus to Offered notes are to the class(es) of notes specified in the prospectus supplement for a series as being offered by this prospectus and the prospectus supplement for that series.

         References in this prospectus to Non-offered notes, if any, are to all other classes of notes specified in the prospectus supplement for a series to be issued by the issuer trustee for that series which are not being offered by this prospectus and the prospectus supplement for that series.

         References in this prospectus to notes are to both Offered notes and, if any, Non-offered notes.

         A series of Offered notes will be described in two separate documents:
(1) this prospectus, which provides general information, some of which may not apply to that particular series of Offered notes; and (2) the prospectus supplement for that series, which describes the specific terms of that series of
Offered notes and may be different from the information in this prospectus.

         IF THE DESCRIPTION OF THE TERMS OF THE NOTES IN A SERIES VARIES BETWEEN
THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT FOR THAT SERIES, YOU SHOULD RELY
ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

         Neither this prospectus nor any prospectus supplement will contain all of the information included in the registration statement. The registration statement also includes copies of the various agreements referred to in this prospectus and each prospectus supplement. You may obtain copies of these documents for review. See "Available Information".

         Each prospectus supplement for a series will usually include the following information regarding the related series of notes:

         o   the currency, principal amount, interest rate, authorized
             denominations and maturity date of each class of notes;

         o   the method for calculating the amount of interest and principal to be paid to each class of notes, and the timing and order of priority of such interest and principal payments on the notes;

         o   information concerning the pool of housing loans and other assets of the trust;

         o   information regarding the risk factors relating to the Offered notes; and

         o   the particulars of the plan of distribution for the Offered notes.

         We include cross-references in this prospectus and in each prospectus supplement to captions where further related discussions appear. The preceding
Table of Contents and the Table of Contents included in each prospectus supplement provide the pages on which these captions are located. You can find definitions of capitalized terms used in this prospectus and each prospectus supplement under the caption "Glossary" in this prospectus and in the relevant prospectus supplement.

         In this prospectus the terms "we", "us" and "our" refer to
Securitisation Advisory Services Pty Limited.

                                CAPITALIZED TERMS

         The capitalized terms used in this prospectus, unless defined elsewhere in this prospectus, have the meanings set forth in the Glossary starting on page
97.

               THE ISSUER TRUSTEE, COMMONWEALTH BANK OF AUSTRALIA
                                 AND THE MANAGER

THE ISSUER TRUSTEE

         Perpetual Trustee Company Limited will act as the issuer trustee for each trust unless the prospectus supplement for a series identifies another entity that will serve as issuer trustee for that series.

         Perpetual Trustee Company Limited was incorporated on September 28,
1886 as Perpetual Trustee Company (Limited) under the Companies Statute of New
South Wales as a public company. Perpetual Trustee Company (Limited) changed its name to Perpetual Trustee Company Limited on December 14, 1971 and now operates as a limited liability public company under the Australian Corporations Act
2001. Perpetual Trustee Company Limited has its registered office at Level 7, 39
Hunter Street, Sydney.

         The prospectus supplement for a series may specify additional or different details regarding Perpetual Trustee Company Limited or any other entity identified in that prospectus supplement as the issuer trustee for that series.

         The issuer trustee with respect to each series will act as trustee of the related trust and, in such capacity, as issuer of the notes for such series under the terms set out in the transaction documents for that series.

COMMONWEALTH BANK OF AUSTRALIA

         Commonwealth Bank of Australia, COMMONWEALTH BANK, will be appointed as the initial servicer of the housing loans acquired by each trust unless the prospectus supplement for a series identifies another entity that will act as the initial servicer for that series. Unless specified otherwise in the prospectus supplement for a series, Commonwealth Bank will also act as seller of the assets acquired by each trust, in addition to any other entity identified in the prospectus supplement for a series as a seller in relation to that series.

         Commonwealth Bank was established in 1911 by an Act of Australia's
Commonwealth Parliament as a government owned enterprise to conduct commercial and savings banking business. For a period it also operated as Australia's central bank until this function was transferred to the Reserve Bank of
Australia in 1959. The process of privatization of Commonwealth Bank was commenced by Australia's Commonwealth Government in 1990 and was completed in
July 1996. Commonwealth Bank is now a public company listed on the Australian
Stock Exchange Limited.

         Commonwealth Bank is one of the four major banks in Australia. It is a provider of integrated financial services including retail, premium, business, corporate and institutional banking, funds management, superannuation, insurance, investment and sharebroking products and services.

         Commonwealth Bank currently files periodic reports with the Securities and Exchange Commission pursuant to the Exchange Act. The prospectus supplement for a series will specify details of Commonwealth Bank's recent filings of
Annual Reports and where copies may be obtained.

         The Australian banking activities of Commonwealth Bank come under the regulatory supervision of the Australian Prudential Regulation Authority. For a
further description of the business operations of Commonwealth Bank, see "The
Servicer".

         The prospectus supplement for a series may specify additional or different details regarding Commonwealth Bank.

THE MANAGER

         Securitisation Advisory Services Pty Limited will be appointed as manager for each trust on the terms set out in the master trust deed and the related series supplement.

         Securitisation Advisory Services Pty Limited is a wholly owned subsidiary of Commonwealth Bank. Its principal business activity is the management of securitization trusts established under Commonwealth Bank's
Medallion Program and the management of other securitization programs established by Commonwealth Bank or its clients.

         The prospectus supplement for a series may specify additional or different details regarding Securitisation Advisory Services Pty Limited.

                            DESCRIPTION OF THE TRUSTS

COMMONWEALTH BANK SECURITIZATION TRUST PROGRAM

         Commonwealth Bank established its Medallion Trust Program pursuant to a master trust deed dated October 8, 1997 for the purpose of enabling Perpetual
Trustee Company Limited, as trustee of each trust established pursuant to the
Medallion Trust Program, to invest in pools of assets originated by or purchased from time to time from Commonwealth Bank, its subsidiaries and/or other persons.
Trusts under the Medallion Trust Program may also be established under other master trust deeds, entered into in the future, if so specified in the relevant prospectus supplement for the trust and, if so specified, a reference in this prospectus to the master trust deed will be to the relevant master trust deed for that trust.

ESTABLISHING THE TRUSTS

         The master trust deed provides for the creation of an unlimited number of trusts and may be varied or amended by a series supplement in respect of a corresponding trust. The master trust deed establishes the general framework under which trusts may be established from time to time, with each such trust established under the master trust deed and the corresponding series supplement.
Each trust is separate and distinct from any other trust. The assets of each trust are not available to meet the liabilities of any other trust.

         The detailed terms of each trust established to acquire housing loans will be as set out in the master trust deed and the series supplement relating to that trust.

         Each series supplement, which supplements the general framework under the master trust deed with respect to a trust established to acquire housing loans, will do, amongst other things, the following:

         o   specify the details of the series of notes other than for the
             Offered notes which will be contained in the corresponding note trust deed and the note terms and conditions annexed to the Offered notes for that series;

         o   establish the cash flow allocation;

         o   set out the mechanism for the acquisition of the pool of housing loans by the related trust and contain various representations and warranties by Commonwealth Bank in relation to the housing loans;

         o   contains the appointment of the initial servicer of the housing loans and the various powers, discretions, rights, obligations and protections of the initial servicer in this role;

         o   provide for the beneficial ownership of the trust by one or more unitholders; and

         o   specify a number of ancillary matters associated with the operation of the related trust and the housing pool such as the arrangements regarding the operation of the collections account, the custody of the title documents in relation to the housing loans, the fees payable to the issuer trustee, the manager and the servicer, the perfection of the issuer trustee's title to the housing loans, the termination of the trust and the limitation on the issuer trustee's liability.

TRANSFER OF ASSETS BETWEEN TRUSTS

         The master trust deed provides for the transfer of some or all of the assets of one trust, the DISPOSING TRUST, to another trust, the ACQUIRING TRUST, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust.

         Under the master trust deed, if the issuer trustee as trustee of a
Disposing Trust has received:

         o   a Transfer Proposal in accordance with the master trust deed;

         o   the Transfer Amount in respect of that Transfer Proposal; and

         o   a direction from the manager to accept that Transfer Proposal,

then, subject to the requirements of the master trust deed and the series supplements for both the Disposing Trust and the Acquiring Trust, the issuer trustee will hold the Assigned Assets in respect of that Transfer Proposal as trustee of the Acquiring Trust in accordance with the terms of the series supplement in relation to the Acquiring Trust.

         To ensure that the Disposing Trust has the benefit of any receipts
(other than receipts in the nature of principal), and bears the cost of any outgoings, in respect of the Assigned Assets for the period up to (but excluding) the Assignment Date and the Acquiring Trust has the benefit of such receipts and bears such costs for the period after (and including) that
Assignment Date, the manager will direct the issuer trustee as trustee of the
Acquiring Trust to pay an Adjustment Advance to the Disposing Trust on the
Assignment Date.

OTHER TRUSTS

         In  addition to each trust, three other trusts will be established in relation to an issue of the notes as follows:

         o   NOTE TRUST. Unless otherwise specified in the prospectus supplement for a series, The Bank of New York will be appointed as note trustee for each series of Offered notes. The note trustee will act as trustee of the note trust under the note trust deed for the benefit of holders of the Offered

             notes for that particular series. For a description of the principal functions, responsibilities, powers, discretions and protections of the note trustee, see "Description of the Offered
             Notes--The Note Trustee".

         o   SECURITY TRUST. Unless otherwise specified in the prospectus supplement for a series, P.T. Limited will be appointed as security trustee under the terms of the security trust deed for that series.
             The security trustee will hold the charge over the assets of the corresponding trust granted by the issuer trustee under the security trust deed on trust for the benefit of the noteholders, any redraw bondholders and all other Secured Creditors of that series. If an event of default occurs under the security trust deed and the charge is enforced, the security trustee, or a receiver appointed by it, will be responsible for realizing the assets of the corresponding trust and the security trustee will be
             responsible for distributing the proceeds of realization to Secured
             Creditors in the order prescribed under the security trust deed.

         o   CBA TRUST. Unless otherwise specified in the prospectus supplement for a series, Perpetual Trustee Company Limited will be appointed under the series supplement for that series as trustee under the terms of a trust in favor of each seller for that series. Perpetual
             Trustee Company Limited, in its capacity as trustee of the CBA trusts will hold certain financial indebtedness and security not directly related to the housing loans. The CBA trust is described in more detail in "Description of the Assets of a Trust-- CBA
             Trust".

                      DESCRIPTION OF THE ASSETS OF A TRUST

ASSETS OF A TRUST

         The assets of a trust may include the following:

         o   the pool of housing loans assigned to the trust, including all:

             o   principal payments paid or payable on the housing loans at any time from and after the cut-off date;

             o   interest payments paid or payable on the housing loans before or after the cut-off date (other than the Accrued Interest
                 Adjustment which is to be paid on the first distribution date to each seller of the housing loans); and

             o   fees paid or payable on the housing loans at any time from and after the cut-off date;

         o   rights under any mortgage insurance policies covering the housing loans and any individual property insurance policies covering the mortgaged properties relating to the housing loans;

         o   rights under the mortgages in relation to the housing loans;

         o   rights under collateral securities appearing on a seller's records as securing the housing loans;

         o   amounts on deposit in the accounts established in connection with the creation of the trust and the issuance of the notes, including the collections account, and any instruments in which these amounts are invested; and

         o   the issuer trustee's rights under the transaction documents.

         The prospectus supplement for each series will include information describing the assets of the related trust.

         The Offered notes will be non-recourse obligations of the related trust. The assets of the trust specified in the prospectus supplement for that series will serve as collateral only for that series of Offered notes.
Noteholders of a series of Offered notes may only proceed against the collateral securing that series of

Offered notes in the case of a default on that series of Offered notes and may not proceed against any assets of Commonwealth Bank or any of its affiliates, any other seller specified in the prospectus supplement for that series, or any of its affiliates, or the assets of any other trust.

THE HOUSING LOANS

         The housing loans will be secured by registered first ranking mortgages on properties located in Australia. To the extent described in any prospectus supplement, the housing loans may also be secured by registered first ranking mortgages on properties located in New Zealand. Each housing loan will be from a seller's general residential mortgage product pool and will be originated by that seller in the ordinary course of its business. Unless specified otherwise in the corresponding prospectus supplement, each housing loan to be sold to a trust:

         o   by Commonwealth Bank will be one of the types of products described in "Commonwealth Bank Residential Loan Program--Commonwealth Bank's
             Product Types" and may have some or all of the features described in "Commonwealth Bank Residential Loan Program--Special Features of
             the Housing Loans";

         o   by Homepath Pty Limited will be one of the types of products described in "Homepath Residential Loan Program--Homepath's Product
             Types" and may have some or all of the features described in
             "Homepath Residential Loan Program--Special Features of the Housing
             Loans"; and

         o   by any other subsidiary of Commonwealth Bank identified in the prospectus supplement for a series as a seller in relation to that series will be described in the prospectus supplement for that series.

         The prospectus supplement for a series may specify additional or different product types or features in respect of housing loans to be sold by a seller specified in the prospectus supplement for that series.

         The housing loans will be either fixed rate or variable rate loans. The mortgaged properties will consist of one-to-four family owner-occupied properties and one-to-four family non-owner occupied properties, but will not include mobile homes which are not permanently affixed to the ground, commercial properties or unimproved land.

         The prospectus supplement for each series may provide additional information with respect to the housing loans that are assets of the related trust as of the cut-off date specified in the prospectus supplement which may include, among other things, to the extent relevant:

         o   the aggregate outstanding principal balance of the housing loans included in the assets of the related trust;

         o   the range and average outstanding principal balance of the housing loans;

         o   the range and weighted average loan rate on the housing loans, if any;

         o   the percentage by outstanding principal balance as of the cut-off date of housing loans that accrue interest at variable or fixed interest rates;

         o   the weighted average remaining term-to-stated maturity of the housing loans;

         o   the year of origination of the housing loans;

         o   the range and weighted average of loan-to-value ratios for the housing loans;

         o   the geographic distribution of any mortgaged properties securing the housing loans; and

         o   distribution by number and aggregate outstanding principal balance of the types of properties securing the housing loans.

         If information of the nature described above respecting the housing loans is not known or available at the time the related series of Offered notes is initially offered, approximate or more general information of the nature described above will be provided in the prospectus supplement for that series and additional information will be set forth in a Current Report on Form 8-K filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Offered notes.

THE SELLERS

         Unless otherwise specified in the prospectus supplement for a series, the housing loans included in the assets of a trust will be sold to the trust by
Commonwealth Bank, Homepath Pty Limited, and/or other subsidiaries of
Commonwealth Bank identified in the prospectus supplement for a series as a seller in relation to that Series.

COMMONWEALTH BANK

         See "The Issuer Trustee, Commonwealth Bank of Australia and the Manager
--Commonwealth Bank of Australia" for a description of Commonwealth Bank.

HOMEPATH PTY LIMITED

         Homepath Pty Limited, HOMEPATH, was established on March 16, 1998 as a provider of home loans and property related information services via the internet. Homepath is a wholly owned, but not guaranteed, subsidiary of
Commonwealth Bank. Its registered office is at Level 7, 48 Martin Place, Sydney
New South Wales, Australia.

         Homepath is consolidated with the Commonwealth Bank group in the Annual
Report of the Commonwealth Bank group filed with the Securities and Exchange
Commission on Form 20-F.

         The prospectus supplement for a series may specify additional or different details regarding Homepath.

OTHER COMMONWEALTH BANK SUBSIDIARIES

         Details of any other subsidiary of Commonwealth Bank which is a seller in respect of a trust will be specified in the corresponding prospectus supplement.

TRANSFER AND ASSIGNMENT OF THE HOUSING LOANS

         The housing loans assigned to a trust on the closing date for that trust will be specified in a sale notice from each seller to the issuer trustee.

         Each seller will equitably assign housing loans, the mortgages and any collateral securities from time to time appearing in its records as securing those housing loans, any mortgage insurance policies in relation to the housing loans and its interest in any insurance policies on the mortgaged properties relating to those housing loans to the issuer trustee pursuant to its sale notice. After this assignment, the issuer trustee will be entitled to the collections, subject to certain exceptions, on the housing loans the subject of the sale notice.

                                       10

         If the issuer trustee is actually aware of the occurrence of a
Perfection of Title Event which is subsisting then, unless each rating agency confirms that a failure to perfect the issuer trustee's title to the relevant housing loans will not result in a reduction, qualification or withdrawal of the credit ratings assigned by them to the notes and any redraw bonds, the issuer trustee must declare that a Perfection of Title Event has occurred and the issuer trustee and the manager must as soon as practicable take steps to perfect the issuer trustee's legal title to those housing loans. These steps will include the lodgment of transfers of the mortgages securing the housing loans with the appropriate land titles office in each applicable Australian State and
Territory. The issuer trustee will hold at the closing date for a trust irrevocable powers of attorney from each seller to enable it to execute such mortgage transfers.

CBA TRUST

         A seller may in some instances equitably assign to the issuer trustee a housing loan secured by an "all moneys" mortgage, which may also secure other financial indebtedness. A seller will also assign these other loans to the issuer trustee which will hold these by way of a separate trust for the seller, established under the series supplement relating to the trust and known as the
CBA trust. The other loans will not be assets of the relevant trust. The issuer trustee will hold the proceeds of enforcement of the related mortgage, to the extent they exceed the amount required to repay the housing loan, as trustee for the CBA trust, in relation to that other loan. The mortgage will secure the housing loan equitably assigned to the trust in priority to that other loan.

         Because a seller's standard security documentation may secure all moneys owing by the provider of the security to that seller, it is possible that a security held by that seller in relation to other facilities provided by it could also secure a housing loan, even though in that seller's records the particular security was not taken for this purpose. A seller will only assign to the issuer trustee in its capacity as trustee of the trust those securities that appear in its records as intended to secure the housing loans. Other securities which by their terms technically secure a housing loan, but which were not taken for that purpose, will not be assigned for the benefit of the noteholders or any redraw bondholders of the series.

REPRESENTATIONS, WARRANTIES AND ELIGIBILITY CRITERIA

         Unless otherwise specified in the prospectus supplement for a series,
Commonwealth Bank will represent and warrant to the issuer trustee in respect of each seller specified in the prospectus supplement for a series and each housing loan being equitably assigned to the issuer trustee that, amongst other things, as at the cut-off date specified in that prospectus supplement:

         o   at the time the seller of the housing loan entered into the related mortgage, the mortgage complied in all material respects with applicable laws;

         o   at the time the seller of the housing loan entered into the housing loan, it did so in good faith;

         o   at the time the seller of the housing loan entered into the housing loan, the housing loan was originated in the ordinary course of that seller's business and since then that seller has dealt with the housing loan in accordance with its servicing procedures and servicing standards;

         o   at the time the seller of the housing loan entered into the housing loan, all necessary steps were taken to ensure that the related mortgage complied with the legal requirements applicable at that time to ensure that the mortgage was a first ranking mortgage, subject to any statutory charges, any prior charges of a body corporate, service company or equivalent, whether registered or not, and any other prior security interests which do not prevent the mortgage from being considered

                                       11

             to be a first ranking mortgage in accordance with the servicing standards, secured over land, subject to stamping and registration in due course;

         o   where there is a second or other mortgage in respect of the land the subject of the related mortgage and the seller of the housing loan is not the mortgagee of that second or other mortgage, the seller has ensured whether by a priority agreement or otherwise, that the mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal amount plus accrued but unpaid interest of the housing loan and such other amount determined in accordance with the servicing standards;

         o   at the time the housing loan was approved, the seller of that housing loan had received no notice of the insolvency or bankruptcy of the relevant borrower or any notice that the relevant borrower did not have the legal capacity to enter into the relevant mortgage;

         o   the seller of the housing loan is the sole legal and beneficial owner of that housing loan and the related securities assigned to the issuer trustee as trustee of the trust and, to its knowledge, subject to the above paragraph in relation to second or other mortgages in respect of which the seller of the housing loan is not the mortgagee, no prior ranking security interest exists in relation to its right, title and interest in the housing loan and related securities;

         o   each of the relevant mortgage documents, other than any insurance policies in respect of land, which is required to be stamped with stamp duty has been duly stamped;

         o   the terms of the loan agreement in relation to each housing loan require payments in respect of the housing loan to the relevant seller to be made free of set-off unless prohibited by law;

         o   other than in respect of priorities granted by statute, the seller of the housing loan has not received notice from any person that it claims to have a security interest ranking in priority to or equal with the security interest held by that seller and constituted by the relevant mortgage;

         o   each housing loan is, or will on the closing date specified in relation to the equitable assignment of that housing loan in the relevant prospectus supplement be, insured under a mortgage insurance policy;

         o   except in relation to fixed rate housing loans or those which can be converted to a fixed rate or a fixed margin relative to a benchmark and applicable laws, binding codes and competent authorities binding on the relevant seller or as may be otherwise provided in the corresponding mortgage documents, there is no limitation affecting, or consent required from a borrower to effect, a change in the interest rate under the housing loan; and

         o   as of the cut-off date specified in the relevant prospectus supplement the housing loan satisfies the following eligibility criteria:

             o   it is from the seller's general housing loan pool;

             o   it is secured by a mortgage over land which has erected on or within it a residential dwelling or unit and the terms of that mortgage require that dwelling or unit to be insured under a general home owner's insurance policy;

             o   it has a loan-to-value ratio based on the outstanding balance of the housing loan and the most recent valuation of the
                 mortgaged property, at the commencement of business on the cut-off date, less than or equal to 95%;

             o   the amount outstanding, assuming all due payments have been made by the borrower, will not exceed the amount specified in the relevant prospectus supplement;

             o   the borrower is required to repay that loan within 30 years of the cut-off date;

                                       12

             o   no payment from the borrower under the housing loan is in
                 arrears for more than 30 consecutive days;

             o   it is or has been fully drawn; and

             o   the borrower under the housing loan is not an employee of the seller of that housing loan who is paying a concessional rate of interest under the housing loan as a result of that
                 employment, other than a concessional rate of interest which is offered to other groups of borrowers who are not also employees of the seller.

              The issuer trustee will not investigate or make any inquiries regarding the accuracy of the representations and warranties given by Commonwealth Bank and has no obligation to do so. The issuer trustee will be entitled to rely entirely upon the representations and warranties being correct, unless an officer of the issuer trustee involved in the day to day administration of the trust has actual notice to the contrary.

BREACH OF REPRESENTATIONS AND WARRANTIES

         If Commonwealth Bank, any other seller specified in the prospectus supplement for a series, the manager or the issuer trustee becomes actually aware that a representation or warranty from Commonwealth Bank relating to any housing loan or mortgage was incorrect when given, including that a housing loan not meeting the eligibility criteria has been included in the housing loan pool, it must notify the others within 5 Business Days, and provide to them sufficient details to identify the housing loan and the reasons for believing the representation or warranty is incorrect. None of Commonwealth Bank, any other seller specified in that prospectus supplement, the manager or the issuer trustee is under any ongoing obligation to determine whether any representation or warranty is incorrect when given.

         If any representation or warranty is incorrect when given and notice of this is given not later than 5 Business Days prior to 120 days after the closing date specified in the prospectus supplement, or such other date after 120 days as the Australian Prudential Regulation Authority may allow, and the seller of that housing loan does not remedy the breach to the satisfaction of the issuer trustee within 5 Business Days of the notice being given, the housing loan and its related securities will no longer form part of the assets of the corresponding trust. The issuer trustee will, however, retain all collections received in connection with that housing loan from the cut-off date specified in the prospectus supplement to the date of delivery of the notice. Commonwealth
Bank must pay or procure payment to the issuer trustee the principal amount of, and interest accrued but unpaid under, the housing loan as at the date of delivery of the relevant notice within 2 Business Days of that housing loan ceasing to form part of the corresponding trust.

         During the 120 days after the closing date specified in a prospectus supplement or such longer period as the Australian Prudential Regulation
Authority may allow, the issuer trustee's sole remedy for any of the representations or warranties being incorrect is the right to the above payment from Commonwealth Bank and neither Commonwealth Bank nor any other seller has any other liability for any loss or damage caused to the issuer trustee, any noteholder or any other person, for any of the representations or warranties being incorrect.

         If the breach of a representation or warranty in relation to a housing loan is discovered after the last day for giving notices in the period 120 days after the closing date specified in a prospectus supplement or such longer period as the Australian Prudential Regulation Authority may allow, Commonwealth
Bank will pay damages to the issuer trustee limited to the principal amount outstanding and any accrued but unpaid interest and any outstanding fees in respect of the housing loan. The amount of the damages must be agreed between the issuer trustee and Commonwealth Bank or, failing this, will be determined by
Commonwealth Bank's external auditors.

                                       13

         The prospectus supplement for a series may specify additional or different provisions regarding the transfer of housing loans, representations and warranties in relation to the transfer, breaches of such representations and warranties and different notice provisions, cure periods and remedies for such breaches.

                                       14

                   COMMONWEALTH BANK RESIDENTIAL LOAN PROGRAM

         Set out below is a summary of Commonwealth Bank's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's residential loan program.

ORIGINATION PROCESS

         The housing loans to be assigned to a trust by Commonwealth Bank will comprise a portfolio of variable and fixed rate loans originated by Commonwealth
Bank through loan applications from new and existing customers. Unless specified otherwise in the prospectus supplement for a series, housing loan applications in relation to each series will be sourced from Commonwealth Bank's branch networks, their mobile sales forces, their telephone sales operations, approved mortgage brokers, and through the internet from Commonwealth Bank's website at
"www.commbank.com.au".

APPROVAL AND UNDERWRITING PROCESS

         When a housing loan application is received it is processed in accordance with Commonwealth Bank's approval policies. These policies are monitored and are subject to continuous review by Commonwealth Bank which, like other lenders in the Australian residential housing loan market, does not divide its borrowers into groups of differing credit quality for the purposes of setting standard interest rates for their residential housing loans. In certain situations discounted interest rates are provided to retain existing borrowers or to attract certain high income individuals. All Commonwealth Bank's borrowers must satisfy the approval criteria as described in this section. The prospectus supplement relating to a series of notes will contain a description of any changes to the underwriting process relating to the housing loans to be included in the assets of the trust.

         The approval process includes verifying the borrower's application details, assessing their ability to repay the housing loan and determining the valuation of the mortgaged property.

VERIFICATION OF APPLICATION DETAILS

         The verification process involves borrowers providing proof of identity, evidence of income and evidence of savings. For an employed applicant, it includes confirming employment and income levels by way of recent payslips, tax assessments or letter from the employer. For a self-employed or business applicant it includes checking annual accounts and tax assessments. Where applicants are refinancing debts from another financial institution, a check of recent statements of the existing loan is made to determine the regularity of debt payments. The credit history of any existing borrowings from Commonwealth
Bank is also checked.

ASSESSING ABILITY TO REPAY

         Based upon the application, once verified, an assessment is made of the applicant's ability to repay the housing loan. This is primarily based on the applicant's debt servicing to income commitment ratio along with any risk factors identified in verifying the applicant's income, savings or credit history. The credit decision is made using one of the following processes.

         o   Credit scorecard. A credit scorecard system automatically and consistently applies Commonwealth Bank's credit assessment rules without relying on the credit experience of the inputting officer.
             The credit scorecard returns a decision to approve, reject or refer an application. An application is referred by the system if certain risk factors, such as loan size or a high commitment level, are present which require the application to be assessed by an

                                       15

             experienced loan officer. The credit score determined by this system is based on historical performance data of Commonwealth
             Bank's housing loan portfolio.

         o   Credit approval authorities. Housing loan applications which are not credit scored and those which are referred by the credit scorecard are assessed by a loan officer. Each loan officer is allocated a credit approval authority based on their level of experience and past performance. Loans which have certain risk characteristics, such as loan size or a high commitment level, are assessed by more experienced loan officers. Commonwealth Bank monitors the quality of lending decisions and conducts regular audits of approvals.

         In addition to the processes described above, housing loan applications sourced through Commonwealth Bank's approved mortgage brokers are also subject to a credit history search of the borrower which is provided by Baycorp
Advantage Ltd, formerly known as Credit Advantage Ltd.

         Borrowers in respect of housing loans may be natural persons, corporations or trusts. Housing loans to corporations and trusts may be secured, if deemed necessary, by guarantees from directors. Guarantees may also be obtained in other circumstances.

VALUATION OF MORTGAGED PROPERTY

         For applications which successfully pass the credit decision process, the maximum allowable loan-to-value ratio, being the ratio of the housing loan amount to the value of the mortgaged property, is calculated and an offer for finance is made conditional upon a satisfactory valuation of the mortgaged property and any other outstanding conditions being satisfied. The amount of the housing loan that will be approved for a successful applicant is based on an assessment of the applicant's ability to service the proposed housing loan and the loan-to-value ratio. For the purposes of calculating the loan-to-value ratio, the value of a mortgaged property in relation to housing loans to be assigned to the trust has been determined at origination by a qualified professional valuer or, subject to certain risk criteria, an externally provided database value or an acceptable source document such as a contract for the purchase of the mortgaged property or rates notice. The risk criteria include limits on the loan amount and the value and geographical location of the security property.

         The maximum loan-to-value ratio that is permitted for any loan is determined according to Commonwealth Bank credit policy and is dependent on the size of the proposed loan, the nature and location of the proposed mortgaged property and other relevant factors. Where more than one mortgaged property is offered as security for a housing loan, the sum of the valuations for each mortgaged property is assessed against the housing loan amount sought.

         Once Commonwealth Bank's formal loan offer has been accepted by the applicant, one of the relevant bank's loan processing centers prepares the loan security documentation and dispatches it to the borrower for execution. After execution, the documentation, together with signed acknowledgement that all non-documentary conditions of approval have been met, is returned by the business unit to the loan processing center authorizing settlement and funding of the housing loan to proceed. In certain circumstances, settlement and funding are completed at the business unit level.

         One of the conditions of settlement is that the borrower establish and maintain full replacement general home owner's insurance on the mortgaged property. Some of the housing loans have home owner's insurance provided by
Commonwealth Insurance Limited, a subsidiary of Commonwealth Bank. However, there is no ongoing monitoring of the level of home owner's insurance maintained by borrowers.

                                       16

         The prospectus supplement for a series may specify additional or different provisions regarding Commonwealth Bank's approval and underwriting process.

COMMONWEALTH BANK'S PRODUCT TYPES

         Set out below is a summary of Commonwealth Bank's housing loan product types. The prospectus supplement for a series may specify additional or different product types or changes to the product types of Commonwealth Bank housing loans in relation to that series.

PRODUCT TYPES

         Commonwealth Bank offers a wide variety of housing loan product types with various features and options that are further described in this section.
Market competition and economics may require that Commonwealth Bank offer new product types or add features to a housing loan which are not described in this section. However, unless otherwise specified in the relevant prospectus supplement, before doing so, Commonwealth Bank must satisfy the manager that the additional features would not affect any mortgage insurance policy covering the housing loans and would not cause a downgrade or withdrawal of the rating of any series of notes if those housing loans remain in the trusts.

STANDARD VARIABLE RATE LOAN AND FIXED RATE LOAN

         These types of loan are Commonwealth Bank's traditional standard mortgage products which consists of standard variable rate and fixed rate options. The standard variable rate product is not linked to any other variable rates in the market. However, it may fluctuate with market conditions. Borrowers may switch to a fixed interest rate at any time upon payment of a switching fee as described below in "Switching Interest Rates". Some of the housing loans will be subject to fixed rates for differing periods.

         In addition, some of these loans have an interest rate which is discounted by a fixed percentage to the standard variable rate or fixed rate.
These discounts are offered to members of certain professional groups, other high income individuals and borrowers who meet certain loan size requirements.

ECONOMISER HOME LOAN AND RATE SAVER HOME LOAN

         These types of loans have a variable interest rate which is not linked to the standard variable rate product and which may fluctuate independently of this and other standard variable rates in the market. These types of loans were introduced by Commonwealth Bank to allow borrowers who did not require a full range of product features to reduce their interest rate. The interest rate for the Economiser Home Loan and Rate Saver Home Loan historically has been less than that for the standard variable rate product. Of the features described below, at present only those headed "Redraws and Further Advances", "Interest
Only Periods", "Payment Holiday" and "Early Repayment" are available.

         However, any borrowers availing themselves of the "Interest Only
Periods" product feature will currently cease to be eligible for the product feature "Redraws and Further Advances". To take advantage of other features borrowers must, with the agreement of Commonwealth Bank and upon payment of a fee, switch their housing loan to a Standard Variable Rate Loan or Fixed Rate
Loan product. However, these or other features may in the future be offered to borrowers.

SPECIAL FEATURES OF THE HOUSING LOANS

         Each housing loan in relation to a series may have some or all of the features described in this section or other features or options specified in the prospectus supplement for that series. In addition, during the

                                       17

term of any housing loan, Commonwealth Bank may agree to change any of the terms of that housing loan from time to time at the request of the borrower.

SWITCHING INTEREST RATES

         Borrowers may elect for a fixed rate, as determined by Commonwealth
Bank, to apply to their housing loan for a period of up to 15 years. These housing loans convert to the standard variable interest rate at the end of the agreed fixed rate period unless the borrower elects to fix the interest rate for a further period.

         Any variable rate housing loan of a trust converting to a fixed rate product will be hedged in the manner described in the relevant prospectus supplement.

SUBSTITUTION OF SECURITY

         Under the series supplement for a series, the servicer for that series is empowered in relation to each housing loan to, amongst other things, substitute any corresponding mortgage, or collateral security appearing in the records of Commonwealth Bank or Homepath as intending to secure the housing loan, as long as this is done in accordance with the relevant mortgage insurance policy and the servicing guidelines. Under these guidelines, a borrower may apply to the servicer to achieve the following:

         o   substitute a different mortgaged property in place of the existing mortgaged property securing a housing loan; or

         o   release a mortgaged property from a mortgage.

         If the servicer's credit criteria are satisfied and another property is substituted for the existing security for the housing loan, the mortgage which secures the existing housing loan may be discharged without the borrower being required to repay the housing loan. The servicer must obtain the consent of any relevant mortgage insurer to the substitution of security or a release of a mortgage where this is required by the terms of a mortgage insurance policy.

REDRAWS AND FURTHER ADVANCES

         Each of the variable rate housing loans allows the borrower to redraw principal repayments made in excess of scheduled principal repayments during the period in which the relevant housing loan is charged a variable rate of interest. Borrowers may request a redraw at any time subject to meeting certain credit criteria at that time. The borrower may be required to pay a fee to
Commonwealth Bank in connection with a redraw. Currently, Commonwealth Bank does not permit redraws on fixed rate housing loans. A redraw will not result in the related housing loan being removed from the trust.

         In addition, Commonwealth Bank may agree to make a further advance to a borrower under the terms of a housing loan subject to a credit assessment.

         Unless otherwise specified in the relevant prospectus supplement, where a further advance does not result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment, the further advance will not result in the housing loan being removed from the trust.

         Unless otherwise specified in the relevant prospectus supplement, where a further advance does result in the previous scheduled principal balance of the housing loan being exceeded by more than one scheduled monthly installment,
Commonwealth Bank must pay to the trust the principal balance of the housing loan and accrued and unpaid interest and fees on the housing loan. If this occurs the housing loan will be treated as being repaid and will cease to be an asset of the trust. However the prospectus supplement for a series may

                                       18

provide a method for such further advances to be made without the relevant housing loan being removed from the trust under which the funding for that part of a further advance which causes the previous scheduled principal balance of the housing loan to be exceeded by more than one scheduled monthly installment is subordinated, upon enforcement of the security trust deed, to amounts owing with respect to the Offered notes.

         A further advance to a borrower may also be made under the terms of another loan or as a new loan. These loans may share the same security as a housing loan assigned to the trust but will be subordinated upon the enforcement of that security to the housing loan.

         The prospectus supplement for a series may contain a description of different or additional provisions to apply with respect to redraws and further advances under housing loans of that series or with respect to housing loans of the series assigned by other sellers.

PAYMENT HOLIDAY

         A borrower is allowed a payment holiday where the borrower has prepaid principal, creating a difference between the outstanding principal balance of the loan and the scheduled amortized principal balance of the housing loan. The borrower is not required to make any payments, including payments of interest, until the outstanding principal balance of the housing loan plus unpaid interest equals the scheduled amortized principal balance. The failure by the borrower to make payments during a payment holiday will not cause the related housing loan to be considered delinquent.

EARLY REPAYMENT

         A borrower may incur break fees if an early repayment or partial prepayment of principal occurs on a fixed rate housing loan. However, at present fixed rate loans allow for early repayment by the borrower of up to A$10,000 in any 12 month period without any break fees being applicable.

COMBINATION OR "SPLIT" HOUSING LOANS

         A borrower may elect to split a housing loan into separate funding portions which may, among other things, be subject to different types of interest rates. Each part of the housing loan is effectively a separate loan contract, even though all the separate loans are secured by the same mortgage.

INTEREST OFFSET

         Commonwealth Bank offers borrowers an interest offset product known as a mortgage interest saver account under which the interest accrued on the borrower's deposit account is offset against interest on the borrower's housing loan. Commonwealth Bank does not actually pay interest to the borrower on the loan offset account, but simply reduces the amount of interest which is payable by the borrower under its housing loan. The borrower continues to make its scheduled mortgage payment with the result that the portion allocated to principal is increased by the amount of interest offset. Commonwealth Bank will pay to the trust the aggregate of all interest amounts offset in respect of the housing loans for which it is the seller. These amounts will constitute interest collections for the relevant period.

         If, following a Perfection of Title Event, the trust obtains legal title to a housing loan, the relevant seller will no longer be able to offer an interest offset arrangement for that housing loan.

INTEREST ONLY PERIODS

         A borrower may also request to make payments of interest only on his or her housing loan. If Commonwealth Bank agrees to such a request it does so conditional upon higher principal repayments or a

                                       19

bulk reduction of principal applying upon expiry of the interest only period so that the housing loan is repaid within its original term.

SPECIAL INTRODUCTORY RATES

         Commonwealth Bank may offer borrowers introductory rates for periods of up to three years during which period the rate is either variable or fixed. On the expiry of the introductory offer, these home loans automatically convert to the standard or base variable interest rate.

ADDITIONAL FEATURES

         Commonwealth Bank may from time to time offer additional features in relation to a housing loan which are not described in the preceding section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

                        HOMEPATH RESIDENTIAL LOAN PROGRAM

         Set out below is a summary of Homepath's residential loan program. The prospectus supplement for a series may specify additional or different provisions regarding Homepath's residential loan program.

ORIGINATION PROCESS

         The housing loans to be assigned to a trust by Homepath will comprise a portfolio of variable and fixed rate loans originated by Homepath through loan applications from new and existing customers. Unless specified otherwise in a prospectus supplement for a series all Homepath applications are sourced through the internet from Homepath's website at "www.homepath.com.au".

APPROVAL AND UNDERWRITING PROCESS

         When a housing loan application is received it is processed by
Commonwealth Bank as servicer for Homepath in accordance with the same process described above in "Commonwealth Bank Residential Loan Program--Approval and
Underwriting Process".

HOMEPATH'S PRODUCT TYPES

         Homepath only offers a variable and a fixed interest rate home loan product, the HOMEPATH LOAN.

SPECIAL FEATURES OF THE HOUSING LOANS

         Each Homepath Loan in relation to a series may have some or all of the features described in this section or other features or options specified in the prospectus supplement for that series. In addition, during the term of any
Homepath Loan, Homepath may agree to change any of the terms of that loan from time to time at the request of the borrower. The prospectus supplement for a series may specify different product types or changes to the product types offered by Homepath in relation to that series.

         Homepath Loans have an interest rate which is not linked to the interest rate of Commonwealth Bank products and which may fluctuate independently of other interest rates in the market. The variable interest rate for the Homepath Loan historically has been less than that for the Commonwealth
Bank standard variable rate product.

         Of the features described above in "Commonwealth Bank Residential Loan
Program--Special Features of the Housing Loans" at present only those headed
"Switching of Interest Rates", "Substitution of

                                       20

Security", "Redraw and Further Advances", "Early Repayment", "Interest Only
Periods" and "Combination or "Split" Housing Loans" are available for Homepath
Loans.

ADDITIONAL FEATURES

         Homepath may from time to time offer additional features in relation to a Homepath Loan which are not described in this section or in the relevant prospectus supplement or may cease to offer features that have been previously offered and may add, remove or vary any fees or other conditions applicable to such features.

         OTHER COMMONWEALTH BANK SUBSIDIARIES RESIDENTIAL LOAN PROGRAMS

         The prospectus supplement for a series will set out details of the residential loan program for any other seller specified in that prospectus supplement.

                        DESCRIPTION OF THE OFFERED NOTES

         The following summary, together with the description of the Offered notes in the prospectus supplement, describes the material terms of the Offered notes for a series except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the terms and conditions of the Offered notes and to the provisions of the transaction documents for that series and the prospectus supplement for that series.

         The prospectus supplement for a series may specify additional or different terms for the Offered notes for that series.

GENERAL
         The issuer trustee will issue each series of Offered notes on the closing date specified in the relevant prospectus supplement pursuant to a direction from the manager to the issuer trustee to issue the Offered notes and the terms of the master trust deed and the corresponding series supplement, note trust deed and underwriting agreement. Unless otherwise specified in the relevant prospectus supplement, the laws of New South Wales, Australia will govern the Offered notes.

FORM OF THE OFFERED NOTES

BOOK-ENTRY REGISTRATION

         Offered notes that are denominated in US Dollars, if any, US DOLLAR
OFFERED NOTES, will be issued only in permanent book-entry format in minimum denominations as specified in the relevant prospectus supplement. While the US
Dollar Offered notes are in book-entry format all references to actions by the corresponding holders of the US Dollar Offered notes will refer to actions taken by the Depository Trust Company, DTC, upon instructions from its participating organizations and all references in this prospectus to distributions, notices, reports and statements to holders of the US Dollar Offered notes will refer to distributions, notices, reports and statements to DTC or its nominee, as the registered noteholder, for distribution to owners of the US Dollar Offered notes in accordance with DTC's procedures.

         Holders of the US Dollar Offered notes may hold their interests in their US Dollar Offered notes in a series through DTC in the United States or, if specified in the applicable prospectus supplement, through Clearstream
Banking, societe anonyme, previously named Cedelbank, CLEARSTREAM, LUXEMBOURG, or the

                                       21

Euroclear System, EUROCLEAR, in Europe, which in turn hold through DTC, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

         Cede & Co, as nominee for DTC, will hold the US Dollar Offered notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and
Euroclear will hold omnibus positions on behalf of their respective participants, through customers' securities accounts in Clearstream, Luxembourg and Euroclear's names on the books of their respective depositaries. The depositaries in turn will hold the positions in the customers' securities accounts in the depositaries' names on the books of DTC.

         Offered notes that are not US Dollar Offered notes, if any, NON-US
DOLLAR OFFERED NOTES, will be issued only in permanent book-entry format in minimum denominations as specified in the relevant prospectus supplement. Non-US
Dollar Offered notes will be issued to a common depositary for and on behalf of
Clearstream, Luxembourg and Euroclear. While the non-US Dollar Offered notes are in book-entry format, all references to actions by the corresponding holders of non-US Dollar Offered notes will refer to actions taken by the common depositary for Clearstream, Luxembourg and Euroclear and all references in this prospectus to distributions, notices, reports and statements to holders of non-US Dollar
Offered notes will refer to distributions, notices, reports and statements to the common depositary, as the registered noteholder, for distribution to
Clearstream, Luxembourg and Euroclear and to owners of the non-US Dollar Offered notes in accordance with the procedures of Clearstream, Luxembourg and
Euroclear, respectively. Non-US Dollar Offered notes will not be held through
DTC and will not be tradeable through DTC.

         DTC has advised the manager and the underwriters that it is:

         o   a limited-purpose trust company organized under the New York
             Banking Law;

         o   a "banking organization" within the meaning of the New York Banking
             Law;

         o   a member of the Federal Reserve System;

         o   a "clearing corporation" within the meaning of the New York Uniform
             Commercial Code; and

         o   a "clearing agency" registered under the provisions of Section 17A of the Exchange Act.

         DTC holds securities for its participants and facilitates the clearance and settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its participants' accounts. This eliminates the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others including securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and
Exchange Commission.

         Transfers between participants on the DTC system will occur in accordance with DTC rules. If applicable, transfers between participants on the
Clearstream, Luxembourg system and participants on the Euroclear system will occur in accordance with their rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream,
Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system's depositary. However, these cross-market transactions will require delivery of instructions to the relevant
European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines,
European time. The relevant

                                       22

European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system's depositary.

         Because of time-zone differences, credits of securities in Clearstream,
Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a
Euroclear participant to a DTC participant will be received and available on the
DTC settlement date. However, it will not be available in the relevant
Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

         Purchases of US Dollar Offered notes held through the DTC system must be made by or through DTC participants, which will receive a credit for the US
Dollar Offered notes on DTC's records. The ownership interest of each actual holder of a US Dollar Offered note is in turn to be recorded on the DTC participants' and indirect participants' records. Holders of US Dollar Offered notes will not receive written confirmation from DTC of their purchase. However, holders of US Dollar Offered notes are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the DTC participant or indirect participant through which the holder of the US Dollar Offered notes entered into the transaction. Transfers of ownership interests in the US Dollar Offered notes are to be accomplished by entries made on the books of DTC participants acting on behalf of the holders of
US Dollar Offered notes. Holders of US Dollar Offered notes will not receive US
Dollar Offered notes representing their ownership interest in offered US Dollar
Offered notes unless use of the book-entry system for the US Dollar Offered notes is discontinued.

         To facilitate subsequent transfers, all securities deposited by DTC participants with DTC are registered in the name of DTC's nominee, Cede & Co.
The deposit of securities with DTC and their registration in the name of Cede &
Co. effects no change in beneficial ownership. DTC has no knowledge of the actual holders of US Dollar Offered notes; DTC's records reflect only the identity of the DTC participants to whose accounts the notes are credited, which may or may not be the actual beneficial owners of the US Dollar Offered notes.
The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, by DTC participants to indirect participants, and by DTC participants and indirect participants to holders of US Dollar Offered notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

         Neither DTC nor Cede & Co. will consent or vote on behalf of the US
Dollar Offered notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer trustee, the security trustee or the note trustee as soon as possible after the record date, which assigns Cede & Co.'s consenting or voting rights to those DTC participants to whose accounts the US Dollar Offered notes are credited on the record date, identified in a listing attached to the proxy.

                                       23

         Principal and interest payments on the US Dollar Offered notes will be made to DTC. DTC's practice is to credit its participants' accounts on the applicable distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that distribution date. Standing instructions, customary practices and any statutory or regulatory requirements as may be in effect from time to time will govern payments by DTC participants to holders of US Dollar Offered notes. These payments will be the responsibility of the DTC participant and not of DTC, the issuer trustee, the note trustee or the principal paying agent.
Payment of principal and interest to DTC is the responsibility of the issuer trustee, disbursement of the payments to DTC participants is the responsibility of DTC, and disbursement of the payments to holders of US Dollar Offered notes is the responsibility of DTC participants and indirect participants.

         DTC may discontinue providing its services as securities depository for the US Dollar Offered notes at any time by giving reasonable notice to the principal paying agent. Under these circumstances, if a successor securities depository is not obtained, definitive Offered notes are required to be printed and delivered.

         According to DTC, the foregoing information about DTC has been provided for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

         Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream,
Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including the currency (or currencies, if the relevant prospectus supplement specifies that the Offered notes are denominated in more than one currency) in which the Offered notes are denominated.

         Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a
Clearstream, Luxembourg participant, either directly or indirectly.

         The Euroclear System was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in any of 32 currencies, including the currency (or currencies, if the relevant prospectus supplement specifies that the Offered notes are denominated in more than one currency) in which the Offered notes are denominated.

         The Euroclear System is owned by Euroclear Clearance System Public
Limited Company (ECSplc) and operated through a license agreement by Euroclear
Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium, the EUROCLEAR OPERATOR. The Euroclear operator is regulated and examined by the
Belgian Banking and Finance Commission and the National Bank of Belgium.

         Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries.
Indirect access to the Euroclear System is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

                                       24

         Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and
the related Operating Procedures of the Euroclear System. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments for securities in the Euroclear System. All securities in the Euroclear
System are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

         Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Distributions on the Offered notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder of an Offered note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and, with respect to US Dollar Offered notes, depending on its depositary's ability to effect these actions on its behalf through DTC.

         Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US Dollar
Offered notes among participants of DTC, Clearstream, Luxembourg or Euroclear, as applicable, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         In most circumstances, the Offered notes will be issued only as GLOBAL
NOTES which are registered and held by a depository. Note owners of the global notes may hold their global notes through any of DTC, Clearstream, Luxembourg or
Euroclear. Note owners of global notes which represent interests in non-US
Dollar Offered notes may hold their global notes through Clearstream, Luxembourg or Euroclear. The global notes which represent interests in US Dollar Offered notes will be tradeable as home market instruments in both the European and U.S.
domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding global notes through
Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way under their normal rules and operating procedures and under conventional eurobond practice, which is seven calendar day settlement.

         Secondary market trading between investors holding global notes through
DTC will be conducted according to the rules and procedures applicable to U.S.
corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or
Euroclear and DTC participants holding global notes will be effected on a delivery-against-payment basis through the respective depositaries of
Clearstream, Luxembourg and Euroclear, and the DTC participants.

                                       25

INITIAL SETTLEMENT

         All global notes representing interests in US Dollar Offered notes will be held in book-entry form by DTC in the name of Cede & Co., as nominee of DTC.
Note owners' interests in the global notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC.
As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective depositaries which in turn will hold their positions in accounts as DTC participants.

         Holders of US Dollar Offered notes electing to hold their global notes through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. US Dollar Offered noteholders' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Holders of US Dollar Offered notes electing to hold their global notes through Clearstream, Luxembourg or Euroclear accounts and holders of all non-US
Dollar Offered notes bearing global notes through Clearstream, Luxembourg or
Euroclear will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no
"lock-up" or restricted period. Global notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Trading between DTC Participants. Secondary market trading between DTC participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

         Trading between Clearstream, Luxembourg and/or Euroclear Participants.
Secondary market trading between Clearstream, Luxembourg participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         Trading between DTC seller and Clearstream, Luxembourg or Euroclear purchaser. When global notes are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a
Euroclear participant, the purchaser will send instructions to Clearstream,
Luxembourg or Euroclear through a Clearstream, Luxembourg participant or
Euroclear participant at least one business day before settlement. Clearstream,
Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the global notes against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the global notes. After settlement has been completed, the global notes will be credited to the respective clearing system and by the clearing system, under its usual procedures, to the Clearstream, Luxembourg participant's or Euroclear participant's account. The global notes credit will appear the next day accounting to European time and the cash debit will be back-valued to, and interest on the global notes will accrue from, the value date. The value date would be the day before the day that settlement occurred in New York. If the trade fails and settlement is not completed on the intended value date, the
Clearstream, Luxembourg or Euroclear cash debit will be valued instead on the actual settlement date.

                                       26

         Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream,
Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the global notes are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream,
Luxembourg participants or Euroclear participants purchasing global notes would incur overdraft charges for one day, assuming they cleared the overdraft when the global notes were credited to their accounts. However, interest on the global notes would accrue from the value date. Therefore, in many cases the investment income on the global notes earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream, Luxembourg participant's or
Euroclear participant's particular cost of funds.

         Since the settlement is taking place during New York business hours,
DTC participants can employ their usual procedures for sending global notes to the respective depositary for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

         Trading between Clearstream, Luxembourg or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which global notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a
Clearstream, Luxembourg participant or Euroclear participant at least one business day before settlement. In these cases, Clearstream, Luxembourg or
Euroclear will instruct the respective depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the global notes from and including the last distribution date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream,
Luxembourg participant's or Euroclear participant's account would be back-valued to the value date. The value date would be the day before the day that settlement occurred in New York. Should the Clearstream, Luxembourg participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If the trade fails and settlement is not completed on the intended value date, receipt of the cash proceeds in the
Clearstream, Luxembourg participant's or Euroclear participant's account would instead be valued on the actual settlement date. Finally, day traders that use
Clearstream, Luxembourg or Euroclear and that purchase global notes from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

         o   borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their
             Clearstream, Luxembourg or Euroclear accounts, under the clearing system's customary procedures;

                                       27

         o   borrowing the global notes in the U.S. from a DTC participant no later than one day prior to settlement, which would give the global notes sufficient time to be reflected in their Clearstream,
             Luxembourg or Euroclear account in order to settle the sale side of the trade; or

         o   staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day before the value date for the sale to the
             Clearstream, Luxembourg participant or Euroclear participant.

DEFINITIVE OFFERED NOTES

         Offered notes issued in definitive form are referred to in this prospectus as DEFINITIVE OFFERED NOTES. Offered notes issued in book entry form are referred to in this prospectus as BOOK ENTRY OFFERED NOTES. Offered notes will be issued as definitive Offered notes, rather than in book entry form to
DTC Euroclear or Clearstream, Luxembourg or their nominee, only if specified in the prospectus supplement or if one of the following events occurs:'

         o   DTC, Euroclear or Clearstream, Luxembourg, as the case maybe, advises the note trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository for those Offered notes, and is not able to locate a qualified successor;

         o   the manager, at its option, advises the issuer trustee, the note trustee and DTC, Euroclear or Clearstream, Luxembourg, as the case may be in writing that those definitive Offered notes are to be issued in replacement of the book-entry Offered notes; or

         o   after an event of default under the security trust deed relating to the relevant series has occurred and is continuing and the beneficial owners of the Offered notes, holding a majority of the outstanding principal balance of the Offered notes, advises the issuer trustee through DTC, Euroclear or Clearstream, Luxembourg, as the case may be, that the continuation of a book-entry system is no longer in the best interest of the beneficial owners of the
             Offered notes.

         If any of these events occurs, the issuer trustee, at the direction of the manager, must within 30 days of such event instruct DTC, Euroclear or
Clearstream, Luxembourg, as the case may be, (or their respective replacements)
to notify all of the beneficial owners of the relevant Offered notes of the occurrence of the event and of the availability of definitive Offered notes.
DTC, Euroclear or Clearstream, Luxembourg, as the case may be, will then surrender the relevant book-entry Offered notes and provide the relevant registration instructions to the issuer trustee. The issuer trustee will then issue and execute and the note trustee will authenticate and deliver definitive
Offered notes of the same aggregate Invested Amount as those book-entry Offered notes. Offered notes will be serially numbered if issued in definitive form.

         No holder of an Offered note will be entitled to receive a definitive
Offered note representing its interest, except as described in the preceding paragraph.

         For each trust, definitive Offered notes will be transferable and exchangeable at the specified offices of:

         o   with respect to the US Dollar Offered notes, the note registrar designated for US Dollar Offered notes in the prospectus supplement for the relevant trust; and

         o   with respect to non-US Dollar Offered notes, the note registrar designated for non-US Dollar Offered notes in the prospectus supplement for the relevant trust.

         The prospectus supplement for a series will specify the details of the note registrar designated for US Dollar Offered notes or for non-US Dollar
Offered notes.

                                       28

         The prospectus supplement for a series may specify different or additional provisions regarding definitive Offered notes for that series.]

COLLECTIONS

         Collections in respect of interest, principal and fees on the housing loans will be received during each collection period. Collection periods may be monthly, quarterly, semi-annually or at another interval as specified in the prospectus supplement. The amount of or method for determining collections of interest, principal and fees on housing loans of a given series will be described in the prospectus supplement for that series.

DISTRIBUTIONS

GENERAL

         Distributions on the notes of each series will be made on each distribution date as specified in the prospectus supplement for that series.
Distribution dates may be monthly, quarterly, semi-annually or at another interval, as specified in the prospectus supplement for that series. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of notes of a given series will be described in the prospectus supplement for that series. The rights of holders of any class of notes to receive payments of principal and interest may be senior, subordinate or equal to the rights of holders of any other class or classes of notes of such series, as described in the prospectus supplement for that series.

DISTRIBUTIONS OF INTEREST

         Each class of notes of a series will accrue interest from the date and at the interest rate described in the prospectus supplement for that series.
Each class of notes of a series may have a different interest rate, which in each case may be fixed, variable or adjustable, or any combination of the foregoing. The prospectus supplement for a series will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of notes of that series.

DISTRIBUTIONS OF PRINCIPAL

         Each class of notes of a series will have an Invested Amount which, at any time, will equal the then maximum amount that the noteholders of that class will be entitled to receive in respect of principal out of the housing loans and other assets of the related trust. The initial Invested Amount of each class of a series of notes will be specified in the prospectus supplement for that series. The Invested Amount of a class of notes will be reduced by distributions of principal on the notes from time to time. Each class of notes of a series will have a Stated Amount which, at any time, will generally equal the Invested
Amount of the class less any principal charge-offs incurred in respect of the housing loans in the related trust allocated to that class of notes as described in the prospectus supplement for that series. Unless specified otherwise in the prospectus supplement for a series, distributions of principal will be made, and losses on the housing loans will be allocated, on each payment date to the holders of the class or classes of notes of each series until the Stated Amount of the notes in that series have been reduced to zero. Distributions of principal with respect to one or more classes of notes may be made at a rate that is faster, and in some cases substantially faster, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions of principal with respect to one or more classes of notes may not commence until the occurrence of certain events, including the retirement of one or more other classes of notes of the same series, or may be made at a rate that is slower, and in some cases substantially slower, than the rate at which payments or other collections of principal are received on the housing loans in the related trust. Distributions

                                       29

of principal with respect to one or more classes of notes may be made, subject to available funds, based on a specified principal payment schedule.
Distributions of principal with respect to one or more classes of notes may be contingent on the specified principal payment schedule of another class of the same series and the rate at which payments or other collections of principal on the housing loans in the related trust are received.

         In addition, the prospectus supplement will specify whether all or a portion of principal collected on the housing loans may be retained by the issuer trustee or the servicer and held in temporary investments for a specified period prior to being used to distribute payments of principal to noteholders, purchase additional assets for the trust or fund redraws or further advances.
Unless otherwise specified in the prospectus supplement for a series, distributions of principal of any class of notes in each series will be made on a pro rata basis among all of the notes of that class in that series.

WITHHOLDING OR TAX DEDUCTIONS

         Unless specified otherwise in the relevant prospectus supplement, all payments in respect of the notes of a series will be made without withholding or deduction for, or on account of, any present or future taxes, duties or charges of whatever nature unless the issuer trustee or any paying agent is required by applicable law to make such a withholding or deduction. In that event the issuer trustee or the paying agent, as the case may be, will account to the relevant authorities for the amount so required to be withheld or deducted. Unless otherwise specified in the relevant series supplement, neither the issuer trustee nor any paying agent nor the note trustee will be obligated to make any additional payments to holders of the Offered notes of a series with respect to that withholding or deduction. Immediately after becoming aware that such a withholding or deduction is or will be required, the issuer trustee will notify the note trustee, the principal paying agent and the relevant noteholders of that series.

REDEMPTION OF THE NOTES FOR TAXATION OR OTHER REASONS

         Unless specified otherwise in the relevant prospectus supplement, if the manager satisfies the issuer trustee and the note trustee of a series, immediately before giving the notice to the noteholders of that series as described in this section, that because of a change of law in Australia or any other jurisdiction to which the issuer trustee becomes subject either:

         o   on the next distribution date specified in the relevant prospectus supplement the issuer trustee would be required to deduct or withhold from any payment of principal or interest in respect of any class of notes or redraw bonds of that series any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction; or

         o   the total amount payable in respect of interest in relation to the housing loans in respect of that series for a collection period ceases to be receivable, whether or not actually received, by the issuer trustee during such collection period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a government or authority of Australia or such other jurisdiction,

and in each case such obligation cannot be avoided by the issuer trustee taking reasonable measures available to it, then the issuer trustee must, when so directed by the manager, at the manager's option, redeem all, but not some, of the notes and any redraw bonds of that series on any subsequent distribution date specified in the relevant prospectus supplement at their then Invested
Amounts, subject to the following, together with accrued but unpaid interest to but excluding the date of redemption. Unless specified otherwise in the prospectus supplement for a series, the issuer trustee may redeem the notes and any redraw bonds of each

                                       30

series at their Stated Amounts, instead of at their Invested Amounts, together with accrued but unpaid interest to but excluding the date of redemption, if so approved by an Extraordinary Resolution of noteholders and any redraw bondholders together for that series.

         However, the manager will not direct the issuer trustee to, and the issuer trustee will not, redeem the notes or any redraw bonds of that series unless it is in a position on the relevant distribution date to repay the then
Invested Amounts or Stated Amounts, as required, of the notes and any redraw bonds of that series together with all accrued but unpaid interest to but excluding the date of redemption and to discharge all its liabilities in respect of amounts which are required under the security trust deed to be paid in priority to or equally with the notes or any redraw bonds of that series if the charge under the security trust deed were enforced.

         Holders of Offered notes of that series must be given notice of a redemption not more than 60 nor less than 45 days prior to the date of redemption.

         Unless otherwise specified in the relevant prospectus supplement, if a tax, duty or other amount described above applies only to the notes of a series and the issuer trustee gives notice that it proposes to redeem the Offered notes and any redraw bonds of that series, the holders of 75% of the aggregate
Invested Amount of the notes of that series may elect, in accordance with the terms of the note trust deed for that series, that they do not require the issuer trustee to redeem the Offered notes. Upon being notified of such an election at least 21 days before the relevant distribution date upon which redemption was to occur the issuer trustee must not redeem those notes or any redraw bonds.

REDEMPTION OF THE NOTES UPON AN EVENT OF DEFAULT

         Unless specified otherwise in the relevant prospectus supplement, if an event of default occurs under the security trust deed for a series the security trustee must, upon becoming aware of the event of default and subject to certain conditions, in accordance with an Extraordinary Resolution of Voting Secured
Creditors for that series and the provisions of the security trust deed, enforce the security created by the security trust deed. That enforcement can include the sale of some or all of the housing loans. Any proceeds from the enforcement of the security will be applied in accordance with the order of priority of payments as set out in the security trust deed for that series.

OPTIONAL REDEMPTION OF THE NOTES

         Unless specified otherwise in the relevant prospectus supplement, the issuer trustee must, when directed by the manager, at the manager's option, redeem all of the notes and any redraw bonds of a series at their then Invested
Amounts, subject to the following, together with accrued but unpaid interest to, but excluding, the date of redemption, on any distribution date specified in the relevant prospectus supplement falling on or after the date of the occurrence of certain events specified in that prospectus supplement.

                                       31

FINAL MATURITY DATE

         Unless previously redeemed, the issuer trustee must redeem the notes and any redraw bonds of a series by paying the Stated Amount, together with all accrued and unpaid interest, in relation to each note and any redraw bond on or by the distribution date falling on the maturity date specified in the prospectus supplement for that series. The failure of the issuer trustee to pay the Stated Amount, together with all accrued and unpaid interest, within 10 days, or such other period as is specified in the prospectus supplement for a series, of the due date for payment, other than amounts due to such subordinated classes of notes as may be specified in the prospectus supplement for that series, will be an event of default under the security trust deed for that series.

REDEMPTION UPON FINAL PAYMENT

         Upon final distribution being made in respect of any notes or any redraw bonds of a series following termination of the trust or enforcement of the charge under the security trust deed for that series, those notes or redraw bonds will be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, the Stated Amount or the Invested Amount in relation to those notes or any redraw bonds will be extinguished in full.

NO PAYMENTS OF PRINCIPAL IN EXCESS OF STATED AMOUNT

         No amount of principal will be repaid in respect of a note or any redraw bond of any series in excess of its Stated Amount or, in the case of an optional redemption or redemption for taxation reasons, and where applicable, its Invested Amount.

         The prospectus supplement for a series may contain a description of different or additional provisions regarding the redemption of the notes or any redraw bonds.

TERMINATION OF A TRUST

TERMINATION OF TRUST

         Unless specified otherwise in the relevant prospectus supplement, following the issue of notes in respect of a trust, that trust may only terminate prior to the redemption of the notes if a Potential Termination Event occurs and:

         o   the issuer trustee for that series determines that the Potential
             Termination Event has or will have an Adverse Effect, upon which it must promptly notify the manager, the servicer, the security trustee and the note trustee;

         o   the servicer, the issuer trustee and the manager for that series consult and use their reasonable endeavors, in consultation with the security trustee, the note trustee and, if necessary, the unitholders to amend or vary the terms of the series supplement for that series, any other relevant transaction document and the notes and any redraw bonds for that series in such a way so as to cure the Potential Termination Event or its Adverse Effect; and

         o   such consultations do not result in the cure of the Potential
             Termination Event or its Adverse Effect, with the consent of the servicer, the issuer trustee, the manager, the security trustee and the note trustee, within 60 days of notice being given by the issuer trustee as described above.

         If this occurs then the issuer trustee, in consultation with the manager, must proceed to liquidate the assets of the trust in accordance with the corresponding series supplement.

                                       32

SALE OF HOUSING LOANS UPON TERMINATION

         Upon termination of a trust, the issuer trustee in consultation with the manager must sell and realize the assets of that trust within 180 days of the termination date of that trust. During this period the issuer trustee is not entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights for less than the aggregate Fair
Market Value of the housing loans. The issuer trustee is only entitled to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights to a person other than Commonwealth Bank if
Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for that series, does not exercise its right of first refusal. The issuer trustee must not conclude a sale to a person other than
Commonwealth Bank unless, among other things, any housing loans of that trust and their related securities, mortgage insurance policies and other rights are assigned in equity only, except if the issuer trustee already has legal title, and the sale is expressly subject to the servicer's right to be retained as servicer and subject to the rights of the CBA trust and to the rights of
Commonwealth Bank and any other seller specified in the prospectus supplement for that series as beneficiaries of the CBA trust in respect of those housing loans and their related securities, mortgage insurance policies and other rights, as described in "Description of the Assets of a Trust--Transfer and
Assignment of the Housing Loans".

         If the issuer trustee is unable to sell the housing loans of that trust and their related securities and mortgage insurance policies for Fair Market
Value and on those terms during the 180 day period, it may then sell them free of the restrictions and may perfect its legal title if necessary to obtain Fair
Market Value for the housing loans. However upon such a sale the issuer trustee must use reasonable endeavors to include as a condition of the sale that a purchaser will agree to Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) taking second mortgages in order to retain second ranking security for the other loans secured by the mortgage and to entering into a priority agreement to give Commonwealth Bank or any other seller specified in the prospectus supplement for that series (as appropriate) second priority for its second mortgage and to use reasonable endeavors to obtain the consent of the relevant borrowers and security providers to the seller's second mortgage.

SELLER'S FIRST RIGHT OF REFUSAL

         On the termination date of a trust, the issuer trustee is deemed to offer to sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights in relation to that trust to
Commonwealth Bank (for itself and any other seller specified in the prospectus supplement for that series) for at least the aggregate Fair Market Value of the housing loans.

         The issuer trustee must not sell the housing loans of that trust and their related securities, mortgage insurance policies and other rights unless
Commonwealth Bank has failed to accept that offer within 90 days of the termination date of the trust or has failed to pay the purchase price within 180 days of the termination date of that trust.

DISTRIBUTIONS OF TRUST ASSETS

         The issuer trustee must deposit the proceeds of realization of the assets of a trust into the collections account for that trust and, following the realization of all the assets of that trust, must distribute them on a distribution date in accordance with the cash flow allocation methodology set out in the prospectus supplement for that series. Upon a final distribution being made, the notes of that series will be deemed to be redeemed and discharged in full and the obligations of the issuer trustee with respect to the payment of principal, interest or any other amount on the notes of that series will be extinguished.

                                       33

         The prospectus supplement for a series may contain a description of different or additional provisions regarding the termination of the relevant series trust and the sale of the assets of the trust upon termination.

PRESCRIPTION

         An Offered note will be void in its entirety if not surrendered for final payment within ten years of the relevant date in respect of that payment of principal or interest on the Offered note which would have the effect of reducing the Stated Amount of, and all accrued but unpaid interest on, the
Offered note to zero. The relevant date is the date on which a payment first becomes due but, if the full amount of the money payable has not been received by the principal paying agent or the note trustee on or prior to that date, it means the date on which the full amount of such money having been so received and notice to that effect is duly given in accordance with the terms of the relevant Offered note. After the date on which an Offered note becomes void in its entirety, no claim may be made in respect of it.

THE NOTE TRUSTEE

APPOINTMENT OF NOTE TRUSTEE

         Unless otherwise specified in the prospectus supplement for a series,
The Bank of New York will serve as the note trustee for the applicable series of
Offered notes. The Bank of New York is a banking corporation duly organized and existing under the laws of New York.

NOTE TRUSTEE'S FEES AND EXPENSES

         Unless otherwise specified in the relevant prospectus supplement for each series, the issuer trustee will pay the note trustee's fees out of its personal funds, other than fees in respect of any additional duties outside the scope of the note trustee's normal duties under the corresponding transaction documents. The note trustee will be entitled to be indemnified for its fees with respect to any such additional duties from the assets of the relevant trust.

DELEGATION BY NOTE TRUSTEE

         The note trustee will be entitled to delegate its duties, powers, authorities, trusts and discretions under a note trust deed to any related company of the note trustee or to any other person in accordance with that note trust deed or as agreed by the manager.

INDEMNITY OF NOTE TRUSTEE

         The note trustee will be entitled to be indemnified from the assets of the corresponding trust against all liabilities, expenses, costs, charges, taxes and stamp duties, other than general overhead costs and expenses, properly incurred by the note trustee, or its properly appointed agents or delegates in the performance of its obligations under the corresponding note trust deed or any other transaction document.

         However, the note trustee will not be entitled to be indemnified against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of fraud or willful default of which it may be guilty in relation to its duties under the corresponding note trust deed.

QUALIFICATIONS OF NOTE TRUSTEE

         The note trustee is, and will at all times be, a corporation or association, organized and doing business under the laws of the United States of
America, any individual state or the District of Columbia, authorized under those laws to exercise corporate trust powers, having a combined capital of at least US$50,000,000, as set forth in its most recent published annual report of condition, and subject to supervision or examination by

                                       34

federal or state authority. The note trustee may also, if permitted by the
Securities and Exchange Commission, be organized under the laws of a jurisdiction other than the United States, provided that it is authorized under such laws to exercise corporate trust powers and is subject to examination by authority of such jurisdictions substantially equivalent to the supervision or examination applicable to a trustee in the United States.

REMOVAL OF NOTE TRUSTEE

         The note trustee will retire as note trustee in respect of a series if:

         o   an Insolvency Event occurs in relation to the note trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

         o   it ceases to carry on business;

         o   it ceases to be an Eligible Trust Corporation;

         o   it is so directed by the holders of the Offered notes of a series holding no less than 75% of the aggregate Invested Amount of the
             Offered notes of that series;

         o   when required to do so by the manager or the issuer trustee by notice in writing, it fails or neglects within 20 Business Days after receipt of such notice to carry out or satisfy any material duty imposed on it by the note trust deed or any transaction document; or

         o   there is a change in ownership of 50% or more of the issued equity share capital of the note trustee from the position as at the date of the relevant note trust deed or effective control of the note trustee alters from the position as at the date of the note trust deed unless in either case approved by the manager, whose approval must not be unreasonably withheld.

         If any of these events occurs and the note trustee refuses to retire, the manager may remove the note trustee from office immediately by notice in writing. On the retirement or removal of the note trustee of a series:

         o   the manager must promptly notify the rating agencies of that series; and

         o   subject to any approval required by law, the manager must use reasonable endeavors to appoint in writing some other Eligible
             Trust Corporation approved by the rating agencies of that series to be the substitute note trustee for that series.

NOTE TRUSTEE MAY RETIRE

         The note trustee may retire as note trustee of a series at any time on
3 months', or such lesser period as the manager, the issuer trustee and the note trustee agree, notice in writing to the issuer trustee, the manager and the rating agencies of that series, without giving any reason and without being responsible for any liabilities incurred by reason of its retirement provided that the period of notice may not expire within 30 days before a distribution date specified in the prospectus supplement. Upon retirement the note trustee, subject to any approval required by law, may appoint in writing any other
Eligible Trust Corporation approved by the rating agencies and the manager, which approval must not be unreasonably withheld by the manager, as note trustee for the corresponding series. If the note trustee does not propose a replacement at least one month prior to its proposed retirement, the manager may appoint a substitute note trustee, which must be an Eligible Trust Corporation approved by the rating agencies of that series.

APPOINTMENT BY HOLDERS OF OFFERED NOTES

         No retirement or removal of the note trustee will be effective until a substitute note trustee has been appointed.

                                       35

         If a substitute note trustee has not been appointed at a time when the position of note trustee would, but for the foregoing requirement, become vacant, the issuer trustee must promptly advise the holders of the Offered notes of that series. A special majority of holders of Offered notes, being holders of the Offered notes who hold not less than 75% of the aggregate Invested Amount of all Offered notes of that series, may appoint an Eligible Trust Corporation to act as note trustee.

         The prospectus supplement for each series may contain a description of additional or different qualifications, obligations, powers, discretions and protections of the note trustee for that series and different or additional requirements in relation to the retirement or removal of the note trustee and the appointment of a substitute note trustee.

DIRECTIONS BY HOLDERS OF OFFERED NOTES

         Unless specified otherwise in the prospectus supplement for a series, under the note trust deed the note trustee may seek directions from the holders of Offered notes from time to time as described below, including following the occurrence of an event of default under the security trust deed.

         The note trustee will not be responsible for acting in good faith upon a direction given by holders of Offered notes holding Offered notes with an
Invested Amount of greater than 50% of the aggregate Invested Amount of all the
Offered notes.

         If the note trustee is entitled under the master trust deed or the security trust deed to vote at any meeting on behalf of the holders of the
Offered notes the note trustee must vote in accordance with the directions of the holders of the Offered notes and otherwise in its absolute discretion. In acting in accordance with the directions of holders of the Offered notes the note trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the aggregate Invested Amounts of the
Offered notes held by holders of the Offered notes who have directed the note trustee to vote for or against that proposal.

         For the purposes of seeking any consent, direction or authorization from the holders of the Offered notes the note trustee may by notice to the holders of the Offered notes specify a date, not earlier than the date of the notice, upon which the persons who are the holders of the Offered notes and the
Invested Amount of the Offered notes held by them will be determined based upon the details recorded in the note register as at 5.30 pm on that date.

AMENDMENTS TO OFFERED NOTES AND NOTE TRUST DEED

         Unless specified otherwise in the prospectus supplement for a series, the issuer trustee, the manager and the note trustee, may alter, add to or revoke any provision of the note trust deed or the Offered notes, without the consent or sanction of any holder of the Offered notes, subject to the limitations described below, if the alteration, addition or revocation is not a
Payment Modification and, in the opinion of the note trustee:

         o   is made to correct a manifest error or ambiguity or is of a formal, technical or administrative nature only;

         o   is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any governmental agency;

         o   is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which, in the opinion of the note

                                       36

             trustee, is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian
             Commissioner or Deputy Commissioner of Taxation or any governmental announcement or statement or any decision of any court which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust or to the trust under the note trust deed; or

         o   and in the opinion of the issuer trustee is otherwise desirable for any reason and:

             o   is not in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the Offered notes; or

             o   if it is in the opinion of the note trustee likely, upon coming into effect, to be materially prejudicial to the interests of the holders of the Offered notes, the consent is obtained of holders of the Offered notes owning 75% of the aggregate
                 Invested Amount of the Offered notes, excluding notes
                 beneficially owned by the issuer trustee or the manager or any person controlling or controlled by or under common control with the issuer trustee or the manager.

         Any alteration, addition or revocation must be notified to the rating agencies for the series 5 Business Days in advance.

         The note trustee of a series will be entitled to assume that any proposed alteration, addition or revocation, other than a Payment Modification, will not be materially prejudicial to the interests of holders of the Offered notes of that series if each of the rating agencies for that series confirms in writing that the alteration, addition or revocation, if effected, will not lead to a reduction, qualification or withdrawal of the rating given to the Offered notes by that rating agency.

         The issuer trustee, the manager and the note trustee may make or effect any Payment Modification to the note trust deed or the Offered notes of a trust only if the consent has first been obtained of each holder of an Offered note in respect of that trust to the Payment Modification.

         PAYMENT MODIFICATION means, unless otherwise specified in the relevant prospectus supplement in relation to a series, any alteration, addition or revocation of any provision of the relevant note trust deed, the Offered notes, the master trust deed so far as it applies to the trust, the relevant series supplement or the relevant security trust deed which modifies:

         o   the amount, timing, currency or manner of payment of principal or interest in respect of the Offered notes, including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Offered notes or the orders of payment of the proceeds of the trust assets under the relevant series supplement, the Offered notes or the relevant security trust deed or which would impair rights of holders of the Offered notes to institute suit for enforcement of such payment;

         o   the manner of determining whether holders of the Offered notes owning 75% of the aggregate Invested Amount of the Offered notes have provided a consent or direction or the circumstances in which such a consent or direction is required or to reduce the percentage of the aggregate Invested Amount of the Offered notes required for such a consent or direction;

         o   the provision of the relevant security trust deed that prohibits the issuer trustee from creating or permitting to exist any security interest, other than the Prior Interest, over the assets of the trust; or

         o   the requirements for altering, adding to or revoking any provision of the relevant note trust deed or the notes, including the note conditions.

                                       37

         The issuer trustee must distribute to all holders of the Offered notes of the relevant trust a copy of any amendment made as soon as reasonably practicable after the amendment has been made.

REPORTS TO HOLDERS OF OFFERED NOTES

         Unless otherwise specified in the relevant prospectus supplement, for each series, on each determination date, the manager will, in respect of the collection period ending before that determination date, deliver to the principal paying agent, the note trustee and the issuer trustee a servicing report containing, to the extent applicable to the series, among other things:

         o   the Invested Amounts and the Stated Amounts of each class of notes;

         o   the interest payments and principal distributions on each class of notes;

         o   the principal collections;

         o   the note factor for each class of notes, which with respect to a class of notes, means the aggregate of the Invested Amount of the class of notes less all principal payments on that class of notes to be made on that distribution date divided by the aggregate initial Invested Amount for all of that class of notes;

         o   the interest rates on the notes for the related accrual period;

         o   aggregate outstanding principal balance of the fixed rate housing loans and the aggregate outstanding principal balance of the variable rate housing loans;

         o   delinquency, mortgagee in possession and loss statistics with respect to the housing loans; and

         o   any other items of information applicable to a particular series of notes.

         Unless and until definitive Offered notes are issued in respect of a trust, beneficial owners of the corresponding Offered notes will receive reports and other information provided for under the transaction documents for that trust only if, when and to the extent provided by DTC and its participating organizations.

         Unless and until definitive Offered notes are issued in respect of a trust, periodic and annual unaudited reports containing information concerning the trust and the corresponding Offered notes will be prepared by the manager and sent to DTC and its participating organizations, in the case of US Dollar
Offered notes, and Clearstream, Luxembourg or Euroclear and their participants'
organizations in the case of non-US Dollar Offered notes. DTC, Clearstream,
Luxembourg and Euroclear and their respective participants will make such reports available to holders of interests in the corresponding Offered notes in accordance with the rules, regulations and procedures creating and affecting
DTC, Clearstream, Luxembourg and Euroclear, as the case may be. However, such reports will not be sent directly to each beneficial owner while the corresponding Offered notes are in book-entry form. Upon the issuance of Offered notes in definitive form such reports for a trust and its corresponding Offered notes will be sent directly to each holder of the Offered notes of that series.
Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

         The manager will file with the Securities and Exchange Commission such periodic reports as are required under the Exchange Act, and the rules and regulations of the Securities and Exchange Commission thereunder.

                                       38

         If stated in the prospectus supplement for the series, the manager will prepare and arrange for the publication of summary pool performance data for the corresponding trust in a format determined by the manager on Reuters, Bloomberg or other financial news medium.

                    DESCRIPTION OF THE TRANSACTION DOCUMENTS

         The following summary describes the material terms of the transaction documents for a series other than the underwriting agreement and the dealer agreement for that series and except as already described above or in the prospectus supplement for that series. The summary does not purport to be complete and is subject to the provisions of the transaction documents for that series and the prospectus supplement for that series. Unless specified otherwise in the relevant prospectus supplement, the transaction documents, other than the underwriting agreement for any series of Offered notes, will be governed by the laws of New South Wales, Australia. The underwriting agreement will be governed by the laws of the State of New York.

         Within fifteen days after the closing date for each series of notes, the manager will file with the Securities and Exchange Commission copies of each of the material transaction documents on a Current Report on Form 8-K.

COLLECTIONS ACCOUNT AND AUTHORIZED SHORT-TERM INVESTMENTS

         For each series, the issuer trustee will establish and maintain a collections account with an Eligible Depositary. Unless otherwise specified in the prospectus supplement for a series, the collections account for that series will initially be established with Commonwealth Bank by the issuer trustee in its name and in its capacity as trustee of the relevant trust. The collections account will not be used for any purpose other than for the trust. The account will be an interest bearing account.

         If the financial institution with which the collections account is held ceases to be an Eligible Depositary the issuer trustee must establish a new account with an Eligible Depositary as a replacement collections account. In addition, unless otherwise specified in the prospectus supplement for a series, if the Eligible Depository has a short term credit rating of no higher than A-1 from Standard & Poor's the sum of the balance of the collections account and the value of Authorized Short-Term Investments with a short term rating of A-1 by
Standard & Poor's must not exceed 20% of the aggregate Invested Amount of all notes of that series.

         The manager has the discretion to propose to the issuer trustee, in writing, the manner in which any moneys forming part of a trust may be invested in Authorized Short-Term Investments and what purchases, sales, transfers, exchanges, realizations or other dealings with assets of that trust will be effected and when and how they should be effected. Provided that they meet certain requirements, the issuer trustee must give effect to the manager's proposals. Each investment of moneys required for the payment of liabilities of a trust must be in Authorized Short-Term Investments that will mature on or before the due date for payment of those liabilities.

         The prospectus supplement for a series may contain a description of additional or different provisions to apply with respect to the collections account or the Authorized Short-Term Investments of that series.

MODIFICATIONS OF THE MASTER TRUST DEED AND SERIES SUPPLEMENT

         Unless otherwise specified in the prospectus supplement for a series, the issuer trustee and the manager, with respect to the master trust deed, and the issuer trustee, the manager, each seller and the

                                       39

servicer, with respect to the series supplement for a series, may amend, add to or revoke any provision of the master trust deed or the corresponding series supplement, subject to the limitations described below, if the amendment, addition or revocation:

         o   in the opinion of the issuer trustee is necessary to correct a manifest error or is of a formal, technical or administrative nature only;

         o   in the opinion of the issuer trustee, or of a lawyer instructed by the issuer trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

         o   in the opinion of the issuer trustee is required by, a consequence of, consistent with or appropriate or expedient as a consequence of an amendment to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency including, an amendment, addition or revocation which in the opinion of the issuer trustee is appropriate or expedient as a result of an amendment to Australia's tax laws or any ruling by the
             Australian Commissioner or Deputy Commissioner of Taxation or any
             governmental announcement or statement, in any case which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to any of the Medallion
             Program trusts;

         o   in the case of the master trust deed, relates only to a Medallion
             Program trust not yet constituted;

         o   in the opinion of the issuer trustee, will enable the provisions of the master trust deed or the series supplement to be more
             conveniently, advantageously, profitably or economically
             administered; or

         o   in the opinion of the issuer trustee is otherwise desirable for any reason.

         Unless otherwise specified in the prospectus supplement for a series, any amendment, addition or revocation referred to in the last two of the above paragraphs which in the opinion of the issuer trustee is likely to be prejudicial to the interests of:

         o   the unitholders of a trust, may only be effected with the consent of those unitholders;

         o   a class of noteholders or any redraw bondholders of the
             corresponding series may only be effected if those noteholders or redraw bondholders pass a resolution by a majority of not less than
             75% of the votes at a meeting approving the amendment, addition or revocation or all such noteholders or redraw bondholders sign a resolution approving the amendment, addition or revocation, subject to the following paragraph; or

         o   all noteholders and any redraw bondholders of the corresponding series, may only be effected if those noteholders and redraw bondholders pass a resolution by a majority of not less than 75% of the votes at a meeting approving the amendment, addition or revocation or all noteholders and redraw bondholders sign a resolution approving the amendment, addition or revocation. A separate resolution will not be required in relation to any class of noteholders or redraw bondholders.

         Unless otherwise specified in the prospectus supplement for a series, the manager must advise the rating agencies in respect of each trust affected by the amendment, addition or revocation no less than 10 Sydney business days prior to any amendment, addition or revocation of the master trust deed or the corresponding series supplement and must certify to the issuer trustee that no rating agency for the series has advised that the amendment, addition or revocation will cause a withdrawal, downgrading or qualification of the credit ratings assigned to the notes or any redraw bonds of that series before the amendment, addition, or revocation is effected. The issuer trustee may not amend, add to or revoke any provision of the master trust

                                       40

deed or the corresponding series supplement if the consent of a party is required under a transaction document unless that consent has been obtained.

         Any amendment, addition or revocation to the master trust deed or the corresponding series supplement with respect to a series that effects a Payment
Modification may only be made with the consent of each holder of an Offered note in that series.

THE ISSUER TRUSTEE

GENERAL DUTIES OF ISSUER TRUSTEE

         Unless provided otherwise in the prospectus supplement for a series,
Perpetual Trustee Company Limited will act as issuer trustee of each trust on the terms set out in the master trust deed and the corresponding series supplement.

         Subject to the provisions of the master trust deed, the issuer trustee has all the powers in respect of the assets of a trust which it could exercise if it were the absolute and beneficial owner of the assets. The issuer trustee agrees to act in the interests of the unitholders, the noteholders and any redraw bondholders of a series. If there is a conflict between the interests of the unitholders on the one hand and the noteholders and any redraw bondholders on the other hand, the issuer trustee must act in the interests of the noteholders and the redraw bondholders.

         The issuer trustee must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the corresponding series supplement in a proper and efficient manner and exercise such diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed, having regard to the interests of noteholders, any redraw bondholders and the unitholders for each series.

         The terms of the master trust deed and the corresponding series supplement will provide, amongst other things, that:

         o   the obligations of the issuer trustee to the noteholders expressed in the master trust deed or the series supplement are contractual obligations only and do not create any relationship of trustee or fiduciary between the issuer trustee and the noteholders;

         o   the issuer trustee has no duty, and is under no obligation, to investigate whether a Manager Default, a Servicer Default or a
             Perfection of Title Event has occurred in relation to the
             corresponding trust other than where it has actual notice;

         o   unless actually aware to the contrary, the issuer trustee is entitled to rely conclusively on, and is not required to
             investigate the accuracy of any calculation by, a seller, the servicer or the manager under the series supplement, the amount or allocation of collections or the contents of any certificate provided to the issuer trustee by the servicer or manager under a series supplement;

         o   the issuer trustee may obtain and act on the advice of experts, whether instructed by the issuer trustee or the manager, which are necessary, usual or desirable for the purpose of enabling the issuer trustee to be fully and properly advised and informed and will not be liable for acting in good faith on such advice; and

         o   the issuer trustee will only be considered to have knowledge or awareness of, or notice of, a thing or grounds to believe anything by virtue of the officers of the issuer trustee who have day-to-day

                                       41

             responsibility for the administration or management of the issuer trustee's obligations in relation to the trust, having actual knowledge, actual awareness or actual notice of that thing, or grounds to believe that thing.

ANNUAL COMPLIANCE STATEMENT

         The issuer trustee in its capacity as trustee of a trust will not publish annual reports and accounts. The issuer trustee will deliver to the note trustee of each series annually a written statement as to the fulfillment of the issuer trustee's obligations under the corresponding note trust deed including compliance with its material obligations under the related transaction documents and whether an event of default or other matter which is required to be brought to the note trustee's attention has occurred.

DELEGATION

         In exercising its powers and performing its obligations and duties under the master trust deed, the issuer trustee may delegate any or all of the powers, discretions and authorities of the issuer trustee under the master trust deed or otherwise in relation to a trust, to a related company of the issuer trustee or otherwise in accordance with the master trust deed or corresponding series supplement, including, in respect of its payment obligations in respect of the Offered notes, to the paying agents under an agency agreement in relation to each trust. The issuer trustee at all times remains liable for the acts or omissions of such related company when acting as delegate.

ISSUER TRUSTEE FEES AND EXPENSES

         The issuer trustee will be entitled to a fee in respect of a trust payable in arrears on each distribution date specified in the corresponding prospectus supplement for that trust.

         The fee payable to the issuer trustee in respect of a trust may be varied as agreed between the issuer trustee and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

         If the issuer trustee becomes liable to remit to a governmental agency an additional amount of Australian goods and services tax or is otherwise disadvantaged by a change in the Australian goods and services tax legislation in connection with a trust, the issuer trustee will not be entitled to any reimbursement from the assets of that trust. However, the fees payable to the issuer trustee may be adjusted, in accordance with the series supplement for that trust.

         At any time within 12 months after the abolition of or a change in the goods and services tax laws becomes effective, the issuer trustee or the manager may, by written notice to the other, require negotiations to commence to adjust the fees payable to the issuer trustee in respect of a trust so that it is not economically advantaged or disadvantaged by the effect of the change in the goods and services tax. Any adjustment to fees will be subject to written confirmation from the corresponding rating agencies that the adjustment will not result in a reduction, qualification or withdrawal of the credit ratings then assigned to the notes relating to that trust.

         The issuer trustee is entitled to be reimbursed out of the assets of a trust for costs, charges and expenses which it may incur in respect of and can attribute to the trust including, amongst other costs, disbursements in connection with the assets of that trust, the auditing of the trust, taxes payable in respect of the trust, legal costs and other amounts in connection with the exercise of any power or discretion or the performance of any obligation in relation to the trust approved by the manager which approval is not to be unreasonably withheld.

                                       42

RETIREMENT AND REMOVAL OF THE ISSUER TRUSTEE

         The issuer trustee is required to retire as issuer trustee of a trust following an Issuer Trustee Default. If the issuer trustee refuses to retire following an Issuer Trustee Default the manager may remove the issuer trustee immediately, or, if the Issuer Trustee Default relates only to a change in ownership or merger without assumption of the issuer trustee, upon 30 days'
notice in writing.

         The manager must use reasonable endeavors to appoint a qualified substitute issuer trustee who is approved by the rating agencies of all the
Medallion Program trusts established under the master trust deed within 30 days of the removal of the issuer trustee. Until a substitute issuer trustee is appointed, the manager must act as issuer trustee and will be entitled to receive the issuer trustee's fee.

         If after 30 days the manager is unable to appoint a qualified substitute issuer trustee who is approved by all such rating agencies, it must convene a meeting of all debt security holders, including the noteholders and any redraw bondholders of the trusts, and all beneficiaries, including the unitholders, of all the Medallion Program trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

VOLUNTARY RETIREMENT OF THE ISSUER TRUSTEE

         The issuer trustee may resign as trustee of the trusts on giving to the manager not less than 3 months' notice in writing, or such lesser period as the manager and the issuer trustee may agree, of its intention to do so.

         Upon retirement, the issuer trustee must appoint a qualified substitute issuer trustee who is approved by the rating agencies of all the Medallion
Program trusts established under the master trust deed and the manager. If the issuer trustee does not propose a substitute issuer trustee at least one month prior to its proposed retirement, the manager may appoint a qualified substitute issuer trustee who is approved by all such rating agencies.

         If a substitute issuer trustee has not been appointed upon the expiry of the 3 month notice period, the manager will act as issuer trustee. If the manager is unable to appoint a qualified substitute issuer trustee within a further 30 days, it must convene a meeting of all debt security holders, including the noteholders and any redraw bondholders of the trusts, and all beneficiaries, including the unitholders of the trusts, of all the Medallion
Program trusts under the master trust deed at which a substitute issuer trustee may be appointed by resolution of not less than 75% of the votes at that meeting or by a resolution in writing signed by all debt security holders and beneficiaries.

         The retiring issuer trustee must indemnify the manager and the substitute issuer trustee in respect of all costs incurred as a result of its removal or retirement.

LIMITATION OF THE ISSUER TRUSTEE'S LIABILITY

         The issuer trustee acts as trustee of a trust and issues the notes relating to that trust only in its capacity as trustee of that trust and in no other capacity. A liability incurred by the issuer trustee acting as trustee of a trust under or in connection with the related transaction documents, except with respect to the following paragraph, is limited to and can be enforced against the issuer trustee only to the extent to which it can be satisfied out of the assets of that trust out of which the issuer trustee is actually indemnified for the liability. Except in the circumstances described in the following paragraph, this limitation of the issuer trustee's liability applies despite any other provisions of the related transaction documents and extends to all liabilities and obligations of the issuer trustee in any way connected with any representation, warranty,

                                       43

conduct, omission, agreement or transaction related to the notes, any redraw bonds, the master trust deed, the relevant series supplement or any other transaction document of the trust. Noteholders, redraw bondholders and the parties to the transaction documents may not sue the issuer trustee in respect of liabilities incurred by it acting as trustee of a trust in any capacity other than as trustee of the trust and may not seek to appoint a liquidator or administrator to the issuer trustee or to appoint a receiver to the issuer trustee, except in relation to the assets of the trust, and may not prove in any liquidation, administration or arrangements of or affecting the issuer trustee, except in relation to the assets of the trust.

         The limitation in the previous paragraph will not apply to any obligation or liability of the issuer trustee to the extent that it is not satisfied because under a transaction document or by operation of law there is a reduction in the extent of the issuer trustee's indemnification out of the assets of the trust as a result of the issuer trustee's fraud, negligence or willful default or the fraud, negligence or willful default of its officers, employees or agents or any person for whom the issuer trustee is liable under the terms of the transaction documents. For these purposes a willful default does not include a default which arises as a result of a breach of a transaction document by any other person, other than any person for whom the issuer trustee is liable under the terms of the transaction documents, or which is required by law or a proper instruction or direction of a meeting of Secured Creditors of a trust or noteholders, any redraw bondholders or other debt security holders or beneficiaries of a trust.

         In addition, the manager, the servicer, the agents, the note trustee and other persons are responsible for performing a variety of obligations in relation to a trust. An act or omission of the issuer trustee will not be considered to be fraudulent, negligent or a willful default to the extent to which it was caused or contributed to by any failure by any such person to fulfill its obligations relating to a trust or by any other act or omission of such a person.

RIGHTS OF INDEMNITY OF ISSUER TRUSTEE

         The issuer trustee is indemnified out of the assets of the applicable trust for any liability properly incurred by the issuer trustee in performing or exercising any of its powers or duties. This indemnity is in addition to any indemnity allowed to the issuer trustee by law, but does not extend to any liabilities arising from the issuer trustee's fraud, negligence or willful default.

         The issuer trustee is indemnified out of the assets of the applicable trust against certain payments it may be liable to make under the Australian
Consumer Credit Code. The servicer also indemnifies the issuer trustee in relation to such payments in certain circumstances and the issuer trustee is required to first call on the indemnity from the servicer before calling on the indemnity from the assets of the trust. See "Legal Aspects of the Housing
Loans--Australian Consumer Credit Code".

         The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the issuer trustee and additional or different requirements in relation to the retirement or removal of the issuer trustee and the appointment of a substitute issuer trustee.

THE MANAGER

POWERS

         The manager's general duty is to manage the assets of each trust which are not serviced by the servicer. In addition, the manager has a number of specific responsibilities including making all necessary determinations to enable the issuer trustee to make the payments and allocations required on each distribution date specified in the relevant prospectus supplement in accordance with the applicable series supplement,

                                       44

directing the issuer trustee to make those payments and allocations, keeping books of account and preparing the tax returns of each trust and monitoring support facilities.

         The manager must act honestly and in good faith in performance of its duties and in exercising its discretions under the master trust deed, use its best endeavors to carry on and conduct its business in so far as it relates to the master trust deed and the other transaction documents for each trust in a proper and efficient manner and exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the master trust deed and the other transaction documents having regard to the interests of noteholders, any redraw bondholders and the unitholders of each trust.

DELEGATION

         The manager may, in carrying out and performing its duties and obligations in relation to a trust, appoint any person as attorney or agent of the manager with such powers as the manager thinks fit including the power to sub-delegate provided that the manager may not delegate a material part of its duties and obligations in relation to the trust. The manager remains liable for the acts or omissions of such attorneys or agents to the extent that the manager would itself be liable.

MANAGER'S FEES, EXPENSES AND INDEMNIFICATION

         The manager is entitled to a management fee and arranging fee in respect of each trust payable in arrears on each distribution date specified in the prospectus supplement for that trust.

         The management fee payable to the manager by the issuer trustee out of the available income amount for a trust may be varied as agreed between the income unitholder and the manager provided that each corresponding rating agency must be given 3 Business Days' prior notice of any variation and the fee must not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust. The arranging fee payable to the manager by the issuer trustee out of the Available
Income Amount for the trust is agreed between the income unitholder and the manager prior to the date of the series supplement relating to that trust.

         The manager will be indemnified out of the assets of each trust for any liability, cost or expense properly incurred by it in its capacity as manager of the trust.

REMOVAL OR RETIREMENT OF THE MANAGER

         If the issuer trustee becomes aware that a Manager Default has occurred and is subsisting the issuer trustee must immediately terminate the appointment of the manager as manager of a trust and must appoint a substitute manager in its place. The manager indemnifies the issuer trustee in respect of all costs incurred as a result of its replacement by the issuer trustee.

         The manager may retire as manager of the trusts on giving to the issuer trustee 3 months', or such lesser period as the manager and the issuer trustee may agree, notice in writing of its intention to do so. Upon its retirement, the manager may appoint another corporation approved by the issuer trustee as manager in its place. If the manager does not propose a replacement by the date one month prior to the date of its retirement the issuer trustee may appoint a replacement manager as from the date of the manager's retirement.

         Until a substitute manager is appointed, the issuer trustee must act as manager and will be entitled to receive the manager's fee.

                                       45

LIMITATION OF MANAGER'S LIABILITY

         The manager is not personally liable to indemnify the issuer trustee or to make any payments to any other person in relation to the applicable trust except where arising from any fraud, negligence, willful default or breach of duty by it in its capacity as manager of the trust. A number of limitations on the manager's liability are or will be set out in full in the master trust deed and the other transaction documents. These include the limitation that the manager will not be liable for any loss, costs, liabilities or expenses:

         o   arising out of the exercise or non-exercise of its discretions under any transaction document or otherwise in relation to the trust;

         o   arising out of the exercise or non-exercise of a discretion on the part of the issuer trustee, a seller or the servicer or any act or omission of the issuer trustee, a seller or the servicer; or

         o   caused by its failure to check any calculation, information, document, form or list supplied or purported to be supplied to it by the issuer trustee, a seller, the servicer or any other person,

except to the extent that they are caused by the manager's own fraud, negligence or willful default.

         The prospectus supplement for each series may contain a description of additional or different obligations, powers and protections of the manager.

LIMITS ON RIGHTS OF NOTEHOLDERS AND REDRAW BONDHOLDERS

         Apart from the security interest arising under the security trust deed for a series, the noteholders and any redraw bondholders of each series do not own and have no interest in the corresponding trust or any of its assets. In particular, no noteholder or redraw bondholder is entitled to:

         o   an interest in any particular part of the trust or any asset of the trust;

         o   require the transfer to it of any asset of the trust;

         o   interfere with or question the exercise or non-exercise of the rights or powers of a seller, the servicer, the manager or the issuer trustee in their dealings with the trust or any assets of the trust;

         o   attend meetings or take part in or consent to any action concerning any property or corporation in which the issuer trustee has an interest;

         o   exercise any rights, powers or privileges in respect of any asset of the trust;

         o   lodge a caveat or other notice forbidding the registration of any person as transferee or proprietor of or any instrument affecting any asset of the trust or claiming any estate or interest in any asset of the trust;

         o   negotiate or communicate in any way with any borrower or security provider under any housing loan assigned to the issuer trustee or with any person providing a support facility to the issuer trustee;

         o   seek to wind up or terminate the trust;

         o   seek to remove the servicer, manager or issuer trustee;

         o   interfere in any way with the trust;

         o   take proceedings against the issuer trustee, the manager, a seller or the servicer or in respect of the trust or the assets of the trust. This will not limit the right of noteholders and any redraw bondholders to compel the issuer trustee, the manager and the security trustee to comply with their respective obligations under the master trust deed and the corresponding series supplement,
                                       46

             note trust deed and security trust deed, in the case of the issuer trustee and the manager, and the security trust deed, in the case of the security trustee;

         o   have any recourse to the issuer trustee or the manager in their personal capacity, except to the extent of fraud, negligence or willful default on the part of the issuer trustee or the manager respectively; or

         o   have any recourse whatsoever to a seller or to the servicer in respect of a breach by a seller or the servicer of their respective obligations and duties under the corresponding series supplement.

THE SECURITY TRUST DEED

GENERAL

         Unless otherwise specified in the prospectus supplement for a series,
P.T. Limited will serve as security trustee for each series under a security trust deed. The issuer trustee will grant a floating charge, registered with the
Australian Securities and Investments Commission, over all of the trust assets of that series in favor of the security trustee. Unless otherwise specified in the relevant prospectus supplement, the floating charge will secure the Secured
Moneys owing to the noteholders, any redraw bondholders, the servicer, the note trustee in its personal capacity and for and on behalf of the holders of the
Offered notes, each agent, the sellers, the liquidity facility provider, the standby redraw facility provider and each swap provider in respect of that series. These secured parties, or such other persons as are specified in the relevant prospectus supplement, are collectively known as the SECURED CREDITORS.

         Unless otherwise specified in the prospectus supplement for a series, the principal terms of the security trust deed for each series will be as described below.

NATURE OF THE CHARGE

         A company may not deal with its assets over which it has granted a fixed charge without the consent of the relevant chargee. Fixed charges are usually given over real property, marketable securities and other assets which will not be dealt with by the company.

         A floating charge, like that created by the security trust deed, does not attach to specific assets but instead "floats" over a class of assets which may change from time to time. The company granting the floating charge may deal with those assets and give third parties title to those assets free from any encumbrance, provided such dealings and transfers of title are in the ordinary course of the company's business. The issuer trustee has agreed not to dispose of or create interests in the assets of a trust subject to a floating charge except in accordance with the master trust deed, the corresponding series supplement or any other related transaction document and the manager has agreed not to direct the issuer trustee to take any such actions. If, however, the issuer trustee disposes of any of a trust's assets, including any housing loan, other than in accordance with the master trust deed, the corresponding series supplement or any other related transaction document, the person acquiring the property may nevertheless take it free of the floating charge. The floating charge granted over a trust's assets will crystallize, which means it becomes a fixed charge, upon the occurrence of an event of default as described in the corresponding security trust or will become fixed over the affected assets in the case of certain of such events of default. Once the floating charge crystallizes, the issuer trustee will still be obliged not to dispose of or create interests in the assets of the trust except in accordance with the related transaction documents and, as a result of the crystallization of the charge, any attempt to do so in violation of the related transaction documents will not generally be effective to create interests in the assets of the trust ranking in priority to the charge.

                                       47

THE SECURITY TRUSTEE

         The security trustee will be appointed to act as trustee on behalf of the Secured Creditors of a trust and will hold the benefit of the charge over the trust's assets in trust for each such Secured Creditor on the terms and conditions of the security trust deed for that trust. If, in the security trustee's opinion, there is a conflict between the duties owed by the security trustee to any Secured Creditor or class of Secured Creditors of a trust and the interests of noteholders and any redraw bondholders of a trust as a whole, the security trustee will give priority to the interests of the noteholders and any redraw bondholders. The prospectus supplement for a series will specify the priority given to each class of noteholders and any redraw bondholders, if there is a conflict between the interests of particular classes of noteholders and any redraw bondholders of that trust.

DUTIES AND LIABILITIES OF THE SECURITY TRUSTEE

         The security trustee's liability to the Secured Creditors of a trust is limited to the amount the security trustee is entitled to recover through its right of indemnity from the assets held on trust by it under the security trust deed relating to that trust. However, this limitation will not apply to the extent that the security trustee limits its right of indemnity as a result of its own fraud, negligence or willful default.

         Each security trust deed will contain a range of other provisions regulating the scope of the security trustee's duties and liabilities. These include the following:

         o   the security trustee will not be required to monitor whether an event of default under the security trust deed for a series has occurred in relation to the trust for that series or compliance by the issuer trustee or manager with the transaction documents relating to a trust or their other activities;

         o   the security trustee will not be required to do anything unless its liability is limited in a manner satisfactory to it;

         o   the security trustee will not be responsible for the adequacy or enforceability of any transaction documents relating to a trust;

         o   except as expressly stated in the security trust deed, the security trustee will not be required to give to the corresponding Secured
             Creditors information concerning the issuer trustee or the related trust which comes into the possession of the security trustee;

         o   the issuer trustee will give wide ranging indemnities to the security trustee in relation to its role as security trustee; and

         o   the security trustee may be entitled to rely on documents and information provided by the issuer trustee or manager.

EVENTS OF DEFAULT

         Unless otherwise specified in the prospectus supplement, each of the following will be an event of default under the security trust deed for a series:

         o   the issuer trustee retires or is removed, or is required to retire or be removed, as trustee of the corresponding trust and is not replaced within 30 days and the manager fails within a further 20 days to convene a meeting of debt security holders and
             beneficiaries of the Medallion Program trusts established under the master trust deed in accordance with the master trust deed;

         o   the security trustee has actual notice or is notified by the manager or the issuer trustee that the issuer trustee is not entitled for any reason to fully exercise its right of indemnity against the assets of the corresponding trust to satisfy any liability to a Secured Creditor of that trust and the circumstances are not rectified to the reasonable satisfaction of the security trustee within 14 days of the security trustee requiring this;

                                       48

         o   the corresponding trust is not properly constituted or is
             imperfectly constituted in a manner or to an extent that is regarded by the security trustee acting reasonably to be materially prejudicial to the interests of any class of Secured Creditor of that trust and is incapable of being, or is not within 30 days of the discovery thereof, remedied;

         o   an Insolvency Event occurs in respect of the issuer trustee in its capacity as trustee of the corresponding trust;

         o   distress or execution is levied or a judgment, order or encumbrance is enforced, or becomes enforceable, over any of the assets of the corresponding trust for an amount exceeding A$1,000,000, either individually or in aggregate, or can be rendered enforceable by the giving of notice, lapse of time or fulfillment of any condition;

         o   the charge under the security trust deed:

             o   is or becomes wholly or partly void, voidable or unenforceable;
                 or

             o   loses its priority, subject only to the Prior Interest, as a first ranking charge, other than as mandatorily preferred by law or by an act or omission of the security trustee;

         o   subject only to the Prior Interest, the issuer trustee attempts to create or allows to exist a security interest over the assets of the corresponding trust or transfers, assigns or otherwise disposes of, or creates or allows to exist, any other interest over the assets of the trust, otherwise than in accordance with the master trust deed, the corresponding series supplement or the security trust deed;

         o   the Australian Commissioner of Taxation, or its delegate,
             determines to issue a notice (under any legislation that imposes a tax) requiring any person obliged or authorized to pay money to the issuer trustee in respect of the corresponding trust to instead pay such money to the Commissioner in respect of any tax or any fines and costs imposed on the issuer trustee in respect of that trust;
             and

         o   any Secured Moneys of the corresponding trust are not paid within
             10 days of when due, other than amounts due to any subordinated class of noteholders or other subordinated Secured Creditors so long as any Secured Moneys relating to any senior class of notes remain outstanding.

         The security trustee may determine that any event that would otherwise be an event of default under a security trust deed will not be treated as an event of default, where this will not in the opinion of the security trustee be materially prejudicial to the interests of the Secured Creditors of the corresponding trust. However, it must not do so in contravention of any prior directions in an Extraordinary Resolution of Voting Secured Creditors of that trust. Unless the security trustee has made such an election, and providing that the security trustee is actually aware of the occurrence of an event of default under a security trust deed, the security trustee will promptly and, in any event, within 2 Business Days, convene a meeting of the Voting Secured Creditors of the corresponding trust at which it will seek directions from the Voting
Secured Creditors of that trust by way of Extraordinary Resolution regarding the action it should take as a result of that event of default.

MEETINGS OF VOTING SECURED CREDITORS

         The security trust deed for a series will contain provisions for convening meetings of the Voting Secured Creditors of the corresponding trust to enable the Voting Secured Creditors to direct or consent to the security trustee taking or not taking certain actions under the security trust deed, including directing the

                                       49

security trustee to enforce the security trust deed. Meetings may also be held of a class or classes of Voting Secured Creditors under a security trust deed.

VOTING PROCEDURES

         Every question submitted to a meeting of Voting Secured Creditors will be decided in the first instance by a show of hands. If a show of hands results in a tie, the chairman will both on a show of hands and on a poll have a casting vote. A representative is a person or body corporate appointed as a proxy for a
Voting Secured Creditor or a representative of a corporate Voting Secured
Creditor under the Australian Corporations Act 2001. On a show of hands, every person holding, or being a representative holding or representing other persons who hold, Secured Moneys will have one vote. If at any meeting a poll is demanded, every person who is present will have one vote for every A$10 of
Secured Moneys owing to it, converted, in the case of the holders of the Offered notes, to Australian dollars at the exchange rate specified for this purpose in the prospectus supplement for a series or the spot rate used for the calculation of amounts payable on the early termination of the relevant currency swap of the trust, whichever produces the lowest amount in Australian dollars.

         A resolution of all the Voting Secured Creditors of a trust, including an Extraordinary Resolution, may be passed, without any meeting or previous notice being required, by an instrument or notes in writing which have been signed by all of the Voting Secured Creditors of that trust.

ENFORCEMENT OF THE CHARGE

         Upon a vote at a meeting of Voting Secured Creditors of a trust called following an event of default under the security trust deed for that trust, or by a resolution in writing signed by all Voting Secured Creditors of that trust, the Voting Secured Creditors of that trust may direct the security trustee by
Extraordinary Resolution to do any or all of the following:

         o   declare all Secured Moneys relating to that trust immediately due and payable;

         o   appoint a receiver over that trust's assets and determine the remuneration to be paid to that receiver;

         o   sell and realize the assets of that trust and otherwise enforce the charge; or

         o   take any other action as the Voting Secured Creditors may specify in the terms of such Extraordinary Resolution.

         Any enforcement action taken by the security trustee relating to a trust will only relate to the same rights in relation to the assets of that trust as are held by the issuer trustee. This means that even after an enforcement, the security trustee's interest in the assets of the trust will remain subject to the rights of Commonwealth Bank and any other seller specified in the relevant prospectus supplement arising under the master trust deed and the corresponding series supplement.

         No Secured Creditor of a trust is entitled to enforce the charge under the corresponding security trust deed, or appoint a receiver or otherwise exercise any power conferred by any applicable law on charges, otherwise than in accordance with that security trust deed.

         The prospectus supplement for each series will describe any additional or different voting percentages or procedures applicable to that series of notes.

THE  NOTE TRUSTEE AS VOTING SECURED CREDITOR

         If an event of default, or any event which, with the giving of notice or lapse of time or both, would constitute an event of default, under a security trust deed relating to a trust occurs and is continuing, the

                                       50

note trustee of that trust must deliver notice of that event to each holder of an Offered note issued by that trust within 10 days, or sooner if required by the rules of any stock exchange or listing authority on which the corresponding
Offered notes are listed, of becoming aware of that event provided that, except in the case of a default in payment of interest and principal on those Offered notes, the note trustee may withhold such notice if it determines in good faith that withholding the notice is in the interests of the corresponding holders of the Offered notes.

         The rights, remedies and discretion of the holders of the Offered notes under a security trust deed relating to a trust, including all rights to vote or give instructions or consents to the security trustee and to enforce its undertakings and warranties, will only be exercised by the note trustee on behalf of the holders of the Offered notes except in limited circumstances as specified in the corresponding security trust deed. The security trustee will be entitled to rely on any instructions or directions given to it by the note trustee as being given on behalf of the holders of the Offered notes without inquiry about compliance with the note trust deed.

         Unless otherwise specified in the prospectus supplement for a series, if any of the Offered notes of a trust remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the Offered notes, the note trustee will not vote under the security trust deed to dispose of the assets of that trust unless:

         o   a sufficient amount would be realized to discharge in full all amounts owing to the holders of the Offered notes, and any other amounts payable by the issuer trustee ranking in priority to or equal with the Offered notes;

         o   the note trustee is of the opinion, reached after considering at any time and from time to time the advice of a investment bank or other financial adviser selected by the note trustee, that the cash flow receivable by the issuer trustee or the security trustee under the security trust deed will not, or that there is a significant risk that it will not, be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the issuer trustee, to discharge in full in due course all the amounts referred to in the preceding paragraph; or

         o   the note trustee is so directed by the holders of 75% of the aggregate Invested Amount of the Offered notes.

LIMITATIONS OF ACTIONS BY THE SECURITY TRUSTEE

         The security trustee will not be obliged to take any action, give any consent or waiver or make any determination under a security trust deed relating to a trust without being directed to do so by an Extraordinary Resolution of the corresponding Voting Secured Creditors in accordance with the security trust deed, unless in the opinion of the security trustee the delay required to obtain such directions would be prejudicial to the Secured Creditors of that trust as a class. The security trustee is not obligated to act unless it obtains an indemnity from the Voting Secured Creditors of a trust and funds have been deposited on behalf of the security trustee to the extent to which it may become liable for the relevant enforcement actions.

         If the security trustee convenes a meeting of the Voting Secured
Creditors of a trust, or is required by an Extraordinary Resolution to take any action under the corresponding security trust deed, and advises the Voting
Secured Creditors before or during the meeting that it will not act in relation to the enforcement of the security trust deed unless it is personally indemnified by the Voting Secured Creditors of the trust to its reasonable satisfaction against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur in relation to the enforcement of the security trust deed and is put in funds to the extent to which it may become liable, including costs and expenses, and the Voting Secured Creditors refuse to grant the requested indemnity, and put the security

                                       51

trustee in funds, then the security trustee will not be obliged to act in relation to that enforcement under the security trust deed. In those circumstances, the Voting Secured Creditors may exercise such of those powers conferred on them by the security trust deed as they determine by Extraordinary
Resolution.

PRIORITIES UNDER THE SECURITY TRUST DEED

         The prospectus supplement for each series of notes will describe the order of priority in which the proceeds from the enforcement of the security trust deed are to be applied.

         Upon enforcement of a security created by the security trust deed, the net proceeds may be insufficient to pay all amounts due on redemption to the corresponding noteholders and any redraw bondholders. Any claims of the noteholders and any redraw bondholders remaining after realization of the security and application of the proceeds will be extinguished.

SECURITY TRUSTEE'S FEES AND EXPENSES

         The issuer trustee as trustee of a trust will reimburse the security trustee of that trust for all costs and expenses of the security trustee incurred in performing its duties under the corresponding security trust deed.
The security trustee will receive a fee in respect of each trust in an amount agreed from time to time by the issuer trustee, the security trustee and the manager provided that the corresponding rating agencies must be given prior notice of any variation of the fee and the fee may not be varied if this would result in a reduction, qualification or withdrawal of the credit rating of any note or redraw bond relating to that trust.

RETIREMENT AND REMOVAL OF THE SECURITY TRUSTEE

         The security trustee must retire as security trustee in respect of a trust if:

         o   an Insolvency Event occurs with respect to it;

         o   it ceases to carry on business;

         o   the issuer trustee, where it is a related body corporate, retires or is removed from office and the manager requires the security trustee by notice in writing to retire;

         o   the Voting Secured Creditors of the trust require it to retire by an Extraordinary Resolution;

         o   it breaches a material duty and does not remedy the breach with 14 days notice from the manager or the issuer trustee; or

         o   there is a change in ownership or effective control of the security trustee without the consent of the manager.

         If the security trustee is removed, the issuer trustee, or failing it the manager, may appoint a replacement security trustee which is an authorized trustee corporation under the Australian Corporations Act 2001 with the approval of the corresponding rating agencies.

         The security trustee may retire as security trustee of a trust on 3 months notice. If the security trustee retires, it may appoint an authorized trustee corporation to act in its place with the approval of the manager, which must not be unreasonably withheld, and the corresponding rating agencies. If the security trustee does not propose a replacement by one month prior to the date of its retirement, the manager is entitled to appoint a substitute security trustee which must be an authorized trustee corporation approved by the corresponding rating agencies.

         If a substitute security trustee has not been appointed at a time when the position of security trustee becomes vacant, the manager must act as security trustee and must promptly convene a meeting of Voting

                                       52

Secured Creditors of the corresponding trust who may by Extraordinary Resolution appoint a replacement security trustee. While the manager acts as security trustee, it is entitled to the security trustee's fee.

AMENDMENT

         The issuer trustee, the manager, the security trustee and the Offered note trustee may alter, add to or revoke any provision of a security trust deed relating to a series, subject to the limitations described below, if the alteration, addition or revocation:

         o   in the opinion of the security trustee is made to correct a manifest error or is of a formal, technical or administrative nature only;

         o   in the opinion of the security trustee, or of a lawyer instructed by the security trustee, is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any statutory authority;

         o   in the opinion of the security trustee is appropriate or expedient as a consequence of an alteration to any law or regulation or altered requirements of the government of any jurisdiction or any governmental agency or any decision of any court including an alteration, addition or revocation which is appropriate or expedient as a result of an alteration to Australia's tax laws or any ruling by the Australian Commissioner or Deputy Commissioner of
             Taxation or any governmental announcement or statement or any decision of any court, which has or may have the effect of altering the manner or basis of taxation of trusts generally or of trusts similar to the trust under the security trust deed; or

         o   in the opinion of the security trustee is otherwise desirable for any reason.

         If any alteration, addition or revocation referred to in the last bullet point above, in the opinion of the note trustee, affects the holders of the Offered notes only or in a manner differently to Secured Creditors generally, alters the terms of the Offered notes or is materially prejudicial to the interests of holders of the Offered notes, the alteration, addition or revocation will not be effective unless the consent of holders of the Offered notes owning 75% of the aggregate Invested Amount of the Offered notes is obtained.

         Any alteration, addition or revocation must be notified to the corresponding rating agencies 5 Business Days in advance.

         The note trustee will be entitled to assume that any proposed alteration, addition or revocation will not be materially prejudicial to the interests of the holders of the Offered notes if each of the corresponding rating agencies confirms in writing that if the alteration, addition or revocation is effected this will not lead to a reduction, qualification or withdrawal of the then rating given to the Offered notes by the rating agency.

         If any alteration, addition or revocation referred to above effects or purports to effect a Payment Modification it will not be effective as against a given holder of an Offered note unless consented to by that noteholder.

INDEMNIFICATION

         The issuer trustee has agreed to indemnify the security trustee and each person to whom duties, powers, trusts, authorities or discretions may be delegated by the security trustee from and against all losses, costs, liabilities, expenses and damages arising out of or in connection with the execution of their respective duties under the security trust deed, except to the extent that they result from the fraud, negligence or willful default on the part of such persons.

                                       53

THE LIQUIDITY FACILITY

GENERAL

         Unless otherwise specified in the prospectus supplement for a series, a liquidity facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as liquidity facility provider. Unless otherwise specified in the prospectus supplement for a series, the principal terms of the liquidity facility agreement for each series will be as follows.

ADVANCES AND FACILITY LIMIT

         Under the liquidity facility agreement for a series, the liquidity facility provider will agree to make advances to the issuer trustee for the purpose of meeting shortfalls in relation to the corresponding trust as described in the prospectus supplement for the series.

         The liquidity facility provider will agree to make advances to the issuer trustee up to the liquidity limit. The liquidity limit will be equal to the least of:

         o   the amount specified in the corresponding prospectus supplement;

         o   the Performing Housing Loans Amount at that time for that series;
             and

         o   the amount agreed by the liquidity facility provider, the manager and the rating agencies for that series.

CONDITIONS PRECEDENT TO DRAWING

         The liquidity facility provider will only be obliged to make an advance if:

         o   no event of default under the liquidity facility exists or will result from the provision of the advance;

         o   the representations and warranties by the issuer trustee and the manager in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown; and

         o   other than statutory priorities, the liquidity facility provider has not received notice of any security interest ranking in priority to or equal with its security interest under the security trust deed relating to that series.

INTEREST AND FEES UNDER THE LIQUIDITY FACILITY

         Interest will accrue daily on the principal outstanding under the liquidity facility at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

         A commitment fee with respect to the unutilized portion of the liquidity limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement.

         The interest rate and the commitment fee under the liquidity facility may be varied by agreement between the liquidity facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be
                                       54

varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or redraw bond of the series.

REPAYMENT OF LIQUIDITY ADVANCES

         Advances under a liquidity facility will be repayable on the following distribution date from the funds available for this purpose in accordance with the relevant series supplement.

DOWNGRADE OF LIQUIDITY FACILITY PROVIDER

         Unless otherwise specified in the relevant prospectus supplement, if the liquidity facility provider does not have short term credit ratings of at least A-1 by Standard & Poor's and P-1 by Moody's, it must within 5 Business
Days, or longer if agreed by the rating agencies, deposit in the collections account of each trust an amount equal to the unutilized portion of the liquidity limit for that trust. Following this, all drawings under the liquidity facility will be made from the deposit relating to that trust. If the liquidity facility provider regains the required credit ratings, the unutilized portion of that deposit will be repaid to it.

EVENTS OF DEFAULT UNDER THE LIQUIDITY FACILITY AGREEMENT

         The following will be events of default under the liquidity facility agreement relating to a series:

         o   the issuer trustee as trustee of the related trust fails to pay to the liquidity facility provider any amount owing to it under the liquidity facility agreement within 10 Business Days of its due date where funds are available for this purpose under the
             corresponding series supplement;

         o   the issuer trustee alters the priority of payments under the transaction documents relating to the trusts without the consent of the liquidity facility provider; and

         o   an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

CONSEQUENCES OF AN EVENT OF DEFAULT

         At any time after an event of default under the liquidity facility agreement relating to a series, the liquidity facility provider may do all or any of the following:

         o   declare all moneys actually or contingently owing under the liquidity facility agreement immediately due and payable; and

         o   terminate the liquidity facility.

TERMINATION

         The liquidity facility relating to a series will terminate upon the earlier to occur of:

         o   the date specified in the corresponding prospectus supplement;

         o   the date on which the liquidity facility provider declares the liquidity facility terminated following an event of default under the liquidity facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the liquidity facility;

         o   the date one month after all notes and any redraw bonds relating to the trust are redeemed;

         o   the distribution date upon which the issuer trustee, as directed by the manager, appoints a replacement liquidity facility provider for the trust, provided that each corresponding rating agency has confirmed that this will not result in a reduction, qualification or withdrawal of any credit rating assigned by it to the notes or any redraw bonds of the trust; and

                                       55

         o   the date on which the liquidity limit is reduced to zero by agreement between the liquidity facility provider, the manager and the corresponding rating agencies.

INCREASED COSTS

         If, by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary, or other governmental agency, the liquidity facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to make any payment based on the amount of advances outstanding under the liquidity facility agreement, the issuer trustee as trustee of the trust must pay the liquidity facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

OTHER LIQUIDITY ENHANCEMENT

GENERAL

         If stated in the prospectus supplement for a series, liquidity enhancement for a series may, in addition to or instead of the liquidity facility, be provided by way of principal draws or another method of liquidity enhancement as described in the relevant prospectus supplement.

PRINCIPAL DRAWS

         Unless otherwise specified in the relevant prospectus supplement, interest collections on the housing loans and other income receipts of a trust are used to pay interest on the notes and any redraw bonds and other expenses of the trust while principal collections on the housing loans and other principal receipts of the trust are used to repay principal on the notes and any redraw bonds and to make other principal payments of the trust.

         However, if stated in the relevant prospectus supplement, if there are insufficient income receipts of a trust to be applied on a distribution date toward payment of interest on the notes and any redraw bonds and other expenses of the trust, the manager may direct the issuer trustee to allocate some or all of the principal collections on the housing loans and other principal receipts of the trust towards meeting the shortfall. Such an application is referred to as a principal draw. Unless otherwise specified in the relevant prospectus supplement, any principal draws will be reimbursed from available interest collections and other income of the trust on subsequent distribution dates so as to be applied towards principal payments of the trust, including repayment of the notes and any redraw bonds.

         The relevant prospectus supplement will set out the circumstances in which principal draws will be made and reimbursed.

THE STANDBY REDRAW FACILITY

GENERAL

         A standby redraw facility agreement will be entered into in respect of each series between the issuer trustee, the manager and Commonwealth Bank as standby redraw facility provider. Unless otherwise specified in the prospectus supplement for a series the principal terms of the standby redraw facility agreement for each series will be as follows.

                                       56

ADVANCES AND FACILITY LIMIT

         Under the standby redraw facility agreement for a series, the standby redraw facility provider will agree to make advances to the issuer trustee for the purpose of reimbursing redraws and further advances made by a seller to the corresponding trust as described in the prospectus supplement for that series.

         The standby redraw facility provider will agree to make advances to the issuer trustee up to the redraw limit. The redraw limit will be equal to the lesser of:

         o   the amount specified in the corresponding prospectus supplement;
             and

         o   the Performing Housing Loans Amount at that time for that series,

or such greater or lesser amount agreed by the standby redraw facility provider, the manager and the rating agencies for that series.

CONDITIONS PRECEDENT TO DRAWING

         The standby redraw facility provider will only be obliged to make an advance if:

         o   no event of default under the standby redraw facility exists or will result from the provision of the advance;

         o   the representations and warranties by the issuer trustee in any transaction document relating to the corresponding series are true and correct as of the date of the drawdown notice and the drawdown;
             and

         o   other than statutory priorities, the standby redraw facility provider has not received notice of any security interest ranking in priority to or equal with its security under the security trust deed relating to that series.

INTEREST AND FEES UNDER THE STANDBY REDRAW FACILITY

         Interest will accrue daily on the principal outstanding under the standby redraw facility, adjusted for principal charge-offs and principal charge-off reimbursements as described below, at the relevant Australian bank bill rate plus a margin, calculated on the number of days elapsed and a 365 day year. Interest will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement. Unpaid interest will be capitalized and will accrue interest from the date not paid.

         A commitment fee with respect to the unutilized portion of the redraw limit will accrue daily, calculated on the number of days elapsed and a 365 day year. The commitment fee will be payable in arrears on each distribution date specified in the relevant prospectus supplement to the extent that funds are available for this purpose in accordance with the relevant series supplement.

         The interest rate and the commitment fee under a standby redraw facility may be varied by agreement between the standby redraw facility provider, the issuer trustee and the manager. However, the corresponding rating agencies must be notified of any proposed variation and the interest rate and the commitment fee will not be varied if this would result in the reduction, qualification or withdrawal of any credit rating of a note or any redraw bond of a series.

                                       57

REPAYMENT OF STANDBY REDRAW ADVANCES

         Advances under a standby redraw facility will be repayable on the following distribution date specified in the relevant prospectus supplement from the funds available for this purpose in accordance with the relevant series supplement.

         However, in certain circumstances, the principal outstanding under a standby redraw facility for a series may be reduced by way of principal charge-off or increased by a reimbursement of principal charge-offs, as described in the prospectus supplement for that series. The amount of principal to be repaid under a standby redraw facility on a distribution date is the outstanding principal as reduced by any principal charge-offs or increased by any principal charge-off reimbursements.

EVENTS OF DEFAULT UNDER THE STANDBY REDRAW FACILITY AGREEMENT

         The following will be events of default under the standby redraw facility relating to a series:

         o   the issuer trustee as trustee of the related trust fails to pay to the standby redraw facility provider any amount owing under the standby redraw facility agreement within 10 Business Days of its due date where funds are available for this purpose under the corresponding series supplement;

         o   the issuer trustee alters the priority of payments under the transaction documents relating to the trust without the consent of the standby redraw facility provider; and

         o   an event of default occurs under the security trust deed relating to the trust and any enforcement action is taken under that security trust deed.

CONSEQUENCES OF AN EVENT OF DEFAULT

         At any time after an event of default under the standby redraw facility agreement relating to a series, the standby redraw facility provider may do all or any of the following:

         o   declare all moneys actually or contingently owing under the standby redraw facility agreement immediately due and payable; and

         o   terminate the standby redraw facility.

TERMINATION

         The term of the standby redraw facility for a series will be 364 days from the date of the corresponding standby redraw facility agreement. The term may be renewed at the option of the standby redraw facility provider if it receives a request for an extension from the manager 60 days prior to the scheduled termination. If the standby redraw facility provider agrees to an extension, the term of the standby redraw facility will be extended to the date specified by the standby redraw facility provider, which must not be more than
364 days, subject to any further agreed extension.

         The standby redraw facility for a series will terminate upon the earlier to occur of the following:

         o   the date on which the standby redraw facility provider declares the standby redraw facility terminated following an event of default under the standby redraw facility or where it becomes unlawful or impossible to maintain or give effect to its obligations under the standby redraw facility; and

         o   364 days from the date of the corresponding standby redraw facility agreement or any extension as set out above.

                                       58

INCREASED COSTS

         If by reason of any change in law or its interpretation or administration or because of compliance with any request from any fiscal, monetary or other governmental agency, the standby redraw facility provider in relation to a trust incurs new or increased costs, obtains reduced payments or returns or becomes liable to any payment based on the amount of advances outstanding under the standby redraw facility agreement, the issuer trustee as trustee of the trust must pay the standby redraw facility provider an amount sufficient to indemnify it against that cost, increased cost, reduction or liability.

REDRAW BONDS

         Unless otherwise specified in the prospectus supplement for a series, in certain circumstances, as specified in the relevant prospectus supplement, the manager may direct the issuer trustee to issue redraw bonds. The redraw bonds will be denominated in Australian dollars and will be issued only in
Australia.

         The manager must not direct the issuer trustee to issue redraw bonds unless it considers that on the following distribution date, taking into account that issue of redraw bonds and any repayments of principal and principal charge-offs or reimbursement of principal charge-offs on the redraw bonds for a series expected on that distribution date, the aggregate Stated Amount of all redraw bonds will not exceed the limit specified in the prospectus supplement for that series, or such other amount agreed between the manager and the rating agencies for that series and notified to the issuer trustee.

         Before issuing any redraw bonds in respect of a series, the issuer trustee must receive written confirmation from each rating agency for that series that the proposed issue of redraw bonds will not result in a reduction, qualification or withdrawal of any credit rating assigned by that rating agency to a note or redraw bond.

         The prospectus supplement for each series may contain a description of additional or different provisions relating to the issue of redraw bonds of that series.

INTEREST RATE SWAPS

         If stated in the relevant prospectus supplement, the issuer trustee will enter into one or more interest rate swaps with Commonwealth Bank. The actual swap agreements may vary for each series of notes depending upon the types of housing loan products included in the trust for that series. The prospectus supplement for each series will identify the interest rate swaps for that series and the terms for each interest rate swap. Unless otherwise stated
in the prospectus supplement, an ISDA Master Agreement, as amended by a schedule thereto, will govern each of the interest rate swaps. Each interest rate swap entered into will be confirmed by a written confirmation.

CURRENCY SWAPS

         If stated in the relevant prospectus supplement, the issuer trustee will enter into one or more currency swaps with one or more currency swap providers. Collections on the housing loan will be denominated in Australian dollars and amounts received under any interest rate swap are likely to be denominated in Australian dollars. However, in most instances, and unless otherwise stated in the relevant prospectus supplement, the payment obligations of the issuer trustee on the Offered notes will be denominated in a currency other than Australian dollars. In these cases, to hedge its currency exposure, the issuer trustee may enter into one or more swap agreements with the currency swap providers. The actual swap agreements may vary for each series of notes.
The prospectus supplement for each series will identify and describe the currency swaps and currency swap providers for that series and the terms for each currency swap. If stated in the prospectus supplement, Commonwealth Bank may be the swap provider for one or more of the currency

                                       59

swaps. Unless otherwise stated in the prospectus supplement, an ISDA Master
Agreement, as amended by a schedule thereto, will govern each of the currency swaps. Each currency swap entered into will be confirmed by a written confirmation.

CREDIT ENHANCEMENT

TYPES OF ENHANCEMENTS

         If specified in the relevant prospectus supplement, credit enhancement may be provided for one or more classes of a series of notes in relation to a trust. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due on the Offered notes and to decrease the likelihood that noteholders will experience losses. Unless otherwise specified in the relevant prospectus supplement, the credit enhancement for a class or series of notes will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, noteholders of any class or series will bear their allocated share of losses, as described in the prospectus supplement.

         Credit enhancement may be in one or more of the following forms:

         o   the subordination of one or more classes of the notes of the series;

         o   primary mortgage insurance on all or a portion of the housing loans;

         o   a pool mortgage insurance policy;

         o   the utilization of excess available income of the series;

         o   the establishment of one or more reserve funds;

         o   overcollateralisation;

         o   letters of credit;

         o   surety bonds;

         o   a minimum principal payment agreement;

         o   other insurance, guarantees and similar instruments or agreements;
             or

         o   another method of credit enhancement described in the relevant prospectus supplement.

SUBORDINATION

         If specified in the relevant prospectus supplement, a series of notes may provide for the subordination of payments to one or more subordinate classes of notes. In this case, scheduled payments of principal, principal prepayments, interest or any combination of these items that otherwise would have been payable to holders of one or more classes of subordinate notes will instead be payable to holders of one or more classes of senior notes under the circumstances and to the extent specified in the prospectus supplement. If stated in the prospectus supplement, losses on defaulted housing loans may be borne first by the various classes of subordinate notes and thereafter by the various classes of senior notes. The prospectus supplement will set forth information concerning the amount of subordination of a class or classes in a series, the circumstances in which this subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

PRIMARY MORTGAGE INSURANCE POLICY

         In order to reduce the likelihood that noteholders will experience losses, Commonwealth Bank or any other seller specified in the prospectus supplement for a series may, if specified in the relevant prospectus

                                       60

supplement, require borrowers with loan-to-value ratios greater than a percentage specified in the relevant prospectus supplement to obtain primary mortgage insurance. Commonwealth Bank or any other seller specified in the relevant prospectus supplement will equitably assign its interest in these policies, if any, to the issuer trustee after receiving the consent of the insurers.

         Unless otherwise specified in the relevant prospectus supplement, the amount of coverage under each policy will be the amount owed on the related housing loan, including unpaid principal, accrued interest at any non-default rate up to specified dates, fines, fees, charges and proper enforcement costs, less all amounts recovered from enforcement of the mortgage.

POOL MORTGAGE INSURANCE POLICY

         In order to decrease the likelihood that noteholders will experience losses the issuer trustee may, if specified in the relevant prospectus supplement, obtain one or more pool mortgage insurance policies. The pool mortgage insurance policy will cover the housing loans specified in the relevant prospectus supplement. Subject to the limitations described in the relevant prospectus supplement, the policy will cover loss by reason of default in payments on the housing loans up to the amounts specified in the prospectus supplement and for the periods specified in the prospectus supplement. The servicer will agree to act in accordance with the terms of any pool mortgage insurance policy obtained and to present claims thereunder to the pool mortgage insurer on behalf of itself, the issuer trustee and the noteholders. However, the pool mortgage insurance policy is not a blanket policy against loss. Claims under a pool mortgage insurance policy may only be made regarding a loss by reason of default insofar as the insurance policy applies to the relevant housing loan, and only upon satisfaction of specific conditions precedent as described in the relevant prospectus supplement.

         Unless otherwise specified in the relevant prospectus supplement, the original amount of coverage under any pool mortgage insurance policy will be reduced over the life of the related series of notes by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool mortgage insurer upon the disposition of all foreclosed properties. The amount of claims paid will include expenses incurred by the servicer on the foreclosed properties. Accordingly, if aggregate net claims paid under any pool mortgage insurance policy reach the original policy limit, coverage under that pool mortgage insurance policy may be exhausted and any further losses may be borne by one or more classes of noteholders.

EXCESS AVAILABLE INCOME

         In order to decrease the likelihood that the noteholders will experience principal losses, if specified in the relevant prospectus supplement, the issuer trustee will apply interest collections on the housing loans and other income of the trust remaining after payments of interest on the notes and any redraw bonds and the trust's other expenses to reimburse noteholders for principal charge offs allocated to the notes. These reimbursements will be allocated to the class or classes of notes, and to any redraw bonds and the standby redraw facility, in the manner described in the prospectus supplement.

RESERVE FUND

         If specified in the relevant prospectus supplement, one or more reserve funds will be established for a series with an entity specified in the prospectus supplement. The prospectus supplement will state whether or not the reserve fund will be part of the assets of the related trust. The reserve fund may be funded with an initial cash or other deposit or from collections on the housing loans or other sources, in either case in the manner specified in the prospectus supplement. The prospectus supplement will specify the manner and timing of distributions from the amounts in the reserve fund, which may include making payments of principal and interest on the notes and payment of other expenses of the relevant trust. The prospectus supplement will set forth the required reserve fund balance, if any, and when and to what extent the required reserve fund balance

                                       61

may be reduced. The prospectus supplement will further specify how any funds remaining in the reserve fund will be distributed after termination of the related trust or reduction of the required reserve fund balance to zero.

OVERCOLLATERALIZATION

         If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by overcollateralization where the principal amount of the housing loans exceeds the principal amount of the notes.
The prospectus supplement for the series will specify the manner in which the interest in the excess amount of the housing loans is held by Commonwealth Bank or any other seller and the extent to which the level of overcollateralization must be maintained while the Offered notes are outstanding.

LETTERS OF CREDIT

         If specified in the relevant prospectus supplement, credit enhancement for a series of notes may be provided by the issuance of one or more letters of credit by a bank or financial institution specified in the relevant prospectus supplement. The maximum obligation of the issuer of the letter of credit will be to honor requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit, as specified in the prospectus supplement. The duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by the letter of credit for a series will be described in the prospectus supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

         If specified in the relevant prospectus supplement, the issuer trustee will enter into a minimum principal payment agreement with an entity meeting the criteria of the relevant rating agencies, under which agreement that entity will provide payments on some or all of the notes of the series in the event that aggregate scheduled principal payments and/or prepayments on the assets of the trust for that series are not sufficient to make payments on those notes to the extent specified in the prospectus supplement. The provisions of such an agreement will be more fully described in the prospectus supplement.

GUARANTEED INVESTMENT CONTRACT

         If specified in the relevant prospectus supplement, the issuer trustee for a series will enter into a guaranteed investment contract or an investment agreement with an entity specified in such prospectus supplement. Pursuant to the agreement, all or a portion of the amounts which would otherwise be held in the collections account would be invested with the entity specified in the prospectus supplement and earn an agreed rate of return. The issuer trustee would be entitled to withdraw amounts invested pursuant to the agreement in the manner specified in the prospectus supplement. The prospectus supplement for a series pursuant to which such an agreement is used will contain a description of the terms of the agreement.

OTHER INSURANCE, GUARANTEES AND SIMILAR INSTRUMENTS OR AGREEMENTS

         If specified in the relevant prospectus supplement, a series may also include insurance, guarantees or similar arrangements for the purpose of:

         o   maintaining timely payments or providing protection against losses on the assets included in a trust;

         o   paying administrative expenses; or

         o   establishing a minimum reinvestment rate on the payments made in respect of the assets or a minimum principal payment rate on the assets of a trust.

                                       62

SERVICING OF THE HOUSING LOANS

APPOINTMENT AND OBLIGATIONS OF SERVICER

         Unless specified otherwise in the prospectus supplement for a series,
Commonwealth Bank will be appointed as the initial servicer of the housing loans on the terms set out in the series supplement for each series. Unless otherwise specified in the prospectus supplement for a series, the principal terms of
Commonwealth Bank's appointment as servicer will be as follows.

GENERAL SERVICING OBLIGATION

         The servicer will be required to administer the housing loans of a series in the following manner:

         o   in accordance with the corresponding series supplement;

         o   in accordance with the servicer's procedures manual and policies as they apply to those housing loans, which are under regular review and may change from time to time in accordance with business judgment and changes to legislation and guidelines established by relevant regulatory bodies; and

         o   to the extent not covered by the preceding paragraphs, in
             accordance with the standards and practices of a prudent lender in the business of originating and servicing retail home loans.

         The servicer's actions in servicing the housing loans will be binding on the issuer trustee, whether or not such actions are in accordance with the servicer's obligations. The servicer for a series will be entitled to delegate its duties under the series supplement for that series. The servicer at all time will remain liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach of the servicer's obligations.

                                       63

POWERS

         The function of servicing the housing loans of a series will be vested in the servicer and it will be entitled to service the housing loans to the exclusion of the issuer trustee. The servicer will have a number of express powers, which include the power:

         o   to release a borrower from any amount owing where the servicer has written-off or determined to write-off that amount or where it is required to do so by a court or other binding authority;

         o   subject to the preceding paragraph, to waive any right in respect of the housing loans and their securities, except that the servicer may not increase the term of a housing loan beyond 30 years from its settlement date unless required to do so by law or by the order of a court or other binding authority or if, in its opinion, such an increase would be made or required by a court or other binding authority;

         o   to release or substitute any security for a housing loan in accordance with the relevant mortgage insurance policy;

         o   to consent to subsequent securities over a mortgaged property for a housing loan, provided that the security for the housing loan retains priority over any subsequent security for at least the principal amount and accrued and unpaid interest on the housing loan plus any extra amount determined in accordance with the servicer's procedures manual and policies;

         o   to institute litigation to recover amounts owing under a housing loan, but it is not required to do so if, based on advice from internal or external legal counsel, it believes that the housing loan is unenforceable or such proceedings would be uneconomical;

         o   to take other enforcement action in relation to a housing loan as it determines should be taken; and

         o   to compromise, compound or settle any claim in respect of a mortgage insurance policy or a general insurance policy in relation to a housing loan or a mortgaged property for a housing loan.

UNDERTAKINGS BY THE SERVICER

         The servicer will undertake, among other things, the following:

         o   upon being directed by the issuer trustee following a Perfection of
             Title Event in relation to a series, it will promptly take all action required or permitted by law to assist the issuer trustee to perfect the issuer trustee's legal title to the housing loans and related securities of that series;

         o   to make reasonable efforts to collect all moneys due under the housing loans and related securities of that series and, to the extent consistent with the corresponding series supplement, to follow such normal collection procedures as it deems necessary and advisable;

         o   to comply with its material obligations under each mortgage insurance policy which is an asset of the trust;

         o   it will notify the issuer trustee if it becomes actually aware of the occurrence of any Servicer Default or Perfection of Title Event
             in relation to a series;

         o   it will obtain and maintain all authorizations, filings and registrations necessary to properly service the housing loans; and

         o   subject to the provisions of the Australian Privacy Act and its duty of confidentiality to its clients, it will promptly make available to the manager, the auditor of the corresponding trust and the issuer trustee any books, reports or other oral or written information and supporting evidence of which the servicer is aware that they reasonably request with respect to the trust or the assets of

                                       64

             the trust or with respect to all matters in respect of the activities of the servicer to which the corresponding series supplement relates.

ADMINISTER INTEREST RATES

         The servicer will set the interest rates to be charged on the variable rate housing loans and the monthly installment to be paid in relation to each housing loan. Subject to the next paragraph, while Commonwealth Bank is the servicer, it must charge the same interest rates on the variable rate housing loans in the pool as it does for housing loans of the same product type which have not been assigned to the issuer trustee.

         Unless one or more interest rate swaps are in place with respect to a trust to hedge any mismatch between the interest earned on the housing loans and the expenses of the trust, then, while any notes or redraw bonds are outstanding, the servicer must, subject to applicable laws, adjust the rates at which interest set-off benefits are calculated under the mortgage interest saver accounts in relation to the housing loans to rates which produce an amount of income which is sufficient to ensure that the issuer trustee has sufficient funds to comply with its obligations under the relevant transaction documents as they fall due. If rates at which such interest set-off benefits are calculated have been reduced to zero and the amount of income produced by the reduction of the rates on the mortgage interest saver accounts is not sufficient, the servicer must, subject to applicable laws, including the Australian Consumer
Credit Code, ensure that the weighted average of the variable rates charged on the housing loans is sufficient, assuming that all relevant parties comply with their obligations under the housing loans and the transaction documents, to ensure that issuer trustee has sufficient funds to comply with its obligations under the transaction documents as they fall due.

COLLECTIONS

         The servicer will receive collections on the housing loans from borrowers. The servicer must deposit any collections into the collections account of the corresponding trust within 5 Business Days following its receipt.
However, unless specified otherwise in the relevant prospectus supplement, if the collections account for a trust is permitted to be maintained with the servicer and:

         o   the servicer has short term credit ratings of A-1+ from Standard &
             Poor's and P-1 from Moody's, it may retain collections until 10:00 am on the distribution date for the relevant collection period;

         o   the servicer has short term credit ratings of no lower than A-1 from Standard & Poor's and P-1 from Moody's, it may retain collections until 10.00 am on the distribution date for the relevant collection period. However, while the sum of all
             collections held by the servicer and the value of any Authorized
             Short-Term Investments which are with, or issued by, a bank or financial institution which has a short-term credit rating of A-1 from Standard & Poor's, exceeds 20% of the aggregate of the Stated
             Amounts of the notes and any redraw bonds, the servicer will only be entitled to retain any additional collections received for 2
             Business Days following receipt;

         o   the servicer has no credit ratings or has short term credit ratings of lower than A-1 from Standard & Poor's or lower than P-1 from
             Moody's, it may retain collections for 2 Business Days following receipt.

         After the applicable period referred to above, the servicer must deposit the collections into the collections account of the applicable trust.

         If collections are retained by the servicer in accordance with the first two paragraphs above, the servicer may retain any interest and other income derived from those collections but must when depositing the collections into the collections account also deposit interest on the collections retained equal to the

                                       65

interest that would have been earned on the collections if they had been deposited in the collections account within 5 Business Days of their receipt by the servicer.

SERVICING COMPENSATION AND EXPENSES

         The servicer will be entitled to a monthly fee in respect of each series, payable in arrears on each distribution date specified in the relevant prospectus supplement. The servicer's fee may be varied by agreement between the income unitholder, the manager and the servicer provided that the corresponding rating agencies are notified and the servicer's fee is not varied if it would cause a reduction, qualification or withdrawal in the credit rating of a note or any redraw bond of the series.

         The servicer must pay from its own funds all expenses incurred in connection with servicing the housing loans except for certain specified expenses in connection with, amongst other things, the enforcement of any housing loan or its related securities, the recovery of any amounts owing under any housing loan or any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice of the servicer's legal advisers, which amounts are recoverable from the assets of the trust.

LIABILITY OF THE SERVICER

         The servicer will not be liable for any loss incurred by any noteholder, any redraw bondholder, any creditor of a trust or any other person except to the extent that such loss is caused by a breach by the servicer or any delegate of the servicer of the corresponding series supplement or any fraud, negligence or willful default by the servicer. In addition, the servicer will not be liable for any loss in respect of a default in relation to a housing loan in excess of the amount outstanding under the housing loan at the time of default less any amounts that the issuer trustee has received or is entitled to receive under a mortgage insurance policy in relation to that housing loan.

REMOVAL, RESIGNATION AND REPLACEMENT OF THE SERVICER

         If the issuer trustee determines that the performance by the servicer of its obligations under a series supplement relating to a series is no longer lawful and there is no reasonable action that the servicer can take to remedy this, or a Servicer Default is subsisting, the issuer trustee must by notice to the servicer immediately terminate the rights and obligations of the servicer in relation to the housing loans of that series and appoint another bank or appropriately qualified organization to act in its place.

         Unless specified otherwise in the related prospectus supplement, a
SERVICER DEFAULT in relation to a series will occur if:

         o   the servicer fails to remit any collections or other amounts received within the time periods specified in the corresponding series supplement and that failure is not remedied within 5
             Business Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee;

         o   the servicer fails to prepare and transmit the information required by the manager by the date specified in the corresponding series supplement and that failure is not remedied within 20 Business
             Days, or such longer period as the issuer trustee may agree, of notice of that failure given by the manager or the issuer trustee and has or will have an Adverse Effect in relation to that trust as reasonably determined by the issuer trustee;

         o   a representation, warranty or certification made by the servicer in a transaction document, or in any certificate delivered pursuant to a transaction document in relation to that series, proves incorrect when made and has or will have an Adverse Effect in relation to that series as

                                       66

             reasonably determined by the issuer trustee and is not remedied within 60 Business Days after receipt by the servicer of notice from the issuer trustee requiring remedy;

         o   an Insolvency Event occurs in relation to the servicer;

         o   if the servicer is a seller and is acting as custodian, it fails to deliver all the mortgage documents to the issuer trustee following a document transfer event in accordance with the corresponding series supplement and does not deliver to the issuer trustee the outstanding documents within 20 Business Days of receipt of a notice from the issuer trustee specifying the outstanding
             documents;

         o   the servicer fails to adjust the rates on the mortgage interest saver accounts or fails to maintain the required threshold rate on the housing loans where an appropriate interest rate swap is not in place and that failure is not remedied within 20 Business Days of its occurrence; or

         o   the servicer breaches its other obligations under a transaction document in relation to that series and that breach has or will have an Adverse Effect in relation to that series as reasonably determined by the issuer trustee and:

             o   the breach is not remedied within 20 Business Days after
                 receipt of notice from the trustee or manager requiring its remedy; and

             o   the servicer has not paid satisfactory compensation to the issuer trustee.

         The servicer may voluntarily retire as the servicer of the housing loans relating to a series if it gives the issuer trustee 3 months' notice in writing or such lesser period as the servicer and the issuer trustee agree. Upon retirement the servicer may appoint in writing any other corporation approved by the issuer trustee, acting reasonably. If the servicer does not propose a replacement by one month prior to its proposed retirement, the issuer trustee may appoint a replacement.

         Pending the appointment of a new servicer, the issuer trustee will act as servicer and will be entitled to the servicer's fee.

         The appointment of a substitute servicer in relation to a series is subject to confirmation from the corresponding rating agencies that the appointment will not cause a reduction, qualification or withdrawal in the credit ratings of the notes or any redraw bonds of that series.

CUSTODY OF THE HOUSING LOAN DOCUMENTS

DOCUMENT CUSTODY

         Unless otherwise stated in the prospectus supplement for a series the servicer will act as custodian in relation to all documents relating to the housing loans, a seller's securities and, where applicable, the certificates of title to property subject to those securities, until a transfer of the housing loan documents to the issuer trustee for a series as described below.

         Unless otherwise specified in the prospectus supplement for a series, the principal terms of the servicer's appointment as custodian will be as follows.

RESPONSIBILITIES AS CUSTODIAN

         The servicer's duties and responsibilities as custodian will include:

         o   holding the housing loan documents in accordance with its standard safe keeping practices and in the same manner and to the same extent as it holds its own documents;

                                       67

         o   marking and segregating the security packages containing the housing loan documents in a manner to enable easy identification by the issuer trustee when the issuer trustee is at the premises where the housing loan documents are located with a letter provided by that seller explaining how those security packages are marked or segregated;

         o   maintaining reports on movements of the housing loan documents;

         o   providing to the issuer trustee prior to the closing date for a series and quarterly thereafter a file, as provided by each seller, containing certain information in relation to the storage of the housing loan documents and the borrower, mortgaged property and housing loan account number in relation to each housing loan; and

         o   curing any deficiencies noted by the auditor in a document custody audit report for that series.

AUDIT

         The servicer will be audited by the auditor of each trust on an annual basis in relation to its compliance with its obligations as custodian of the housing loan documents for that trust and will be instructed to provide a document custody audit report. The document custody audit report will grade the servicer from "A" (good) to "D" (adverse). If the servicer receives an adverse document custody audit report in relation to that trust, the issuer trustee must instruct the auditor to conduct a further document custody audit report.

TRANSFER OF HOUSING LOAN DOCUMENTS

         If:

         o   an adverse document custody audit report for a trust is provided by the auditor and a further report, conducted no earlier than one month nor later than two months after the first report, is also an adverse report for that trust; or

         o   the issuer trustee replaces Commonwealth Bank as the servicer for that trust when entitled to do so,

the servicer, upon notice from the issuer trustee, will transfer custody of the housing loan documents for that trust to the issuer trustee. This obligation will be satisfied if the servicer delivers the housing loan documents in relation to 90% by number of the housing loans within 5 Business Days of that notice and the balance within 10 Business Days of that notice.

         In addition, if:

         o   the issuer trustee declares that a Perfection of Title Event has occurred in relation to a trust other than a Servicer Default referred to in the next bullet point; or

         o   the issuer trustee considers in good faith that a Servicer Default has occurred in relation to a trust as a result of a breach of certain of the servicer's obligations which has or will have an
             Adverse Effect in relation to that trust which is not remedied within the required period, and the issuer trustee serves a notice on the servicer identifying the reasons why it believes that has occurred,

the servicer will, immediately following notice from the issuer trustee, transfer custody of the mortgage documents relating to that trust to the issuer trustee.

         The servicer, as custodian, will not be required to deliver housing loan documents that are deposited with a solicitor, acting on behalf of the servicer, a land titles office, a stamp duty office or a governmental agency or lost but will provide a list of these to the issuer trustee and deliver them upon receipt or take steps to replace them, as applicable.

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REAPPOINTMENT OF SERVICER AS CUSTODIAN

         The issuer trustee may, following a transfer of the housing loan documents of a trust, reappoint the servicer as custodian of those housing loan documents provided that the corresponding rating agencies confirm that this will not cause a reduction, qualification or withdrawal in the credit rating of any note or redraw bond of that trust.

CLEAN-UP AND EXTINGUISHMENT

         Commonwealth Bank, for itself and on behalf of any other seller specified in the prospectus supplement for a series, will have certain rights to extinguish the issuer trustee's interest in the housing loans for a series and the related securities, mortgage insurance policies and other rights, or to otherwise regain the benefit of the housing loans and the related securities, mortgage insurance policies and other rights, if:

         o   the date on which the total principal outstanding on the housing loans of the series is less than 10% of the total principal outstanding on those housing loans on the cut-off date for that series has occurred or is expected to occur on or before the next distribution date; or

         o   both of the following events occur:

             o   the issuer trustee will be entitled to redeem the notes and any redraw bonds of the series because of the imposition of a
                 withholding or other tax; and

             o   Commonwealth Bank has previously notified the manager that the
                 Australian Prudential Regulation Authority will permit it to exercise on behalf of itself and any other seller specified in the prospectus supplement its rights to extinguish the issuer trustee's interest in the housing loans of the series
                 notwithstanding that the total principal outstanding on the housing loans of the series is greater than 10% of the total principal outstanding on those housing loans on the cut-off date for that series.

         Unless specified otherwise in the relevant prospectus supplement,
Commonwealth Bank may only exercise those rights by paying to the issuer trustee for the relevant series on a distribution date specified in the relevant prospectus supplement the amount determined by the manager to be the aggregate of the Fair Market Value as at the last day of the immediately preceding accrual period of the housing loans for that series. If any notes or redraw bonds of a series are outstanding Commonwealth Bank will not be able to exercise those rights unless the amount to be paid by Commonwealth Bank to the issuer trustee will be sufficient to redeem those notes and redraw bonds. In addition,
Commonwealth Bank may not exercise those rights where the issuer trustee's right to redeem the notes and any redraw bonds of a series arises from the imposition of a tax or duty applicable only to the Offered notes and the holders of 75% of the aggregate Invested Amount of the Offered notes have elected that they do not require the issuer trustee to redeem the Offered notes.

         The prospectus supplement for a series may specify additional or different provisions for that series in relation to the extinguishment of the issuer trustee's interest in the housing loans of that series.

CHANGES TO THE TRANSACTION DOCUMENTS

         Unless specified otherwise in the prospectus supplement for a series, and subject to the provisions described above in relation to amendments to the master trust deed, the Offered notes, any note trust deed, any series supplement or any security trust deed, the issuer trustee and the manager may agree to amend any transaction document of a series, and may enter into new transaction documents for a series, after the relevant Offered notes have been issued and without the consent of the holders of the Offered notes in that

                                       69

series, provided that each rating agency for that series has advised the manager that this will not result in a reduction, qualification or withdrawal of the ratings given to the notes of that series by that rating agency.

                       PREPAYMENT AND YIELD CONSIDERATIONS

         The following discussions of prepayment and yield considerations is intended to be general in nature and reference is made to the discussion in each prospectus supplement for a series regarding prepayment and yield considerations particular to that series.

GENERAL

         The rate of principal payments and aggregate amount of distributions on the notes and the yield to maturity of the notes will relate to the rate and timing of payments of principal on the housing loans. The rate of principal payments on the housing loans will in turn be affected by the amortization schedules of the housing loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the housing loans due to defaults, casualties, condemnations and repurchases by a seller. Subject to the payment of any applicable fees and break costs, in the case of fixed rate loans, the housing loans may be prepaid by the mortgagors at any time.

PREPAYMENTS

         Prepayments, liquidations and purchases of the housing loans, including the optional purchase of the remaining housing loans in connection with the termination of a trust, will result in early distributions of principal amounts on the notes.

         Since the rate of payment of principal of the housing loans cannot be predicted and will depend on future events and a variety of factors, we cannot assure you as to the rate of payment or the rate of principal prepayments. The extent to which the yield to maturity of any note may vary from the anticipated yield will depend upon the following factors:

         o   the degree to which a note is purchased at a discount or premium;
             and

         o   the degree to which the timing of payments on the note is sensitive to prepayments, liquidations and purchases of the housing loans.

         A wide variety of factors, including economic, demographic, geographic, legal, tax, social and other factors may affect the trust's prepayment experience with respect to the housing loans. For example, under Australian law, unlike the law of the United States, interest on loans used to purchase a principal place of residence is not ordinarily deductible for taxation purposes.

         There is no assurance that the prepayment of the housing loans included in the related trust will conform to any level of any prepayment standard or model specified in the prospectus supplement.

WEIGHTED AVERAGE LIVES

         The weighted average life of a note refers to the average amount of time that will elapse from the date of issuance of the note to the date the amount in respect of principal repayable under the note is reduced to zero.

         Usually greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on yield due to principal prepayments occurring at a rate that is faster or slower than the rate anticipated will not be entirely offset by a subsequent similar reduction or increase, as applicable, in the rate of principal payments. The amount and

                                       70

timing of delinquencies and defaults on the housing loans and the recoveries, if any, on defaulted housing loans and foreclosed properties will also affect the weighted average life of the notes.

                                  THE SERVICER

         The following description of the servicing, collection and enforcement procedures and processes of the servicer apply in respect of housing loans originated by each seller and is intended to be general in nature. The prospectus supplement for a series may specify different or additional servicing procedures in respect of that series for the servicer. Reference is therefore made to the discussion in each prospectus supplement for a series regarding the servicing, collection and enforcement procedures and processes of the servicer particular to that series.

GENERAL

         Unless specified otherwise in the prospectus supplement for a series,
Commonwealth Bank will be appointed as the initial servicer of the housing loans with a power to delegate to related companies within the Commonwealth Bank group. The day to day servicing of the housing loans will be performed by the servicer at Commonwealth Bank's loan processing centers, presently located in
Sydney, Melbourne, Brisbane, Perth and Adelaide, and at the retail branches and telephone banking and marketing centers of Commonwealth Bank and a Homepath contact center operated by Commonwealth Bank. Servicing procedures undertaken by loan processing centers include partial loan security discharges, loan security substitutions, consents for subsequent mortgages and arrears management.
Customer enquiries will be dealt with by the retail branches and telephone banking and marketing centers. For a further description of the duties of the servicer, see "Description of the Transaction Documents--Servicing of the
Housing Loans".

COLLECTION AND ENFORCEMENT PROCEDURES

         Pursuant to the terms of the housing loans, borrowers must make the minimum repayment due under the terms and conditions of the housing loans, on or before each monthly installment due date. A borrower may elect to make his or her repayments weekly or fortnightly so long as the equivalent of the minimum monthly repayment is received on or before the monthly installment due date.
Borrowers often select repayment dates to coincide with receipt of their salary or other income. Unless specified otherwise in this prospectus or in a prospectus supplement for a series, scheduled loan repayments in respect of housing loans for each series may be made by payment to a retail branch by cash or check or by direct debit to a nominated bank account or direct credit from the borrower's salary by their employer. Payments can be on a monthly, bi-weekly or weekly basis. The scheduled loan repayments on Homepath loans are only made by way of direct debits to a nominated bank account. Payments in addition to scheduled payments can also be made via electronic funds transfer.

         A housing loan is subject to action in relation to arrears of payment whenever the monthly repayment is not paid by the monthly installment due date.
However, under the terms of the housing loans, borrowers may prepay amounts which are additional to their required monthly repayments to build up a "credit buffer," being the difference between the total amount paid by them and the total of the monthly repayments required to be made by them. If a borrower subsequently fails to make some or all of a required monthly repayment, the servicing system will apply the amount not paid against the credit buffer until the total amount of missed payments exceeds the credit buffer. The housing loan will be considered to be arrears only in relation to that excess. See
"Commonwealth Bank Residential Loan Program--Commonwealth Bank's Product
Types--Payment Holidays" in this prospectus.

                                       71

         Commonwealth Bank's product system identifies all housing loan accounts which are in arrears and produces lists of those housing loans for the automated collection system. The collection system allocates overdue loans to designated collection officers within Commonwealth Bank who take action in relation to the arrears.

         Actions taken by Commonwealth Bank in relation to delinquent accounts will vary depending on a number of elements, including the following and, if applicable, with the input of a mortgage insurer:

         o   arrears history;

         o   equity in the property; and

         o   arrangements made with the borrower to meet overdue payments.

         If satisfactory arrangements cannot be made to rectify a delinquent housing loan, legal notices are issued and recovery action is initiated by
Commonwealth Bank in the name of the mortgagee. This includes, if the mortgagee obtains possession of the mortgaged property, ensuring that the mortgaged property supporting the housing loan still has adequate general home owner's insurance and that the upkeep of the mortgaged property is maintained. Recovery action is arranged by experienced collections staff in conjunction with internal or external legal advisers. A number of sources of recovery are pursued including the following:

         o   voluntary sale by the mortgagor;

         o   guarantees;

         o   government assistance schemes;

         o   mortgagee sale;

         o   claims on mortgage insurance; and

         o   action against the mortgagor/borrower personally.

         It should be noted that Commonwealth Bank reports all actions that it takes on overdue housing loans to the relevant mortgage insurer where required in accordance with the terms of the mortgage insurance policies.

COLLECTION AND ENFORCEMENT PROCESS

         When a housing loan is more than 7 days delinquent, a letter is issued to the borrower to seek full and immediate clearance of all arrears. In the absence of successful contact, a phone call is made to the borrower. If the housing loans have a direct debit payment arrangement, a sweep of the nominated account is made to rectify the arrears.

         When a housing loan reaches 60 days delinquent, a default notice is sent advising the borrower that if the matter is not rectified within a period of 30 days, Commonwealth Bank is entitled to commence enforcement proceedings in the name of the mortgagee without further notice. Normally a further notice will be issued to a borrower on an account which is 90 days delinquent advising the borrower that failure to comply within 30 days will result in Commonwealth Bank exercising the mortgagee's power of sale in the name of the mortgagee. At 120 days delinquent, a letter of demand and notice to vacate is issued to the borrower, followed by a statement of claim at 150 days delinquent.

         Service of a statement of claim is the initiating process in the relevant Supreme Court. Once a borrower is served with a statement of claim, the borrower is given, depending on the jurisdiction, from 14

                                       72

up to 40 days to file a notice of appearance and defense and, failing this,
Commonwealth Bank in the name of the mortgagee will apply to the court to have judgment entered in the mortgagee's favor. Commonwealth Bank will then apply in the name of the mortgagee for a writ of possession whereby the sheriff will set an eviction date. Appraisals and valuations are ordered and a reserve price is set for sale by way of public auction, tender or private treaty. These time frames assume that the borrower has either taken no action or has not honored any commitments made in relation to the delinquency to the satisfaction of
Commonwealth Bank and the mortgage insurers.

         It should also be noted that Commonwealth Bank's ability to exercise the mortgagee's power of sale in the mortgagee's name is dependent upon the statutory restrictions of the relevant state or territory as to notice requirements. In addition, there may be factors outside the control of
Commonwealth Bank such as whether the mortgagor contests the sale and the market conditions at the time of sale. These issues may affect the length of time between the decision of Commonwealth Bank to exercise the mortgagee's power of sale on the mortgagee's behalf and final completion of the sale.

                                 USE OF PROCEEDS

         The issuer trustee will apply all or substantially all of the net proceeds from the sale of Offered notes of each series, after exchange under any applicable currency swap, for one or more of the following purposes as specified in the relevant prospectus supplement:

         o   to purchase the assets of the trust;

         o   to repay indebtedness which has been incurred to obtain funds to acquire the assets of the trust;

         o   to establish any reserve funds described in the prospectus supplement; and

         o   to pay costs of structuring and issuing the notes, including the costs of obtaining any credit enhancement.

         If so specified in the prospectus supplement, the purchase of the assets of the trust for a series may be effected by an exchange of notes with the seller of such assets of the trust.

                       Legal Aspects of the Housing Loans

         The following discussion is a summary of the material legal aspects of
Australian retail housing loans and mortgages and represent the opinions of
Clayton Utz, legal counsel for Commonwealth Bank. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the law of the applicable State or Territory. Laws may differ between States and
Territories. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a mortgaged property may be situated, although it reflects the material aspects of the laws of New South Wales, Australia (except where it expressly provides otherwise), without referring to any specific legislation of that State. It is suggested that purchasers of the Offered notes should consult their own legal advisers for advice on the legal aspects of Australian retail housing loans and mortgages.

                                       73

         The prospectus supplement for a series will provide analysis on any additional legal aspects of Australian retail housing loans and mortgages which are considered material for that series or updates to the legal analysis in this section as a result of changes in law or in the interpretation of that law.

GENERAL

         There are two parties to a mortgage. The first party is the mortgagor, who is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The mortgagor grants the mortgage over its property. The second party is the mortgagee, who is the lender. Each housing loan will be secured by a mortgage which has a first ranking priority in respect of the mortgaged property over all other mortgages granted by the relevant borrower or guarantor and over all unsecured creditors of the borrower or guarantor, except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority. Each borrower under the housing loans is prohibited under its loan documents from creating another mortgage or other security interest over the relevant mortgaged property without the consent of the seller of that housing loan.

NATURE OF HOUSING LOANS AS SECURITY

         There are a number of different forms of title to land in Australia.
The most common form of title in Australia is "Torrens title."

         "Torrens title" land is freehold or leasehold title, interests in which are created by registration in one or more central land registries of the relevant State or Territory. Each parcel of land is represented by a specific certificate of title. The original certificate is retained by the registry, and in most States a duplicate certificate is issued to the owner. Pro forma instruments are used to register most dealings with the relevant land.

         Torrens title system differs from that in the United States in that it is a statutory based system of indefeasible title by registration with a central land registry. This means that conclusive evidence of a proprietor's title to the land can be ascertained from examination of the register, and upon registration a proprietor's interest is not dependant on his predecessor's title. As a result it is not necessary to investigate the previous chain of title for the property, or obtain title insurance to guarantee valid title.
Additionally, under the Torrens title system, transfer of title occurs by way of registration, rather than being effected by a deed.

         Ordinarily the relevant certificate of title, or any registered plan referred to in it, will reveal the position and dimensions of the land, the present owner, and any mortgages, registered easements and other dealings to which it is subject. In some jurisdictions, leases of more than three years are required to be registered. Otherwise, leases are generally not registered. The certificate is conclusive evidence, except in limited circumstances, such as fraud, of the matters stated in it.

         Some Torrens title property securing housing loans and thus comprised in the mortgaged property, will be "strata title," "stratum title" or
"residential Crown leasehold."

STRATA TITLE AND STRATUM TITLE

         "Strata title" and "stratum title" were developed to enable the creation of, and dealings with, apartment units which are similar to condominiums in the United States, and are governed by the legislation of the
State or Territory in which the property is situated. Under both strata title and stratum title, each proprietor has title to, and may freely dispose of, their apartment unit. Certain parts of the property, such as the land on which the building is erected, the stairwells, entrance lobbies and the like, are known as "common

                                       74

property" and are held by an "owners corporation" or a "service company" for the benefit of the individual proprietors. All proprietors are members of the owners corporation or service company, which is vested with the control, management and administration of the common property and the strata scheme generally, for the benefit of the proprietors.

         Only Torrens title land can be the subject of strata or stratum title in this way, and so the provisions referred to in this section in relation to
Torrens title apply to the title in an apartment unit held by a strata or stratum proprietor.

RESIDENTIAL CROWN LEASEHOLD

         All land in the Australian Capital Territory is owned by the
Commonwealth of Australia and is subject to a leasehold system of land title known as Crown leasehold. Mortgaged residential property in that jurisdiction comprises a Crown lease and developments on the land are subject to the terms of that lease. Any such lease:

         o   cannot have a term exceeding 99 years, although the term can be extended in effect under a straightforward administrative process, whereby the existing lease is surrendered and a new lease is granted for a term not exceeding 99 years, unless the Commonwealth or Australian Capital Territory Government considers that the land is required for a public purpose; and

         o   is subject to a nominal rent of 5 cents per annum on demand.

         As with other Torrens title land, the mortgagor's leasehold interest in the land is entered in a central register and, subject to some exceptions, the mortgagor may deal with its residential leasehold interest, including granting a mortgage over the property, without consent from the government.

         In all cases where mortgaged property consists of a leasehold interest, the unexpired term of the lease exceeds the term of the housing loan secured by that mortgaged property.

         Leasehold property may become subject to native title claims. Native title has only quite recently been recognized by Australian courts. Native title to particular property is based on the traditional laws and customs of indigenous Australians and is not necessarily extinguished by grants of Crown leases over that property. The extent to which native title exists over property, including property subject to a Crown lease, depends on how that property was previously used by the indigenous claimants asserting native title, and whether the native title has been extinguished by the granting of the leasehold interest. If the lease confers the right of exclusive possession over the property, which is typically the case with residential leases, the current view is that native title over the relevant property would be extinguished.
Whether a lease confers exclusive possession will depend on a construction of the lease and the legislation under which the lease was granted.

TAKING SECURITY OVER LAND

         The law relating to the granting of securities over real property is made complex by the fact that each State and Territory has separate governing legislation. The following is a brief overview of some issues involved in taking security over land.

         Under Torrens title, registration of a mortgage using the prescribed form executed by the mortgagor is required in order for the mortgagee to obtain both the remedies of a mortgagee granted by statute and the relevant priorities against other secured creditors. To this extent, the mortgagee is said to have a legal or registered title. However, unlike the position in the United States, the grant of the mortgage does not transfer title in the property, and the mortgagor remains as legal owner. Rather, once registered in the Torrens Title system, the Torrens mortgage operates as a statutory charge. The mortgagee does not obtain an estate in the property but does have an interest in the land which is marked on the register and the certificate of title for

                                       75

the property. A search of the register by any subsequent creditor or proposed creditor will reveal the existence of the prior mortgage.

         In most States and Territories, a mortgagee will retain a duplicate certificate of title which mirrors the original certificate of title held at the relevant land registry office. Although the certificate is not a document of title as such, the procedure for replacement is sufficiently onerous to act as a deterrent against most mortgagor fraud. Failure to retain the certificate may in certain circumstances constitute negligent conduct resulting in a postponement of the mortgagee's priority to a later secured creditor.

         In Queensland, under the Land Title Act 1994, duplicate certificates of title are no longer issued to mortgagees as a matter of practice. A record of the title is stored on computer at the land registry office and the mortgage is registered on that computerized title.

         Once the mortgagor has repaid his or her debt, a discharge executed by the mortgagee is lodged with the relevant registrar by the mortgagor or the mortgagee and the mortgage is noted as having been released.

EACH SELLER AS MORTGAGEE

         Commonwealth Bank, or any other seller specified in the prospectus supplement for a series, as applicable, is, and until a Perfection of Title
Event in relation to that series occurs, intends to remain the registered mortgagee of all the mortgages originated by it. The borrowers will not be aware of the equitable assignment of the housing loans and mortgages to the issuer trustee.

         Prior to any Perfection of Title Event in relation to a series,
Commonwealth Bank, as servicer, will undertake any necessary enforcement action with respect to defaulted housing loans and mortgages relating to that series.
Following a Perfection of Title Event in relation to a series, the issuer trustee will be entitled, under an irrevocable power of attorney granted to it by each seller, to be registered as mortgagee of the applicable mortgages. Until that registration is achieved, the issuer trustee or the manager will be entitled to lodge caveats on the register publicly to notify its interest in the applicable mortgages (and must do so if it has not commenced to take all necessary steps to perfect its legal title within 30 Business Days of its declaration that a Perfection of Title Event has occurred).

ENFORCEMENT OF REGISTERED MORTGAGES

         Subject to the discussion in this section, if a borrower defaults under a housing loan, the loan documents provide that all moneys under the housing loan may be declared immediately due and payable. In Australia, a lender may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower contained in the loan documents to repay those amounts.
In addition, the lender may enforce a registered mortgage in relation to the defaulted loan. Enforcement may occur in a number of ways, including the following:

         o   The mortgagee may enter into possession of the property. If it does so, it does so in its own right and not as agent of the mortgagor, and so may be personally liable for mismanagement of the property and to third parties as occupier of the property.

         o   The mortgagee may, in limited circumstances, lease the property to third parties.

         o   The mortgagee may foreclose on the property. The expression
             "foreclosure" has a very different meaning from that used in the
             United States. Under foreclosure procedures, the mortgagee extinguishes the mortgagor's title to the property so that the mortgagee becomes the absolute owner of the property, a remedy that is, because of procedural constraints, almost never used. If the mortgagee forecloses on the property, it loses the right to sue the borrower under the

                                       76

             personal covenant to repay and can look only to the value of the property for satisfaction of the debt.

         o   The mortgagee may appoint a receiver to deal with income from the property or exercise other rights delegated to the receiver by the mortgagee. A receiver is the agent of the mortgagor and so, unlike when the mortgagee enters possession of property, in theory the mortgagee is not liable for the receiver's acts or as occupier of the property. In practice, however, the receiver will require indemnities from the mortgagee that appoints it.

         o   The mortgagee may sell the property, subject to various duties to ensure that the mortgagee exercises the power of sale properly. In some jurisdictions in Australia this equates with a duty of care to act reasonably (as in the United Kingdom), while in others the standard is lower, being a requirement only to act in good faith and not sacrifice the mortgagor's interests. Where the mortgagor however is a corporation, the Australian Corporations Act 2001 imposes a separate duty of care to obtain the market value or the best price otherwise reasonably obtainable. This standard is effectively the same as the duty of care standard referred to above. The power of sale is usually expressly contained in the mortgage documents, and is also implied in registered mortgages under the relevant Torrens title legislation. The Torrens title legislation prescribes certain forms and periods of notice to be given to the mortgagor prior to enforcement. A sale under a mortgage may be by public auction, tender or private treaty. No specific method of sale is set down by law. Once registered, the purchaser of property sold pursuant to a mortgagee's power of sale becomes the absolute owner of the property. Provided that the mortgagee has not exchanged contracts for the sale of the mortgaged property (or otherwise irrevocably bound itself to sell to a third party), the borrower may always redeem the mortgage by tendering to the mortgagee all monies due under it.

         A mortgagee's ability to call in all amounts under a housing loan or enforce a mortgage which is subject to the Australian Consumer Credit Code is limited by various demand and notice procedures which must be followed. For example, as a general rule enforcement cannot occur unless the relevant default is not remedied within 30 days after a default notice is given. Borrowers may also be entitled to initiate negotiations with the mortgagee for a postponement of enforcement proceedings.

PENALTIES AND PROHIBITED FEES

         Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. In addition, if the rate is too high, the Australian Consumer Credit Code may entitle the borrower to have the loan agreement re-opened on the ground that it is unjust. Under the
Australian Corporations Act 2001, where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of a variation.

         The Australian Consumer Credit Code requires that certain fees or charges to be levied by the lender must be provided for in the contract, otherwise they cannot be levied. The Australian Consumer Credit Code and the regulations under the Australian Consumer Credit Code and the regulations under the Australian Consumer Credit Code may also from time to time prohibit certain fees and charges. There are none currently so prohibited. The Australian
Consumer Credit Code also requires that establishment fees, early termination fees and prepayment fees must not be unconscionable otherwise a Court may reduce or set them aside and make ancillary or consequential orders.

                                       77

BANKRUPTCY AND INSOLVENCY

         The insolvency of a natural person is governed by the provisions of the
Bankruptcy Act 1966 of Australia, which is a federal statute. Generally, secured creditors of a natural person, such as mortgagees under real property mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove, or file a claim, in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if they have realized the related mortgaged property and their debt has not been fully repaid, in which case they can prove for the unpaid balance. Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

         o   the disposition was made to defraud creditors;

         o   the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors; or

         o   (under currently proposed legislation before Parliament) the disposition was made to prevent property becoming divisible among the bankrupt's creditors even if at the time of the disposition the bankrupt was not insolvent.

         The insolvency of a company is governed by the Australian Corporations
Act 2001. Again, secured creditors generally stand outside the insolvency.
However, a liquidator may avoid a housing loan or a mortgage which is voidable under the Australian Corporations Act 2001 because it is an uncommercial transaction, or an unfair preference to a creditor and that transaction occurs:

         o   when the company is insolvent, or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent, or the company becomes insolvent because of, or because of matters including, the entering into of the transaction or the doing of an act, or the making of an omission, to give effect to the transaction; and

         o   within a prescribed period prior to the commencement of the winding up of the company.

         A liquidator may also avoid a housing loan if it is an unfair loan being a loan in relation to which an extortionate interest rate or charges are levied. The appointment of an administrator to a company will give rise to a statutory moratorium which delays enforcement of a mortgage given by a company unless it is over all or substantially all of its assets.

ENVIRONMENTAL

         Real property in Australia is subject to a range of environmental laws, which deal with issues such as planning regulation and land contamination. Most environmental laws in Australia are State-based, and laws may therefore vary among the various Australian States and Territories. Federal laws provide additional regulation in respect of some environmental issues.

         Planning laws in Australia regulate the way in which land is used and generally rely on planning policies to identify appropriate land uses. Those policies and laws may require planning approvals to be obtained for the relevant permissible use in order to be a lawful use. If land is used for a use which is not permissible or if an appropriate planning approval has not be obtained, it is possible for those unlawful uses to be restrained. Proceedings to restrain unlawful uses will generally be taken by the relevant consent authority but in some States legislation permits these proceedings to be brought by any person without the need to establish standing.

         Most Australian jurisdictions have, or are proposing to introduce, legislation which addresses responsibility for contamination of land. Initial responsibility is usually (but not always) cast on the person

                                       78

whose activities are likely to have caused the contamination. However, in some circumstances, other classes of persons such as an owner or occupier of land may bear some responsibility at law for contamination of that land. These other classes of persons may include lenders or security holders, but generally only where they take possession or control of the land (for example, to enforce a security).

         Regulatory authorities usually have power to require persons whom they hold responsible for contaminated land to investigate the contamination and/or clean up the contamination. Alternatively, a regulatory authority may carry out investigation or clean up work itself and recover the cost of doing so from other persons held responsible for the contamination. Many jurisdictions provide for the recovery of costs of investigation and/or clean up as between persons who may be held responsible for the contamination. In addition, some jurisdictions provide for the creation of security interests over land to protect claims for contribution to these costs. This may give rise to issues of priority of security interests. The security interests may have priority over pre-existing mortgages. To the extent that the issuer trustee or a receiver appointed on its behalf incurs any such liabilities, it will be entitled to be indemnified out of the assets of the trust.

INSOLVENCY CONSIDERATIONS

         The structure of the Medallion program is intended to mitigate insolvency risk. For example, the equitable assignment of the housing loans by a seller to the issuer trustee should ensure that the housing loans are not assets available to the liquidator or creditors of the seller in the event of the insolvency of that seller. Similarly, the assets in a trust should not be available to other creditors of the issuer trustee in its personal capacity or as trustee of any other trust in the event of the insolvency of the issuer trustee.

         If any Insolvency Event occurs with respect to the issuer trustee in its capacity as trustee of a trust, the security trust deed relating to that trust may be enforced by the security trustee at the direction of the Voting
Secured Creditors relating to that trust. See "Description of the Transaction
Documents--The Security Trust Deed--Enforcement of the Charge". The security created by the security trust deed will stand outside any liquidation of the issuer trustee, and the assets the subject of that security will not be available to the liquidator or any creditor of the issuer trustee, other than a creditor which has the benefit of the security trust deed or is a creditor of the relevant trust with a right of subrogation to the issuer trustee's lien over the assets of the trust. The proceeds of enforcement of the security trust deed for a series are to be applied by the security trustee as set out in
"Description of the Transaction Documents--The Security Trust Deed--Priorities
under the Security Trust Deed" in the prospectus supplement for that series. If the proceeds from enforcement of the security trust deed for a series are not sufficient to redeem the Offered notes in that series in full, some or all of the holders of the Offered notes in that series will incur a loss.

DEDUCTIBILITY OF INTEREST ON AUSTRALIAN HOUSING LOANS

         Under Australian tax laws, interest on loans used to purchase a person's primary place of residence is not ordinarily deductible for taxation purposes. Conversely, interest payments on loans and other non-capital expenditures relating to non-owner occupied properties that generate taxable income are generally allowable as tax deductions.

AUSTRALIAN CONSUMER CREDIT CODE

         Some or all of the housing loans and related mortgages and guarantees are regulated by the Australian Consumer Credit Code. Under that legislation, a borrower, guarantor or mortgagor may have a right to apply to a court to make orders in relation to the following, among other things:

                                       79

         o   in the case of a borrower, vary the terms of a housing loan on the grounds of hardship;

         o   vary the terms of a housing loan and related mortgage or guarantee or a change to such documents, that are unjust, and reopen the transaction that gave rise to the housing loan and any related mortgage or guarantee or change;

         o   in the case of a borrower or guarantor, reduce or cancel any interest rate payable on the housing loan arising from a change to that rate which is unconscionable;

         o   have certain provisions of the housing loan or a related mortgage, guarantee which are in breach of the legislation declared void or unenforceable;

         o   obtain restitution or compensation from the credit provider in relation to any breaches of the Australian Consumer Credit Code in relation to the housing loan or a related mortgage or guarantee; or

         o   seek various remedies for other breaches of the Australian Consumer
             Credit Code.

         Any such order may affect the timing or amount of interest, fees or charges or principal payments under the relevant housing loan (which might in turn affect the timing or amount of interest or principal payments under the
Offered notes).

         Breaches of the Australian Consumer Credit Code may also lead to civil penalties or criminal fines being imposed on the seller, for so long as it holds legal title to the housing loans and the mortgages. If the issuer trustee acquires legal title, it will then become primarily responsible for compliance with the Australian Consumer Credit Code. The amount of any civil penalty payable by a seller may be set off against any amount payable by the borrower under the housing loans.

         The issuer trustee will be indemnified out of the assets of the relevant trust for liabilities it incurs under the Australian Consumer Credit
Code. Where the issuer trustee is held liable for breaches of the Australian
Consumer Credit Code, the issuer trustee must seek relief initially under any indemnities provided to it by the manager, the servicer or a seller before exercising its rights to recover against any assets of the trust.

         Commonwealth Bank will give certain representations and warranties that the mortgages relating to the housing loans complied in all material respects with all applicable laws when those mortgages were entered into. In addition, the servicer has undertaken to comply with the Australian Consumer Credit Code in carrying out its obligations under the transaction documents. In certain circumstances the issuer trustee may have the right to claim damages from
Commonwealth Bank (as seller or servicer) where the issuer trustee suffers loss in connection with a breach of the Australian Consumer Credit Code which is caused by a breach of a relevant representation or undertaking.

                    UNITED STATES FEDERAL INCOME TAX MATTERS

OVERVIEW

         The following is a summary of the material United States federal income tax consequences of the purchase, ownership and disposition of the US Dollar
Offered notes by investors who are subject to United States federal income tax.
This summary is based upon current provisions of the Internal Revenue Code of
1986, as amended (the "Code"), proposed, temporary and final Treasury regulations under the Code, and published rulings and court decisions, all of which are subject to change, possibly retroactively, or to a different interpretation at a later date by a court or by the IRS. The parts of this summary which relate to

                                       80

matters of law or legal conclusions represent the opinion of Mayer, Brown, Rowe
& Maw LLP, special United States federal tax counsel for the manager, and are as qualified in this summary. We have not sought and will not seek any rulings from the IRS about any of the United States federal income tax consequences we discuss, and we cannot assure you that the IRS will not take contrary positions.

         Mayer, Brown, Rowe & Maw LLP has prepared or reviewed the statements under the heading "United States Federal Income Tax Matters" and is of the
opinion that these statements discuss all material United States federal income tax consequences to investors generally of the purchase, ownership and disposition of the US Dollar Offered notes. However, the following discussion does not discuss and Mayer, Brown, Rowe & Maw LLP is unable to opine as to the unique tax consequences of the purchase, ownership and disposition of the US
Dollar Offered notes by investors that are given special treatment under the
United States federal income tax laws, including:

         o   banks and thrifts;

         o   insurance companies;

         o   regulated investment companies;

         o   dealers in securities;

         o   investors that will hold the notes as a position in a "straddle"
             for tax purposes or as a part of a "synthetic security,"
             "conversion transaction" or other integrated investment comprised of the notes and one or more other investments;

         o   foreign investors;

         o   trusts and estates; and

         o   pass-through entities, the equity holders of which are any of the foregoing.

         Additionally, the discussion regarding the US Dollar Offered notes is limited to the United States income tax consequences to the initial investors and not to a purchaser in a secondary market and is limited to investors who will hold the US Dollar Offered notes as "capital assets" within the meaning of
Section 1221 of the Code.

         It is suggested that prospective investors consult their own tax advisors about the United States federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the US
Dollar Offered notes, including the advisability of making any election discussed under "Market Discount."

         The issuer trustee will be reimbursed for any United States federal income taxes imposed on it in its capacity as trustee of the trust out of the assets of the trust. Also, based on the representation of the manager that the trust does not and will not have an office in the United States, and that the trust is not conducting, and will not conduct any activities in the United
States, other than in connection with its issuance of the US Dollar Offered notes, in the opinion of Mayer, Brown, Rowe & Maw LLP, the issuer trustee will not be subject to United States federal income tax.

         We will agree, and if you purchase US Dollar Offered notes, you will agree by your purchase of the notes, to treat the US Dollar Offered notes as debt for United States Federal, State and local income and franchise tax purposes. In the opinion of Mayer, Brown, Rowe & Maw LLP, for United States
Federal income tax purposes, the US Dollar Offered notes will be characterized as debt of the issuer trustee. Each noteholder, by the acceptance of an offered note, will agree to treat the US Dollar Offered notes as indebtedness for
Federal income tax purposes.

                                       81

         The prospectus supplement for a series will specify any additional material United States Federal income tax consequences for that series.

ORIGINAL ISSUE DISCOUNT, INDEXED SECURITIES, ETC.

            The discussion below assumes that all payments on the US Dollar
Offered notes are denominated in U.S. Dollars, and that the offered notes are not indexed securities or strip notes. Additionally, the discussion assumes that the interest formula for the US Dollar Offered notes meets the requirements for
"qualified stated interest" under Treasury regulations, called the "OID
Regulations," relating to original issue discount, or "OID." This discussion assumes that any original issue discount on the US Dollar Offered notes is a de minimis amount, within the meaning of the OID Regulations. Under the OID
Regulations, the offered notes will have original issue discount to the extent the principal amount of the US Dollar Offered notes exceeds their issue price.
Further, if the US Dollar Offered notes have any original issue discount, it will be de minimis if it is less than 1/4% of the principal amount of the offered notes multiplied by the number of full years included in their term.

INTEREST INCOME ON THE US DOLLAR OFFERED NOTES

         Based on the above assumptions, except as discussed below, the US
Dollar Offered notes will not be considered issued with original issue discount.
If you buy US Dollar Offered notes, you will be required to report as ordinary interest income the stated interest on the notes when received or accrued in accordance with your method of tax accounting. Such interest income will be considered foreign source income. Under the OID Regulations, if you hold a note issued with a de minimis amount of original issue discount, you must include this original issue discount in income, on a pro rata basis, as principal payments are made on the note. If you purchase a note for more or less than its principal amount, you will generally be subject, respectively, to the premium amortization or market discount rules of the Code, discussed below.

SALE OF NOTES

         Mayer, Brown, Rowe & Maw LLP, is of the opinion that if you sell an US
Dollar Offered note, you will recognize gain or loss equal to the difference between the amount realized on the sale, other than amounts attributable to, and taxable as, accrued interest, and your adjusted tax basis in the US Dollar
Offered note. Your adjusted tax basis in a note will equal your cost for the US
Dollar Offered note, decreased by any amortized premium and any payments other than interest made on the US Dollar Offered note and increased by any market discount or original issue discount previously included in income. Any gain or loss will generally be a capital gain or loss, other than amounts representing accrued interest or market discount, and will be long-term capital gain or loss if the US Dollar Offered note was held as a capital asset for more than one year. In the case of an individual taxpayer, the maximum long-term capital gains tax rate is lower than the maximum ordinary income tax rate. Any capital losses realized may be deducted by a corporate taxpayer only to the extent of capital gains and by an individual taxpayer only to the extent of capital gains plus
$3,000 of other U.S. income.

MARKET DISCOUNT

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will be considered to have acquired a US Dollar Offered note at a "market discount" to the extent the remaining principal amount of the note exceeds your tax basis in the note, unless the excess does not exceed a prescribed de minimis amount. If the excess exceeds the de minimis amount, you will be subject to the market discount rules of Sections 1276 and 1278 of the Code with regard to the note.

                                       82

         In the case of a sale or other disposition of a US Dollar Offered note subject to the market discount rules, Section 1276 of the Code requires that gain, if any, from the sale or disposition be treated as ordinary income to the extent the gain represents market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         In the case of a partial principal payment of a US Dollar Offered note subject to the market discount rules, Section 1276 of the Code requires that the payment be included in ordinary income to the extent the payment does not exceed the market discount accrued during the period the note was held by you, reduced by the amount of accrued market discount previously included in income.

         Generally, market discount accrues under a straight line method, or, at the election of the taxpayer, under a constant interest rate method. However, in the case of bonds with principal payable in two or more installments, such as the US Dollar Offered notes, the manner in which market discount is to be accrued will be described in Treasury regulations not yet issued. Until these
Treasury regulations are issued, you should follow the explanatory conference committee Report to the Tax Reform Act of 1986 for your accrual of market discount. This conference committee Report indicates that holders of these obligations may elect to accrue market discount either on the basis of a constant interest rate or as follows:

         o   for those obligations that have original issue discount, market discount shall be deemed to accrue in proportion to the accrual of original issue discount for any accrual period; and

         o   for those obligations which do not have original issue discount, the amount of market discount that is deemed to accrue is the amount of market discount that bears the same ratio to the total amount of remaining market discount that the amount of stated
             interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the obligation at the beginning of the accrual period.

         Under Section 1277 of the Code, if you incur or continue debt that is used to purchase a US Dollar Offered note subject to the market discount rules, and the interest paid or accrued on this debt in any taxable year exceeds the interest and original issue discount currently includible in income on the note, deduction of this excess interest must be deferred to the extent of the market discount allocable to the taxable year. The deferred portion of any interest expense will generally be deductible when the market discount is included in income upon the sale, repayment, or other disposition of the indebtedness.

         Section 1278 of the Code allows a taxpayer to make an election to include market discount in gross income currently. If an election is made, the previously described rules of Sections 1276 and 1277 of the Code will not apply to the taxpayer.

         Due to the complexity of the market discount rules, we suggest that you consult your tax advisors as to the applicability and operation of these rules.

PREMIUM

         In the opinion of Mayer, Brown, Rowe & Maw LLP, you will generally be considered to have acquired a US Dollar Offered note at a premium if your tax basis in the note exceeds the remaining principal amount of the note. In that event, if you hold a US Dollar Offered note as a capital asset, you may amortize the premium as an offset to interest income under Section 171 of the Code, with corresponding reductions in your tax basis in the note if you have made an election under Section 171 of the Code. Generally, any amortization is on a constant yield basis. However, in the case of bonds with principal payable in two or more installments, like the US Dollar Offered notes, the previously discussed conference report, which indicates a Congressional intent that amortization be in accordance with the rules that will apply to the accrual of market

                                       83

discount on these obligations, should be followed for the amortization of such premium. We suggest that you consult your tax advisor as to the applicability and operation of the rules regarding amortization of premium.

BACKUP WITHHOLDING

         Mayer, Brown, Rowe & Maw LLP is of the opinion that, backup withholding taxes will be imposed on payments to you on interest paid, and original issue discount accrued, if any, on the US Dollar Offered notes if, upon issuance, you fail to supply the manager or its broker with a certified statement, under penalties of perjury, containing your name, address, correct taxpayer identification number, and a statement that you are not required to pay backup withholding taxes. The backup withholding rate is currently 28%. For payments made after 2010, the backup withholding rate will be increased to 31%. Exempt investors, such as corporations, tax-exempt organizations, qualified pension and profit sharing trusts, individual retirement accounts or non-resident aliens who provide certification of their status as non-resident are not subject to backup withholding. Information returns will be sent annually to the IRS by the manager and to you stating the amount of interest paid, original issue discount accrued, if any, and the amount of tax withheld from payments on the US Dollar Offered notes. We suggest that you consult your tax advisors about your eligibility for, and the procedure for obtaining, exemption from backup withholding.

NON-U.S. DOLLAR DENOMINATED NOTES

         The United States federal income tax consequences for investors who are subject to United States federal income taxation and who hold notes denominated in a currency other than US dollars may vary from those described above. The prospectus supplement for a series denominated in a currency other than US dollars will specify the material United States federal income tax consequences with respect to such investors.

                             AUSTRALIAN TAX MATTERS

         The following statements with respect to Australian taxation are the material tax consequences to the holders of Offered notes of purchasing, holding or disposing of the Offered notes and are based on factual advice received by the manager and represent the opinions of Clayton Utz, Australian Tax Counsel for Commonwealth Bank and the Manager. It is suggested that purchasers of
Offered notes should consult their own tax advisers concerning the consequences, in their particular circumstances under Australian tax laws and the laws of any other taxing jurisdiction, of the ownership of or any dealing in the Offered notes.

         The prospectus supplement for a series will specify any additional material tax consequences with respect to Australian taxation or any changes to the following analysis as a result of changes in Australian tax laws or in the interpretation of those laws.

AUSTRALIAN WITHHOLDING TAX

CHARACTERIZATION OF NOTES AS DEBT

         On the basis that the Offered notes provide that the noteholders will have a non-contingent right to the return of the face value of such Offered notes, plus the applicable interest, the Offered notes will be classified as debt instruments and accordingly, the interest payments under the Offered notes will be classified as interest for Australian tax purposes.

                                       84

PAYMENT OF INTEREST

         Under existing Australian tax law, in the opinion of Clayton Utz, non-resident holders of Offered notes or interests in any global Offered note, other than persons holding such securities or interest as part of a business carried on, at or through a permanent establishment in Australia, are not subject to Australian income tax on payments of interest or amounts in the nature of interest, provided the exemption for interest withholding tax discussed below applies. If the exemption is not available interest withholding tax will be levied at a rate of 10% on interest, or amounts in the nature of interest, paid on the Offered notes.

         Australian residents who hold such securities or interests as part of a business carried on, at or through a permanent establishment in a country outside Australia are also subject to interest withholding tax, and may also be subject to Australian income tax, on payments of interest or amounts in the nature of interest.

EXEMPTION FROM AUSTRALIAN WITHHOLDING TAX

         Pursuant to section 128F of the Income Tax Assessment Act 1936 of the
Commonwealth of Australia, an exemption from Australian interest withholding tax applies provided all prescribed conditions are met. Where the section 128F exemption applies, the income ceases to be subject to Australian income tax.

         These conditions in section 128F are:

         o   the issuer trustee is a company, which for section 128F purposes includes a company acting as a trustee of an Australian trust estate, provided that all the beneficiaries are companies, that is a resident of Australia, or a non-resident carrying on business through an Australian permanent establishment, when it issues the
             Offered notes and when interest, as defined in Division 11A of the
             Income Tax Assessment Act 1936, is paid; and

         o   the Offered notes, or a global Offered note or interests in such a global Offered note, were issued in a manner which satisfied the public offer test as prescribed under section 128F of the Income
             Tax Assessment Act 1936.

PUBLIC OFFER TEST

         The issuer trustee will seek to issue the Offered notes and interests in any global Offered note in a way that will satisfy the public offer test and otherwise meet the requirements of section 128F of the Income Tax Assessment Act
1936 including by listing the Offered notes.

         The public offer test for Offered notes will not be satisfied if the issuer trustee knew or had reasonable grounds to suspect that the Offered notes were being or would later be acquired directly or indirectly by an Offshore
Associate of the issuer trustee within the meaning of that section, other than in the capacity of a dealer, manager or underwriter in relation to the placement of an Offered note, or a clearing house, custodian, funds manager or responsible entity of a registered scheme.

         The exemption from Australian withholding tax will also not apply to interest paid by the issuer trustee to an Offshore Associate of the issuer trustee if, at the time of the payment, the issuer trustee knows, or has reasonable grounds to suspect, that such person is an Offshore Associate and the
Offshore Associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

         An Offshore Associate, OFFSHORE ASSOCIATE, means an associate (as defined in section 128F(9) of the Income Tax Assessment Act 1936) of the issuer trustee, that is either:

                                       85

         o   a non resident of Australia that does not acquire the Offered notes or an interest in the Offered notes in carrying on a business in
             Australia at or through a permanent establishment of the associate in Australia; or

         o   a resident of Australia that acquires the Offered notes or an interest in the Offered notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country.

         Accordingly, the Offered notes should not be acquired by any Offshore
Associate of the issuer trustee (which may include associates of Commonwealth
Bank and the other beneficiaries of the trust, if any, from time to time) except in the circumstances listed above. However, the public offer test will not be failed if the Offered notes are acquired by associates of the issuer trustee who are not Offshore Associates.

QUOTATION OF AUSTRALIAN BUSINESS NUMBERS OR TAX FILE NUMBERS

         If a holder of an Offered note is an Australian resident or a non-resident that holds the Offered notes at or through a permanent establishment in Australia, withholding for tax of 48.5% must be deducted, unless that holder of an Offered note supplies the issuer trustee with its
Australian Business Number or Tax File Number or proof of appropriate exemption to quote such numbers. An Australian resident that holds an Offered note may also be subject to Australian income tax in respect of interest derived from the notes.

TAX TREATY BETWEEN AUSTRALIA AND THE UNITED STATES

         If, for any reason, the interest paid by the issuer trustee is not exempt from interest withholding tax, the treaty titled "Convention for the
Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income" between the United States and Australia or a similar treaty between Australia and another country apart from the United States may apply.
The treaty between the United States and Australia provides that interest which has its source in Australia, and to which a United States resident, as defined in the treaty and who is entitled to the benefit of the treaty, is beneficially entitled, may be taxed in Australia, but that any tax charged shall not exceed
10% of the gross amount of interest. However, this provision will not apply where the indebtedness giving rise to the interest entitlement is effectively connected with:

         o   the United States resident beneficial owner's permanent
             establishment, at or through which it carries on business in
             Australia; or

         o   the United States resident beneficial owner's fixed base, situated in Australia, from which it performs independent personal services.

         The treaty between the United States and Australia has been amended by the Protocol entered into on September 27, 2001, which has effect in Australia, in relation to interest derived by United States residents, on or after July 1,
2003. The effect of the Protocol is that withholding tax may not be charged in respect of interest arising in Australia on or after July 1, 2003 if the United
States resident that is beneficially entitled to the interest is a financial institution as defined or a United States government entity as described below and in either case is entitled to the benefit of the treaty pursuant to Article
16 of the treaty as amended by the Protocol.

         In the case of a financial institution, as defined in Article 11(3)(b)
of the treaty as amended by the Protocol, that is a United States resident, no tax may be charged on the interest provided the financial institution is unrelated to and dealing wholly independently with the payer and the interest is not paid as part of an arrangement involving back-to-back loans or similar arrangements. Certain additional limitations apply.

                                       86

         A United States government entity covers the United States, a political or administrative sub-division or local authority thereof, any other body exercising governmental functions in the United States, or a bank performing central banking functions in the United States.

AUSTRALIAN TAXATION OF PROFIT ON SALE

         Under existing Australian law, in the opinion of Clayton Utz, non-resident holders of notes will not be subject to Australian income tax on profits derived from the sale or disposal of the Offered notes provided that:

         o   the Offered notes are not held, and the sale or disposal does not occur, as part of a business carried on, at or through a permanent establishment in Australia; and

         o   the profits do not have an Australian source.

         The source of any profit on the disposal of Offered notes will depend on the factual circumstances of the actual disposal. Where the Offered notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the seller and the purchaser are non-residents of Australia and do not have a business carried on, at or through a permanent establishment in Australia, the profit would not be expected to have an
Australian source.

         However, a portion of the sale price of Offered notes will be treated as interest for withholding tax purposes when:

         o   Offered notes are sold for any amount in excess of their issue price prior to maturity to a purchaser who is either a resident who does not acquire the Offered notes in the course of carrying on business in a country outside Australia at or through a permanent establishment in that country or a non-resident that acquires the
             Offered notes in the course of carrying on a business in Australia at or through a permanent establishment in Australia where the issue of the Offered notes did not satisfy the public offer test;
             or

         o   Offered notes are sold to an Australian resident or to a
             non-resident in connection with a business carried on, at or through a permanent establishment in Australia by the non-resident in connection with a "washing arrangement" as defined in section
             128A(1AB) of the Income Tax Assessment Act 1936 in circumstances where the exemption conditions in section 128F of the Income Tax
             Assessment Act 1936 are not met.

AUSTRALIAN INCOME TAX

TAX NEUTRALITY

         Each trust will be structured in a manner so that, based on the opinion of Clayton Utz, Australian tax law and the rulings and approach of the
Australian Commissioner of Taxation, and subject to certain assumptions regarding the operation of the trusts, neither the trusts nor the issuer trustee, in its capacity as trustee of the trusts (as an unconsolidated entity), will be liable for any Australian income tax.

CONSOLIDATION

         In general terms, a consolidated or consolidatable group for income tax purposes consists of a head company and all companies or trusts that are wholly-owned Australian subsidiaries of the head company. If 100% of the units in a trust are owned by the Commonwealth Bank group, that trust may be consolidated as part of that group.

                                       87

         The consolidation measures contain specific rules dealing with the allocation of the liability of group members in respect of the tax-related liabilities of the group.

         The Class A Capital Unit in each trust will be held by CU
Securitisation Services Pty Limited. CU Securitisation Services Pty Limited is
an entity which is unrelated to the Commonwealth Bank group and accordingly no trust should be a consolidatable entity with respect to the consolidated
Commonwealth Bank group.

THIN CAPITALIZATION

         In general terms, the Australian thin capitalization rules could apply if the ownership of the units in the trusts were to change so that the trusts would be foreign controlled within the meaning of the Australian thin capitalization legislation.

         The Australian Commonwealth Parliament has amended the thin capitalization measures to remove bona fide securitization vehicles (referred to in the legislation as SPECIAL PURPOSE ENTITIES) from the application of the thin capitalization measures. This exemption applies in relation to income years commencing on or after July 1, 2001.

         The trusts would fall within the exemption for special purpose entities, provided that each trust is an "insolvency remote special purpose entity".

         If that is the case, the thin capitalization measures would not apply to the trusts.

         If, notwithstanding the above, the thin capitalization measures were to apply to the trusts in a manner that denied interest deductions that could otherwise have been allowable, there would be increased tax net income. However, the tax neutrality of the trusts would be preserved as the Income Unitholder would be presently entitled to such income.

AUSTRALIAN GOODS AND SERVICES TAX

         A goods and services tax is payable by all entities which make taxable supplies in Australia. If an entity, such as the issuer trustee, makes any taxable supply, it will have to pay goods and services tax equal to 1/11th of the total consideration that it received for that supply. However, on the basis of the current goods and services tax legislation and regulations, in the opinion of Clayton Utz, the issue of the Offered notes and the payment of interest or principal on the Offered notes to you will not be taxable supplies.

         If the supply by the issuer trustee is:

         o   "GST free," the issuer trustee does not have to remit goods and services tax on the supply and can obtain input tax credits for goods and services taxes included in the consideration provided for acquisitions relating to the making of this supply; or

         o   "input taxed," which includes financial supplies, the issuer trustee does not have to remit goods and services tax on the supply, but may not be able to claim input tax credits for goods and services tax included in the consideration provided for acquisitions relating to the making of this supply, unless the expenses are eligible for a reduced input tax credit.

         The services which are provided to the issuer trustee are expected to be taxable supplies for goods and services tax purposes. Where this is the case, it will be the service provider who is liable to pay goods and services tax in respect of that supply. The service provider must rely on a contractual provision to increase the consideration to recoup the amount of that goods and services tax from the issuer trustee. Under

                                       88

the series supplement for a series, the issuer trustee's fee for that series will only be able to be increased by reference to the issuer trustee's goods and services tax liability, if any, if:

         o   the issuer trustee and the manager agree or, failing agreement, the issuer trustee's goods and services tax liability is determined by an expert; and

         o   the increase will not result in the reduction, qualification or withdrawal of the credit rating of any Offered notes or redraw bonds.

         The manager and the servicer may agree to adjust the manager's fee and the servicer's fee provided that the adjustment will not result in the reduction, qualification or withdrawal of the credit rating of any Offered notes or redraw bonds.

         If amounts payable by the issuer trustee are treated as the consideration for a taxable supply under the goods and services tax legislation and are increased by reference to the relevant supplier's goods and services tax liability, the issuer trustee may be restricted in its ability to claim an input tax credit for that increase and the expenses of the trust will increase, resulting in a decrease in the funds available to the trust to pay you.

         However, the issuer trustee may be entitled to a reduced input tax credit for some of the supplies made to the issuer trustee by service providers where the acquisition relates to the making of financial supplies by the issuer trustee. Where available, the amount of the reduced input tax credit is currently 75% of the GST which is payable by the service provider on the taxable supplies made to the issuer trustee. The availability of reduced input tax credits will reduce the extent to which the expenses of the trust will increase.

         The goods and services tax may increase the cost of repairing or replacing damaged properties offered as security for housing loans. However, it is a condition of each seller's loan contract and mortgage documentation that the borrower must maintain full replacement value property insurance at all times during the loan term.

         The goods and services tax legislation, in certain circumstances, treats the issuer trustee as making a taxable supply if it enforces a security by selling the mortgaged property and applying the proceeds of sale to satisfy the housing loan. The issuer trustee will have to account for goods and services tax out of the sale proceeds, with the result that the remaining sale proceeds may be insufficient to cover the unpaid balance of the related loan. However, the general position is that a sale of residential property is an input taxed supply for goods and services tax purposes and so the enforced sale of property which secures the housing loans will generally not be treated as a taxable supply under these provisions. As an exception, the issuer trustee may still have to account for goods and services tax out of the proceeds of sale recovered when a housing loan is enforced where the borrower carries on an enterprise which is registered for goods and services tax purposes, uses the mortgaged property as an asset of its enterprise and any of the following are relevant:

         o   the property can no longer be used as a residence; or

         o   the property is used as commercial residential premises such as a hostel or boarding house; or

         o   the borrower is the first vendor of the property--the borrower built the property and the property was not used for residential accommodation before December 2, 1998 and has not been used for leasing or similar activities or residential premises for at least
             5 years since being built; or

         o   the borrower has undertaken substantial renovation of the property since December 2, 1998; or

         o   the mortgaged property is sold otherwise than to be used
             predominantly as a residence.

         Any reduction as a result of goods and services tax in the amount recovered by the issuer trustee when enforcing the housing loans will decrease the funds available to the trust to pay you to the extent not

                                       89

covered by the mortgage insurance policies. The extent to which the issuer trustee is able to recover an amount on account of the goods and services tax, if any, payable on the proceeds of sale in the circumstances described in this section, will depend on the terms of the related mortgage insurance policy.

OTHER AUSTRALIAN TAXES

         In the opinion of Clayton Utz, and subject to the following paragraphs, no stamp, issue, registration or similar taxes are payable in Australia in connection with the issue of the Offered notes other than nominal duty payable in relation to the execution of certain transaction documents. Furthermore, a transfer of, or agreement to transfer, notes executed outside of Australia will not be subject to Australian stamp duty.

                  ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

         Each of Securitisation Advisory Services Pty Limited and Perpetual
Trustee Company Limited is an Australian company registered with limited liability under the Australian Corporations Act 2001. Any final and conclusive judgment of any New York State or United States Federal Court sitting in the
Borough of Manhattan in the City of New York having jurisdiction under New York law in respect of an obligation of either Securitisation Advisory Services Pty
Limited or Perpetual Trustee Company Limited in respect of a note, which is for a fixed sum of money and which has not been stayed or satisfied in full, would be enforceable by action against either Securitisation Advisory Services Pty
Limited or Perpetual Trustee Company Limited, as applicable, in the courts of the relevant Australian jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States
Federal Court, as applicable, unless:

         o   the proceedings in the New York State or United States Federal
             Court, as applicable, involved a denial of the principles of natural justice;

         o   the judgment is contrary to the public policy of the relevant
             Australian jurisdiction;

         o   judgment was obtained by fraud or duress or was based on a clear mistake of fact;

         o   the judgment is a penal or revenue judgment;

         o   there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as
             applicable; or

         o   the judgment is one in respect of which the Australian Commonwealth
             Attorney-General has made a declaration or order under the
             Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

         A judgment by a court may be given in some cases only in Australian dollars. Each of Securitisation Advisory Services Pty Limited and Perpetual
Trustee Company Limited expressly submits to the jurisdiction of any New York
State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for the purpose of any suit, action or proceeding arising out of this offering. Securitisation Advisory Services Pty Limited has appointed
Commonwealth Bank of Australia, 599 Lexington Avenue, New York, New York 10022,
as its agent upon whom process may be served in any such action. Perpetual
Trustee Company Limited has appointed CT Corporation, 111 Eighth Avenue, New
York, NY 10011, USA, as its agent upon whom process may be served in any such action.

         All of the directors and executive officers of Securitisation Advisory
Services Pty Limited, and certain experts named in this prospectus, reside outside the United States in the Commonwealth of Australia.

                                       90

Substantially all or a substantial portion of the assets of all or many of such persons are located outside the United States. As a result, it may not be possible for holders of the Offered notes to effect service of process within the United States upon such persons or to enforce against them judgments obtained in United States courts predicated upon the civil liability provisions of federal securities laws of the United States. Securitisation Advisory
Services Pty Limited and Perpetual Trustee Company Limited have been advised by
Clayton Utz, that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United
States.

         The prospectus supplement for a series will specify any additional or different considerations in relation to the enforcement of foreign judgments in
Australia in relation to that series or any changes to the above analysis as a result of changes in Australian laws or in the interpretation of those laws.

                        EXCHANGE CONTROLS AND LIMITATIONS

         The prospectus supplement for a series will specify any Australian foreign exchange controls and limitations that apply to payments by an
Australian resident.

                              ERISA CONSIDERATIONS

         Subject to the considerations discussed in this section and in the prospectus supplement for a series, the Offered notes are eligible for purchase by employee benefit plans.

         Section 406 of the Employee Retirement Income Security Act of 1974, as
amended, ERISA, and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh plans and any entity deemed to hold the "plan assets" of the foregoing (each, a BENEFIT PLAN) from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons"
under the Code with respect to these Benefit Plans. A violation of these
"prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for these persons or the fiduciaries of the Benefit Plan. Title I of ERISA also imposes certain duties on fiduciaries of a Benefit Plan subject to ERISA including those of loyalty and prudence.

         Some transactions involving the purchase, holding or transfer of the
Offered notes might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Offered notes if assets of the trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of
ERISA and the Code only if the Benefit Plan acquires an "equity interest" in the trust and none of the exceptions to plan assets contained in the regulation is applicable. An equity interest is defined under the regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no specific guidance in the regulation regarding whether a principal charge-off feature under the circumstances described herein would constitute a
"substantial equity feature", the regulation does state that an instrument will not fail to be treated as indebtedness merely because it has certain equity features, such as additional variable interest or conversion rights, that are incidental to the instrument's primary fixed obligation. Although there can be no assurances in this regard, assuming the Offered notes constitute debt for local law purposes, it appears, at the time of their initial issuance that the
Offered notes should not be treated as an equity interest for purposes of the regulation. The debt characterization of the Offered notes for ERISA

                                       91

purposes could change after their initial issuance (i.e. they could be treated as equity) if the trust incurs losses or the rating of the Offered notes changes. This risk of recharacterization is enhanced for notes that are subordinated to other classes of securities.

         However, without regard to whether the Offered notes are treated as an equity interest for these purposes, the acquisition or holding of the Offered notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the corresponding trust, the issuer trustee, the servicer, the manager, the Offered note trustee, the seller, the custodian, any holder of 50% or more of any equity interests in the trust, any of the swap providers, the underwriters or the security trustee is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are:

         o   Prohibited Transaction Class Exemption 96-23, regarding
             transactions effected by "in-house asset managers";

         o   Prohibited Transaction Class Exemption 90-1, regarding investments by insurance company pooled separate accounts;

         o   Prohibited Transaction Class Exemption 95-60, regarding
             transactions effected by "insurance company general accounts";

         o   Prohibited Transaction Class Exemption 91-38, regarding investments by bank collective investment funds; and

         o   Prohibited Transaction Class Exemption 84-14, regarding
             transactions effected by "qualified professional asset managers."

         There can be no assurance that any of these, or any other exemption, will be available with respect to any transaction involving the Offered notes.
By your acquisition of a Offered note, you shall be deemed to represent and warrant that either (x) you are not acquiring the Offered note with the assets of a Benefit Plan or (y) your purchase and holding of the Offered note will not result in a non-exempt prohibited transaction under ERISA or the Code or any substantially similar applicable law.

         Employee benefit plans that are governmental plans, as defined in
Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of
ERISA, and foreign plans are not subject to ERISA requirements but may be subject to state or other laws that are substantially similar to ERISA or the
Code.

         If you are a plan fiduciary considering the purchase of any of the
Offered notes, you should consult your tax and legal advisors regarding whether the assets of the trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

         The prospectus supplement for a series will specify any additional or different ERISA considerations for that series.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         All documents filed by the manager with the Securities and Exchange
Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act
after the date of this prospectus and prior to the termination of the offering of the Offered notes shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement

                                       92

contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the related prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         The manager will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference. Requests for copies should be directed to: Securitisation Advisory
Services Pty Limited, C/- Commonwealth Bank of Australia, 599 Lexington Avenue,
New York, NY 10022, Attention: Executive Vice President, Head of North America
Phone (212) 848 9241.

                         LEGAL INVESTMENT CONSIDERATIONS

         The Offered notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 under United
States Federal law, because the originator of the housing loans was not subject to United States state or federal regulatory authority. Accordingly, some U.S.
institutions with legal authority to invest in comparably rated securities based on such housing loans may not be legally authorized to invest in the Offered notes. No representation is made as to whether the notes constitute legal investments under any applicable statute, law, rule, regulation or order for any entity whose investment activities are subject to investment laws and regulations or to review by any regulatory authorities. You are urged to consult with your counsel concerning the status of the Offered notes as legal investments for you.

                              AVAILABLE INFORMATION

         The manager has filed with the Securities and Exchange Commission a registration statement on Form S-3 with respect to the notes being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, some parts of which have been omitted in accordance with the rules and regulations of the Securities and Exchange
Commission. For further information, reference should be made to the registration statement and amendments thereof and to the exhibits thereto, which will be available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth
Street, N.W., Washington, D.C. 20549 The Securities and Exchange Commission also maintains a World Wide Web site which provides on-line access to reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission at the address
"http://www.sec.gov."

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the underwriter or a request by the investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

                                       93

                              RATINGS OF THE NOTES

         Unless specified otherwise in a prospectus supplement for a series, any class of notes of a series offered by this prospectus and the corresponding prospectus supplement will be:

         o   rated by at least one nationally recognized statistical rating agency or organization that initially rates the series at the request of the issuer trustee; and

         o   identified in the prospectus supplement in one of the rating agency's four highest rating categories which are referred to as investment grade.

         The security ratings of the notes should be evaluated independently from similar ratings on other types of securities. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agencies. The rating does not address the expected schedule of principal repayments other than to say that principal will be returned no later than the final maturity date.

         A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of similar ratings on different securities.

                              PLAN OF DISTRIBUTION

         The issuer trustee may sell the Offered notes in any of three ways:

         o   through underwriters or dealers;

         o   directly to a limited number of purchasers or to a single
             purchaser; or

         o   through agents.

         The prospectus supplement for a series will set for the terms of the offering of that series of Offered notes including:

         o   the name or names of any underwriters, dealers or agents;

         o   the purchase price of the Offered notes and the proceeds to the issuer trustee from the sale;

         o   any underwriting discounts and other items constituting
             underwriters' compensation; and

         o   any discounts and commissions allowed or paid to dealers.

         Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

         If so specified in the prospectus supplement for a series, the issuer trustee, the manager or any of their affiliates may purchase or retain some or all of one or more classes of notes of the series. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the notes so purchased directly, through one or more underwriters to be designated at the time of the offering of the notes or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the prospectus supplement. The transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. In addition, the issuer trustee, the manager or one of their affiliates may pledge notes retained or purchased by the issuer trustee in connection with borrowings or use them in repurchase transactions.

                                       94

         If any Offered notes of any series are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the notes. The Offered notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of
Offered notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any Offered notes of the related series will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the Offered notes if any are purchased.

         Underwriters and agents who participate in the distribution of a series of Offered notes may be entitled under agreements which may be entered into by the issuer trustee to indemnification by the issuer trustee against specific liabilities, including liabilities under the Securities Act, as amended, or to contribution for payments which the underwriters or agents may be required to make under the terms of the agreements.

         The prospectus supplement for any series of Offered notes offered other than through the underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the issuer trustee and dealers for the Offered notes of that series.

         Affiliates of the manager, including Commonwealth Bank, may act as agents or underwriters in connection with the sale of a series of Offered notes.
Securities sold, offered or recommended by Securitisation Advisory Services Pty
Limited, are not deposits, are not insured by the Federal Deposit Insurance
Corporation, are not guaranteed by, and are not otherwise obligations of,
Securitisation Advisory Services Pty Limited, and involve investment risks, including the possible loss of principal.

         Any affiliate of the issuer trustee or the manager acting as agent or underwriter in connection with the sale of a series of notes will be named, and its affiliation with the issuer trustee or the manager described, in the prospectus supplement. For underwritten offerings, any of these affiliates not named in the prospectus supplement will not be parties to the related underwriting agreement, will not be purchasing the related Offered notes from the issuer trustee and will have no direct or indirect participation in the underwriting of the notes, although the affiliates may participate in the distribution of the Offered notes under circumstances entitling it to a dealer's commission. An affiliate of the issuer trustee or the manager may act as a placement agent for Offered notes not offered through underwriters. If an affiliate does act as placement agent on behalf of the issuer trustee in the sale of Offered notes, it will receive a selling commission which will be disclosed in the prospectus supplement. To the extent permitted by law, affiliates of the issuer trustee or the manager may purchase notes acting as principal.

         This prospectus may be used by Commonwealth Bank in connection with the offers and sales related to secondary market transactions in the Offered notes.
Commonwealth Bank may act as principal or agent in these transactions. These sales will be made at prices related to prevailing market prices at the time of sale. Commonwealth Bank does not have any obligation to make a market in the
Offered notes, and it may discontinue its market-making activities at any time without notice, in its sole discretion. Commonwealth Bank is among the underwriters participating in the initial distribution of the Offered notes.

         The issuer trustee anticipates that the Offered notes will be sold to institutional and retail investors. Purchasers of Offered notes, including dealers, may, depending on the facts and circumstances of the

                                       95

purchases, be deemed to be "underwriters" within the meaning of the Securities
Act in connection with re-offers and sales by them of Offered notes. Offered noteholders should consult with their legal advisors in this regard prior to any re-offer or sale.

         There is currently no secondary market for the Offered notes. The issuer trustee does not intend to make a secondary market for the Offered notes.
There can be no assurance that a secondary market for the Offered notes will develop or, if it does develop, that it will continue. The issuer trustee may list the Offered notes on a national or foreign stock exchange.

                                  LEGAL MATTERS

         Mayer, Brown, Rowe & Maw LLP, New York, New York, will pass upon some legal matters with respect to the Offered notes, including the material U.S.
federal income tax matters, for Commonwealth Bank and Securitisation Advisory
Services Pty Limited. Clayton Utz, Sydney, Australia, will pass upon some legal matters, including the material Australian tax matters, with respect to the
Offered notes for Commonwealth Bank and Securitisation Advisory Services Pty
Limited.

                                       96

                                    GLOSSARY

Capitalized terms in this prospectus have the meaning set out below unless, in relation to a particular series, they are given a different meaning in the prospectus supplement for that series.

ACCRUED INTEREST ADJUSTMENT        unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a series, the amount of interest accrued on
                                   the housing loans of that series for, and any
                                   fees in relation to the housing loans falling
                                   due for payment during, the period commencing
                                   on and including the date on which interest
                                   is debited to the relevant housing loan
                                   accounts by the servicer for that housing
                                   loan immediately prior to the cut-off date
                                   for those housing loans and ending on but
                                   excluding the closing date for those housing
                                   loans and any accrued interest and fees due
                                   but unpaid in relation to the housing loan
                                   prior to the date that interest is debited to
                                   the relevant housing loan accounts.

ACQUIRING TRUST                    see page 7.

ADJUSTMENT ADVANCE                 unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   Assigned Assets and an Assignment Date, an
                                   amount, as determined by the manager and
                                   specified in the corresponding Transfer
                                   Proposal, not exceeding an amount equal to
                                   the accrued and unpaid interest in respect of
                                   the Assigned Assets (less any accrued and
                                   unpaid costs and expenses in respect of the
                                   Assigned Assets) during the period up to (but
                                   not including) that Assignment Date.

ADVERSE EFFECT                     unless otherwise specified in the relevant
                                   prospectus supplement, means any event which,
                                   determined by the manager unless specifically
                                   provided otherwise, materially and adversely
                                   affects the amount or timing of any payment
                                   due to any noteholder or redraw bondholder.

ASSIGNED ASSETS                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal and a Disposing Trust,
                                   the issuer trustee's entire right, title and
                                   interest (including the beneficial interest
                                   of each unitholder in relation to the
                                   Disposing Trust) as trustee of the Disposing
                                   Trust in:

                                   o  the assets of the Disposing Trust insofar
                                      as they relate to the housing loans
                                      referred to in that Transfer Proposal; and

                                   o  unless otherwise specified in that
                                      Transfer Proposal, the benefit of all
                                      representations and warranties given to
                                      the Trustee by the seller of the housing
                                      loans referred to in that Transfer
                                      Proposal, the servicer or any other person
                                      in relation to those assets.

                                       97

ASSIGNMENT DATE                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal, the date specified as
                                   such in that Transfer Proposal on which the
                                   housing loans are transferred from the
                                   Disposing Trust to the Acquiring Trust.

AUSTRALIAN CONSUMER CREDIT CODE    unless otherwise specified in the relevant
                                   prospectus supplement, means the Consumer
                                   Credit Code set out in the Appendix to the
                                   Consumer Credit (Queensland) Act 1994, as
                                   amended by the Consumer Credit (Queensland)
                                   Amendment Act 1998, as in force or applied as
                                   a law of any jurisdiction in Australia.

AUTHORIZED SHORT-TERM INVESTMENTS  see page 39.

BUSINESS DAY                        unless otherwise specified in the relevant
                                   prospectus supplement, means any day on which
                                   banks are open for business in Sydney, New
                                   York City and London which is also a TARGET
                                   Settlement Day other than a Saturday, a
                                   Sunday or a public holiday in Sydney, New
                                   York City or London.

CLEARSTREAM, LUXEMBOURG            see page 21.

DISPOSING TRUST                    see page 7.

DTC                                see page 21.

ELIGIBLE DEPOSITORY                unless otherwise specified in the relevant
                                   prospectus supplement, means a financial
                                   institution which has assigned to it short
                                   term credit ratings equal to or higher than
                                   A-1 by Standard & Poor's and P-1 by Moody's
                                   and includes the servicer to the extent that:

                                   o  it is rated in this manner; or

                                   o  the rating agencies confirm that the
                                      rating of the servicer at a lower level
                                      will not result in a reduction,
                                      qualification or withdrawal of the ratings
                                      given by the rating agencies to the notes
                                      and any redraw bonds of the series.

ELIGIBLE TRUST CORPORATION         unless otherwise specified in the relevant
                                   prospectus supplement, means any person
                                   eligible for appointment as an institutional
                                   trustee under an indenture to be qualified
                                   pursuant to the Trust Indenture Act of 1939
                                   of the United States of America as prescribed
                                   in section 310(a) of the Trust Indenture Act.

                                       98

EUROCLEAR                          see page 22.

EXTRAORDINARY RESOLUTION           unless otherwise specified in the relevant
                                   prospectus supplement, in relation to Voting
                                   Secured Creditors or a class of Voting
                                   Secured Creditors means a resolution passed
                                   at a duly convened meeting of the Voting
                                   Secured Creditors or a class of Voting
                                   Secured Creditors under the security trust
                                   deed by a majority consisting of not less
                                   than 75% of the votes of such Voting Secured
                                   Creditors or their representatives present
                                   and voting or, if a poll is demanded, by such
                                   Voting Secured Creditors holding or
                                   representing between them Voting Entitlements
                                   comprising in aggregate not less than 75% of
                                   the aggregate number of votes comprised in
                                   the Voting Entitlements held or represented
                                   by all the persons present and voting at the
                                   meeting or a written resolution signed by all
                                   the Voting Secured Creditors or the class of
                                   Voting Secured Creditors, as the case may be.

FAIR MARKET VALUE                  unless otherwise specified in the relevant
                                   prospectus supplement, in relation to a
                                   housing loan means the fair market value for
                                   that housing loan determined by the relevant
                                   seller's external auditors and which value
                                   reflects the performing or non-performing
                                   status, as determined by the servicer, of
                                   that housing loan and any benefit which the
                                   intended purchaser will have in respect of
                                   such housing loan under any relevant
                                   transaction document.

INSOLVENCY EVENT                   unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to:

                                   o  the issuer trustee in its capacity as
                                      trustee of a trust, the occurrence of any
                                      of the following events in relation to the
                                      issuer trustee in that capacity (and not
                                      in any other capacity):

                                      o  an application is made and not
                                         dismissed or stayed on appeal within 30
                                         days or an order is made that the
                                         issuer trustee be wound up or
                                         dissolved;

                                      o  an application for an order is made and
                                         not dismissed or stayed on appeal
                                         within 30 days appointing a liquidator,
                                         a provisional liquidator, a receiver or
                                         a receiver and manager in respect of
                                         the issuer trustee or one of them is
                                         appointed;

                                      o  except on terms approved by the
                                         security trustee, the issuer trustee
                                         enters into, or resolves to enter into,
                                         a scheme of arrangement, deed of
                                         company arrangement or composition
                                         with, or assignment for the benefit of,
                                         all or any class of its creditors, or
                                         it proposes a reorganization,
                                         moratorium or other administration
                                         involving any of them;

                                       99

                                      o  the issuer trustee resolves to wind
                                         itself up, or otherwise dissolve
                                         itself, or gives notice of intention to
                                         do so, except to reconstruct or
                                         amalgamate while solvent on terms
                                         approved by the security trustee or is
                                         otherwise wound up or dissolved;

                                      o  the issuer trustee is or states that it
                                         is unable to pay its debts when they
                                         fall due;

                                      o  as a result of the operation of section
                                         459(1) of the Australian Corporations
                                         Act 2001, the issuer trustee is taken
                                         to have failed to have complied with a
                                         statutory demand;

                                      o  the issuer trustee is or makes a
                                         statement from which it may be
                                         reasonably deduced by the security
                                         trustee that the issuer trustee is, the
                                         subject of an event described in
                                         section 459C(2)(b) or section 585 of
                                         the Australian Corporations Act 2001;

                                      o  the issuer trustee takes any step to
                                         obtain protection or is granted
                                         protection from its creditors, under
                                         any applicable legislation or an
                                         administrator is appointed to the
                                         issuer trustee or the board of
                                         directors of the issuer trustee propose
                                         to appoint an administrator to the
                                         issuer trustee or the issuer trustee
                                         becomes aware that a person who is
                                         entitled to enforce a charge on the
                                         whole or substantially the whole of the
                                         issuer trustee's property proposes to
                                         appoint an administrator to the issuer
                                         trustee; or

                                      o  anything analogous or having a
                                         substantially similar effect to any of
                                         the events specified above happens
                                         under the law of any applicable
                                         jurisdiction; and

                                   o  any other body corporate and the issuer
                                      trustee in its personal capacity, each of
                                      the following events:

                                      o  an order is made that the body
                                         corporate be wound up;

                                      o  a liquidator, provisional liquidator,
                                         controller or administrator is
                                         appointed in respect of the body
                                         corporate or a substantial portion of
                                         its assets whether or not under an
                                         order;

                                       100

                                      o  except to reconstruct or amalgamate on
                                         terms reasonably approved by the issuer
                                         trustee (or in the case of a
                                         reconstruction or amalgamation of the
                                         issuer trustee in its personal capacity
                                         or the security trustee, on terms
                                         reasonably approved by the manager),
                                         the body corporate enters into, or
                                         resolves to enter into, a scheme of
                                         arrangement, deed of company
                                         arrangement or composition with, or
                                         assignment for the benefit of, all or
                                         any class of its creditors;

                                      o  the body corporate resolves to wind
                                         itself up, or otherwise dissolve
                                         itself, or gives notice of its
                                         intention to do so, except to
                                         reconstruct or amalgamate on terms
                                         reasonably approved by the issuer
                                         trustee (or in the case of a
                                         reconstruction or amalgamation of the
                                         issuer trustee in its personal capacity
                                         or the security trustee, except on
                                         terms reasonably approved by the
                                         manager) or is otherwise wound up or
                                         dissolved;

                                      o  the body corporate is or states that it
                                         is insolvent;

                                      o  as a result of the operation of section
                                         459F(1) of the Australian Corporations
                                         Act 2001, the body corporate is taken
                                         to have failed to comply with a
                                         statutory demand;

                                      o  the body corporate takes any step to
                                         obtain protection or is granted
                                         protection from its creditors, under
                                         any applicable legislation;

                                      o  any writ of execution, attachment,
                                         distress or similar process is made,
                                         levied or issued against or in relation
                                         to a substantial portion of the body
                                         corporate's assets and is not satisfied
                                         or withdrawn or contested in good faith
                                         by the body corporate within 21 days;
                                         or

                                      o  anything analogous or having a
                                         substantially similar effect to any of
                                         the events specified above happens
                                         under the law of any applicable
                                         jurisdiction.

INVESTED AMOUNT                    unless otherwise specified in the relevant
                                   prospectus supplement, means in relation to a
                                   note or any redraw bond, the principal amount
                                   of that note or redraw bond upon issue less
                                   the aggregate of all principal payments made
                                   on that note or redraw bond.

ISSUER TRUSTEE DEFAULT             unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                       101

                                   o  the issuer trustee fails within 20 Sydney
                                      business days, or such longer period as
                                      the manager may agree to, after notice
                                      from the manager to carry out or satisfy
                                      any material duty or obligation imposed on
                                      the issuer trustee by the master trust
                                      deed or any other transaction document in
                                      respect of a Medallion Program trust
                                      established under the master trust deed;

                                   o  an Insolvency Event occurs with respect to
                                      the issuer trustee in its personal
                                      capacity;

                                   o  the issuer trustee ceases to carry on
                                      business;

                                   o  the issuer trustee merges or consolidates
                                      into another entity, unless approved by
                                      the manager, which approval will not be
                                      withheld if, in the manager's reasonable
                                      opinion, the commercial reputation and
                                      standing of the surviving entity will not
                                      be less than that of the issuer trustee
                                      prior to such merger or consolidation, and
                                      unless the surviving entity assumes the
                                      obligations of the issuer trustee under
                                      the transaction documents in respect of a
                                      Medallion Program trust established under
                                      the master trust deed; or

                                   o  there is a change in the ownership of 50
                                      per cent or more of the issued equity
                                      share capital of the issuer trustee from
                                      the position as at the date of the master
                                      trust deed, or effective control of the
                                      issuer trustee alters from the position as
                                      at the date of the master trust deed,
                                      unless in either case approved by the
                                      manager, which approval will not be
                                      withheld if, in the manager's reasonable
                                      opinion, the change in ownership or
                                      control of the issuer trustee will not
                                      result in a lessening of the commercial
                                      reputation and standing of the issuer
                                      trustee.

MANAGER DEFAULT                    unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  an Insolvency Event occurs in relation to
                                      the manager;

                                   o  the manager does not instruct the issuer
                                      trustee to pay the required amounts to the
                                      noteholders within the time periods
                                      specified in the relevant series
                                      supplement and that failure is not
                                      remedied within 10 Business Days, or such
                                      longer period as the issuer trustee may
                                      agree, of notice of failure being
                                      delivered to the manager by the issuer
                                      trustee;

                                       102

                                   o  the manager does not prepare and transmit
                                      to the issuer trustee the monthly or
                                      quarterly certificates or any other
                                      reports required to be prepared by the
                                      manager and such failure is not remedied
                                      within 10 Business Days, or such longer
                                      period as the issuer trustee may agree, of
                                      notice being delivered to the manager by
                                      the issuer trustee. However, such a
                                      failure by the manager does not constitute
                                      a Manager Default if it is as a result of
                                      a Servicer Default referred to in the
                                      second paragraph of the definition of that
                                      term provided that, if the servicer
                                      subsequently provides the information to
                                      the manager, the manager prepares and
                                      submits to the issuer trustee the
                                      outstanding monthly or quarterly
                                      certificates or other reports within 10
                                      Business Days, or such longer period as
                                      the issuer trustee may agree to, of
                                      receipt of the required information from
                                      the servicer;

                                   o  any representation, warranty,
                                      certification or statement made by the
                                      manager in a transaction document or in
                                      any document provided by the manager under
                                      or in connection with a transaction
                                      document proves to be incorrect when made
                                      or is incorrect when repeated, in a manner
                                      which as reasonably determined by the
                                      issuer trustee has an Adverse Effect and
                                      is not remedied to the issuer trustee's
                                      reasonable satisfaction within 60 Business
                                      Days of notice to the manager by the
                                      issuer trustee; or

                                   o  the manager has breached its other
                                      obligations under a transaction document
                                      or any other deed, agreement or
                                      arrangement entered into by the manager
                                      under the master trust deed and relating
                                      to the trust or the notes or any redraw
                                      bonds, other than an obligation which
                                      depends upon information provided by, or
                                      action taken by, the servicer and the
                                      servicer has not provided the information
                                      or taken the action, and that breach has
                                      had or, if continued, will have an Adverse
                                      Effect as reasonably determined by the
                                      issuer trustee, and either:

                                      o  such breach is not remedied so that it
                                         no longer has or will have to such an
                                         Adverse Effect, within 20 Business Days
                                         of notice delivered to the manager by
                                         the issuer trustee; or

                                      o  the manager has not within 20 Business
                                         Days of receipt of such notice paid
                                         compensation to the issuer trustee for
                                         its loss from such breach in an amount
                                         satisfactory to the issuer trustee,
                                         acting reasonably.

                                   The issuer trustee must, in such notice,
                                   specify the reasons why it believes an
                                   Adverse Effect has occurred, or will occur,
                                   as the case may be.

                                       103

MOODY'S                            unless otherwise specified in the relevant
                                   prospectus supplement, means Moody's
                                   Investors Service Inc.

PAYMENT MODIFICATION               see page 37.

PERFECTION OF TITLE EVENT          unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  the seller makes any representation or
                                      warranty under a transaction document that
                                      proves to be incorrect when made, other
                                      than a representation or warranty in
                                      respect of which damages have been paid or
                                      for which payment is not yet due, for
                                      breach, or breaches any covenant or
                                      undertaking given by it in a transaction
                                      document, and that has or, if continued
                                      will have, an Adverse Effect; and:

                                      o  the same is not satisfactorily remedied
                                         so that it no longer has or will have,
                                         an Adverse Effect, within 20 Business
                                         Days of notice being delivered to the
                                         seller by the manager or the issuer
                                         trustee; or

                                      o  if the preceding paragraph is not
                                         satisfied, the seller has not within 20
                                         Business Days of such notice paid
                                         compensation to the issuer trustee for
                                         its loss from that breach in an amount
                                         satisfactory to the issuer trustee
                                         acting reasonably. Such compensation
                                         cannot exceed the aggregate of the
                                         principal amount outstanding in respect
                                         of the corresponding housing loan and
                                         any accrued or unpaid interest in
                                         respect of the housing loan, calculated
                                         in both cases at the time of payment of
                                         the compensation.

                                         The issuer trustee must, in such
                                         notice, specify the reasons why it
                                         believes an Adverse Effect has
                                         occurred, or will occur;

                                   o  if the seller is the servicer, a Servicer
                                      Default occurs;

                                   o  an Insolvency Event occurs in relation to
                                      the seller;

                                   o  if the seller is the swap provider under a
                                      fixed rate swap or an interest rate basis
                                      cap, the seller fails to make any payment
                                      due under a swap or cap and that failure:

                                      o  has or will have an Adverse Effect as
                                         reasonably determined by the issuer
                                         trustee; and

                                      o  is not remedied by the seller within 20
                                         Business Days, or such longer period as
                                         the issuer trustee agrees, of notice to
                                         the seller by the manager or the issuer
                                         trustee;

                                       104

                                   o  a downgrading in the long term debt rating
                                      of the seller below BBB by Standard &
                                      Poor's or Baa2 by Moody's or such other
                                      rating in respect of the seller as is
                                      agreed between the manager, the seller and
                                      the rating agency which had assigned the
                                      relevant rating.

PERFORMING HOUSING LOANS AMOUNT    unless otherwise specified in the relevant
                                   prospectus supplement, means in relation to a
                                   series the aggregate of the following:

                                   o  the amount outstanding under housing loans
                                      of that series under which no payment due
                                      from the borrower has been in arrears by
                                      more than 90 days; and

                                   o  the amount outstanding under housing loans
                                      of that series under which a payment due
                                      from the borrower has been in arrears by
                                      more than 90 days and which are insured
                                      under a mortgage insurance policy.

POTENTIAL TERMINATION EVENT        unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  as a result of the introduction,
                                      imposition or variation of any law it is
                                      or becomes unlawful for the issuer
                                      trustee, and would also be unlawful for
                                      any new issuer trustee, to carry out any
                                      of its obligations under the relevant
                                      series supplement, the master trust deed
                                      (in so far as it relates to the trust),
                                      the note trust deed, the Offered notes or
                                      the security trust deed; or

                                   o  all or any part of the relevant series
                                      supplement, the master trust deed (in so
                                      far as it relates to the trust) the note
                                      trust deed, the Offered notes or the
                                      security trust deed is or has become void,
                                      illegal, unenforceable or of limited force
                                      and effect.

OFFSHORE ASSOCIATE                 see page 85.

PRIOR INTEREST                     unless otherwise specified in the relevant
                                   prospectus supplement, means the issuer
                                   trustee's lien over, and right of
                                   indemnification from, the assets of the trust
                                   calculated in accordance with the master
                                   trust deed for fees and expenses payable to
                                   the issuer trustee, other than the Secured
                                   Moneys and the arranging fees payable to the
                                   manager, which are unpaid, or paid by the
                                   issuer trustee but not reimbursed to the
                                   issuer trustee from the assets of the trust.

SECURED CREDITORS                  see page 47.

                                       105

SECURED MONEYS                     unless otherwise specified in the relevant
                                   prospectus supplement, means the aggregate of
                                   all moneys owing to the security trustee or
                                   to a Secured Creditor under any of the
                                   transaction documents whether such amounts
                                   are liquidated or not or are contingent or
                                   presently accrued due, and including rights
                                   sounding in damages only, provided that the
                                   amount owing by the issuer trustee in
                                   relation to the principal component of a note
                                   or any redraw bond is to be calculated by
                                   reference to the Invested Amount of that note
                                   or redraw bond, the amount owing by the
                                   issuer trustee in relation to the principal
                                   component of the standby redraw facility will
                                   include any unreimbursed principal
                                   charge-offs in respect of the standby redraw
                                   facility and the Secured Moneys do not
                                   include any fees or value added tax payable
                                   to the note trustee or an agent for which the
                                   issuer trustee is personally liable.

SERVICER DEFAULT                   see page 66.

STANDARD & POOR'S                  unless otherwise specified in the relevant
                                   prospectus supplement, means Standard &
                                   Poor's (Australia) Pty Ltd ABN 62 007 324
                                   852.

STATED AMOUNT                      unless otherwise specified in the relevant
                                   prospectus supplement, for a note or a redraw
                                   bond means:

                                   o  the principal amount of that note or
                                      redraw bond upon issue; less

                                   o  the aggregate of principal payments
                                      previously made on that note or redraw
                                      bond; less

                                   o  the aggregate of all then unreimbursed
                                      principal charge-offs on that note or
                                      redraw bond.

TARGET SETTLEMENT DAY              unless otherwise specified in the relevant
                                   prospectus supplement, means any day on which
                                   TARGET (the Trans-European Automated
                                   Real-time Gross Settlement Express Transfer
                                   System) is open.

                                       106

TRANSFER AMOUNT                    unless otherwise specified in the relevant
                                   prospectus supplement, means, in relation to
                                   a Transfer Proposal means the amount
                                   specified as such in that Transfer Proposal,
                                   as determined by the manager, which must be:

                                   o  the aggregate principal outstanding of the
                                      Assigned Assets in relation to that
                                      Transfer Proposal as at close of business
                                      on the Business Day immediately preceding
                                      the cut-off date in relation to that
                                      Transfer Proposal; or

                                   o  such other amount as is agreed between the
                                      issuer trustee and the manager provided
                                      that the manager has given written
                                      confirmation to the issuer trustee that
                                      the manager has received confirmation from
                                      each rating agency in relation to the
                                      Acquiring Trust that the transfer of the
                                      Assigned Assets in relation to that
                                      Transfer Proposal for that amount will not
                                      result in a reduction, qualification or
                                      withdrawal of any ratings then assigned by
                                      it in relation to any note or redraw bond
                                      in relation to the Acquiring Trust or the
                                      Disposing Trust.

TRANSFER PROPOSAL                  unless otherwise specified in the relevant
                                   prospectus supplement, means a proposal from
                                   the manager to the issuer trustee given in
                                   accordance with the master trust deed, for
                                   the issuer trustee to transfer Assigned
                                   Assets from one series trust under the master
                                   trust deed to another series trust under the
                                   master trust deed.

VOTING ENTITLEMENTS                unless otherwise specified in the relevant
                                   prospectus supplement, on a particular date,
                                   means the number of votes which a Voting
                                   Secured Creditor would be entitled to
                                   exercise if a meeting of Voting Secured
                                   Creditors were held on that date, being the
                                   number calculated by dividing the Secured
                                   Moneys owing to that Voting Secured Creditor
                                   by 10 and rounding the resultant figure down
                                   to the nearest whole number. If the note
                                   trustee is a Voting Secured Creditor it will
                                   have a Voting Entitlement equal to the
                                   aggregate Voting Entitlement for all holders
                                   of Offered notes.

                                   Secured Moneys in respect of the Offered
                                   notes will be converted to Australian dollars
                                   at the exchange rates specified for this
                                   purpose in the relevant prospectus supplement
                                   or the spot rate used for the calculation of
                                   amounts payable on the early termination of
                                   the applicable currency swap, whichever
                                   produces the lowest amount in Australian
                                   dollars.

                                       107

VOTING SECURED CREDITORS           unless otherwise specified in the relevant
                                   prospectus supplement, means:

                                   o  for so long as the Secured Moneys of the
                                      noteholders, converted, in the case of the
                                      Offered notes, to Australian dollars in
                                      the manner described in the definition of
                                      "Voting Entitlements" and any redraw
                                      bondholders are 75% or more of the then
                                      total Secured Moneys:

                                      o  if any Offered note then remains
                                         outstanding, the note trustee, or, if
                                         the note trustee has become bound to
                                         notify, or seek directions from, the
                                         Offered notes or take steps and/or to
                                         proceed under the note trust deed and
                                         fails to do so when required by the
                                         note trustee and such failure is
                                         continuing, the holders of the Offered
                                         notes;

                                      o  if any other senior notes remain
                                         outstanding, the other senior
                                         noteholders; and

                                      o  if any redraw bonds remain outstanding,
                                         the redraw bondholders; or

                                      o  if none of the above securities then
                                         remain outstanding, the subordinated
                                         noteholders; and

                                   o  otherwise:

                                      o  if any Offered note remains
                                         outstanding, the note trustee, or, if
                                         the note trustee has become bound to
                                         take steps and/or to proceed under the
                                         note trust deed and fails to do so when
                                         required by the note trust deed and
                                         such failure is continuing, the holders
                                         of the Offered notes; and

                                      o  each other then Secured Creditor other
                                         than the note trustee and the holders
                                         of the Offered notes.

                                       108

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                  SECURITISATION ADVISORY SERVICES PTY LIMITED
                                     Manager

                         COMMONWEALTH BANK OF AUSTRALIA
                          as a Seller and the Servicer

                              HOMEPATH PTY LIMITED
                                   as a Seller

                        PERPETUAL TRUSTEE COMPANY LIMITED
     in its capacity as Issuer Trustee of the Medallion Trust Series 2005-1G

                       MORTGAGE BACKED FLOATING RATE NOTES

                            [MEDALLION LOGO OMITTED]

                              --------------------
                              PROSPECTUS SUPPLEMENT
                              --------------------

                    Joint Lead Managers and Joint Bookrunners

      CREDIT SUISSE FIRST BOSTON                   DEUTSCHE BANK SECURITIES

                               Joint Lead Managers

          BARCLAYS CAPITAL                      COMMONWEALTH BANK OF AUSTRALIA

         You should rely on the information contained or incorporated in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

         We are not offering the notes in any state where the offer is not permitted.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments and subscriptions. In addition, all dealers selling the notes will deliver a prospectus supplement and prospectus until [______], 2005.

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